As filed with the Securities and Exchange Commission on November 1, 2022
Commission File No. ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
JACKSON NATIONAL LIFE INSURANCE COMPANY
(Exact Name of registrant as specified in its charter)
__________________________________

Michigan	6311	38-1659835
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1 Corporate Way, Lansing, Michigan 48951
(517) 381-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________________
Carrie L. Chelko, Esq.
Executive Vice President and General Counsel
Jackson National Life Insurance Company
1 Corporate Way, Lansing, MI 48951
(517) 381-5500
(Name and Address of Agent for Service)

Copy to:
Alison Samborn, Esq.
Associate General Counsel, Insurance Legal
Jackson National Life Insurance Company
1 Corporate Way, Lansing, MI 48951
__________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register addition securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. □

Large accelerated filer □	Accelerated filer □	Non-accelerated filer ☒	Smaller reporting company □	Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

JACKSON MARKET LINK PRO® ADVISORY II
SINGLE PREMIUM DEFERRED INDEX-LINKED ANNUITY

Issued by
Jackson National Life Insurance Company®

The date of this prospectus is ________, 2023. This prospectus contains information about the Contract and Jackson National Life Insurance Company (“Jackson®”) that you should know before investing. This prospectus is a disclosure document and describes all of the Contract’s material features, benefits, rights, and obligations of annuity purchasers under the Contract. The description of the Contract’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the Contract are changed after the date of this prospectus, in accordance with the Contract, those changes will be described in a supplemented prospectus. It is important that you also read the Contract and endorsements, which may reflect additional non-material state variations or other non-material variations. Jackson's obligations under the Contract are subject to our financial strength and claims-paying ability. The information in this prospectus is intended to help you decide if the Contract will meet your investment and financial planning needs.

Index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to discuss the Contract’s features, benefits, risks, and fees with your financial professional in order to determine whether the Contract is appropriate for you based upon your financial situation and objectives. Please carefully read this prospectus and any related documents and keep everything together for future reference.

This prospectus describes the Indexes, Terms, Crediting Methods, and Protection Options that we currently offer under the Contract. We reserve the right to limit the number of Contracts that you may purchase. We also reserve the right to refuse any Premium payment. Please confirm with us or your financial professional that you have the most current prospectus that describe the availability and any restrictions on the Crediting Methods and Protection Options.

The Contracts are sold by broker-dealers who are also registered as, affiliated with, or in a contractual relationship with a registered investment adviser, through their registered representatives/investment adviser representatives. The Contracts are intended to be used by investors who have engaged these investment advisers and investment adviser representatives to manage their Contract Value for a fee. We offer other registered index-linked annuity products with different product features, benefits and charges. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, these deductions will reduce Contract Value and may reduce your basic death benefit. The deduction of advisory fees is subject to Interim Value adjustments, and as a result, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur.

The Jackson Market Link Pro Advisory II Contract is an individual single Premium deferred registered index-linked annuity Contract issued by Jackson. The Contract provides for the potential accumulation of retirement savings and partial downside protection in adverse market conditions. The Contract is a long-term, tax-deferred annuity designed for retirement or other long-term investment purposes. It is available for use in Non-Qualified plans, Qualified plans, Tax-Sheltered annuities, Traditional IRAs, and Roth IRAs.
Jackson is located at 1 Corporate Way, Lansing Michigan, 48951. The telephone number is 1-800-644-4565. Jackson is the principal underwriter for these Contracts. Jackson National Life Distributors LLC (“JNLD”), located at 300 Innovation Drive, Franklin, Tennessee 37067, serves as the distributor of the Contracts.

An investment in this Contract is subject to risk including the possible loss of principal and that loss can become greater in the case of an early withdrawal due to charges and adjustments imposed on those withdrawals. See “Risk Factors” beginning on page 6 for more information.

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. It is a criminal offense to represent otherwise. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state where this is not permitted.

• Not FDIC/NCUA insured • Not Bank/CU guaranteed • May lose value • Not a deposit • Not insured by any federal agency

SUMMARY

Jackson Market Link Pro Advisory II is a Registered Index-Linked Annuity (“RILA”) contract. The Contract is an SEC registered, tax deferred annuity that permits you to link your investment to an Index (or multiple Indexes) over a defined period of time ("term"). If the Index Return is positive, the Contract credits any gains in that Index to your Index Account Option Value, subject to the Crediting Method you choose: a stated Cap Rate, Performance Trigger Rate, or Performance Boost Rate. If the Index Return is negative, the Contract credits losses, which may be either absorbed or offset, subject to the Protection Option you choose: a stated Buffer or Floor.
The Contract currently offers five Indexes that can be tracked in any combination, which allow for the ability to diversify among different asset classes and investment strategies. There is also a one-year Fixed Account available for election.
At the end of an Index Account Option Term, we will credit an Index Adjustment (which may be positive, negative, or equal to zero) based on the Index Return, Crediting Method, and Protection Option of the Index Account Option selected.
Indexes: Each Index is comprised of or defined by certain securities or by a combination of certain securities and other investments. Please refer to the section titled “Indexes” for a description of each of the Indexes offered on this Contract. The Indexes currently offered on the Contract are the S&P 500, Russell 2000, MSCI Emerging Markets, MSCI EAFE, and the MSCI KLD 400 Social Index.
Crediting Methods: Each Crediting Method provides the opportunity to receive an Index Adjustment based on any positive Index Return. The Crediting Methods currently offered on the Contract are the Cap, Performance Trigger, and Performance Boost Crediting Methods. Current Cap Rates, Index Participation Rates, Performance Trigger Rates, Performance Boost Rates, and Performance Boost Cap Rates are provided at the time of application, and to existing owners and financial professionals at any time, upon request.
•A Cap Crediting Method provides you the opportunity to receive a positive Index Adjustment equal to the Index Return multiplied by the Index Participation Rate up to a stated Cap Rate if the Index Return is positive at the end of the Index Account Option Term. The Cap Rate is the maximum amount of positive Index Adjustment that you will receive if the Index Return is positive. If the Index Return is less than the stated Cap Rate, you will receive a positive Index Adjustment equal to the Index Return multiplied by the Index Participation Rate. If the Index Return is in excess of the Cap Rate, your positive Index Adjustment will be limited by (and equal to) the Cap Rate. The Index Participation Rate is guaranteed to be at least 100%, and will never serve to reduce an Index Adjustment. An Index Participation Rate or a Cap Rate are not a guarantee of any positive return.
•A Performance Trigger Crediting Method provides you the opportunity to receive a positive Index Adjustment equal to a stated Performance Trigger Rate if the Index Return is flat or positive at the end of the Index Account Option Term. The Performance Trigger Rate equals the positive Index Adjustment that you will receive if the Index Return is flat or positive, regardless of whether the actual Index Return is higher or lower than the stated Performance Trigger Rate. A Performance Trigger Rate is not a guarantee of any positive return.
•A Performance Boost Crediting Method provides you the opportunity to receive a positive Index Adjustment equal to Index Return plus the Performance Boost Rate if the Index Return is flat, positive, or negative, but not if the negative return is equal to or in excess of the elected Buffer Protection Option at the end of each Index Account Option Term. Any Index Adjustment credited is limited by a Performance Boost Cap Rate. There are two rates associated with the Performance Boost Crediting Method: the Performance Boost Rate, and the Performance Boost Cap Rate. The Performance Boost Rate is used to boost your Index Adjustment to a value higher than Index Return, and is equal to the Buffer percentage. The Performance Boost Cap Rate limits the amount of positive Index Adjustment you can receive, and is the maximum amount of Index Adjustment that could be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. The Performance Boost Crediting Method is only available with the Buffer Protection Option. If Index Return is negative in excess of the Buffer, your Index Adjustment will be negative in the amount that the Index Return exceeds the Buffer. A Performance Boost Rate or a Performance Boost Cap Rate are not a guarantee of any positive return.
Protection Options: The Protection Options provide a level of downside protection if the Index Return is negative. You may choose either a Buffer or Floor Protection Option. Current Buffer and Floor rates are provided at the time of application.
•A Buffer protects from loss up to a specific amount (typically 10% or 20%). You only incur a loss if the Index declines more than the stated Buffer percentage. For example, if an Index declines 15% and you chose a 10% Buffer, you would incur a loss of 5% for that Index Account Option Term. Available Buffer rates are guaranteed to be no less than 5% or more than 50%.

•A Floor protects from loss after a specific threshold. If the Index declines, you incur a loss up to the stated Floor percentage, beyond which, you are protected by any further loss for that Index Account Option Term. For example, if you chose a 10% Floor and the Index declines 15%, you would lose 10% for that Index Account Option Term. Available Floor rates are guaranteed to be no less than 5% or more than 50%.
Index Account Option Terms: The Contract currently offers three term lengths: a 1-Year term, a 3-Year term, and a 6-Year term depending on the Crediting Method and Protection Option you choose.
As of the date of this prospectus, you may currently select the following combination of Crediting Methods, Protection Options, and Index Account Option Terms with any of the available Indexes:

Crediting Methods	Protection Options*		Term Length
	Buffer	Floor	1-Year	3-Year	6-Year
Cap	10%, 20%	10%**	✓	✓	✓
Performance Trigger	10%	10%**	✓	N/A	N/A
Performance Boost	10%	N/A	✓	✓	✓
* Protection Option rates listed above are the rates currently available as of the date of this prospectus. These rates may be changed from time to time, so you should contact your financial professional or the Jackson Customer Care Center for current rate availability.
** The Floor Protection Option is only available with the 1-year Cap and Performance Trigger Crediting Methods.

The available Crediting Method and Protection Option rates are the rates effective as of the first day of an Index Account Option Term. The rate for a particular Index Account Option Term may be higher or lower than the rate for previous or future Index Account Option Terms. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice advising you of how you may obtain the available rates for the next Index Account Option Term.

We reserve the right to delete or add Indexes, Crediting Methods, Protection Options, and Index Account Option Terms in the future. At least 30 days prior to the end of your Index Account Option Term, we will send you notice identifying the Indexes, Crediting Methods, Protection Options, or Index Account Option Terms that are available, so that you may tell us how you would like your Index Account Option Value allocated on your Index Account Option Term Anniversary. On your Index Account Option Term Anniversary, your Index Account Option Value will be automatically renewed into the same Index Account Option unless you instruct us to transfer such amount into a different Index Account Option or the Fixed Account, subject to our rules regarding Index Account Option combinations no longer available, or that would extend beyond your Income Date. See "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 26.

It is possible that an Index may be replaced during an Index Account Option Term. If an Index is replaced during an Index Account Option Term, we will provide you with notice of the substituted Index, and Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term. While any substituted Index will need to be approved by regulators prior to replacing your Index, it is possible that you may experience lower Index Return under a substituted Index than you would have if that Index had not been replaced. For more information about replacing Indexes, please see "Replacing an Index" on page 18. We also reserve the right to remove, add or change the combinations in which we offer Indexes, Crediting Methods, Protection Options and Index Account Option Terms in the future. All Indexes, Crediting Methods, Protection Options, and Index Account Option Terms we currently offer may not be available in all states, or through every selling broker-dealer.

Fixed Account: You also have the option to invest all or a portion of your Contract Value into a Fixed Account. Amounts allocated to the Fixed Account earn compounded interest at a fixed rate for the duration of the term. Currently, we offer a one-year term for amounts allocated to the Fixed Account and at the end of the term, you will have the option of reallocating those amounts to Index Account Options, or to continue with the amounts in the Fixed Account. The credited interest rate on the Fixed Account is set annually and can be changed as each one-year term resets on the Contract Anniversary, subject to a guaranteed minimum interest rate.
There is also a Short Duration Fixed Account Option, which is a limited-purpose Fixed Account Option only available in connection with Intra-Term Performance Locks and spousal continuation, and may not be independently elected. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. For more information on availability requirements, see "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 26. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option in connection with a spousal continuation adjustment, including interest earned on those amounts, will be reallocated to the 1-year Fixed Account Option unless new allocation instructions have been received by us in Good Order from the spouse continuing the Contract.
Intra-Term Performance Lock: You have the option to lock in Interim Value during each Index Account Option Term on Index Account Options with certain Crediting Methods. This feature allows you to transfer the full Interim Value from your selected Index Account Option into the Short Duration Fixed Account Option, where it will earn the declared Short Duration Fixed Account rate of interest beginning on the the Intra-Term Performance Lock Date until the next Contract Anniversary. An Intra-Term Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once an Intra-Term Performance Lock has been processed, it is irrevocable. Intra-Term Performance Lock is not currently available with elections of the Performance Trigger Crediting Method.
Any interest credited to the Contract, whether from allocations to the Index Account Options or the Fixed Account, is backed by the claims-paying ability of Jackson National Life Insurance Company.
You are permitted to make transfers and withdrawals under the terms of the Contract. Transfers among Index Account Options or between Index Account Options and the Fixed Account are permissible only at the end of the Index Account Option Term or Fixed Account term unless you are executing an Intra-Term Performance Lock. Withdrawals taken from your contract during the first six years may be subject to a Market Value Adjustment and an Interim Value adjustment. Depending on the Crediting Method, Protection Option, Index selected, and the amount of time that has elapsed in the Index Account Option Term, this adjustment could be substantial.
Registered Index-Linked Annuities are long term investments, subject to a potentially substantial loss of principal. Working with a financial professional, you should carefully consider which Indexes, Crediting Methods, and Protection Options (or combinations thereof) are right for you based on your risk tolerance, investment objectives, and other relevant factors. Not all options may be suitable for all investors, including the overall purchase of a RILA.
Contract Overview

Contract	Individual single premium deferred registered index-linked annuity contract
Minimum Premium	$25,000
Issue Ages	0 - 85
Contract Value	The sum of the Fixed Account Value and the Index Account Value.
Index Account Options	Each Index Account Option is defined by an Index, a Crediting Method, a Protection Option, and a Term length. The Crediting Method and Protection Option you choose define the parameters under which the positive or negative Index Adjustment will be credited.
Index Account Option Term	Terms currently available under the Contract are 1, 3, and 6 years in length.
Index	The Indexes currently offered under the Contract are: - S&P 500 Index - Russell 2000 Index - MSCI EAFE Index - MSCI Emerging Markets Index - MSCI KLD 400 Social Index
Crediting Method	The Crediting Methods currently offered under the Contract are: - Cap - Performance Trigger - Performance Boost
Protection Options	The Protection Options currently offered under the Contract are: - Buffer - Floor

Intra-Term Performance Lock
This feature allows you to lock in your Interim Value prior to the end of your Index Account Option Term on Index Account Options with certain Crediting Methods. If you elect an Intra-Term Performance Lock, your full Interim Value as of the Intra-Term Performance Lock Date will be transferred into the Short Duration Fixed Account Option where it will earn a declared rate of interest for the remainder of the Contract Year. Once an Intra-Term Performance Lock has been processed, it is irrevocable. An Intra-Term Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Any amounts allocated to the Short Duration Fixed Account Option in connection with an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. Intra-Term Performance Lock is not currently available with elections of the Performance Trigger Crediting Method. For more information, see "Intra-Term Performance Lock" beginning on page 26.

Fixed Account	A Contract Option which provides a declared amount of interest over a stated period.
Interim Value	The daily value of your Index Account Option on any given Business Day prior to the end of an Index Account Option Term. The Interim Value is calculated using prorated Index Adjustment Factors, where applicable, based on the elapsed portion of the Index Account Option Term. Neither the Floor nor the Index Participation Rate are prorated.
Transfers	You may request a transfer to or from the Fixed Account and to or from the Index Account Options. You may also request transfers among the available Index Account Options. Transfers among Index Account Options or between Index Account Options and the Fixed Account are permissible only at the end of the Index Account Option Term or Fixed Account term unless you are executing an Intra-Term Performance Lock. The effective date of transfers other than those in connection with an Intra-Term Performance Lock is the first day of the Fixed Account term and/or an Index Account Option Term into which a transfer is made.
Access to Your Money	You may withdraw some or all of your money at any time prior to the Income Date. For any withdrawal from an Index Account Option, an Interim Value adjustment as of the date of the withdrawal will apply and may substantially reduce your Index Account Option Value. In addition, a withdrawal taken in excess of the MVA Free Withdrawal amount may be subject to a Market Value Adjustment.
Market Value Adjustment
A positive or negative adjustment applied to withdrawals from your Contract in excess of the MVA Free Withdrawal amount.

Market Value Adjustments apply during the first six years of the Contract when any portion of Contract Value is withdrawn or annuitized.

For more information about Market Value Adjustments, including details about certain withdrawals that are exempt from Market Value Adjustments, please see the section titled “Market Value Adjustment" on page 29.

In some states we do not apply an MVA. For more information, see "Appendix B: State Variations".

Death Benefit	For Owners 80 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) is the greater of the Contract Value or the Premium you paid into the Contract (reduced proportionately by the percentage reduction in the Index Account Option Value and the Fixed Account Value for each partial withdrawal (including any applicable Market Value Adjustment)).

For Owners age 81 or older at the Issue Date of the Contract, the standard death benefit is the Contract Value.

Income Options
You can choose to begin taking income from your Contract at any time, but all of the Contract Value must be annuitized. Market Value Adjustments will apply if you begin taking income in the first six years, and we will use your Interim Value (if you begin taking income on any day other than the Index Account Option Term Anniversary) to calculate your income payments. You may choose from the following annuitization options:

- Life Income
- Joint Life and Survivor Income
- Life Income with Guaranteed Payments for 10 Years or 20 Years
- Life Income for a Specified Period

Once an income option has been selected, and payments begin, the income option may not be changed. No withdrawals will be permitted once the contract is in the income phase. For more information about income options, please see the section titled "Income Options" on page 30.

Charges and Expenses	You will bear the following charges and expenses: - Premium and Other Taxes.
Free Look Provision	You may cancel the Contract within a certain time period after receiving it by returning the Contract to us or to the financial professional who sold it to you. This is known as a “Free Look.” We will return either your Premium Payment or Contract Value, depending on your state, and we will not deduct any fees or charges. Free Looks are subject to Interim Value adjustments.

RISK FACTORS

The purchase of the Contract and the features you elect involve certain risks. You should carefully consider the following factors, in addition to considerations listed elsewhere in this prospectus, prior to purchasing the Contract.

Risk of Loss. An investment in an index-linked annuity is subject to the risk of loss. You may lose money, including the loss of principal.

Liquidity. We designed the Contract to be a long-term investment that you may use to help save for retirement. If you take withdrawals from your Contract during the first six years, Market Value Adjustments ("MVA") may apply. In addition, each time you take a withdrawal, including direct deductions to pay advisory fees pursuant to our administrative rules, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be positive or negative. In doing so, we use prorated Index Adjustment Factors, where applicable, which serve to reduce any positive Index Adjustment, as well as increase any negative Index Adjustment we credit. Neither the Floor nor the Index Participation Rate are prorated. Any negative adjustment could be significant and impact the amount of Contract Value available for future withdrawals. The adjustments and charges that are imposed when amounts are withdrawn before the end of an Index Account Option Term can result in a loss of Contract Value even if the Index Return has been positive. In addition, amounts withdrawn from this Contract may also be subject to taxes and a 10% additional federal tax penalty if taken before age 59½. If you plan on taking withdrawals that will be subject to MVA and/or taking withdrawals before age 59½, this Contract may not be appropriate for you.

Limitations on Transfers. You can transfer Contract Value among the Index Account Options and the Fixed Account only at designated times (on the Index Account Option Term Anniversary for amounts invested in Index Account Options, and Contract Anniversaries for amounts invested in the Fixed Account). You cannot transfer out of a current Index Account Option to another Index Account Option (or to the Fixed Account) until the Index Account Option Term Anniversary (unless you are executing an Intra-Term Performance Lock) and you cannot transfer out of the Fixed Account to an Index Account Option until the Contract Anniversary. In all cases, the amount transferred can only be transferred to a new Index Account Option or Fixed Account. This may limit your ability to react to market conditions. You should consider whether the inability to reallocate Contract Value during the elected investment terms is consistent with your financial needs and risk tolerance.

In addition, you should understand that for renewals into the same Index Account Option, a new Cap Rate, Index Participation Rate, Performance Trigger Rate, Performance Boost Cap Rate, or Performance Boost Rate will go into effect on the Index Account Option Term Anniversary that coincides with the beginning of the new Index Account Option Term. Such rates could be lower, higher, or equal to your current Crediting Method percentage rate. For more information on how rates are set and communicated, please see the subsection titled "Crediting Methods" under "Additional Information About the Index Account Options".

If we do not receive new instructions at the end of the Index Option Term or prior to a Contract Anniversary to change an allocation, no transfers will occur and your current allocation will remain in place for the next elected term, subject to the availability of your elected Index Account Option. This will occur even if the Fixed Account and/or specific Index Account Option is no longer appropriate for your investment goals. For more information about transfers, please see the section titled "Transfers and Reallocations" on page 25.

Loss of Contract Value. There is a risk of substantial loss of Contract Value (except for amounts allocated to the Fixed Account) due to any negative Index Return that exceeds the Buffer or is within the Floor amount. If any negative Index Return exceeds the Buffer or is within the Floor you have elected at the end of the Index Account Option Term, you will realize the amount of loss associated with your elected Protection Option. Buffers and Floors are not cumulative, and their protection does not extend beyond the length of any given Index Account Option Term. If you keep amounts allocated to an Index Account Option over multiple Index Account Option Terms in which negative Index Adjustments are made, the total combined loss of Index Account Option Value over those multiple Index Account Option Terms may exceed the stated limit of any applicable Protection Option for a single Index Account Option Term.

No Ownership of Underlying Securities. You have no ownership rights in the securities that comprise an Index. Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the Indexes nor is it equivalent to directly investing in such securities. You will not have any ownership interest or rights in the securities, such as voting rights, or the right to receive dividend payments, or other distributions. Index returns would be higher if they included the dividends from the component securities.

Tracking Index Performance. When you allocate money to an Index Account Option, the value of your investment depends in part on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index Return may cause you to realize investment losses. The historical performance of an Index or an Index Account Option does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a term.

While you will not directly invest in an Index, if you choose to allocate amounts to an Index Account Option, you are indirectly exposed to the investment risks associated with the applicable Index as the Contract performance tracks the Index Return and then your elected Crediting Methods and Protection Options are applied based on that performance. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market fluctuations that may cause the value of a security to change, sometimes rapidly and unpredictably.

Limits on Investment Return.

•Cap Rate. If you elect a Cap Crediting Method, the highest possible return that you may achieve on your investment is equal to the Cap Rate, or "Cap". The Cap therefore limits the positive Index Adjustment, if any, that may be credited to your Contract for a given Index Account Option Term. The Caps do not guarantee a certain amount of minimum Index Adjustment credited. Any Index Adjustment based on a Cap Crediting Method may be less than the positive return of the Index. This is because any positive return of the Index that we credit to your Index Account Option Value is subject to a maximum in the form of a Cap, even when the positive Index Return is greater.

•Performance Trigger Rate. If you elect a Performance Trigger Crediting Method, the highest possible return that you may achieve is equal to the Performance Trigger Rate. The Performance Trigger Rate therefore limits the positive Index Adjustment, if any, that may be credited to your Contract for a given Index Account Option Term. The Performance Trigger Rates do not guarantee a minimum Index Adjustment amount. Any Index Adjustment credited for a Performance Trigger Crediting Method may be less than the positive return of the Index. This is because any positive return of the Index that we credit to your Index Account Option Value is always equal to the Performance Trigger Rate, even when the positive Index Return is greater.

•Performance Boost Cap Rate. If you elect a Performance Boost Crediting method, the highest possible return that you may achieve is equal to the Performance Boost Cap Rate. The Performance Boost Cap Rate therefore limits the positive Index Adjustment, if any, that may be credited to your Contract for a given Index Account Option Term. The Performance Boost Cap Rates do not guarantee a minimum Index Adjustment amount. Any Index Adjustment credited for a Performance Boost Crediting Method may be less than the positive return of the Index. This is because any positive return of the Index that we credit to your Index Account Option Value is subject to a maximum in the form of a Performance Boost Cap Rate, even when the positive Index Return is greater. In addition, if the Index Return is negative and equal to or in excess of the elected Buffer, you will not get the benefit of the Performance Boost Rate to increase the value of your Index Adjustment.

Buffers and Floors. If you allocate money to an Index Account Option, Index fluctuations may cause an Index Adjustment to be negative at the end of the Index Account Option Term despite the application of the Buffer or Floor Protection Option that you elect.

•If you elect a Floor, a negative Index Return will always result in a negative Index Adjustment up to the Floor but not in excess of the Floor.
•If you elect a Buffer, a negative Index Return will result in a negative Index Adjustment if the negative Index Return exceeds the Buffer.

In choosing between a Buffer and a Floor, you should consider that the maximum amount of principal you can lose with a Buffer is greater than the maximum amount of principal you can lose with a Floor. Conversely, because of the greater downside risk you assume with a Buffer Protection Option, they tend to offer greater opportunities for upside growth.

If we credit your Contract with a negative Index Adjustment, your Index Account Option Value will be reduced. Buffers and Floors are not cumulative, and their protection does not extend beyond the length of any given Index Account Option Term.

Any portion of your Contract Value allocated to an Index Account Option will benefit from the protection of either the Buffer or Floor for that Index Account Option Term only. A new Buffer or Floor will be applied to subsequent Index Account Option Terms. You assume the risk that you will incur a loss and that the amount of the loss could be significant. You also bear the risk that sustained negative Index Return may result in a zero or negative Index Adjustment being credited to your Index Account Option Value over multiple Index Account Option Terms.

If an Index Account Option Value is credited with a negative Index Adjustment for multiple Index Account Option Terms, the total combined loss of Index Account Option Value over those multiple Index Account Option Terms may exceed the stated limit of any applicable Buffer or Floor for a single Index Account Option Term.

Elimination, Suspension, Replacements, Substitutions, and Changes to Indexes, Crediting Methods, and Terms. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If we substitute an Index, the performance of the new Index may differ from the original Index. If an Index is replaced during an Index Account Option Term, the Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term. A substitution of an Index during an Index Account Option Term will not cause a change in the Crediting Method, Protection Option, or Index Account Option Term length.

Changes to the Cap Rates, Index Participation Rates, Performance Trigger Rates, Performance Boost Rates, and Performance Boost Cap Rates, if any, occur at the beginning of the next Index Account Option Term. We will send you written notice at least 30 days prior to each Index Account Option Term instructing you how to obtain the Cap Rates, Index Participation Rates, Performance Trigger Rates, Performance Boost Rates, and Performance Boost Cap Rates for the next Index Account Option Term. On the Index Account Option Term Anniversary, you may transfer your Index Account Option Value to another Index Account Option or to the Fixed Account without charge. The guaranteed maximum Floor and guaranteed minimum Buffer will not change for the life of your Contract.
We may also add or remove an Index, Index Account Option Term, Crediting Method, or Protection Option during the time that you own the Contract. We will not add any Index, Index Account Option Term, Crediting Method, or Protection Option until the new Index or Crediting Method has been approved by the insurance department in your state. Any addition, substitution, or removal of an Index, Crediting Method, Protection Option, or Index Account Option Term will be communicated to you in writing.

Intra-Term Performance Locks. Because an Intra-Term Performance Lock utilizes Interim Value on the Intra-Term Performance Lock Date, you may receive less on the date you exercise your Intra-Term Performance Lock than you would have had you exercised your Intra-Term Performance Lock on a different date. Because the calculation of Interim Value utilizes pro-rated Index Adjustment Factors, where applicable, you may receive less than you would have received had you not exercised an Intra-Term Performance Lock and instead remained invested until the end of your Index Account Option Term when you would have realized the full value of your Index Adjustment Factors. Please note: neither the Floor nor the Index Participation Rate are prorated. When you exercise an Intra-Term Performance Lock, you must transfer the full Interim Value from the selected Index Account Option to the Short Duration Fixed Account Option, which means you will not get the benefit of any positive Index market performance for the remainder of that Contract Year. Once you have exercised an Intra-Term Performance Lock, the Interim Value transferred to the Short Duration Fixed Account Option will be inaccessible for transfer until the next Contract Anniversary. It is possible that the same combination of options that made up the Index Account Option on which you exercised your Intra-Term Performance Lock may no longer be available or may have different rates once you reach the Contract Anniversary, thus preventing you from being reallocated into an identical Index Account Option. Further, once you have exercised an Intra-Term Performance Lock, it is irrevocable.

Issuing Company. No company other than Jackson has any legal responsibility to pay amounts that Jackson owes under the Contract. The amounts you invest are not placed in a registered separate account, and your rights under the Contract to invested assets and the returns on those assets are subject to the claims paying ability of Jackson. You should review and be comfortable with the financial strength of Jackson for its claims-paying ability.

Effects of Withdrawals, Annuitization, or Death. If any of the following are taken during the Index Account Option Term, they could be subject to an Interim Value adjustment that could reduce your Index Account Option Value: a partial or total withdrawal, Required Minimum Distribution ("RMD"), free look, Intra-Term Performance Lock, the direct deduction of advisory fees pursuant to our administrative rules, income payment, or death benefit payment. In addition, partial and total withdrawals, Intra-Term Performance Locks, and income payments made under certain income options may also be subject to a Market Value Adjustment that could reduce your Contract Value. Such reduction could be significant. The Interim Value adjustment may result in an Index Adjustment that is less than the Index Adjustment you would have received if you had held the investment until the end of the Index Account Option Term. If you take a withdrawal when the Index Return is negative, your remaining Contract Value may be significantly less than if you waited to take the withdrawal when the Index Return was positive. Because the deduction of advisory fees is subject to Interim Value adjustments, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur.

All withdrawals, including RMDs, will be taken proportionately from each of your Index Account Options and Fixed Account unless otherwise specified. Withdrawals can also reduce the Death Benefit. Any Return of Premium death benefit will be reduced in a pro-rated amount. Pro rata reductions can be greater than the actual dollar amount of your withdrawal.

In addition, since all withdrawals reduce the Contract Value, withdrawals will also reduce the amount that can be taken as income since such amount is determined by the Contract Value on the Income Date. The Latest Income Date for this contract is age 95.
If your Contract Value falls below the minimum contract value remaining as a result of a withdrawal (as stated in your Contract), we may terminate your Contract.
Deduction of Advisory Fees from Contract Value. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, we will not treat such deductions as withdrawals in two specific ways: (i) we will not report them as taxable distributions under your Contract; and (ii) any such deduction will not trigger a reduction in return of premium benefit base of the basic death benefit, as applicable (Owners age 81 and older on the date the Contract is issued do not have a return of premium element in the basic death benefit). It is important to note that deductions to pay advisory fees will always reduce your Contract Value and the Contract Value portion of your basic death benefit, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including Interim Value adjustments and minimum withdrawal requirements. Because the deduction of advisory fees is subject to Interim Value adjustments, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur. Advisory fees are in addition to expenses disclosed in this prospectus. This means if you take withdrawals to pay advisory fees and do not follow our administrative rules, all such withdrawals will be subject to any applicable income taxes and penalties. For more information about our administrative rules applicable to the direct deduction of advisory fees from Contract Value, please see the subsection titled "Our Administrative Rules" in the section titled "Access to Your Money" beginning on page 28.

GLOSSARY

These terms are capitalized when used throughout this prospectus because they have special meaning. In reading this prospectus, please refer back to this glossary if you have any questions about these terms.

Adjusted Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term, adjusted based on the elected Cap Rate, Index Participation Rate, Performance Trigger Rate, Performance Boost Rate, Performance Boost Cap Rate, Buffer or Floor.

Annuitant – the natural person on whose life annuity payments for this Contract are based. The Contract allows for the naming of joint Annuitants. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Buffer - one of the two Protection Options offered and an Index Adjustment Factor. A Buffer is the amount of negative Index price change before a negative Index Adjustment is credited to the Index Account Option Value at the end of an Index Account Option Term, expressed as a percentage. A Buffer protects from loss up to a stated amount. You only incur a loss if the Index declines more than the stated Buffer percentage during the Index Account Option Term (though it is possible to incur a loss in excess of the stated Buffer percentage if you make a withdrawal prior to the end of the Index Account Option Term).

Business Day - any day that the New York Stock Exchange is open for business during the hours in which the New York Stock Exchange is open.

Cap Rate ("CR") or Cap - one of three currently available Crediting Methods, and an Index Adjustment Factor. The Cap Rate is the maximum positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Cap Crediting Method at the end of each Index Account Option Term after application of the Index Participation Rate.

Contract - the single premium deferred Index-linked annuity contract and any optional endorsements you may have selected.

Contract Anniversary - the Business Day on or immediately following each one-year anniversary of the Issue Date.

Contract Option - one of the options offered by the Company under this Contract. The Contract Options for this product are the Fixed Account and Index Account.

Contract Value - the sum of the allocations to the Fixed Account and the Index Account.

Contract Year - the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

For example, if the Issue Date is January 15, 2023 then the end of Contract Year 1 would be January 14, 2024, and January 15, 2024, which is the first Contract Anniversary, begins Contract Year 2.

Crediting Method - the general term used to describe a method of crediting the applicable positive Index Adjustment at the end of an Index Account Option Term.

End-Term Performance Lock - a Contract feature that allows for the automatic reallocation of positive Index Adjustments from Index Account Options into the Fixed Account at the end of each Index Account Option Term.

Fixed Account - a Contract Option in which amounts earn a declared rate of interest for a stated period.

Fixed Account Option - An option within the Fixed Account for allocation of Premium or Contract Value defined by its term.

Fixed Account Minimum Interest Rate - the minimum interest rate applied to the Fixed Account, guaranteed for the life of the Contract.

Fixed Account Minimum Value - the minimum guaranteed amount of the Fixed Account Value. The Fixed Account Minimum Value is equal to 87.5% of all amounts allocated to the Fixed Account, reduced by the net amount of withdrawals and transfers from the Fixed Account, and taxes, accumulated at the Fixed Account Minimum Interest Rate.

Fixed Account Value - the value of the portion of the Premium allocated to the Fixed Account. The Fixed Account Value is equal to the larger of the Fixed Account Minimum Value or Premium allocated to the Fixed Account, plus interest credited daily at never less than the Fixed Account Minimum Interest Rate for the Contract per annum, less any partial withdrawals including any Market Value Adjustments on such withdrawals, and any amounts transferred out of the Fixed Account.

Floor - one of the two Protection Options offered and an Index Adjustment Factor. A Floor is the maximum negative Index Adjustment that will be credited to the Index Account Option Value at the end of the Index Account Option Term, expressed as a percentage. A Floor protects from loss after a stated threshold. If the Index declines during the Index Account Option Term, you incur a loss up to the stated Floor percentage, and are protected from any further loss beyond the Floor during that Index Account Option Term (though it is possible to incur a loss in excess of the stated Floor percentage if you make a withdrawal prior to the end of the Index Account Option Term).

Good Order - when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Income Date - the date on which Income Payments are scheduled to begin as described in the Income Provisions.

Index - a benchmark used to determine the positive or negative Index Adjustment credited, if any, for a particular Index Account Option.

Index Account - a Contract Option in which amounts are credited positive or negative index-linked interest for a specified period.

Index Account Option - an option within the Index Account for allocation of Premium, defined by its term, Index, Crediting Method, and Protection Option.

Index Account Option Term - the selected duration of an Index Account Option.

Index Account Option Term Anniversary - the Business Day concurrent with or immediately following the end of an Index Account Option Term.

Index Account Option Value - the value of the portion of Premium allocated to an Index Account Option.

Index Account Value - the sum of the Index Account Option Values.

Index Adjustment - an adjustment to Index Account Option Value at the end of each Index Account Option Term, or at the time of withdrawal of Index Account Option Value. Index Adjustments can be positive or negative, depending on the performance of the selected Index, Crediting Method, and Protection Option. The Index Adjustment is equal to the Adjusted Index Return. During an Index Account Option Term, the Index Adjustment is equal to the Adjusted Index Return, further adjusted based on your prorated Index Adjustment Factors, where applicable. Please note that neither the Floor nor the Index Participation Rate are prorated.

Index Adjustment Factor(s) - the parameters used to determine the amount of an Index Adjustment. These parameters are specific to the applicable Crediting Method and Protection Option. Cap Rates, Performance Trigger Rates, Performance Boost Rates, Performance Boost Cap Rates, Index Participation Rates, Buffers, and Floors are all Index Adjustment Factors.

Index Participation Rate ("IPR") - the percentage applied to any positive Index Return in the calculation of the Index Adjustment for the Cap Crediting Method. The IPR is an Index Adjustment Factor, and is declared at the beginning of the Index Account Option term. The IPR is guaranteed to be at least 100%, and will never serve to reduce an Index Adjustment.

Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term.

Interim Value - the Index Account Option Value during the Index Account Option Term. The Interim Value is the greater of the Index Account Option Value at the beginning of the term reduced for any withdrawals (including Required Minimum Distributions, income payments, death benefit payments, Free Looks, and the deduction of advisory fees pursuant to our administrative rules) or Intra-Term Performance Locks transferred from the Index Account Option during the term, including any applicable Market Value Adjustments, in the same proportion as the Interim Value was reduced on the date of the withdrawal or Intra-Term Performance Lock, plus the prorated Index Adjustment subject to prorated Index Adjustment Factors, where applicable, or zero. Neither the Floor nor the Index Participation Rate Index Adjustment Factors are prorated. The Interim Value uses applicable prorated Index Adjustment Factors (based on the elapsed portion of the Index Account Option Term), but neither the Floor nor the Index Participation Rate Index Adjustment Factors are prorated for the purposes of calculating Interim Value. The Interim Value is calculated on each date of the Index Account Option Term, and is the amount of Index Account Option Value available for withdrawal or Intra-Term Performance Lock prior to the end of the Index Account Option Term.

Intra-Term Performance Lock- a Contract feature that permits the one-time reallocation of Interim Value from an Index Account Option to the Short Duration Fixed Account Option prior to the end of the Index Account Option Term.

Intra-Term Performance Lock Date - the date Interim Value is reallocated to the Short duration Fixed Account Option in connection with an Intra-Term Performance Lock.

Issue Date - the date your Contract is issued.

Jackson, JNL, we, our, or us – Jackson National Life Insurance Company. (We do not capitalize “we,” “our,” or “us” in the prospectus.)

Latest Income Date ("LID") - the date on which you will begin receiving income payments. The Latest Income Date is the Contract Anniversary on which the Owner will be 95 years old, or such date allowed by the Company on a non-discriminatory basis or required by a qualified plan, law or regulation.

Market Value Adjustment ("MVA") - a positive or negative adjustment we may apply to amounts you withdraw or annuitize during the first six years of the Contract.

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Usually, but not always, the Owner is the Annuitant. The Contract allows for the naming of joint Owners. (We do not capitalize “you” or “your” in the prospectus.) Any reference to the Owner includes any joint Owner.

Performance Boost Cap Rate ("PBCR") - an Index Adjustment Factor associated with the Performance Boost Crediting Method. The PBCR is the maximum positive Index Adjustment, expressed as a percentage, that could be credited to an Index Account Option under the Performance Boost Crediting Method at the end of each Index Account Option Term.

Performance Boost Rate ("PBR") - one of three currently available Crediting Methods, and an Index Adjustment Factor. The PBR is the amount that will be added to Index Return, expressed as a percentage, that will increase value of the Index Adjustment that will be credited to an Index Account Option under the Performance Boost Crediting Method at the end of each Index Account Option Term if the performance criteria are met. The Index Adjustment credited under the Performance Boost Crediting Method is limited by the Performance Boost Cap Rate.

Performance Trigger Rate ("PTR") - one of three currently available Crediting Methods, and an Index Adjustment Factor. The PTR is the amount of positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Performance Trigger Crediting Method at the end of each Index Account Option Term if the performance criteria are met.

Premium - consideration paid into the Contract by or on behalf of the Owner. The maximum Premium payment you may make without prior approval is $1 million. This maximum amount is subject to further limitations at any time.

Protection Options - the general term used to describe the Floor and Buffer Index Adjustment Factors. Protection Options provide varying levels of partial protection against the risk of loss of Index Account Option Value when Index Return is negative.

Remaining Premium - total Premium paid into the Contract, reduced by withdrawals of Premium before withdrawals are adjusted for any applicable Market Value Adjustment.

Withdrawal Value - the amount payable upon a total withdrawal of Contract Value. The Withdrawal Value is equal to the Contract Value, subject to any applicable positive or negative Interim Value adjustment, adjusted for any applicable Market Value Adjustment.

THE ANNUITY CONTRACT

Your Contract is a contract between you, the Owner, and us. The Contract is an individual single Premium deferred index-linked annuity. Your Contract and any endorsements are the formal contractual agreement between you and the Company.
Your Contract is intended to help facilitate your retirement savings on a tax-deferred basis, or other long-term investment purposes, and provides for a death benefit. Purchases under tax-qualified plans should be made for other than tax deferral reasons. Tax-qualified plans provide tax deferral that does not rely on the purchase of an annuity contract. We will not issue a Contract to someone older than age 85.

Your Premium and Contract Value may be allocated to:

•the Fixed Account, in which amounts earn a declared rate of interest for a certain period,
•the Index Account, in which amounts may be allocated to the Index Account Options, which are currently available with a variety of Crediting Methods and term lengths, and certain Protection Options, all of which may be credited with a positive or negative Index Adjustment based upon the performance of a specified Index.
Your Contract, like all deferred annuity contracts, has two phases:

•the accumulation phase, when your Premium may accumulate value based upon the Index Adjustment and/or Fixed Account interest credited, and
•the income phase, when we make income payments to you.
As the Owner, you can exercise all the rights under your Contract. In general, joint Owners jointly exercise all the rights under the Contracts. In some cases, such as telephone and internet transactions, joint Owners may authorize each joint Owner to act individually. On jointly owned Contracts, correspondence and required documents will be sent to the address of record of the first Owner identified in your Contract.

State Variations. This prospectus describes the material rights and obligations under the Contract. There may be some variations to the general description in this prospectus, where required by specific state laws. Please refer to your Contract for specific variations applicable to you. Any state variations will be included in your Contract and any endorsements to your Contract. For a general list of state variations, please refer to Appendix B.

Owner. As Owner, you may exercise all ownership rights under the Contract. Usually, but not always, the Owner is the Annuitant. The Contract allows for the naming of joint Owners. Only two joint Owners are allowed per Contract. Any reference to the Owner includes any joint Owner. Joint Owners have equal ownership rights, and as such, each Owner must authorize any exercise of Contract rights unless the joint Owners instruct us in writing to act upon authorization of an individual joint Owner.

Ownership Changes. To the extent allowed by law, we reserve the right to refuse ownership changes at any time on a non-discriminatory basis, as required by applicable law or regulation. You may request to change the Owner or joint Owner of this Contract by sending a signed, dated request to our Customer Care Center. The change of ownership will not take effect until it is approved by us, unless you specify another date, and will be subject to any payments made or actions taken by us prior to our approval. We will use the oldest Owner's age for all Contract purposes. No person whose age exceeds the maximum issue age allowed by Jackson as of the Issue Date of the Contract may be designated as a new Owner.

Jackson assumes no responsibility for the validity or tax consequences of any ownership change. If you make an ownership change, you may have to pay taxes. We encourage you to seek legal and/or tax advice before requesting any ownership change.

Annuitant. The Annuitant is the natural person on whose life income payments for this Contract are based. If the Contract is owned by a natural person, you may change the Annuitant at any time before you begin taking income payments by sending a written, signed and dated request to the Customer Care Center. If the Contract is owned by a legal entity, we will use the oldest Annuitant's age for all Contract purposes unless otherwise specified in your Contract. Contracts owned by legal entities are not eligible for Annuitant changes. The Annuitant change will take effect on the date you signed the change request, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of the request in Good Order. We reserve the right to limit the number of joint Annuitants to two.

Beneficiary. The Beneficiary is the natural person or legal entity designated to receive any Contract benefits upon the first Owner's death. The Contract allows for the naming of multiple Beneficiaries. You may change the Beneficiary(ies) by sending a written, signed and dated request to the Customer Care Center. If an irrevocable Beneficiary was previously designated, that Beneficiary must consent in writing to any change of Beneficiary(ies). The Beneficiary change will take effect on the date you signed the change request, subject to any payments made or actions taken by us prior to receipt of the request in Good Order.

Assignment. To the extent allowed by state law, we reserve the right to refuse assignments at any time on a non-discriminatory basis, as required by applicable law or regulation. You may request to assign this Contract by sending a signed, dated request to our Customer Care Center. The assignment will take effect on the date we approve it, unless you specify another date, subject to any payments made or actions taken by us prior to our approval. Your right to assign the Contract is subject to the interest of any assignee or irrevocable Beneficiary. If the Contract is issued pursuant to a qualified plan, it may not be assigned except under such conditions as may be allowed under the plan and applicable law. Generally, an assignment or pledge of a non-qualified annuity is treated as a distribution.

Jackson assumes no responsibility for the validity or tax consequences of any assignment. We encourage you to seek legal and/or tax advice before requesting any assignment.

PREMIUM

Minimum Premium:

•$25,000 under most circumstances

Maximum Premium:

•The maximum Premium payment you may make without our prior approval is $1 million.

We reserve the right to waive minimum and maximum Premium amounts in a non-discriminatory manner. Our right to restrict Premium to a lesser maximum amount may affect the benefits under your Contract.

Allocations of Premium. You may allocate Premium to any available Indexed Account Option or Fixed Account. Each allocation must be a whole percentage between 0% and 100%. The minimum amount you may allocate to an Indexed Account Option or Fixed Account is $100.

We will issue your Contract and allocate your Premium payment within two Business Days (days when the New York Stock Exchange is open) after we receive your complete Premium payment and all information that we require for the purchase of a Contract in Good Order. We reserve the right to reject a Premium payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received in Good Order. We reserve the right to hold such multiple payments in a non-interest bearing account until the Issue Date. If we do not receive all information required to issue your Contract, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time). No Premium will be accepted after the Contract has been issued.

Free Look. You may cancel your Contract by returning it to your financial professional or to us within ten days after receiving it. In some states, the Free Look period may be longer. Please see the front page of your Contract for the Free Look period that applies to your Contract. In general, if you cancel your Contract during this period, we will return:

•Premiums paid to the Fixed Account, less

•any withdrawals from the Fixed Account, plus

•the Index Account Value.

We will determine the Index Account Value as of the date we receive the Contract. In some states, we are required to return Premium payments only. We will pay the applicable free look proceeds within seven days of a request in Good Order. In some states, we are required to hold the Premiums of a senior citizen in the Fixed Account during the free look period, unless we are specifically directed to allocate the Premium to the Index Account. When you exercise a Free Look, amounts returned from Index Account Options are subject to an Interim Value adjustment.

CONTRACT OPTIONS

The Contract is divided into two general categories for allocation of your Premium and Contract Value: the Fixed Account, where amounts earn a declared rate of interest for an annually renewable one-year term, and the Index Account, where amounts earn index-linked interest ("Index Adjustment") for a specified term based upon the performance of a selected Index.

Fixed Account. The Fixed Account is an annually renewable account in which amounts you allocate earn a declared rate of interest. Fixed Account interest rates are guaranteed for one year from the date you allocate amounts into the Fixed Account and are subject to change on each Contract Anniversary thereafter. In no event will the interest rate credited to amounts allocated to the Fixed Account be less than the Fixed Account Minimum Interest Rate, as discussed below.

Short Duration Fixed Account Option. The Short Duration Fixed Account Option is a limited-purpose Fixed Account Option that is used for Intra-Term Performance Locks and spousal continuation option adjustments, and cannot be independently elected. Fixed Account interest rates for the Short Duration Fixed Account Option are guaranteed from the date funds are allocated to the Short Duration Fixed Account Option until the next Contract Anniversary. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. For more information on availability requirements, see "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 26. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option in connection with a spousal continuation adjustment, including interest earned on those amounts, will be reallocated to the 1-year Fixed Account Option unless new allocation instructions have been received by us in Good Order from the spouse continuing the Contract.

Fixed Account Value. The Fixed Account Value is equal to (1) the value of Premium and any amounts transferred into the Fixed Account; (2) plus interest credited daily at a rate not less than the Fixed Account Minimum Interest Rate, per annum; (3) less any gross partial withdrawals, including any Market Value Adjustment on such withdrawals; (4) less any amounts transferred out of the Fixed Account. The Fixed Account Value will never be less than the Fixed Account Minimum Value. The Fixed Account Minimum Value is equal to the greater of (a) eighty-seven and one half (87.5%) of any allocations to the Fixed Account, plus interest credited daily at never less than the Fixed Account Minimum Interest Rate per annum, less any partial withdrawals after being reduced for any applicable taxes, or (b) zero. Any portion of a Market Value Adjustment that would reduce the Fixed Account Value below the Fixed Account Minimum Value will be waived.

Rates of Interest We Credit. This Contract guarantees a Fixed Account Minimum Interest Rate that applies to amounts allocated to the 1-year Fixed Account Option as well as the Short Duration Fixed Account Option. The Fixed Account Minimum Interest Rate guaranteed by the Contract will be no less than the minimum non-forfeiture rate. The minimum non-forfeiture rate will be determined by Jackson, pursuant to the requirements outlined by the Standard Nonforfeiture Law for Individual Deferred Annuities. The Fixed Account Minimum Interest Rate is guaranteed for the life of the Contract. In addition, we establish a declared rate of interest ("base interest rate") at the time you allocate any amounts to the Fixed Account, and that base interest rate will apply to that allocation for the entire one-year Fixed Account term. To the extent that the base interest rate that we establish for any allocation is higher than the Fixed Account Minimum Interest Rate, we will credit that allocation with the higher base interest rate. Thus, the declared base interest rate could be greater than the guaranteed Fixed Account Minimum Interest Rate specified in your Contract, but will never cause your allocation to be credited at less than the currently applicable Fixed Account Minimum Interest Rate. On each Contract Anniversary, the base interest rate is subject to change. Different base interest rates apply to the Short Duration Fixed Account Option.

Index Account. Amounts allocated to the Index Account are credited with an Index Adjustment at the end of each Index Account Option Term based upon the performance of the selected Index, Crediting Method, and Protection Option. Your selections from available options make up what are referred to as Index Account Options, which are available with different combinations of Indexes, Protection Options, Crediting Methods, and term lengths. As of the date of this prospectus, the following options are currently available for election with any of the Indexes:

Crediting Methods	Protection Options*		Term Length
	Buffer	Floor	1-Year	3-Year	6-Year
Cap	10%, 20%	10%**	✓	✓	✓
Performance Trigger	10%	10%**	✓	N/A	N/A
Performance Boost	10%	N/A	✓	✓	✓
* Protection Option rates listed above are the rates currently available as of the date of this prospectus. These rates may be changed from time to time, so you should contact your financial professional or the Jackson Customer Care Center for current rate availability.
** The Floor Protection Option is only available with the 1-year Cap and Performance Trigger Crediting Methods.

Crediting Method and Protection Option Rates. Available rates for Crediting Methods and Protection Options are the rates effective as of the first day of your Index Account Option Term. The rates for a particular Index Account Option Term may be higher or lower than the rates for previous or future Index Account Option Terms. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice advising you of how you may obtain the rates for the next Index Account Option Term. You may also request current rates at any time by contacting your financial professional or the Customer Care Center. Guaranteed minimum and maximum rates for each Crediting Method and Protection Option are listed below in the sections for each specific Crediting Method and Protection Option.

Index Account Value. The Index Account Value is equal to the sum of all the Index Account Option Values.

Index Account Option Value. When you allocate Contract Value to an Index Account Option for an Index Account Option Term, your investment in the Index Account Option is represented by an Index Account Option Value. Your Index Account Option Value is the portion of your Contract Value allocated to that Index Account Option at any given time. If you allocate Contract Value to multiple Index Account Options at the same time, you will have a separate Index Account Option Value for each Index Account Option in which you are invested. The minimum amount you may allocate to an Index Account Option is $100.

•At the beginning of the Index Account Option Term, your Index Account Option Value is equal to the Premium allocated or Contract Value transferred to the Index Account Option, less any amount transferred out of the Index Account Option.

•During the Index Account Option Term, your Index Account Option Value is equal to the Interim Value, which is equal to the Index Account Option Value at the beginning of the Index Account Option Term, reduced for any partial withdrawals taken from the Index Account Option during the current Index Account Option Term (including any Market Value Adjustments on such withdrawals) in the same proportion that the Interim Value was reduced on the date of any such withdrawal, credited with a positive or negative Index Adjustment. The Index Adjustment credited is subject to prorated Index Adjustment Factors, where applicable, as of the date of the withdrawal. Please note: neither the Floor nor the Index Participation Rate are prorated. During the Index Account Option Term, your Interim Value will never be less than zero.

•At the end of the Index Account Option Term, your Index Account Option Value is equal to the Index Account Option Value at the beginning of the Index Option Term reduced for any partial withdrawals taken from the Index Account Option during the current Index Account Option Term (including any Market Value Adjustments on such withdrawals) in the same proportion that the Interim Value was reduced on the date of any such withdrawal, and credited with a positive or negative Index Adjustment. At the end of your Index Account Option Term, your Index Account Option Value will never be less than zero.

Index Adjustment. For each Index Account Option to which you allocate Contract Value, at the end of the Index Account Option Term, we will credit your Index Account Option Value with an Index Adjustment. This Index Adjustment can be positive or negative, depending on the performance of the Index and the Crediting Method and Protection Option chosen.

•If the Index Adjustment is positive, your Index Account Option Value will increase by a dollar amount equal to the positive Index Adjustment.

•If the Index Adjustment is negative, your Index Account Option Value will decrease by a dollar amount equal to the negative Index Adjustment.

•If the Index Adjustment is equal to zero, no Index Adjustment will be credited and there will be no adjustment to your Index Account Option Value.

We also credit a positive or negative Index Adjustment during the Index Account Option Term when you exercise an Intra-Term Performance Lock or take a withdrawal. During the term, the Index Adjustment is subject to the prorated Index Adjustment Factors, where applicable, as of the date of the Intra-Term Performance Lock or withdrawal. Please note: neither the Floor nor the Index Participation Rate are prorated.
Interim Value. Because the Index Account Options are designed to credit an Index Adjustment by measuring the change in the Index Return from the beginning of the Index Account Option Term to the end of the Index Account Option Term, an Interim Value calculation is necessary to determine the daily value of your Index Account Option on any given Business Day for purposes of Intra-Term Performance Locks or withdrawals prior to the end of the Index Account Option Term (withdrawals in this context include partial or total withdrawals from the Contract, free looks, required minimum distributions ("RMD"), income payments, death benefit payments, and the direct deduction of advisory fees pursuant to our administrative rules). For each Index Account Option, the value we assign on any Business Day prior to the end of the Index Account Option Term is called the Interim Value. The Interim Value of an Index Account Option is equal to the amount allocated to the Index Account Option, adjusted for the Index Return of the associated Index and subject to the applicable prorated Index Adjustment Factors that you have elected (e.g. Cap Rate/Performance Trigger Rate/Performance Boost Rate/Performance Boost Cap Rate/Buffer). Please note: neither the Floor nor the Index Participation Rate are prorated as part of the Interim Value calculation.

The Interim Value calculation is the same for all Crediting Methods. It uses the Index value on two dates to determine the Index Adjustment credited during any Index Account Option Term: the beginning date of the Index Account Option Term and the current date within that Index Account Option Term on which the Interim Value is being calculated. To determine the Index Adjustment credited, we calculate the net change in Index value between the beginning of the Index Account Option Term and the current Index value and express it as a percentage. If the resulting percentage is positive, we apply the applicable prorated Crediting Method that you have elected (e.g. Cap Rate/Performance Trigger Rate/Performance Boost Rate/Performance Boost Cap Rate). If the Index return is negative, we apply the Floor or prorated Buffer Protection Option that you have elected. Please note: neither the Floor nor the Index Participation Rate are prorated as part of the Interim Value Calculation. This adjusted Index Return is then multiplied by the Index Account Option Value at the beginning of the Index Account Option Term (adjusted to reflect any withdrawals during the term) to determine the amount of Index Adjustment to credit. The Index Adjustment is then added to or subtracted from the Index Account Option Value at the beginning of the term (adjusted to reflect any withdrawals during the term) to calculate the current Interim Value. Please see Appendix A for examples of the calculation of Interim Value under different scenarios.

ADDITIONAL INFORMATION ABOUT THE INDEX ACCOUNT OPTIONS

Indexes. When you allocate money to the Index Account, you are credited the Index Adjustment based upon the performance of your selected Index. You should discuss the available Indexes with your financial professional and obtain advice on which Index is best suited for your specific financial goals. Currently, we offer the following Indexes:

•S&P 500 Index: The S&P 500 Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies.

•Russell 2000 Index: The Russell 2000 Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Small-capitalization companies are more likely to fail than larger companies.

•MSCI EAFE Index: The MSCI EAFE Index is comprised of equity securities of large- and mid-capitalization companies and it is designed to measure the equity market performance of developed markets, including countries in Europe, Australasia, and the Far East. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, and the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).

•MSCI Emerging Markets Index: The MSCI Emerging Markets Index is comprised of equity securities of large- and mid-capitalization companies in emerging markets. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, and the securities of larger companies. Mid-capitalization companies are more likely to fail than larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets.

•MSCI KLD 400 Social Index: The MSCI KLD 400 Social Index is comprised of equity securities that provide exposure to companies with outstanding Environmental, Social and Governance (ESG) ratings and excludes companies whose products have negative social or environmental impacts. Since the primary objective of this Index is to track companies with a positive social or environmental impact, this Index may underperform the market as a whole or other indexes that do not screen for ESG standards. The Index may include large-, mid-, and small-capitalization companies. In general, large capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of other successful smaller companies, and the securities of smaller capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are more likely to fail than larger companies.

We reserve the right to add, remove, or replace any Index, Term, Crediting Method, or Protection Option in the future, subject to necessary regulatory approvals. If an Index is replaced during an Index Account Option Term, the Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term.

Replacing an Index. We may replace an Index if it is discontinued or the Index is no longer available to us or if the Index's calculation changes substantially. Additionally, we may replace an Index if hedging instruments become difficult to acquire or the cost of hedging related to such Index becomes excessive. We may do so at the end of an Index Account Option Term or during an Index Account Option Term. We will notify you in writing at least 30 days before we replace an Index. If an Index is replaced during an Index Account Option Term, the Index Return will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term. A substitution of an Index during an Index Account Option Term will not cause a change in the Crediting Method, Protection Option, or Index Account Option Term length.

If we replace an Index, we will attempt to select a new Index that is similar to the old Index. In making this evaluation, we will look at factors such as asset class; Index composition; strategy or methodology inherent to the Index; and Index liquidity.

Index Return. The Index Return for an Index Account Option is the percentage change in the Index value from the start of an Index Account Option Term to the end of the Index Account Option Term.
Example: Assume that you allocate Contract Value to an Index Account Option with the S&P 500 Index, Cap Crediting Method, and Buffer Protection Option. Between the beginning and end of the Index Account Option Term, the value of the S&P 500 Index increases by 5%. Thus, the Index Return for that Index Account would be 5%. If instead the S&P 500 Index decreased by 5%, the Index Return for that Index Account would be -5%.
Adjusted Index Return. After the Index Return is calculated at the end of the Index Account Option Term, we next calculate the Adjusted Index Return. The Adjusted Index Return reflects any applicable adjustments to the Index Return based on the Cap Rate, Index Participation Rate, Performance Trigger Rate, Performance Boost Rate, or Performance Boost Cap Rate, if the Index Return is positive, or the Buffer or Floor, if the Index Return is negative. The Index Adjustment will be credited to the Index Account Option at a rate equal to the Adjusted Index Return.
Example: Assume, as above, that you allocate Contract Value to an Index Account Option with the S&P 500 Index, Cap Crediting Method, and Buffer Protection Option. Between the beginning and end of the Index Account Option Term, the value of the S&P 500 Index increases by 15%. Thus, the Index Return for that Index Account would be 15%. Assume now that your Index Account Option has an Index Participation Rate of 100%, and a Cap Rate of 10%.

Your Index Return of 15% would be multiplied by the 100% Index Participation Rate, and then adjusted to your maximum 10% Cap Rate, making your Adjusted Index Return 10%.

Protection Options. Your selected Protection Option will define the manner in which any (negative) Index Adjustments are credited to you if your selected Index performs negatively during your Index Account Option Term. When you allocate amounts to the Index Account, you are indirectly exposed to the investment risks associated with the applicable Index. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market fluctuations which may cause the value of a security to change, sometimes rapidly and unpredictably. The Contract provides two options to provide some level of protection against the risk of loss of Index Account Value for any negative Index Return: Buffers and Floors.

Buffer. A Buffer is the amount of negative Index price change before a negative Index Adjustment is credited to the Index Account Option Value at the end of an Index Account Option Term, expressed as a percentage. Put another way, a Buffer protects your Index Account Option Value from loss up to a specified amount (typically 10% or 20%). Jackson protects you from any loss associated with Index decline up to your elected Buffer percentage. You only incur a loss if the Index has declined more than your elected Buffer percentage as of your Index Account Option Term Anniversary.

Withdrawals taken prior to the end of the Index Account Option Term will reduce the Index Account Option Value in the same proportion that the Interim Value was reduced on the date of the withdrawal. The Interim Value reflects the application of a prorated Buffer based on the elapsed portion of the Index Account Option Term.

The available Buffer rates are the rates effective as of the first day of an Index Account Option Term. The Buffer rate for a particular Index Account Option Term may be higher or lower than the Buffer rate for previous or future Index Account Option Terms. In no event will a Buffer rate be less than 5% or more than 50% during the life of your Contract. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice advising you of how you may obtain the available Buffer rates for the next Index Account Option Term.

Floor. A Floor is the maximum loss that will be credited to the Index Account Option at the end of the Index Account Option Term, expressed as a percentage. In contrast to the Buffer, a Floor protects your Index Account Option Value from loss greater than a specified amount (typically 10%). This means that if the Index has declined as of your Index Account Option Term Anniversary, you will incur all of the loss up to your elected Floor percentage. Jackson will protect you from any Index decline greater than your elected Floor percentage.

Withdrawals taken prior to the Index Account Option Term will reduce the Index Account Option Value in the same proportion as the Interim Value was reduced on the date of the withdrawal. The Interim Value reflects the application of the full-term Floor, which is not prorated at the time of the withdrawal.

The available Floor rates are the rates effective as of the first day of an Index Account Option Term. The Floor rate for a particular Index Account Option Term may be higher or lower than the Floor rate for previous or future Index Account Option Terms. In no event will a Floor rate be less than 5% or more than 50% during the life of your Contract. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice advising you of how you may obtain the available Floor rates for the next Index Account Option Term.

Please see Appendix A for examples of how the Interim Value is calculated with prorated Index Adjustment Factors and full-term Floors under various scenarios.

Crediting Methods. Your selected Crediting Method will dictate the manner in which the Index Adjustment is credited to you if your selected Index performs positively during your Index Account Option Term. Current Cap Rates, Index Participation Rates, Performance Trigger Rates, Performance Boost Rates, and Performance Boost Cap Rates are provided at the time of application, and to existing owners and financial professionals at any time, upon request.

To determine the Index Adjustment amount that will be credited to your Index Account Option Value at the end of each Index Account Option Term, we calculate the Adjusted Index Return for that Index Account Option. We calculate this Adjusted Index Return by applying the applicable Crediting Method. The Index Adjustment will be credited to the Index Account Option at a rate equal to the Adjusted Index Return.

Cap Crediting Method. When you elect a Cap Crediting Method as part of an Index Account Option, if the performance of the Index you elect is positive at the end of your Index Account Option Term, your Index Account Option Value will be credited with a positive Index Adjustment equal to the Index Return multiplied by the Index Participation Rate, limited by the Cap Rate. The maximum amount of Index Adjustment that will be credited to your Index Account Option Value when your Index Return is positive as of the Index Account Option Term Anniversary will be limited by the elected Cap.

There are two rates associated with the Cap Crediting Method: The Cap, or "Cap Rate", and the Index Participation Rate. The Cap Rate is the maximum amount of Index Adjustment that will be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. The Index Participation Rate ("IPR") is the percentage applied to any positive Index Return in calculating the amount of Index Adjustment to be credited at the end of the Index Account Option Term. The Cap Rate and IPR are declared at the beginning of the Index Account Option Term. The Cap Rate and IPR for a particular Index Account Option Term may be higher or lower than the Cap Rate and IPR for previous or future Index Account Option Terms. In no event will a Cap Rate be lower than 2% for a 6-year Index Account Option Term, 1.50% for a 3-year Index Account Option Term, or 1% for a 1-year Index Account Option Term. In no event will an Index Participation Rate be lower than 100%. Because the Index Participation Rate is guaranteed to be at least 100%, it will never serve to reduce an Index Adjustment. At least 30 days prior to any Index Account Option Term Anniversary, we will provide you with written notice advising you of how you may obtain the Cap Rates and Index Participation Rates for the next Index Account Option Term.

The Cap Crediting Method is currently available with either a Buffer or Floor, and for your choice of 1-year, 3-year, or 6-year Index Account Option Terms. The Cap Rate for the 6-year term would be lower if measured on an annual basis. For Index Account Option Terms longer than one year, the Buffer for that term is a total Buffer for the duration of that Index Account Option Term. The following examples will illustrate how the Cap Crediting Method operates with both the Buffer and Floor Protection Options. Each example assumes a 10% Cap Rate and a 10% Buffer or Floor. The Index Participation Rate is indicated in each example.

Cap with Buffer.

20%
10%
6%
6.60%
0%
-8%
-12%
-2%
10% Cap
-10% Buffer
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment
110% Index Participation Rate

When you elect the Cap Crediting Method with Buffer Protection Option, you are partially protected from downside loss, and any positive Index Adjustment will equal Index Return multiplied by the Index Participation Rate up to the stated Cap. Here are some examples of how an Index Participation Rate, Cap and Buffer work in combination on the Index Account Option Term Anniversary where the Index Participation Rate is 110%:
Scenario 1: The Index Return is 20%. After multiplying the positive Index Return by the Index Participation Rate of 110%, the Adjusted Index Return is 22%. Due to the 10% Cap, the Index Adjustment credited to your Index Account Option Value will be 10%.

Scenario 2: The Index Return is 6%. After multiplying the positive Index Return by the Index Participation Rate of 110%, the Adjusted Return is 6.60%. Since the Index has not out-performed the 10% Cap, the Index Adjustment credited to your Index Account Option Value is equal to the Adjusted Index Return, which is 6.60%.
Scenario 3: The Index Return is -8%. Since the Index Return was less than the -10% Buffer, your Index Account Option Value was fully protected and experienced no loss.
Scenario 4: The Index Return is -12%. Since the Index Return exceeded the -10% Buffer, your Index Account Option Value was partially protected from the negative performance, but still experienced a -2% loss.

Cap with Floor.

20%
10%
10% Cap
6%
6%
-10% Floor
-8%
-8%
-10%
-18%
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment
100% Index Participation Rate

When you elect the Cap Crediting Method with Floor Protection Option, you are exposed to loss up to a certain point, but Jackson will protect you from any loss beyond that point. Any positive Index Adjustment will equal Index Return multiplied by the Index Participation Rate up to the stated Cap. Here are some examples of how an Index Participation Rate, Cap, and Floor work in combination on the Index Account Option Term Anniversary where the Index Participation Rate is 100%:
Scenario 1: The Index Return is 20%. After multiplying the positive Index Return by the Index Participation Rate of 100%, the Adjusted Return is 20%. Due to the 10% Cap, the Index Adjustment credited to your Index Account Option Value will be 10%.
Scenario 2: The Index Return is 6%. After multiplying the positive Index Return by the Index Participation Rate of 100%, the Adjusted Return is 20%. Since the Index has not out-performed the 10% Cap, the Index Adjustment credited to your Index Account Option Value is equal to the Adjusted Index Return, which is 6%.
Scenario 3: The Index Return is -8%. Since the Index Return fell within the -10% Floor, your Index Account Option Value will experience the full loss of -8%.
Scenario 4: The Index Return is -18%. Since the Index Return exceeded the -10% Floor, your Index Account Option Value was partially protected from the negative performance and experienced a -10% loss.

Please see Appendix A for examples of how the Interim Value is calculated with prorated Index Adjustment Factors and full-term Floors and Index Participation Rates under various scenarios.

Performance Trigger Crediting Method. When you elect a Performance Trigger Crediting Method, if the performance of the Index you elect is flat or positive at the end of your Index Account Option Term, your Index Account Option Value will be credited with a positive Index Adjustment equal to the Performance Trigger Rate. The Performance Trigger Rate is the amount of Index Adjustment that could be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. The Performance Trigger Rate is declared at the beginning of the Index Account Option Term. The Performance Trigger Rate for a particular Index Account Option Term may be higher or lower than the Performance Trigger Rate for previous or future Index Account Option Terms. In no event will a Performance Trigger Rate be lower than 1%. At least 30 days prior to any Index Account Option Term Anniversary, we will provide you with written notice advising you of how you may obtain the Performance Trigger Rates for the next Index Account Option Term.

The Performance Trigger Crediting Method is currently available for renewable one year Index Account Option Terms, with your choice of a Buffer or Floor Protection Option. The following examples will illustrate how the Performance Trigger Crediting Method operates with both the Buffer and Floor Protection Option. Each Example assumes a 5% Performance Trigger Rate and a 10% Buffer or Floor.

Performance Trigger with Buffer.

12%
5%
5%
2%
0%
Performance Trigger Rate 5%
-10% Buffer
-8%
-2%
-12%
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment

When you elect the Performance Trigger Crediting Method with Buffer Protection Option, you are partially protected from downside loss, and any positive Index Adjustment will be equal to the stated Performance Trigger Rate. If the market is flat or positive over the end of the Index Account Option Term, the full Index Adjustment will equal the Performance Trigger Rate, regardless of how much the Index increased. Here are some examples of how the Performance Trigger rate and Buffer work in combination on the Index Account Option Term Anniversary:
Scenario 1: The Index Return is 12%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.

Scenario 2: The Index Return is 2%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.
Scenario 3: The Index Return is -8%. Since the Index Return was less than the -10% Buffer, your Index Account Option Value was protected and experienced no loss.
Scenario 4: The Index Return is -12%. Since the Index Return exceeded the -10% Buffer, your Index Account Option Value was partially protected from the negative performance, but still experienced a -2% loss.

Performance Trigger with Floor.

12%
5%
5%
2%
Performance Trigger Rate 5%
-10% Floor
-8%
-8%
-10%
-18%
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment

When you elect the Performance Trigger Crediting Method with Floor Protection Option, you experience loss up to a certain point, but Jackson will protect you from any loss beyond that point. Your positive Index Adjustment will be equal to the stated Performance Trigger Rate. If the market is flat or positive at the end of the Index Account Option Term, a positive Index Adjustment equal to the Performance Trigger Rate will be credited, regardless of how much the Index increased. Here are some examples of how the Performance Trigger Rate and Floor work in combination on the Index Account Option Term Anniversary:
Scenario 1: The Index Return is 12%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.
Scenario 2: The Index Return is 2%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.
Scenario 3: The Index Return is -8%. Since the Index Return fell within the -10% Floor, your Index Account Option Value will experience the full loss of -8%.
Scenario 4: The Index Return is -18%. Since the Index Return exceeded the -10% Floor, your Index Account Option Value was partially protected from the negative performance and experienced a -10% loss.

Please see Appendix A for examples of how the Interim Value is calculated with prorated Index Adjustment Factors and full-term Floors under various scenarios.

Performance Boost Crediting Method. The Performance Boost Crediting Method is only available with the Buffer Protection Option. When you elect a Performance Boost Crediting Method, if the performance of the Index you elect is positive, flat or negative but not equal to or in excess of the Buffer at the end of your Index Account Option Term, your Index Account Option Value will be credited with a positive Index Adjustment equal to Index Return plus the Performance Boost Rate, limited by the Performance Boost Cap Rate. If the performance of the Index you elect is negative but equal to the Buffer at the end of your Index Account Option Term, your Index Account Option Value will be credited with an Index Adjustment equal to zero. If the performance of the Index you elect is negative in excess of the Buffer at the end of your Index Account Option Term, you will be credited with a negative Index Adjustment equal to the amount that the negative Index Return exceeds the Buffer.

There are two rates associated with the Performance Boost Crediting Method: the Performance Boost Rate, and the Performance Boost Cap Rate. The Performance Boost Rate is used to boost your Index Adjustment to a value higher than Index Return, and is equal to the Buffer percentage. The Performance Boost Cap Rate limits the amount of positive Index Adjustment you can receive, and is the maximum amount of Index Adjustment that could be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. Both the Performance Boost Rate and the Performance Boost Cap Rate are declared at the beginning of the Index Account Option Term. The Performance Boost Rate and the Performance Boost Cap Rate for a particular Index Account Option Term may be higher or lower than the Performance Boost Rate and Performance Boost Cap Rate for previous or future Index Account Option Terms. In no event will a Performance Boost Rate be lower than 5% or the Performance Boost Cap Rate be lower than 1%. At least 30 days prior to any Index Account Option Term Anniversary, we will provide you with written notice advising you of how you may obtain the Performance Boost Rates and Performance Boost Cap Rates for the next Index Account Option Term.

The Performance Boost Crediting Method is available for renewable one-year, three-year, and six-year Index Account Option Terms with the Buffer Protection Option only. The following examples will illustrate how the Performance Boost Crediting Method operates with the Buffer Protection Option. The Example assumes a 10% Performance Boost Rate, a 10% Performance Boost Cap Rate and a 10% Buffer.

Performance Boost with Buffer.

14%
10%
10%
2%
Performance Boost Cap Rate 10%
7%
-3%
-2%
-12%
-10% Buffer
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment
10% Performance Boost Rate

When you elect the Performance Boost Crediting Method with Buffer Protection Option, you are partially protected from downside loss, and any positive Index Adjustment may be limited by the Performance Boost Cap Rate. If the market is positive, flat or negative but not in excess of the Buffer, you will receive an Index Adjustment equal to Index Return plus the Performance Boost Rate. If the Index Return is negative in excess of the Buffer, you will receive a negative Index Adjustment equal to the amount that negative Index Return exceeds the Buffer. Here are some examples of how the Performance Boost Rate, Performance Boost Cap Rate, and Buffer work in combination on the Index Account Option Term Anniversary:

Scenario 1: The Index Return is 14%. Due to the 10% Performance Boost Cap Rate, the Index Adjustment will be 10%.

Scenario 2: The Index Return is 2%. The Index Adjustment credited to your Index Account Option Value will equal the 2% Index Return plus the 10% Performance Boost Rate (the Buffer percentage) up to the Performance Boost Cap Rate of 10%. In this case, the Index Adjustment will be 10%.

Scenario 3: The Index Return is -3%. The Index Adjustment credited to your Index Account Option Value will equal the -3% Index Return plus the 10% Performance Boost Rate (the Buffer percentage) up to the Performance Boost Cap Rate of 10%. In this case, the Index Adjustment will be 7%.

Scenario 4: The Index Return is -12%. Since the negative Index Return exceeded the 10% Buffer, your Index Account Option Value was partially protected from the negative return, but still experienced a -2% loss.

Please see Appendix A for examples of how the Interim Value is calculated with prorated Index Adjustment Factors under various scenarios.

TRANSFERS AND REALLOCATIONS

Transfer Requests. You may request a transfer to or from the Fixed Account and the Index Account Options, as well as among the Index Account Options.

Transfers may only occur on the Contract Anniversary when transferring out of the Fixed Account, and only on the Index Account Option Term Anniversary when transferring out of an Index Account Option except in connection with an Intra-Term Performance Lock. You will be sent a notice thirty (30) days prior to the Index Account Option Term Anniversary. The notice will include information on the Index Account Options available to you on your Index Account Option Term Anniversary.

Unless specified otherwise, transfers will be taken from the Index Account Options and the Fixed Account in proportion to their current value. The Company reserves the right to restrict or prohibit transfers from the Index Account Options to the Fixed Account, at its discretion, on a nondiscriminatory basis, at any time.

Transfers into the Short Duration Fixed Account Option on a Contract Anniversary are not allowed. Amounts may only move from an Index Account Option to the Short Duration Fixed Account Option in connection with an Intra-Term Performance Lock.

Transfers from a Fixed Account will reduce the Fixed Account Value by the transfer amount requested. Transfers into a Fixed Account will increase the Fixed Account Value by the transfer amount requested. Transfers from an Index Account Option will reduce the Index Account Option Value by the transfer amount requested. Transfers into an Index Account Option will increase the Index Account Option Value by the transfer amount requested.

Automatic Reallocation of Fixed Account Value. A request for a transfer must be received in Good Order prior to the Contract Anniversary for transfers out of the Fixed Account, or prior to the Index Account Option Term Anniversary for transfers out of an Index Account Option.

If no transfer request is received on or prior to the Index Account Option Term Anniversary, the Fixed Account Value will remain in the Fixed Account and the Index Account Option Value(s) will be reallocated to the same Index Account Option(s) for the same term, Crediting Method and Index, if available.

Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account. If you do provide timely allocation instructions within thirty (30) days prior to the end of an expiring Index Account Option Term, we will proceed as follows:

•If the same Index Account Option is available at the time and its Term does not extend beyond the Income Date, we will renew the Index Account Option into the same Index Account Option Term.

•If the same Index Account Option is available at the time but its Term extends beyond the Income Date, if available, we will select an available Index Account Option with the same Crediting Method, Protection Option, and Index, but with the Term that ends closest to but before the Income Date.

•If the same Crediting Method, Downside Protection, and Index as the expiring Index Account Option are available at the time, but not with the same Term, we will select the available Index Account Option Term with the period closest to but less than the Index Account Option Term that just ended that will not extend beyond the Income Date.

If the Crediting Method, Protection Option, or Index you have elected is no longer available as of your Index Account Option Term Anniversary, the Index Account Option Value(s) will be reallocated to the Fixed Account until further instruction is received.

Intra-Term Performance Lock. You may elect to lock in Interim Value during the Index Account Option Term on Index Account Options with certain Crediting Methods. This feature allows you to transfer the full Interim Value from your selected Index Account Option into the Short Duration Fixed Account Option, where it will earn the declared Short Duration Fixed Account rate of interest beginning on the Intra-Term Performance Lock Date until the next Contract Anniversary. An Intra-Term Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once an Intra-Term Performance Lock has been processed, it is irrevocable. Intra-Term Performance Lock is not currently available with elections of the Performance Trigger Crediting Method.

On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. For more information on availability requirements, see "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 26.

End-Term Performance Lock. You may elect to automatically transfer any positive Index Adjustment from an Index Account Option to the Fixed Account on the Index Account Option Term Anniversary. Amounts transferred into the Fixed Account in connection with an End-Term Performance Lock will be unavailable to reallocate to an Index Account Option until the next Contract Anniversary.

You may not elect End-Term Performance Lock if you have elected Automatic Rebalancing.

You may cancel your End-Term Performance Lock program using whatever methods you use to change your allocation instructions. You should consult with your financial professional with respect to the current availability of End-Term Performance Lock.

Automatic Rebalancing. You may elect to automatically rebalance Contract Value between eligible Contract Options on the Contract Anniversary based upon the most recent allocation instructions received by the Company in Good Order. If this option is elected, we will apply any applicable Index Adjustment to the Index Account Option and credited interest to the Fixed Account Option prior to reallocating the Contract Value. An Index Account Option is only eligible for rebalancing on its Index Account Option Term Anniversary.

The percentage that will be allocated to each eligible Contract Option through the rebalancing transaction is equal to A divided by B, then multiplied by C, where:
A = the allocation percentage for the Contract Option found in the most recent allocation instructions received by the Company in Good Order;
B = 1 minus the sum of the allocation percentages of the ineligible Contract Options found in the most recent allocation instructions received by the Company in Good Order;
C = the sum of the Index Account Option Values and Fixed Account Option Values from Contract Options, including the Short Duration Fixed Account Option, that have reached the end of their crediting term on that Contract Anniversary.

You may not elect Automatic Rebalancing if you have elected End-Term Performance Lock.

You may cancel your Automatic Rebalancing program using whatever methods you use to change your allocation instructions. You should consult with your financial professional with respect to the current availability of Automatic Rebalancing.

ACCESS TO YOUR MONEY

You may access to the money in your Contract:

•by making a partial or full withdrawal,

•by electing the Automatic Withdrawal Program,

•by establishing direct deduction of advisory fees under our administrative rules,

•by electing to receive income payments.

Your Beneficiary can have access to the money in your Contract when a death benefit is paid.

Withdrawals under the Contract may be subject to a Market Value Adjustment. When you make a total withdrawal, you will receive the Withdrawal Value as of the end of the Business Day your request is received by us in Good Order. The Withdrawal Value is equal to the Contract Value reduced for any applicable taxes and adjusted for any applicable Market Value Adjustment. We will pay the withdrawal proceeds within seven days of receipt of a request in Good Order.

Your withdrawal request must generally be in writing. We will accept withdrawal requests submitted via facsimile. We may accept withdrawal requests via phone or web, subject to certain qualifying conditions, and subject to availability. There are risks associated with not requiring original signatures in order to disburse the money. To minimize the risks, the proceeds will be sent to your last recorded address in our records, so be sure to notify us, in writing, with an original signature of any address change. We do not assume responsibility for improper disbursements if you have failed to provide us with the current address to which the proceeds should be sent.

Except in connection with the Automatic Withdrawal Program, you must withdraw at least $500 or, if less, the entire amount in the Fixed Account or Index Account Option from which you are making the withdrawal. If you are not specific in your withdrawal request, your withdrawal will be taken from your allocations to the Index Account Options and Fixed Account based on the proportion their respective values bear to the Contract Value. A withdrawal request that would reduce the remaining Contract Value to less than $2,000 will be treated as a request for a total withdrawal except in connection with Required Minimum Distributions or the Automatic Withdrawal Program. .

If you elect the Automatic Withdrawal Program, you may take automatic withdrawals of a specified dollar amount (of at least $50 per withdrawal) or a specified percentage of Contract Value on a monthly, quarterly, semiannual or annual basis. Automatic withdrawals are treated as partial withdrawals and will be counted in determining the amount taken as a free withdrawal in any Contract Year. Automatic withdrawals in excess of the free withdrawal amount may be subject to a Market Value Adjustment, the same as any other partial withdrawal. For more information about the free withdrawal amount, please see "MVA Free Withdrawal" in the section titled "Market Value Adjustment" on page 29.

Partial withdrawals will reduce an Index Account Option's value at the beginning of the term in the same proportion that the Interim Value was reduced on the date of the withdrawal.

If you have an investment adviser who, for a fee, manages your Contract Value, you may authorize payment of the fee from the Contract by following our administrative rules for direct deduction of advisory fees from Contract Value (see below). There are conditions and limitations, so please contact our Customer Care Center for more information. We neither endorse any investment advisers, nor make any representations as to their qualifications. The fee for this service would be covered in a separate agreement between the two of you, and would be in addition to the fees and expenses described in this prospectus. Any investment adviser fees withdrawn will trigger an Interim Value adjustment for any Index Account Options. You are strongly encouraged to discuss the impact of deducting advisory fees directly from your Contract Value with your financial professional before making any elections.

Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, we will not treat such deductions as withdrawals in two specific ways: (i) we will not report them as taxable distributions under your Contracts; and (ii) any such deduction will not trigger a reduction in the return of premium benefit base of the basic death benefit, as applicable (Owners age 81 and older on the date the Contract is issued do not have a return of premium element in the basic death benefit). It is important to note that deductions to pay advisory fees will always reduce your Contract Value and the Contract Value portion of your basic death benefit, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including Interim Value adjustments and minimum withdrawal requirements. Because the deduction of advisory fees is subject to Interim Value adjustments, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur.

Our Administrative Rules. In order to have advisory fees directly deducted from your Contract Value, you must submit written authorization on a form provided by us, authorizing us to accept and execute instructions from your third party financial professional to make withdrawals from your Contract to pay the advisory fees pursuant to a written agreement between you and your third party financial professional. Advisory fee withdrawals are processed as net withdrawals, pro-rata from the Contract Options in which you are currently allocated. Requests for withdrawal of advisory fees will be processed on the Business Day in which they are received by us in Good Order. Advisory fees generally may not exceed an amount equal to an annual rate of 1.50% of your Contract’s cash value, which is the amount you could receive upon total withdrawal after all fees and adjustments have been assessed. Please note: if your Contract has a return of premium element in the basic death benefit (applicable for Owners age 80 and younger on the date the Contract was issued), advisory fee deductions are capped at a lower annual rate than under our standard administrative rules, and will not be permitted to exceed an annual amount equal to an annual rate of 1.25% of Contract Value.

You may terminate authorization for the direct deduction of advisory fees at any time by providing us with written notice of such termination.

If you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules, your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and basic death benefit being reduced, the withdrawal will be subject to Market Value Adjustments any applicable taxes and tax penalties.

Income taxes, tax penalties and certain restrictions may apply to any withdrawal you make. There are limitations on withdrawals from qualified plans. For more information, please see “TAXES” beginning on page 33.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment ("MVA") may apply to amounts withdrawn or annuitized from the Contract during the first six Contract Years. The Market Value Adjustment reflects changes in the level of interest rates since the beginning of the applicable Fixed Account term or Index Account Option Term.

In order to determine whether there will be a Market Value Adjustment, we first compare the MVA reference rate on the Issue Date to the MVA reference rate on the date you are removing Contract Value. The MVA reference rate is Bloomberg U.S. Intermediate Corporate Bond Index Yield to Maturity, expressed as a percentage. If the MVA reference rate is not published for a particular day, the MVA reference rate as of the prior business day will be used.

If the MVA reference rate at the time of your withdrawal (or Income Date if income payments begin during the six Contract Year) is higher than the MVA reference rate on your Issue Date, a downward adjustment to the amount withdrawn may apply, which would reduce the amount paid or taken as income. If the MVA reference rate at the time of withdrawal is lower than the MVA reference rate declared on your Issue Date, an upward adjustment to the amount withdrawn may apply, which would increase the amount paid or taken as income. There will be no Market Value Adjustment if the two rates are the same. A Market Value Adjustment will not otherwise affect the values under your Contract.

There is no Market Value Adjustment on: death benefit payments; payments pursuant to a life contingent income option or an income option resulting in payments spread over at least five years if the Income Date is after the six completed Contract Years; amounts withdrawn for Contract charges; amounts removed from any Index Account Option on the Latest Income Date, transfers among Contract Options, withdrawals taken under the MVA Free Withdrawal provision, withdrawals taken to satisfy a required minimum distribution ("RMD"), amounts you withdrawal after the first six Contract Years, earnings, and direct deductions of advisory fees made pursuant to our administrative rules.

For purposes of determining the MVA, the Contract Value is divided into earnings and Remaining Premium. Earnings are not subject to an MVA. For the sole purpose of determining the amount of the MVA, earnings are defined as any excess of the Contract Value over Remaining Premium. Withdrawals will be allocated first to earnings (which may be withdrawn free of any MVA), if any, and second to Remaining Premium. Any portion of the MVA that would reduce the Fixed Account below the Fixed Account Minimum Value will be waived.

Please note: in certain states we do not apply an MVA on any transaction. For more information including a list of states in which we do not apply an MVA, see "Appendix B: State Variations".

MVA Free Withdrawal. During each of the first six Contract Years, certain partial withdrawals from the Contract will not incur a Market Value Adjustment. The amount of the MVA Free Withdrawal is 10% of the Remaining Premium during each Contract Year that would otherwise incur a Market Value Adjustment, minus earnings. The MVA Free Withdrawal may be taken once or through multiple withdrawals throughout the Contract Year. Any amount withdrawn to satisfy a required minimum distribution reduces the amount of available MVA Free Withdrawal. No MVA Free Withdrawal may exceed the Withdrawal Value. Withdrawals during any contract year in excess of the MVA Free Withdrawal may be subject to any applicable MVA. The direct deduction of advisory fees pursuant to our administrative rules will not reduce the MVA Free Withdrawal amount.

INCOME PAYMENTS

The income phase of your Contract occurs when you begin receiving regular income payments from us. The Income Date is the day those payments begin. Once income payments begin, the Contract cannot be returned to the accumulation phase. You can choose the Income Date and an income option. All of the Contract Value must be annuitized. Amounts applied to income options from Index Account Options are subject to an Interim Value adjustment and may be subject to a Market Value Adjustment. The income options are described below.

If you do not select an Income Date, your income payments will begin on the Latest Income Date, which is the Contract Anniversary on which you will be 95 years old, or such date allowed by Jackson on a non-discriminatory basis or required by an applicable qualified plan, law or regulation. You may change the Income Date or income option at least seven days before the Income Date. You must give us written notice at least seven days before the scheduled Income Date.

Under a traditional Individual Retirement Annuity, required minimum distributions must begin in the calendar year in which you attain age 72 (70½ if you reached age 70½ before January 1, 2020) (or such other age as required by law). Distributions under qualified plans and Tax-Sheltered Annuities must begin by the later of the calendar year in which you attain age 72 (70½ if you reached age 70½ before January 1, 2020) or the calendar year in which you retire. You do not necessarily have to begin taking income payments from your Contract to meet the minimum distribution requirements for Individual Retirement Annuities, qualified plans, and Tax-Sheltered Annuities. Distributions from Roth IRAs are not required prior to your death.

On or before the Income Date, you may elect a single lump-sum payment, or you may choose to have income payments made monthly, quarterly, semi-annually or annually. A single lump-sum payment is considered a total withdrawal and terminates the Contract. If you have less than $2,000 to apply toward an income option and state law permits, we may provide your payment in a single lump sum, part of which may be taxable as Federal Income. Likewise, if your first income payment would be less than $20 and state law permits, we may set the frequency of payments so that the first payment would be at least $20.

If you do not choose an income option, we will assume that you selected option 3, which provides for life income with 120 months of guaranteed payments.

Income Options. The Annuitant is the person whose life we look to when we make income payments (each description assumes that you are both the Owner and Annuitant). The following income options may not be available in all states.

Option 1 - Life Income. This income option provides monthly payments for your life. No further payments are payable after your death. Thus, it is possible for you to receive only one payment if you died prior to the date the second payment was due. If you die after the Income Date but before the first monthly payment, the amount allocated to the income option will be paid to your Beneficiary.

Option 2 - Joint and Survivor. This income option provides monthly payments for your life and for the life of another person (usually your spouse) selected by you. Upon the death of either person, the monthly payments will continue during the lifetime of the survivor. No further payments are payable after the death of the survivor. If you and the person who is the joint life both die after the Income Date but before the first monthly payment, the amount allocated to the income option will be paid to your Beneficiary.

Option 3 - Life Income With at Least 120 or 240 Monthly Payments. This income option provides monthly payments for the Annuitant’s life, but with payments continuing to the Beneficiary for the remainder of 10 or 20 years (as you select) if the Annuitant dies before the end of the selected period. If the Beneficiary does not want to receive the remaining scheduled payments, a single lump sum may be requested, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

Option 4 - Income for a Specified Period. This income option provides monthly payments for any number of years from 5 to 30. If the Beneficiary does not want to receive the remaining scheduled payments, a single lump sum may be requested, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

Additional Options - We may make other income options available.

No withdrawals are permitted during the income phase under an income option that is life contingent.

If your Contract is a Qualified Contract, not all of these payment options will satisfy Required Minimum Distribution rules, particularly as those rules apply to your beneficiary after your death. Beginning with deaths happening on or after January 1, 2020, subject to certain exceptions most non-spouse beneficiaries must now complete death benefit distributions within ten years of the owner’s death in order to satisfy required minimum distribution rules. Consult a tax adviser before electing a payout option.

DEATH BENEFIT

The Contract has a death benefit, which is payable during the accumulation phase, and in some circumstances even after you begin taking income payments. Amounts applied to death benefit payout options from Index Account Options are subject to an Interim Value adjustment. If you die before moving into the income phase, the death benefit equals the greater of:

•your Contract Value on the date we receive all required documentation from your Beneficiary; or

•the total Premium you have paid into the Contract reduced for prior withdrawals (including any applicable charges and adjustments) in the same proportion that the Contract Value was reduced on the date of the withdrawal.*

*For Owners age 81 and older at the time the Contract is issued, the return of premium component of the death benefit is unavailable, and the death benefit will equal the current Contract Value.

If you begin taking income payments on the Latest Income Date, the death benefit amount is equal to the greater of zero or:

•the total Premium you have paid into the Contract, reduced for prior withdrawals (including any applicable charges and adjustments) incurred since the issuance of the Contract through the Latest Income Date, in the same proportion that the Contract Value was reduced on the date of such withdrawals, less

•the Contract Value on the Latest Income Date.*

*For Owners age 81 and older at the time the Contract is issued, the death benefit is not payable once you begin taking income from your Contract, regardless of the Income Date selected, and the death benefit terminates on the Income Date.

If the Contract is owned by joint Owners, the death benefit is due upon the death of the first joint Owner. If the Contract is owned by a legal entity, the death benefit is due upon the death of the Annuitant (in the case of joint Annuitants, the death benefit is payable upon the death of the first Annuitant).

The death benefit is due following our receipt of all required documentation in Good Order. Required documentation includes proof of death, a claim form, and any other documentation we reasonably require. If we have received proof of death and any other required documentation, we will calculate the share of the death benefit due to a Beneficiary of record using Contract values established at the close of business on the date we receive from that Beneficiary a claim form with a payment option elected. If we have not received proof of death or any other required documentation, we will calculate the share of the death benefit due to a Beneficiary of record using Contract values established at the close of business on the date we receive any remaining required documentation. As a result, based on the timing of a Beneficiary's claim submission, and the performance of the Index, Interim Value adjustments, and positive or negative Index Adjustments credited to Index Account Options may cause the calculation of a Beneficiary’s death benefit share to differ from the calculation of another Beneficiary’s death benefit share. We will pay interest on a Beneficiary’s death benefit share as required by law.

If you die before you begin taking income from the Contract, the person you have chosen as your Beneficiary will receive the death benefit. If you have a joint Owner, the death benefit will be paid when the first joint Owner dies. The surviving joint Owner will be treated as the Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary. Only a spousal Beneficiary has the right to continue the Contract in force upon your death. If we do not receive a claim form and due proof of your death in Good Order from a surviving joint Owner during their lifetime, we will pay the death benefit in accordance with the last Beneficiary designation received by us in Good Order before the last joint Owner's death. If no Beneficiary designation is in effect, or the designated Beneficiary(ies) have not survived the Owner, or in the case of jointly owned Contracts, both joint Owners, the death benefit shall be paid to the Owner's estate, or in the case of jointly owned Contracts, the estate of the last joint Owner to die.

Payout Options. The death benefit can be paid under one of the following payout options:

•single lump-sum payment;

•payment of entire death benefit within 5 years of the date of death;

•on non-qualified contracts or for spousal Beneficiaries or Eligible Designated Beneficiaries on qualified contracts, payment of the entire death benefit under an income option over the Beneficiary’s lifetime or for a period not extending beyond the Beneficiary’s life expectancy. Any portion of the death benefit not applied under an income option within one year of the Owner's death, however, must be paid within five years of the date of the Owner's death on non-qualified contracts; or

•on qualified contracts, payment of the entire death benefit under an income option over a period not extending beyond ten (10) years, with distribution beginning within the calendar year following the calendar year of the Owner's death.

Under these payout options, the Beneficiary may also elect to receive additional lump sums at any time. The receipt of any additional lump sums will reduce the future income payments to the Beneficiary.

If the Beneficiary elects to receive the death benefit as an income option, the Beneficiary must make that payout option election within 60 days of the date we receive proof of death and payments of the death benefit must begin within one year of the date of death. If the Beneficiary chooses to receive some or all of the death benefit in a single sum and all the necessary requirements are met, we will pay the death benefit within seven days. If your Beneficiary is your spouse, he/she may elect to continue the Contract, at the current Contract Value, in his/her own name. If no payout option is selected, the entire death benefit will be paid within 5 years of the Owner’s date of death. For more information, please see “Spousal Continuation Option” below.

Pre-Selected Payout Options. As Owner, you may also make a predetermined selection of the death benefit payout option in the event your death occurs before the Income Date. However, at the time of your death, we may modify the death benefit option if the death benefit you selected exceeds the life expectancy of the Beneficiary. If this Pre-selected Death Benefit Option election is in force at the time of your death, the payment of the death benefit may not be postponed, nor can the Contract be continued under any other provisions of this Contract. This restriction applies even if the Beneficiary is your spouse, unless such restriction is prohibited by the Internal Revenue Code. If the Beneficiary does not submit the required documentation for the death benefit to us within one year of your death, however, the death benefit must be paid, in a single lump sum, within five years of your death. The Pre-selected Death Benefit Option may not be available in your state.

Spousal Continuation Option. If your spouse is the sole Beneficiary and elects to continue the Contract in his or her own name after your death, pursuant to the Spousal Continuation Option, no death benefit will be paid at that time. Moreover, except as described below, we will apply to the Contract a continuation adjustment, which is the amount by which the death benefit that would have been payable exceeds the Contract Value. We calculate the continuation adjustment amount using the Contract Value and death benefit as of the date we receive completed forms and due proof of death from the Beneficiary of record and the spousal Beneficiary’s written request to continue the Contract (the “Continuation Date”). We will add this amount to the Short Duration Fixed Account. On the next Contract Anniversary, the continuation adjustment will be reallocated to the 1-year Fixed Account Option unless you provide updated allocation instructions. The continuation adjustment will have no effect on the Fixed Account Minimum Value. The Spousal Continuation Option may not be available in your state. See your financial professional for information regarding the availability of the Spousal Continuation Option.

If your spouse continues the Contract in his/her own name under the Spousal Continuation Option, the new Contract Value will be considered the initial Premium for purposes of determining any future death benefit under the Contract.

The Spousal Continuation Option is available to elect one time on the Contract. However, if you have elected the Pre-selected Death Benefit Option the Contract cannot be continued under the Spousal Continuation Option, unless preventing continuation would be prohibited by the Internal Revenue Code. The Pre-selected Death Benefit Option may not be available in your state.

The Spousal Continuation Option is not available in the event of a change from the original Owner or an assignment of the Contract.

Death of Owner On or After the Income Date. On or after the Income Date, if you or a joint Owner die, and are not the Annuitant, any remaining payments under the income option elected will continue at least as rapidly as under the method of distribution in effect at the date of death. If you die, the Beneficiary becomes the Owner. If the joint Owner dies, the surviving joint Owner, if any, will be the designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. A contingent Beneficiary is entitled to receive payment only after the Beneficiary dies.

Death of Annuitant. If the Annuitant is not an Owner or joint Owner and dies before the Income Date, you can name a new Annuitant, subject to our underwriting rules. If you do not name a new Annuitant within 30 days of the death of the Annuitant, you will become the Annuitant. However, if the Owner is a legal entity, then the death of the Annuitant will be treated as the death of the Owner, and a new Annuitant may not be named.

If the Annuitant dies on or after the Income Date, any remaining guaranteed payment will be paid to the Beneficiary as provided for in the income option selected. Any life-contingent Income Payments cease on the death of the Annuitant.

Stretch Contracts. The beneficiary of death benefit proceeds from another company’s non-qualified annuity contract or the eligible designated beneficiary (as defined by the Internal Revenue Code and implementing regulations) of death benefit proceeds from another company’s tax-qualified annuity contract or plan, may use the death benefit proceeds to purchase a Contract (“Stretch Contract”) from us. The beneficiary of the prior contract or plan (“Beneficial Owner”) must begin taking distributions, or must have begun taking distributions under the prior contract or plan, within one year of the decedent’s death. The distributions must be taken over a period not to exceed the life expectancy of the Beneficial Owner, and the distributions must satisfy the minimum distribution requirements resulting from the decedent’s death as defined by the Internal Revenue Code and implementing regulations. (See “Non-Qualified Contracts – Required Distributions” on page 34.) Upon the Beneficial Owner’s death, under a tax-qualified Stretch Contract, the designated beneficiary must distribute the Contract Value on or before the end of the 10th year after the Beneficial Owner’s death. Upon the Beneficial Owner’s death, under a non-qualified Stretch Contract, the Stretch Contract terminates, and the designated beneficiary will receive a lump-sum distribution of the Contract Value. We will waive Market Value Adjustments on any withdrawal necessary to satisfy the minimum distribution requirements. Withdrawals in excess of the minimum distribution requirements may be taken at any time, subject to applicable Market Value Adjustments. Non-qualified Stretch Contracts may not be available in all states.

The rights of Beneficial Owners are limited to those applicable to the distribution of the death benefit proceeds.

Special requirements apply to non-qualified Stretch Contracts. All Premium must be received in the form of a full or partial 1035 exchange of the death benefit proceeds from a non-qualified annuity contract and other forms of Premium payments are not permitted. Joint ownership is not permitted. The Beneficial Owner may not annuitize the Stretch Contract. The Stretch Contract terminates upon the Beneficial Owner’s death, and we will pay the Contract Value to the Beneficial Owner’s beneficiary(ies) in a lump-sum distribution. Please read the Contract and accompanying endorsement carefully for more information about these and other requirements.

TAXES

The following is only a general discussion of certain federal income tax issues and is not intended as tax advice to any individual. Jackson does not make any guarantee regarding the tax status of any contract or any transaction involving the contracts. It should be understood that the following discussion is not exhaustive and that other special rules may be applicable in certain situations. Moreover, no attempt has been made to consider any applicable state or other tax laws or to compare the tax treatment of the contracts to the tax treatment of any other investment. You are responsible for determining whether your purchase of a contract, withdrawals, income payments, and any other transactions under your contract satisfy applicable tax law. You should consult your own tax advisor as to how these general rules will apply to you if you purchase a Contract.

CONTRACT OWNER TAXATION

Tax-Qualified and Non-Qualified Contracts. If you purchase your Contract as a part of a tax-qualified plan such as an Individual Retirement Annuity (IRA), Tax-Sheltered Annuity (sometimes referred to as a 403(b) Contract), or pension or profit-sharing plan (including a 401(k) Plan or H.R. 10 Plan) your Contract will be what is referred to as a tax-qualified contract. Tax deferral under a tax-qualified contract arises under the specific provisions of the Internal Revenue Code (Code) governing the tax-qualified plan, so a tax-qualified contract should be purchased only for the features and benefits other than tax deferral that are available under a tax-qualified contract, and not for the purpose of obtaining tax deferral. You should consult your own advisor regarding these features and benefits of the Contract prior to purchasing a tax-qualified contract.

If you do not purchase your Contract as a part of any tax-qualified pension plan, specially sponsored program or an individual retirement annuity, your Contract will be what is referred to as a non-qualified contract.

The amount of your tax liability on the earnings under and the amounts received from either a tax-qualified or a non-qualified Contract will vary depending on the specific tax rules applicable to your Contract and your particular circumstances.

Non-Qualified Contracts - General Taxation. Increases in the value of a non-qualified Contract attributable to undistributed earnings are generally not taxable to the Contract Owner or the Annuitant until a distribution (either a withdrawal or an income payment) is made from the Contract. This tax deferral is generally not available under a non-qualified Contract owned by a non-natural person (e.g., a corporation or certain other entities other than a trust holding the Contract as an agent for a natural person). Loans, assignments, or pledges based on a non-qualified Contract are treated as distributions.

Non-Qualified Contracts - Aggregation of Contracts. For purposes of determining the taxability of a withdrawal, the Code provides that all non-qualified contracts issued by us (or an affiliate) to you during any calendar year must be treated as one annuity contract. Additional rules may be promulgated under this Code provision to prevent avoidance of its effect through the ownership of serial contracts or otherwise.

Non-Qualified Contracts - Withdrawals and Income Payments. Any withdrawal from a non-qualified Contract is taxable as ordinary income to the extent it does not exceed the accumulated earnings under the Contract. In contrast, a part of each income payment under a non-qualified Contract is generally treated as a non-taxable return of Premium. The balance of each income payment is taxable as ordinary income. The amounts of the taxable and non-taxable portions of each income payment are determined based on the amount of the investment in the Contract and the length of the period over which income payments are to be made. Income payments received after all of your investment in the Contract is recovered are fully taxable as ordinary income.

The Code also imposes a 10% penalty on certain taxable amounts received under a non-qualified Contract. This penalty tax will not apply to any amounts:

•paid on or after the date you reach age 59½;

•paid to your Beneficiary after you die;

•paid if you become totally disabled (as that term is defined in the Code);

•paid in a series of substantially equal periodic payments made annually (or more frequently) for your life (or life expectancy) or for a period not exceeding the joint lives (or joint life expectancies) of you and your Beneficiary;

•paid under an immediate annuity; or

•which come from Premiums made prior to August 14, 1982.

The taxable portion of distributions from a non-qualified annuity Contract are considered investment income for purposes of the Medicare tax on investment income. As a result, a 3.8% tax will generally apply to some or all of the taxable portion of distributions to individuals whose modified adjusted gross income exceeds certain threshold amounts. These levels are $200,000 in the case of single head of household taxpayers, $250,000 in the case of married taxpayers filing joint returns, $250,000 in case of Qualifying surviving spouse with dependent child, and $125,000 in the case of married taxpayers filing separately. Owners should consult their own tax advisors for more information.

Non-Qualified Contracts - Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified contract issued after January 18, 1985 to provide that (a) if an owner dies on or after the annuity starting date but prior to the time the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of that owner’s death; and (b) if an owner dies prior to the annuity starting date, the entire interest in the contract must be distributed within five years after the date of the owner’s death. If the owner is a legal entity, the death of any annuitant is treated as the death of the owner for this purpose.

The requirements of (b) above can be considered satisfied if any portion of the Owner’s interest which is payable to or for the benefit of a “designated beneficiary” is distributed over the life of such beneficiary or over a period not extending beyond the life expectancy of that beneficiary and such distributions begin within one year of that Owner’s death. The Owner’s “designated beneficiary,” who must be a natural person, is the person designated by such Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the Owner’s “designated beneficiary” is the surviving spouse of the Owner, the contract may be continued with the surviving spouse as the new Owner. A surviving spouse must meet the requirements under federal tax law to continue the contract.

Non-Qualified Contracts - 1035 Exchanges. Under Section 1035 of the Code, you can purchase an annuity contract through a tax-free exchange of another annuity contract, or a life insurance or endowment contract. For the exchange to be tax-free under Section 1035, the owner and annuitant must be the same under the original annuity contract and the Contract issued to you in the exchange. If the original contract is a life insurance contract or endowment contract, the owner and the insured on the original contract must be the same as the owner and annuitant on the Contract issued to you in the exchange.

In accordance with Revenue Procedure 2011-38, the IRS will consider a partial exchange of an annuity Contract for another annuity Contract valid if there is either no withdrawal from, or surrender of, either the surviving annuity contract or the new annuity contract within 180 days of the date of the partial exchange. Revenue Procedure 2011-38 also provides certain exceptions to the 180 day rule. Due to the complexity of these rules, owners are encouraged to consult their own tax advisers prior to entering into a partial exchange of an annuity Contract.

Tax-Qualified Contracts - Withdrawals and Income Payments. The Code imposes limits on loans, withdrawals, and income payments under tax-qualified Contracts. The Code also imposes required minimum distributions for tax-qualified Contracts and a 10% penalty on certain taxable amounts received prematurely under a tax-qualified Contract. You should discuss these limits, required minimum distributions, tax penalties and the tax computation rules with your tax adviser. Any withdrawals under a tax-qualified Contract will be taxable except to the extent they are allocable to an investment in the Contract (any after-tax contributions). In most cases, there will be little or no investment in the Contract for a tax-qualified Contract because contributions will have been made on a pre-tax or tax-deductible basis.

Withdrawals - Roth IRAs. Subject to certain limitations, individuals may also purchase a type of non-deductible IRA annuity known as a Roth IRA annuity. Qualified distributions from Roth IRA annuities are entirely federal income tax free. A qualified distribution requires that the individual has held the Roth IRA annuity for at least five years and, in addition, that the distribution is made either after the individual reaches age 59½, on account of the individual’s death or disability, or as a qualified first-time home purchase, subject to $10,000 lifetime maximum, for the individual, or for a spouse, child, grandchild or ancestor.

Constructive Withdrawals - Investment Adviser Fees. In 2019, we obtained a private letter ruling (“PLR”) from the Internal Revenue Service recognizing our ability, in specific circumstances, to treat the payment of investment advisory fees to an investment advisor out of nonqualified contracts as non-taxable withdrawals from the contracts.

Pursuant to the guidance provided by the Internal Revenue Service, we only permit the deduction of investment adviser fees from a contract in the following circumstances:

•The contract is an advisory fee product;

•A written contract exists between the registered investment adviser and the contract owner;

•During the time that the contract owner authorizes us to deduct advisory fees directly from the contract and automatically transmit them to a registered investment adviser, the contract will be solely liable for the fees and the fees will not be paid directly by the owner;

•The fees are paid directly from the annuity contract to the registered investment adviser;

•The fees do not exceed an amount equal to an annual rate of 1.50% of the contract’s cash value

When these requirements are met, we will not treat such a deduction of fees as a taxable distribution. In order to prevent negative tax consequences, these deductions are only permitted if the above requirements are met. Any withdrawals taken by a contract owner in scenarios that do not conform to the above requirements will be treated as any other partial withdrawal from the contract, and may be subject to federal and state income taxes and a 10% federal penalty tax.

Death Benefits. None of the death benefits paid under the Contract to the Beneficiary will be tax-exempt life insurance benefits. The rules governing the taxation of payments from an annuity Contract, as discussed above, generally apply to the payment of death benefits and depend on whether the death benefits are paid as a lump sum or as annuity payments. Estate or gift taxes may also apply.

Assignment. An assignment of your Contract will generally be a taxable event. Assignments of a tax-qualified Contract may also be limited by the Code and the Employee Retirement Income Security Act of 1974, as amended. You should consult your tax advisor prior to making any assignment of your Contract.

An assignment or pledge of all or any portion of the value of a Non-Qualified Contract is treated under Section 72 of the Code as an amount not received as an annuity. The total value of the Contract assigned or pledged that exceeds the aggregate Premiums paid will be included in the individual's gross income. In addition, the amount included in the individual's gross income could also be subject to the 10% penalty tax discussed in connection with Non-Qualified Contracts.

An assignment or pledge of all or any portion of the value of a Qualified Contract will disqualify the Qualified Contract. The Code requires the Qualified Contract to be nontransferable.

Withholding. In general, the income portion of distributions from a Contract are subject to 10% federal income tax withholding and the income portion of income payments are subject to withholding at the same rate as wages unless you elect not to have tax withheld. Some states have enacted similar rules. Different rules may apply to payments delivered outside the United States.

The Code generally allows the rollover of most distributions to and from tax-qualified plans, tax-sheltered annuities, Individual Retirement Annuities and eligible deferred compensation plans of state or local governments. Distributions from other tax qualified plans which may not be rolled over are those which are:

(a)one of a series of substantially equal annual (or more frequent) payments made (a) over the life or life expectancy of the employee, (b) the joint lives or joint life expectancies of the employee and the employee’s beneficiary, or (c) for a specified period of ten years or more;

(b)a required minimum distribution; or

(c)a hardship withdrawal.

Eligible rollover distributions from tax qualified plans (other than an IRA) are subject to mandatory 20% withholding unless they are transferred directly to an IRA or tax qualified plan. Jackson reserves the right to change tax reporting practices where it determines that a change is necessary to comply with federal or state tax rules (whether formal or informal).

Annuity Purchases by Nonresident Aliens and Foreign Corporations. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S. state, and foreign taxation with respect to an annuity contract purchase.

Definition of Spouse. The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.
Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the designation of an annuitant other than the owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Tax Law Changes. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.
We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.
JACKSON TAXATION

We reserve the right to deduct from the Contract Value any taxes attributed to the Contract and paid by us to any government entity (including, but not limited to, Premium Taxes, Federal, state and local withholding of income, estate, inheritance, other taxes required by law and any new or increased federal or state income taxes that may be enacted into law). Premium taxes generally range from 0.5% to 3.5%, which are applicable only in certain jurisdictions. We will determine when taxes relate to the Contract.

We may pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We will withhold taxes required by law from any amounts payable from this Contract.

While we may consider company income tax liabilities and tax benefits when pricing our products, we do not currently include our income tax liabilities in the charges you pay under the Contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

OTHER INFORMATION

General Account. The General Account is made up of all of Jackson's assets, including the Fixed Account and Jackson National RILA Separate Account I. Jackson exercises sole discretion over the investment of the General Account assets and bears the associated investment risk. You will not share in the investment experience of General Account assets. The General Account invests its assets in accordance with state insurance law. All of the assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Unregistered Separate Account. Except for Contracts issued in certain states, we hold certain investments supporting the assets that you allocate to the Index Account in a non-insulated unregistered Separate Account. We established the Jackson National RILA Separate Account I ("RILA Separate Account") on February 12, 2021, pursuant to the provisions of Michigan law. The RILA Separate Account is a separate account under state insurance law and is not registered under the Investment Company Act of 1940. It is non-unitized, non-insulated, and was established under the laws of Michigan solely for the purpose of supporting our obligations under the Contract. Like our General Account, all of the assets of the RILA Separate Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Changes to the Separate Account. Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the RILA Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes may result from changes to or interpretations of applicable laws or regulations, or from business decisions we may make with regard to structure and operation of the RILA Separate Account.

Distribution of Contracts. Jackson National Life Insurance Company (“Jackson”), located at 1 Corporate Way, Lansing Michigan, is the issuer for this contract. Jackson National Life Distributors LLC (“JNLD”), located at 300 Innovation Drive, Franklin, Tennessee 37067, serves as the distributor of the Contracts. JNLD also serves as distributor of other variable insurance products issued by Jackson and its subsidiaries.

JNLD is a wholly owned subsidiary of Jackson National Life Insurance Company. JNLD is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”). For more information on broker-dealers and their registered representatives, you may use the FINRA BrokerCheck program via telephone (1-800-289-9999) or the Internet (http://brokercheck.finra.org).

JNLD may distribute the Contracts directly and also enters into selling agreements with broker-dealers or other financial institutions that are unaffiliated with us ("Selling Firms"). The Contracts are offered to customers of Selling Firms. Selling Firms are responsible for delivery of various related disclosure documents and the accuracy of their oral description and appropriate recommendations of the purchase of the Contracts. Selling Firms do not have any legal responsibility to pay amounts that are owed under the Contracts. The obligations and guarantees under the Contracts are the sole responsibility of Jackson.

Selling Firms may also be registered as, affiliated with, or in a contractual relationship with an investment adviser and offer advisory services to Contract Owners. Selling Firms providing such advisory services are acting solely on your behalf. Neither Jackson nor JNLD offer advice on how to allocate your Contract Value and we are not responsible for any advice your investment adviser provides to you. Neither Jackson nor JNLD endorses any investment advisers nor makes any representations as to their qualifications.

Compensation Paid to Unaffiliated Selling Firms. No commissions are paid to Selling Firms that sell the Contracts. However, the Selling Firms or their representatives may charge you an investment advisory or similar fee under an agreement you have with them. The Selling Firms or their registered representatives/investment adviser representatives determine the amount of the fee that will be charged, and the amounts charged may vary. There may be tax and Contract implications, including adverse effects on Contract benefits, if you elect to have such fees withdrawn directly from the Contract.

JNLD and/or Jackson may make payments to Selling Firms in recognition of marketing, distribution, and/or administrative support provided by the Selling Firms. These payments may not be offered to all Selling Firms. The terms of these arrangements vary widely depending on, among other things, products offered; the level and type of marketing, distribution, and administrative support services provided; and the level of access we are provided to the registered representatives of the Selling Firms. Such payments may influence Selling Firms and/or their registered representatives to present the Contracts more favorably than other investment alternatives. Such compensation is subject to applicable state insurance law and regulation, FINRA rules of conduct and Department of Labor (“DOL”) rules and regulations. While such compensation may be significant, it will not result in any additional direct charge by us to you.

JNLD and/or Jackson may make marketing allowance payments and marketing support payments to the Selling Firms. Marketing allowance payments are payments that are designed as consideration for product placement and distribution, assets under management, and sales volume. Marketing allowance payments are generally based on a fixed percentage of annual product sales and generally range from 10 to 50 basis points (0.10% to 0.50%). Payments may also be based on a percentage of assets under management or paid as a specified dollar amount. Marketing support payments may be in the form of cash and/or non-cash compensation to or on behalf of Selling Firms and their registered representatives and are intended to provide us with exposure to registered representatives so that we may build relationships or educate them about product features and benefits. Examples of such payments include, but are not limited to, reimbursements for representative training or “due diligence” meetings (including travel and lodging expenses); client and prospecting events; speaker fees; business development and educational enhancement items (such as software packages containing information for broker use, or prospecting lists); sponsorship payments for participation at conferences and meetings; and other support services, including payments to third party vendors for such services. Payments or reimbursements for meetings and seminars are generally based on the anticipated level of participation and/or accessibility and the size of the audience. Subject to applicable laws and regulations including FINRA rules of conduct and DOL rules and regulations, we may also provide cash and/or non-cash compensation to registered representatives in the form of gifts, promotional items, occasional meals, and entertainment. Selling Firms may qualify for different levels of sales and service support depending on the volume of business that they do with us.

All of the compensation described here, and other compensation or benefits provided by JNLD and/or Jackson or our affiliates, may be greater or less than the total compensation on similar or other products.  The amount or structure of the compensation can create a conflict of interest as it may influence your Selling Firm and financial professional to present this Contract over other investment alternatives.  The variations in compensation, however, may also reflect differences in sales effort or ongoing customer services expected of the Selling Firm and financial professional.  You may ask your financial professional about any variations and how he or she and his or her Selling Firm are compensated for selling the Contract.

Compensation to JNLD. We may use any of our corporate assets to cover the cost of distribution. Compensation is paid to employees of JNLD and/or Jackson who are responsible for providing services to Selling Firms. These employees are generally referred to as “wholesalers” and may meet with Selling Firms and/or their representatives to provide training and sales support. The compensation paid to the wholesalers may vary based on a number of factors, including Premium payments; types of Contracts or optional benefits (if any) sold by the Selling Firms that the wholesaler services; wholesaler performance; and overall company performance. The wholesaler may be required to achieve internally-assigned goals related to the same type of factors and may receive bonus payments for the achievement of individual and/or company-wide goals.

When a contract is offered to persons who are also customers of an Independent Registered Investment Advisor, JNLD may act in its capacity as a Selling Firm and be responsible for delivering disclosure documents and making recommendations that are in the best interest of the customer. Neither JNLD nor the Independent Registered Investment Advisors receive commission when one of their customers purchases a contract from JNLD. JNLD will not make marketing support payments to Independent Registered Investment Advisors if the payment or non-cash compensation is preconditioned on achievement of a sales target or on achievement of maintaining a level of premium with Jackson.

Compensation is paid to employees of JNLD who are responsible for making recommendations to persons who are also customers of Independent Registered Investment Advisors. These employees are generally referred to as “annuity support associates”. The compensation paid to annuity support associates is not based on commissions. We compensate our annuity support associates with a base salary and an annual discretionary bonus. The amount of the annual bonus is based on a percentage of the associate’s salary, varies by the associate’s title, and is tied to how well the associate performs his or her job.

Modification of Your Contract. Only our President, Vice President, Secretary or Assistant Secretary may approve a change to or waive a provision of your Contract. Any change or waiver must be in writing. We may change the terms of your Contract without your consent in order to comply with changes in any applicable state and federal regulations and law, including provisions or requirements of the Internal Revenue Code.

Confirmation of Transactions. We will send you a written statement confirming that a financial transaction, such as a withdrawal, or transfer has been completed. This confirmation statement will provide details about the transaction. It is possible that certain transactions, such as transfers, which may only be made on Contract Anniversaries or Index Account Option Term Anniversaries may be confirmed in an annual statement only.

It is important that you carefully review the information contained in the statements that confirm your transactions. If you believe an error has occurred, you must notify us in writing promptly upon receipt of the statement so we can make any appropriate adjustments.

State Variations. This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. These differences include, among other things, free look rights, issue age limitations, and the general availability of certain features. The state in which your Contract is issued also governs whether or not certain options, or charges are available or will vary under your Contract. Please see Appendix B for a listing of the state variations as well as your Contract for specific variations applicable to you.

Legal Proceedings. Jackson and its subsidiaries are defendants in a number of civil proceedings arising in the ordinary course of business and otherwise. We are also, from time to time, the subject of regulatory inquiries and proceedings by certain governmental authorities. We do not believe at the present time that any pending action or proceeding, individually or in the aggregate, will have a material adverse effect upon Jackson’s ability to meet its obligations under the Contracts. See “Risk Related to Our Business and Industry – Legal and Regulatory Risk – Legal and regulatory investigations and actions are increasingly common in our industry and could result in a material adverse effect on our business, financial condition, results of operations and cash flows.”

JACKSON

We are a stock life insurance company organized under the laws of the state of Michigan in June 1961. Our legal domicile and principal business address is 1 Corporate Way, Lansing, Michigan 48951 and we maintain offices in Franklin, Tennessee and Chicago, Illinois. We are admitted to conduct life insurance and annuity business in the District of Columbia and all states except New York. We are a wholly owned subsidiary of Jackson Financial Inc. ("JFI"), whose Class A common stock is traded on the New York Stock Exchange under the symbol "JXN." Our website is located at www.jackson.com. Information on our website is not part of, or incorporated by reference into, this prospectus. JFI is also the ultimate parent of PPM America, Inc., a sub-adviser for certain Funds, and Jackson National Asset Management, LLC (“JNAM”), which provides certain administrative services with respect to certain of our separate accounts, including separate account administration services and financial and accounting services. JNAM is located at 225 West Wacker Drive, Chicago, Illinois 60606.

We issue and administer the Contracts. We maintain records of the name, address, taxpayer identification number and other pertinent information for each Owner, the number and type of Contracts issued to each Owner and records with respect to the value of each Contract.

Jackson is relying on Rule 12h-7 under the Securities Exchange Act of 1934, which exempts insurance companies from filing periodic reports pursuant to Section 15(d) of that Act.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•conditions in the capital and credit markets and the economy which impact liquidity, investment performance and valuation, hedge program performance, interest rates and credit spreads;
•Jackson Financial’s dependence on the ability of its subsidiaries to transfer funds to meet Jackson Financial’s obligations and liquidity needs;
•downgrade in our financial strength or credit ratings, which impact our business and costs of financing;
•changes in laws and regulations, which impact how we conduct our business, the relative appeal of our products versus those from other financial institutions, and changes in accounting standards, which impact how we account for and present our results of operations;
•operational failures, including failure of our information technology systems, failure to protect the confidentiality of customer information or proprietary business information, and disruptions from third party outsourcing partners;
•a failure to adequately describe and administer, or meet any of the complex product and regulatory requirements relating to, the many complex features and options contained in our annuities;
•adverse impacts on our results of operations and capitalization as a result of optional guaranteed benefits within certain of our annuities;
•models that rely on a number of estimates, assumptions, sensitivities and projections, which models inform our business decisions and strategy and which may contain misjudgments and errors and may not be as predictive as desired;
•risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics (including COVID-19), malicious acts, cyberattacks, terrorist acts, civil unrest and climate change;
•inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;
•changes in the levels of amortization of deferred acquisition costs (“DAC”); and
•adverse outcomes of legal or regulatory actions.

The risks and uncertainties, including those listed above, are discussed more fully under “Risks Related to Our Business and Industry” and “Management's Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk” below in this prospectus, which are incorporated herein by reference. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus, except as otherwise required by law.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

[TO BE UPDATED BY AMENDMENT]

Business and Industry Risk Factor Summary

The following is a summary of the material risks and uncertainties that could adversely affect our business, financial condition and results of operations. You should read this summary together with the more detailed description of each risk factor contained below.

Risks Related to Conditions in the Global Capital Markets and the Economy, primarily include:
•Equity market performance and its impact on asset and liability valuation, hedge program performance and fee revenue;
•Volatility in interest rates or prolonged periods of low interest rates and their impact on hedge program performance and income derived from our investments;
•Deterioration of the credit quality of, and defaults on, the securities and loans in our investment portfolio; and
•Impacts from climate change and the COVID-19 pandemic.

Risks Related to Financing and Liquidity, include:
•Dependence of our parent company, JFI, on cash made available to it by its operating subsidiaries and its ability to access the capital markets;
•A downgrade or a potential downgrade in our financial strength or credit ratings impacting our business and costs of financing;
•Liquidity risks associated with sourcing a large concentration of our funding from the Federal Home Loan Bank of Indianapolis (“FHLBI”); and
•Difficulty in selling certain investments, or to sell in significant amounts at acceptable prices, to generate cash to meet our needs.

Risks Related to Legal, Tax and Regulatory Matters, include:
•Changes in accounting standards;
•Our businesses are heavily regulated and are impacted by changes in regulation;
•A decrease in the risk-based capital (RBC) ratio (as a result of a reduction in statutory capital and surplus or increase in RBC requirements) could result in increased scrutiny by insurance regulators and rating agencies;
•Legal and regulatory investigations and actions;
•Our investment advisory agreements with clients, and our selling and distribution agreements with various financial intermediaries and consultants, are subject to termination or non-renewal on short notice;
•Changes in U.S. federal income or other tax laws or the interpretation of tax laws could affect sales of our products and profitability;
•We may not be able to mitigate the reserve strain associated with Regulation XXX and Guideline AXXX, potentially impacting our capital position; and
•Changes to comply with new and potential laws or regulations that impose fiduciary or best interest standards in connection with the sale of our products impacting our costs and sales.

Risks Related to the Products We Offer and Distribution, primarily include:
•A failure to accurately describe the many features and options of our annuities or to administer the many features and options consistent with their descriptions;
•Optional guaranteed benefits within certain of our annuities could decrease our earnings, decrease our capitalization, and could increase the volatility of our financial results, result in higher risk management costs and expose us to increased counterparty risk; and

•The terms of our new registered index-linked annuities (RILAs) may not meet customer needs, and we may encounter delays and missed market opportunities if we need to revise those terms.

Risks Related to Models, Estimates, Assumptions and Valuations, primarily include:
•Model design and performance errors;
•Inability to adequately identify, monitor and manage risks;
•Possible significant deviations from our assumptions regarding the proportion of our annuity contracts that will remain in force from one period to the next should persistency or mortality rates differ significantly from our pricing expectations; and
•The subjective nature of some valuations and their impact on allowances and impairments taken on our investments and goodwill.

Risks Related to Counterparty Performance and Reinsurance, primarily relating to:
•Our use of financial derivative transactions to hedge, and reinsurance to mitigate, risks exposes us to counterparty credit risk.

Risks Related to Our Information Technology and Other Operational Matters, primarily include:
•Disruption in our operations, and those of our material outsourcing partners;
•Our information technology systems could fail, or their security could be compromised;
•Failure to protect the confidentiality of customer information or proprietary business information could adversely affect us and our reputation; and
•Inability to recruit and maintain key employees and experienced and productive employees.

General Risks We Face, primarily relating to:
•Our management discovered a material weakness in our disclosure controls and procedures and internal control over financial reporting, which resulted in a restatement of our previously issued annual financial statements; and
•Our efforts to meet Environmental, Social, and Governance (“ESG”) standards and to enhance the sustainability of our businesses may not meet investors’ or regulators’ expectations.
•Natural and man-made disasters and catastrophes, diseases, epidemics, pandemics, malicious acts, terrorist acts, civil unrest, and climate change.

Business and Industry Risk Factors

You should consider and read carefully all of the risks and uncertainties described below, as well as the other information contained in this prospectus, including our financial statements included elsewhere in this prospectus. The risks described below are not the only ones we face. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could cause a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them could in turn cause the emergence or exacerbate the effect of others. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below. See “Caution Regarding Forward-Looking Statements.”

Risks Relating to Conditions in the Global Capital Markets and Economy

General conditions in the global capital markets and the economy could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Volatility in global capital markets and the global economy could have a material adverse impact our business, financial condition, results of operations and cash flows. Factors including the COVID-19 pandemic, civil unrest, availability and cost of credit, geopolitical issues and trade disputes have contributed to increased volatility in worldwide capital and equity markets. These global factors also could impact business and consumer confidence and may lead to economic uncertainty, stay-at-home orders, and business shutdowns, thereby causing a slowdown in economic activity.

An economic downturn could have an adverse effect on our business. Our customers may choose to defer paying premiums or stop paying premiums altogether, or simply allow policies to lapse. In addition, many state insurance departments, including the New York State Department of Financial Services, may require insurers to offer flexible premium payment plans, relax payment dates and waive late fees and penalties to avoid canceling or non-renewing policies. The cost of reinsurance to us for these policies could increase, and we could encounter decreased availability of such reinsurance. If customer lapse rates significantly exceed our expectations, they could cause a material adverse effect on our business, financial condition, results of operations and cash flows. Conversely, if our policyholder lapse rates are significantly lower than our expectations, the increased cost of providing guaranteed living benefits could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Such events and conditions could also have an adverse effect on our sales of annuities, result in a decrease or halt in economic activity in large geographic areas, adversely affect our business within those geographic areas or the general economic climate, affect the availability and cost of reinsurance protections and could affect the availability and effectiveness of hedging instruments resulting in a material and adverse impact on our profitability.
Equity market declines and volatility could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our variable annuity business is highly sensitive to the condition of equity markets. Sustained decline, weakness or stagnation in equity markets would result in depressed variable annuity policyholder account balances and lower revenues and earnings, that is, fees and risk charges that are proportional to policyholder account balances. Lower variable annuity account balances also impact the likelihood of claims arising from guaranteed minimum withdrawal benefits on many of our variable annuity policies, which may reduce the profitability of the business depending on the effectiveness of our hedge program.

Equity market declines and volatility could influence policyholder behavior, which could adversely impact the levels of full surrenders and/or partial withdrawals within annuity contracts or cause customers to reallocate a portion of their account balances to more conservative investment options (which generally have lower fees). These actions could negatively impact our profitability or increase the value of guaranteed benefit liabilities,, particularly if customers were to remain in such conservative investment options during an equity market increase. In addition, equity market volatility could lead to changes in estimates underlying our calculations of deferred acquisition costs (“DAC”) that, in turn, could accelerate our DAC amortization and reduce our current earnings and result in changes to the fair value of our optional guarantee benefit liabilities, which could increase the volatility of our results of operations.
We face equity risk from our asset portfolio, our derivative hedging program, and the products we sell. Market volatility could increase our need for additional hedging and increase the costs of the derivatives we use for hedging. Our hedging program may be unable to mitigate effectively the equity market volatility of our liabilities, which could lead to economic losses or increased volatility in earnings. For example, we are exposed to basis risk, which results from our inability to purchase or sell hedge assets whose performance perfectly matches the performance of the funds into which policyholders allocate their assets. While mutual funds made available to variable annuity policyholders are those with historical performance, and we believe that we would be sufficiently matched with hedge assets, we anticipate some variance between the two. This variance may be exacerbated during periods of high volatility and could result in a loss of capital and/or reduced earnings. In addition, we may sometimes choose, based on economic considerations and other factors, not to fully mitigate the equity market volatility of our portfolio. For example, in periods of high market volatility or adverse conditions, we may experience a reduction in the availability, or an increase in the cost, of the derivatives we use to hedge market risk, making it either impossible or impractical to mitigate effectively the equity market volatility of our liabilities.

Volatility in interest rates or prolonged periods of low interest rates could have an adverse effect on our business, financial condition, results of operations and cash flows.

Changes in interest rates and credit spreads could result in fluctuations in the income derived from our investments and could cause a material adverse effect on our business, financial condition, results of operations and cash flows. A significant proportion of our business is based upon the difference between the returns we earn on our assets and the interest and other benefits payable to our customers. A significant portion of our assets are invested in fixed income securities and our results are therefore affected by fluctuations in prevailing interest rates and credit spreads. Fixed annuities, variable annuities with a fixed fund option, and institutional products expose us to the risk that changes in interest rates, which are not fully reflected in the interest rates credited to customers, will reduce spread and could reduce profitability of those businesses. Significant volatility in interest rates could have an adverse impact on highly structured or limited liquidity assets in our investment portfolio. Interest rate risk exposure for variable annuities increases when the present value of expected future benefit payments increases. The present value of expected future benefit payments increases due to factors including equity market underperformance, low interest rates, adverse policyholder behavior and increased longevity. As a result, lower interest rates increase our variable annuity exposure and generally lead to increased hedging needs and associated costs.

We are exposed primarily to the following risks arising from fluctuations in interest rates:

• the risk of mismatch between the expected duration of liabilities and investments;

• the reinvestment risk associated with accelerated prepayments on mortgage-backed securities and other fixed income securities in decreasing interest rate environments and delayed prepayments in increasing interest rate environments;

•risk associated with decreasing estimated fair values of the fixed income securities and mortgage loans that comprise a significant portion of our investment portfolio;

• the risk of increases in statutory reserve and capital requirements due to decreases in interest rates or changes in prescribed interest rates;

• the risk of increases in the costs of derivatives we use for hedging or increases in the volume of hedging we do as interest rates decrease;

• the risk of loss related to customer withdrawals following a sharp and sustained increase in interest rates as customers seek higher perceived returns;

• the risk of loss from reduced fee income, increased guaranteed benefit costs and accelerated deferred acquisition costs amortization arising from fluctuations in the variable annuity separate account values associated with fixed income investment options due to increased interest rates or credit spread widening;

• the risk of volatility in our U.S. GAAP results of operations driven by interest rate related components of liabilities; and

•the risk of reduced profitability on products where the interest rate credited to the policyholder increases faster than the corresponding yield of our investment portfolio.

Volatility in credit spreads could have an adverse effect on our business, financial condition, results of operations and cash flows.

Changes in credit spreads affect the underlying market price of our fixed income securities. If credit spreads widen significantly, we could be exposed to higher levels of other-than-temporary impairments. If credit spreads tighten significantly, it could result in reduced net investment income associated with new purchases of fixed maturity securities.

Credit spreads also affect our variable annuity business. Widening credit spreads would reduce the value of bonds held within policyholder funds, decreasing the average account value of our annuity contracts, and negatively impacting the fee income we earn. Narrowing credit spreads would reduce the investment yields available on new asset purchases and the discount rates used in the principles-based statutory reserve calculation, potentially increasing statutory reserve requirements and, in turn, reducing statutory capital. Similarly, narrowing credit spreads would reduce the discount rates used in the GAAP embedded derivative reserves, potentially increasing GAAP reserve requirements. Although these effects on bond fund valuation, investment yields, and reserve discount rates run in offsetting directions for either credit spread widening or narrowing, it is possible for one of them to outweigh the other under certain market conditions. Any of these risks could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

We are exposed to the risk of deterioration of the credit quality of, and defaults on, the securities and loans in our investment portfolio, which could have an adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to the risk that the insurers of our fixed maturity securities and other debt securities and borrowers on our commercial mortgages will default on principal and interest payments or be unable or unwilling to pay us in a timely manner, if at all, due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud or other reasons. The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads or other events that adversely affect the insurers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. Defaults by such issuers and borrowers t or performance of their obligations could reduce our investment income and investment gains or result in investment losses. Further, the value of any fixed maturity security is subject to impairment based on the expectations for repayment of the cash flows agreed under the obligation. Issuers of the fixed maturity securities that we own could experience performance deterioration that trigger rating agency downgrades. Even if the insurers have not defaulted on principal and interest payments with respect to these securities, we could still be required by regulators and rating agencies to hold more capital in support of these investments. As a result, we could experience a higher cost of capital and potential constraints on our ability to grow our business and maintain our own ratings. See Note 4 of Notes to Consolidated Financial Statements for a discussion of the valuation of our securities investments.

Moreover, certain concentrations within the portfolio, such as an issuer and industry concentration in corporate bonds or geographic and property type concentrations in mortgage loans, could have adverse effects on our investment portfolio and consequently on our business, financial condition, results of operations and cash flows. Events or developments that have a negative effect on any industry or geographic region could have a greater adverse effect on our investment portfolio to the extent that the portfolio is concentrated. Moreover, our ability to sell certain assets could be limited if other market participants are seeking to sell similar or related assets at the same time.

Deterioration in the credit quality of the fixed maturity securities, other debt securities, and mortgages in our investment portfolio, or an increase in the default rate of our mortgage loan investments caused by worsening economic conditions or otherwise, could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our investment management business' revenues and results of operations depend on the market value and composition of our assets under management, which could fluctuate significantly based on various factors, including many factors outside our control.

Jackson National Asset Management, LLC ("JNAM"), our investment advisory subsidiary, manages our separate account assets. Most of our revenues are derived from management and administration fees, which typically are calculated as a percentage of the value of assets under management. The fees charged for these services vary with the type of service, the investment strategy and the amount of assets managed. The value and composition of our assets under management could be adversely affected by several facts, including:

•Market Factors. Market volatility and interest rates could adversely affect our assets under management and revenues.

•Client Preferences. Certain clients may withdraw their assets at any time and on short notice.

•Product Trends. Changing market dynamics, investment trends and material changes to variable annuity products may reduce interest in some of the investment products our investment advisory subsidiary offers, or clients and prospects may continue to seek investment products that our investment advisory subsidiary does not currently offer.

•Investment Performance. Our inability to achieve investment returns for clients that meet or exceed investment returns for comparable asset classes and competing investment services could result in clients withdrawing assets and in prospective clients choosing to invest elsewhere.

•Fee Changes. Our investment advisory subsidiary may be required to reduce fee levels, restructure the fees it charges or adjust the services it offers to its clients to remain competitive.

A decrease in the value of our assets under management or an adverse shift in the mix of those assets would adversely affect our investment management business' revenues. A reduction in revenues could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The failure to understand and respond effectively to the risks associated with global climate change could adverse affect our achievement of our long-term strategy.

Global climate change could pose a systemic risk to the financial system. Global climate change could increase the frequency and severity of weather-related disasters and pandemics. Efforts to reduce greenhouse gas emissions and limit global warming could impact global investment asset valuations. There is also a risk that some asset sectors could face significantly higher costs and an adjustment to asset values leading to an adverse impact on the value and future performance of investment assets as a result of global climate change and regulatory or other responses, including changing preferences of investment managers and investors and their evaluation of associated risk. Climate change could also impact other counterparties, including reinsurers and derivatives counterparties. A failure to identify and address these global climate issues could cause a material adverse effect on the achievement of our business objectives.

The duration of the COVID-19 pandemic, development of variant strains of the virus, and actions taken by governmental authorities in response to the continued pandemic may adversely impact our business, financial condition, results of operations and cash flows.

We continue to closely monitor developments related to COVID-19. The extent to which the COVID-19 pandemic impacts our business, results of operations, financial condition and cash flows will depend on future developments, which remain uncertain, including the efficacy of vaccines and effective long-term treatments against variant strains of COVID-19. We are also unable to predict the duration and effectiveness of governmental and regulatory actions taken to contain the variant strains or the impact of future laws, regulations or restrictions on our business.

The risk management and contingency plans we have implemented may be inadequate to protect our business. Since fall of 2021, our employees have been working in an office-centric, hybrid approach, where weekly our employees combine in-office and remote work arrangements that can adjust according to fluctuations in contagion risk. Remote work arrangements continue to present operational risk, including cybersecurity risks. Our business operations could also be significantly disrupted if our critical workforce, key vendors, third-party suppliers, or counterparties with whom we transact are unable to work effectively because of illness, quarantines, and government actions in response to the variant strains of COVID-19. Any of these factors could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to Financing and Liquidity

Our parent company, JFI, has incurred indebtedness that it will need to service and refinance, which will depend upon, among other things, cash its subsidiaries make available to it, and JFI's ability to access the capital markets.

JFI's ability to make payments on and to refinance its existing indebtedness, as well as any future indebtedness that JFI may incur, will depend on its ability to generate cash in the future from its subsidiaries' operations, its ability to access the capital markets for financing or refinancing, or asset sales. JFI's ability to generate cash to meet its debt obligations in the future is sensitive to capital market returns and interest rates, primarily due to our variable annuity business. Any such incurrence of additional indebtedness would increase the risks created by JFI's level of indebtedness.

Overall, JFI's ability to generate cash is subject to general economic, financial market, competitive, legislative, regulatory, client behavior and other factors that are beyond its control. JFI may not generate sufficient funds to service its debt and meet its business needs, such as funding working capital or the expansion of its operations. If JFI is not able to repay or refinance its debt as it becomes due, JFI could be forced to take unfavorable actions, including significant business and legal entity restructuring, limited new business investment, selling assets or dedicating an unsustainable level of its cash flow from operations to the payment of principal and interest on its indebtedness. In the event JFI defaults, the lenders who hold its debt could also accelerate amounts due, which could potentially trigger a default or acceleration of the maturity of its other debt.

JFI's failure to comply with negative covenants contained in its current or future credit facilities could trigger prepayment obligations, which could materially adversely affect our business, results of operations and financial condition.

JFI's Revolving Facility and Delayed Draw Term Loan Facility ("DDTL") require it to comply with certain covenants, including requirements that it maintain a minimum adjusted consolidated net worth and a maximum ratio of its indebtedness to adjusted consolidated net worth.. Its failure to comply with these restrictive covenants could result in an event of default which, if not cured or waived within any applicable grace period, could result in the acceleration of amounts outstanding under the Revolving Facility and of the DDTL Facility. In addition, if JFI defaults on certain other outstanding indebtedness or any swap contract, it will also be in default under the Revolving Facility and on the DDTL Facility. Any such default, and any resulting acceleration of its outstanding indebtedness, would have a material adverse effect on JFI's business, financial condition, results of operations and cash flows, which could have a material adverse impact on Jackson.

JFI’s ability to refinance all or a portion its indebtedness or obtain additional financing depends on many factors outside its control, which could have an impact on our operations.

The DDTL Facility matures on February 22, 2023. The Revolving Facility matures on February 22, 2024, subject to customary terms and conditions for extensions. JFI may be unable to refinance its indebtedness, at maturity or otherwise, on terms acceptable to us or at all. Market disruptions, as well as JFI’s indebtedness levels, may increase its cost of borrowing or adversely affect its ability to refinance its obligations as they become due. If JFI is unable to refinance its indebtedness or access additional credit, or if short-term or long-term borrowing costs dramatically increase, its ability to meet its short-term and long-term obligations could be adversely affected, which would have a material adverse effect on its business, financial condition, results of operations and cash flows. This situation could materially impact Jackson and its business operations.

A downgrade or a potential downgrade in our financial strength or credit ratings could result in a loss of business and cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Financial strength ratings, which various rating agencies publish as measures of an insurance company's ability to meet customer obligations, are important to maintaining public confidence in our products, the ability to distribute our products and our competitive position. Credit ratings are important to our ability to raise capital through the issuance of debt and the cost of such financing.

A ratings downgrade could occur for a variety of reasons specific to us or our performance, a more general reassessment of the risks and performance of the insurance industry or the broader financial services industry, or because of changes by rating agencies in their methodologies or rating criteria. In December 2021, S&P announced proposed changes to its rating methodologies. The proposed changes have not been finalized, so the impact, if any, these changes may have on our ratings is unknown.

A negative outlook on our ratings or a downgrade in any of our ratings, the announcement of a potential downgrade, or customer concerns about the possibility of a downgrade, could cause a material adverse effect on our business, financial condition, results of operations and cash flows. These direct or indirect adverse effects could include impacts on:

•product sales;

•relationships with our sales force and independent sales intermediaries;

•the number or amount of policy surrenders and withdrawals by customers;

•our ability to obtain new reinsurance or obtain it on reasonable pricing terms;

•our ability to raise capital and its cost;

•liquidity through increased collateral required by counterparties;

•our ability to maintain existing derivative contracts or to purchase new derivatives contracts, on acceptable terms or at all;

•our ability to compete for attractive acquisition opportunities; and

•our cost of borrowing.

Adverse capital and credit market conditions could significantly affect our liquidity, access to capital and cost of capital, which would adversely impact our business, financial condition, results of operations and cash flows.

During periods of market upheaval and economic uncertainty, capital and credit markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. Our parent, JFI, needs to access liquidity to pay operating expenses (including costs relating to our hedging program), policyholder benefits, interest expenses, dividends, or distributions on our common stock, and to capitalize Jackson.

JFI requires a significant amount of liquidity to support its hedging program, to satisfy variation margin requirements on futures positions or to cover the initial cost of equity and interest rate options. Volatile market environments have the potential to increase hedging related liquidity requirements, as the amount of cash JFI needs to pay out in variation margin each day is directly related to the magnitude of equity market and interest rate movements. Additionally, as JFI's over-the-counter bilateral hedging transactions become subject to initial margin requirements, it would need liquid assets of sufficient quality to satisfy those requirements. Without sufficient liquidity, it could be required to curtail or limit its operations and its hedging program, which would have a material adverse effect on its business, financial condition, results of operations and cash flows, which could have a material adverse effect on Jackson.

The level of cash and securities JFI maintains combined with expected cash inflows from investments and operations, may be inadequate to meet its short-term and long-term customer benefits and expense payout obligations. If market or other conditions have an adverse impact on JFI's capital and liquidity, it may have to seek additional financing, which may be unavailable due to adverse market conditions, restrictive regulatory considerations, overall lower availability of credit to the financial services industry, our credit ratings and credit capacity, or a negative perception in the lender community of its long- or short-term financial prospectus if it incurs large investment losses or if the level of its business activity decreases due to a market downturn or recession. Similarly, JFI's access to funds could be impaired if regulatory authorities or rating agencies take negative actions against it. Internal sources of liquidity could prove to be insufficient and, in such case, JFI would not be able to successfully obtain additional financing on favorable terms, or at all. If it is unable to access capital markets to issue new debt, refinance existing debt or sell additional equity as needed, or if it is unable to obtain financing on acceptable terms, JFI's business, financial condition, results of operations and cash flows could be adversely impacted, which could adversely impact Jackson.

Disruptions, uncertainty or volatility in capital and credit markets could also limit our access to the capital required to operate JFI's business. Such market conditions would limit JFI's ability to replace maturing liabilities in a timely manner, satisfy statutory capital requirements, generate fee income and market-related revenue to meet liquidity needs and access the capital necessary to grow its business. As such, it would be forced to delay raising capital, could miss payments on its debt or reduce or eliminate dividends paid on its common stock, issue shorter term securities than it prefers or bear an unattractive cost of capital which could decrease profitability and significantly reduce financial flexibility.

Disruptions in markets could also limit JFI's access to capital markets required to purchase derivatives, limiting its ability to hedge according to its hedging strategy. As a result, disruptions in the financial markets could cause a material adverse effect on JFI's business, financial condition, results of operations and cash flows, which could cause a material adverse effect on Jackson.

We are subject to liquidity risks associated with sourcing a large concentration of our funding from the Federal Home Loan Bank of Indianapolis (“FHLBI”).

We use institutional funding agreements originating from FHLBI, which from time to time serve as a significant source of our liquidity. Additionally, we also use short-term agreements with the FHLBI to meet near-term liquidity needs, augmenting our repurchase agreement capacity from other counterparties. If the FHLBI were to change its definition of eligible collateral, we could be required to post additional amounts of collateral in the form of cash or other assets. Or, if our creditworthiness falls below the FHLBI’s requirements or if legislative or other political actions cause changes to the FHLBI’s mandate or to the eligibility of life insurance companies to be members of the FHLBI system, we could be required to find other sources to replace this funding, which may prove difficult and increase our liquidity risk.

Some of our investments are relatively illiquid and could be difficult to sell, or to sell in significant amounts at acceptable prices, to generate cash to meet our needs.

We hold certain investments that are relatively illiquid, such as privately placed fixed maturity securities, mortgage loans, certain asset backed securities and alternative investments. In the past, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were required to liquidate these investments on short notice, we could have difficulty doing so and could be forced to sell them for less than we otherwise would have been able to realize, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to Legal, Tax and Regulatory Matters

Changes in accounting standards could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our consolidated financial statements are prepared in accordance with U.S. GAAP, the principles of which are revised from time to time. Accordingly, from time to time, we will be required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board ("FASB"). FASB has issued several accounting standards updates which have resulted in significant changes in U.S. GAAP, including how we account for our financial instruments and how our financial statements are presented. Changes to U.S. GAAP could affect the way we account for and report significant areas of our business, impose special demands on us in the areas of governance, employee training, internal controls and disclosure and affect how we manage our business. In August 2018, FASB issued ASU 2018-12, Financial

Services — Insurance (Topic 944), Targeted Improvements to the Accounting for Long-Duration Contracts, which applies to all insurance entities that issue long-duration contracts and revises elements of the measurement models for traditional nonparticipating long-duration and limited payment insurance liabilities, and recognizes and modifies the amortization model for DAC for most long-duration contracts. The new accounting standard also requires product features that have other-than-nominal credit risk, or market risk benefits, to be measured at fair value. In November 2020, ASU 2020-11 was issued which modified ASU 2018-12 to be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. We are currently evaluating the impact that the adoption of this guidance will have on our consolidated financial statements. At current market interest rate levels, ASU 2018-12 and ASU 2020-11 could ultimately result in a material decrease in our parent, JFI's shareholders' equity, which could cause a material adverse effect on JFI's leverage ratios and other rating agency metrics and could consequently adversely impact JFI's financial strength ratings and ability to incur new indebtedness or refinance its existing indebtedness, which could adversely impact Jackson. In addition, ASU 2018-12 and ASU 2020-11 could also result in increased market sensitivity of our financial statements and results of operations.

Jackson is also subject to statutory accounting practices prescribed or permitted by our state of domicile. Any changes in the method of calculating reserves for our products under statutory accounting practices could result in increased reserve requirements, and any movements in economic inputs, such as interest rates, under this framework could impact the volatility of our statutory surplus and required capital. The NAIC prescribes Economic Scenario Generators developed by the American Academy of Actuaries ("Academy") for use by the life insurance industry in calculations of life and annuity statutory reserves and statutory capital. Beginning in early 2017, the Academy notified the NAIC's Life Actuarial (A) Task Force that it did not have the resources to maintain the Economic Scenario Generators, except in their current form, and that a suitable replacement should be found. As a result, in October 2020, the NAIC selected Conning, Inc. ("Conning"), a global software and professional services firm, to provide an Economic Scenario Generators software platform for use in calculations of life and annuity reserves and capital under the NAIC risk-based capital requirements. Conning is expected to provide the NAIC with updated real-world scenarios modeling interest rates, equities, and other economic factors, and provide full documentation and training materials for regulators and insurers. Based on currently available information, the potential impact of any revisions to the Economic Scenario Generators is unclear at present. If these potential changes to Economic Scenario Generators are significant, there could be a material impact on the level and volatility of our statutory surplus and required statutory capital.

Our business is heavily regulated and changes in regulation could reduce our profitability and limit our growth.

Our business is subject to extensive and potentially conflicting state and federal tax, securities, insurance and employee benefit plan laws and regulations in the jurisdictions in which we operate. These laws and regulations are complex and subject to change, which could have an unknown or adverse impact on us. Moreover, these laws and regulations are administered and enforced by a number of different governmental and self-regulatory authorities, including state insurance regulators, state securities administrators, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority,, the U.S. Department of Labor, the United States Department of Justice, the U.S. Internal Revenue Services, and state attorneys general, each of which exercises a degree of interpretive latitude. We are also subject to the laws and regulations from state insurance regulators and the National Association of Insurance Commissioners, who regularly re-examine existing laws and regulations applicable to insurance companies and their products. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products, not investors. In addition, federal and state securities laws and regulations apply to certain of our insurance products that are considered “securities” under such laws, including our variable annuity contracts. In many respects, these laws and regulations limit our ability to grow and improve the profitability of our business.

Also, banking regulators across the globe have adopted rules that apply to certain qualified financial contracts, including many derivatives contracts, securities lending agreements and repurchase agreements with certain banking institutions and certain of their affiliates. These rules generally require the banking institutions and their applicable affiliates to include contractual provisions in their qualified financial contracts that limit or delay certain rights of their counterparties, including counterparties' default rights (such as the right to terminate the contracts or foreclose on collateral) and restrictions on assignments and transfers of credit enhancements (such as guarantees) arising in connection with the banking institution or an applicable affiliate becoming subject to a bankruptcy, insolvency, resolution or similar proceeding. Our qualified financial contracts are subject to these rules. As a result, we amended our existing qualified financial contracts with the relevant banking institutions and their affiliates by adhering to the various International Swaps and Derivatives Association Resolution Stay Protocols. If any of our counterparties became subject to a bankruptcy, insolvency, resolution, or similar proceeding, the application of these rules could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

We are monitoring any regulatory action that could potentially impact our business. At this time, we cannot predict what form those regulations could take or their potential impact.

A decrease in the risk-based capital (RBC) ratio (as a result of a reduction in statutory capital and surplus or increase in RBC requirements) could result in increased scrutiny by insurance regulators and rating agencies, which scrutiny could lead to corrective measures and ratings declines adversely affecting our business, financial condition, results of operations and cash flows.

The National Association of Insurance Commissioners ("NAIC")has established model regulations that provide minimum capitalization requirements for insurance companies based on risk-based capital ("RBC") formulas. We are subject to RBC standards or other minimum statutory capital and surplus requirements imposed under the laws of our jurisdiction of domicile. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, or seizure or liquidation. Any corrective action imposed could cause a material adverse effect on our business, financial condition, results of operations and cash flows. A decline in RBC ratio, whether or not it results in a failure to meet applicable RBC requirements, could limit our ability to make dividends or distributions to our parent, JFI, could result in a loss of customers or new business, or could influence ratings agencies to downgrade financial strength ratings, each of which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

In any particular year, total adjusted capital amounts and RBC ratios could change due to a variety of factors, including the amount of statutory earnings generated by Jackson, the amount of additional capital that Jackson must hold to support business growth, equity market and credit market conditions, the value and credit ratings of certain fixed income and equity securities in its investment portfolio, and the value of certain derivative instruments that do not receive hedge accounting, as well as changes to the RBC formulas and the interpretation of the NAIC’s instructions with respect to RBC calculation methodologies. In addition, rating agencies may implement changes to their own internal models, which differ from the RBC capital model, and that have the effect of increasing or decreasing the amount of capital we should hold relative to the rating agencies’ expectations. Under stressed or stagnant capital market conditions and with the aging of existing insurance liabilities, without offsets from new business, the amount of additional statutory reserves that Jackson is required to hold could materially increase. These factors would decrease the total adjusted capital available for use in calculating our RBC ratio.

Legal and regulatory investigations and actions are increasingly common in our industry and could result in a material adverse effect on our business, financial condition, results of operations and cash flows.

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our business, including the risk of class action lawsuits, arbitration claims, government subpoenas, regulatory investigations and actions and other claims.

Our operations could become subject to individual lawsuits, class action lawsuits and regulatory actions relating, among other things, to sales or underwriting practices; payment of contingent or other sales commissions; claims payments, refunds, practices and procedures; product design; disclosure; administration; additional premium charges for premiums paid on a periodic basis; interest crediting practices; denial or delay of benefits; charging excessive or impermissible fees; alleged misconduct by our employees and agents; failure to properly supervise representatives with agents or other persons with whom we do business; and breaches of duties to customers.

We are also subject to a variety of complaints and investigations concerning employment matters. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive or non-economic compensatory and treble damages, which amounts could remain unknown for substantial periods of time. In some jurisdictions, juries, judges and arbitrators have substantial discretion in awarding punitive or non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards also are subject to very limited appellate review.

The insurance industry has been the focus of increased scrutiny and class action lawsuits related to cost of insurance (“COI”) charges. These lawsuits allege that insurers have improperly included factors when calculating COI charges not authorized by the contract and that insurers have improperly failed to reduce COI charges to reflect improved mortality experience. In certain COI class action lawsuits, companies have made significant settlement payments or been held liable with significant monetary judgments. We have been subject to COI class action lawsuits in the past, and there can be no assurance we will not face scrutiny and class action lawsuits related to COI in the future. The insurance industry has also been subject to a variety of other actions, including cases challenging adherence to policy terms and marketing of policies. In addition, the Financial Industry and Regulatory Authority and state regulators have increasingly scrutinized annuity sales, and the alleged unsuitability of these sales to seniors.

We are subject to various regulatory inquiries, such as information requests, subpoenas, market conduct exams and books and record examinations, from state and federal regulators and other authorities, which could result in fines, recommendations for corrective action or other regulatory actions. Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund, variable annuity and insurance product industries, including the broker-dealer system. As a result of publicity relating to widespread perceptions of industry abuses, it is possible that legislative and regulatory reforms may impact our business.

Given the large or indeterminate amounts sometimes sought , and the inherent unpredictability of litigation, it is also possible that defense and settlement costs and the unfavorable resolution of one or more pending litigation matters could have a material adverse effect on our business, financial condition, results of operations and cash flows. Current or future litigation or actions, inquiries or investigations by governmental authorities or regulators, including with respect to the matters discussed in this risk factor, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Litigation and actions, inquiries and investigations by governmental authorities and regulators are inherently unpredictable, and a substantial legal liability or a significant regulatory action against us could be materials. Moreover, even if we ultimately prevail in any litigation or any action or investigation by governmental authorities or regulators, we could suffer significant reputational harm, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal actions or precedents and industry-wide regulations or practices that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our investment management business is heavily regulated, and changes in regulation and in supervisory and enforcement policies could limit or delay our growth and cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Virtually all aspects of our investment management business is subject to federal and state laws and regulations, rules of securities regulators and exchanges, and laws and regulations in the foreign jurisdictions in which we conduct business. If we violate any of these laws or regulations, we could be subject to civil liability, criminal liability or sanction, including restriction or revocation of our professional licenses or registrations, restriction on the ability to collect fees for services provided, revocation of the licenses of our employees, censures, fines, or temporary suspension or permanent bar from conducting business. A regulatory proceeding, even if it does not result in a finding of wrongdoing or sanction, could require substantial expenditures of time and money and could potentially damage our reputation. Any such liability or sanction could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Increasingly, we must manage actual and potential conflicts of interest, including situations where our services to a particular client conflict, or are perceived to conflict, with the interests of another client. Failure to adequately address potential conflicts of interest could adversely affect our reputation and business prospectus and could give rise to litigation or regulatory enforcement actions. We have procedures and controls that are designed to identify and mitigate conflicts of interest, including those designed to prevent the improper sharing of information. However, appropriately managing conflicts of interest is complex. Our reputation could be damaged and the willingness of clients to enter into transactions in which such a conflict may arise could be adversely affected if we fail, or appear to fail, to deal appropriately with actual or perceived conflicts of interest.

Our investment advisory agreements with clients, and our selling and distribution agreements with various financial intermediaries and consultants, are subject to termination or non-renewal on short notice.

Our written investment management agreements with our clients are terminable without penalty at any time or upon relatively short notice by either party. Moreover, our investment management agreements with U.S. Securities and Exchange Commission-registered investment companies (each, a “RIC”), including the RICs affiliated with us that serve as the sole investment options for our variable annuities, may be terminated at any time, without payment of any penalty, by the RIC’s board of trustees or by vote of a majority of the outstanding voting securities of the RIC on not more than 60 days’ notice. The investment management agreements pursuant to which we manage RICs must be renewed and approved by the RICs’ boards of trustees (including a majority of the independent trustees) annually. A significant majority of the trustees are independent. Consequently, the board of trustees of each RIC may not approve the investment management agreement each year, or may condition its approval on revised terms that are adverse to us.

Also, as required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), each investment advisory agreement with a RIC automatically terminates upon its assignment, although new investment advisory agreements may be approved by the RIC’s board of trustees and stockholders. The Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), also requires approval or consent of investment advisory agreements by clients in the event of an assignment of the agreement. An “assignment” for purposes of both the Investment Company Act and the Investment Advisers

Act includes a sale of a controlling block of the voting stock of the investment adviser or its parent company, or a change in control of the investment adviser. Consequently, clients may not approve and assignment of an investment advisory agreement, which event could have an adverse effect on our business.

Changes in U.S. federal income or other tax laws or the interpretation of tax laws could affect sales of our products and profitability.

The annuity products that we market generally provide the customer with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e. the “inside build-up”) is deferred until it is received by the customer. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, financial condition, results of operations and cash flows, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate the tax deferral for annuities, such a change would have an adverse effect on our ability to sell our annuities. Moreover, if the treatment of annuities was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts, which could also adversely affect our business.

An increase in the U.S. corporate income tax rate and a minimum corporate tax based on book income could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to mitigate the reserve strain associated with Regulation XXX and Guideline AXXX, potentially resulting in a negative impact on our capital position.

The model regulation of the NAIC entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation XXX,” and supporting Guideline entitled “The Application of the Valuation of Life Insurance Policies,” commonly known as “Guideline AXXX,” require insurers to establish statutory reserves for certain term life insurance policies with long-term premium guarantees and for certain universal life policies with secondary guarantees that are consistent with the statutory reserves required for other individual life insurance policies with similar guarantees.

During 2014, the NAIC approved a new regulatory framework under Actuarial Guideline 48 ("AG 48"), applicable to the use of captive insurers in connection with Regulation XXX and Guideline AXXX transactions. In December 2016, the NAIC adopted an update to AG 48 (“Updated AG 48”) and a model regulation (Term and Universal Life Insurance Reserve Financing Model Regulation) that contains the same substantive requirements as the Updated AG 48. The model regulation will replace AG 48 in a state upon the state’s adoption of the model regulation. Neither Michigan nor New York has adopted the model regulation to date, and Updated AG 48 will continue to apply to us until the model regulation is adopted. As a result of these regulatory changes, it will likely be difficult for us to establish new captive financing arrangements on a basis consistent with past practices. As a result of these restrictions on financing redundant reserves, the implementation of new captive structures in the future could be less capital-efficient, could lead to lower product returns or increased product pricing or could result in reduced sales of certain products.

As of year-end 2016, we completed a captive statutory reserve financing transaction covering substantially all of our existing Regulation XXX term life insurance business in conformity with Updated AG 48. As a result of such transaction, we were able to release approximately $300 million in Regulation XXX reserves. While we no longer write term life insurance business subject to Regulation XXX at this time, we may acquire Regulation XXX and Guideline AXXX business in the future. In this connection, we may not be successful in implementing reinsurance, capital management or captive structures to mitigate any excessive levels of reserves, as a result of market conditions or otherwise, if the negative impact on our capital position was to reach a level where we desired to take such actions.

It is unclear what additional actions and regulatory changes will result from the continued scrutiny of captive reinsurers and reform efforts by the NAIC and other regulatory bodies. The NAIC is evaluating changes to accounting rules regarding surplus notes with linked assets, a structure used in certain captive reserve financing transactions, and we are monitoring for any changes that could impact our statutory financial statements. If state insurance regulators determine to restrict our use of captive reinsurers, it could require us to increase statutory reserves, incur higher operating or tax costs or reduce sales. If we are unsuccessful or unable to finance these non-economic reserves, our business, financial condition, results of operations and cash flows could be adversely affected.

We are subject to U.S. federal, state and other securities and state insurance laws and regulations which, among other things, require that we distribute certain of our products through a registered broker-dealer; failure to comply with those laws, including a failure to have a registered broker-dealer, or changes in those laws could have a material adverse effect on our operations and our profitability.

Federal and state securities laws and regulations apply to insurance products that are also “securities” (including variable annuity contracts), to the separate accounts that issue them, and to certain fixed interest rate or index-linked contracts. Such laws and regulations require that we distribute these products through a broker-dealer that is registered with the U.S. Securities and Exchange Commission and certain state securities regulators and is a member of the Financial Industry Regulatory Authority (FINRA). Accordingly, our offering and selling of annuities, and in managing certain proprietary mutual funds associated with those products, are subject to extensive regulation under federal and state securities laws as well as FINRA rules. Costs related to compliance with these securities laws will be greater than costs for our unregistered products. Due to the increased operating and compliance costs, the profitability of issuing these products is uncertain. Moreover, changes in these laws and regulations could affect the way we conduct our business and the products we sell and could adversely impact our operations and profitability, including increasing the regulatory and compliance burden upon us, resulting in increased costs.

Changes to comply with new and potential laws or regulations which impose fiduciary or best interest standards in connection with the sale of our products could materially increase our costs, decrease our sales and result in a material adverse impact on our business, financial condition, results of operations and cash flows.

Regulators continue to propose and adopt fiduciary rules, best interest standards and other similar laws and regulations applicable to the sale of annuities. These rules, standards, laws and regulations generally require advisers providing investment recommendations to act in the client’s best interest or put the client’s interest ahead of their own interest. We face uncertainty regarding the adoption of these rules and regulations, including that the U.S. Securities and Exchange Commission, the U.S. Department of Labor, and state insurance departments could adopt potentially conflicting or overlapping standards.

Changes in these standards, rules and laws could lead to changes to our compensation practices and product offerings and increase our litigation risk, which could adversely affect our results of operations and financial condition. See "Our Business — Regulation — Federal Initiatives Impacting Insurance Companies."

Risks Related to the Products We Offer and Distribution

Our failure to accurately describe the many features and options of our annuities or to administer the many features and options consistent with their descriptions could adversely impact our business, financial condition, results of operations and cash flows.

Our annuities contain many options and features, and we rely on third-party distributors to describe and explain our products to investors and our customers. There is a risk that we and/or our distributors fail to describe every feature and option in contracts, forms, regulatory filing, marketing literature, and other written descriptions. Any such failure, or any other intentional or unintentional misrepresentation of our products in advertising materials or other external communications, or inappropriate activities by our personnel or third-party distributors, could adversely affect our reputation and business, as well as lead to potential regulatory actions or litigation.

Additionally, U.S. federal income tax law imposes requirements relating to annuity and insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code of 1986, as amended (the "Code"). State and federal securities and insurance laws also impose requirements relating to annuity and insurance product design, offering and distribution, and administration. Failure to administer product features in accordance with applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our business, financial condition, results of operations and cash flows.

Optional guaranteed benefits within our annuities could decrease our earnings, decrease our capitalization, increase the volatility of our financial results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of the annuities we offer, certain in-force annuities we offered historically, and certain annuity risks we assumed historically through reinsurance, include optional guaranteed benefits. Optional guaranteed benefits are designed to offer protection to customers against changes in equity markets and interest rates. The value of these optional guaranteed benefits is affected by market factors, including interest rates, equity values, bond spreads and realized volatility, and customer behavior. Changes in markets could result in the requirement to hold additional reserves with respect to these products, which could negatively impact our liquidity or require us to raise additional capital. An increase in these liabilities would result in a decrease in our net income and depending on the magnitude of any such increase, could cause a material adverse effect on our financial condition, including our capitalization, as well as the financial strength and credit ratings which are necessary to support our product sales.

Additionally, we make assumptions regarding customer behavior at the time of pricing and in selecting and using the optional guaranteed benefits within our products. An increase in the valuation of the liability related to these optional guaranteed benefits could result to the extent emerging and actual experience deviates from these customer option use assumptions. Annually, or as circumstances warrant, we conduct a comprehensive review of our actuarial assumptions, including those assumptions relating to customer behavior, and update assumptions when appropriate. If we update our assumptions based on our actuarial assumption review in future years, we could be required to increase the liabilities we record for future policy benefits and claims to a level that causes a material adverse effect on our business, financial condition, results of operations and cash flows which, in certain circumstances, could impair our solvency. In addition, we have in the past updated our assumptions on customer behavior, which has negatively impacted our net income, and we could be required to implement further updates in the future.

Our use of derivatives may not effectively address the costs of optional guaranteed benefits with the result that such benefits would adversely affect our results and financial position.

Our use of derivative instruments may not effectively offset the costs of optional guaranteed benefits offered within certain of our annuity products or may otherwise be insufficient in relation to our other obligations. Periods of significant and sustained downturns in securities markets, increased equity volatility, reduced interest rates, or deviations in expected customer behavior could increase the cost of executing hedges beyond what was anticipated in the pricing of the products being hedged and could produce economic losses not addressed by the risk management techniques employed. The way we hedge optional guaranteed benefits of our annuities could cause significant variability in our U.S. GAAP accounting results and could have adverse impacts on the level of statutory capital and Jackson's RBC ratio. These factors, individually or collectively, could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

The terms of our new registered index-linked annuities (RILAs) may not meet customer needs and we may encounter delays and missed market opportunities if we need to revise those terms, which could negatively affect our revenues, costs and results of operations.

Our registered index-linked annuity (RILA) intends to provide a product that meets the growing demand for RILA products. Creation of the product required the preparation, filing and effectiveness of this registration statement with the SEC. Changes to the product offering may require an amendment to this registration statement, or a new registration statement, which would entail analysis of the needed changes and their effects, a new product description and review by the SEC. Those steps could interrupt and delay the marketing of our product, which could decrease revenues, increase costs, and negatively impact our results of operations.

Competition could adversely affect our market share and financial results, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

In some of our markets, we face competitors that are larger, have greater financial resources or greater market share, have better brand recognition, offer a broader range of products, or have higher crediting rates. Our competitors include major stock and mutual insurance companies, mutual fund organizations, banks, and other financial services companies. In recent years, substantial consolidation and convergence among companies in the insurance and financial services industries resulted in increased competition from large, well-capitalized insurance and financial services firms that market products and services similar to ours. These competitors compete with us for customers, distribution partners (such as brokers and independent agents), and employees. Increased consolidation among banks and other financial services companies could create firms with even stronger competitive positions, negatively impact the insurance industry's sales, increase competition for access to third-party distributors, result in greater distribution expenses and impair our ability to market our annuities to our current customer base or expand our customer base.

We depend on our network of financial advisors in the independent broker-dealer channel for a significant portion of the sales of our annuities. The market for these financial advisors is highly competitive. If our competitors offer annuities that are more attractive than ours, pay higher commission rates to financial advisors than we do or offer a better service experience than we do, these financial advisors may concentrate their efforts in selling our competitors' products instead of ours.

Some of our competitors may spread their operating costs over a larger in-force block and may absorb greater risk while maintaining their financial strength and credit ratings, thereby allowing them to price their products more competitively. Additionally, we are faced with competition from other products, including non-insurance products such as mutual funds, certificates of deposit and newly developed investment products. These competitive pressures could results in increased pricing pressures on our products and services and could harm our ability to maintain or increase our profitability. In addition, if our financial strength and credit ratings are lower than our competitors, we could experience increased surrenders or a significant decline in sales.

The competitive landscape in which we operate could be further affected by government sponsored programs or regulatory changes in the United States and similar governmental actions outside of the United States. Competitors that receive governmental financing, guarantees or other assistance, or that are not subject to the same regulatory constraints could have or obtain pricing or other competitive advantages.

We also face competition from new entrants into our markets or non-traditional or online competitors, many of whom are leveraging digital technology that could challenge the position of traditional financial service companies, including us, by providing new services or creating new distribution channels. We believe competition will intensify across all regions in response to consumer demand, digital and other technological advances, the need for economies of scale and the consequential impact of consolidation, regulatory actions, and other factors. Our ability to generate appropriate returns will depend significantly on our capacity to anticipate and respond appropriately to these competitive pressures. We may not continue to compete effectively, and competitive activity could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

We could experience difficulty in marketing and distributing products.

We distribute our products through a variety of third-party distribution partners. Our agreements with third-party distributors are subject to termination by either party with or without cause. We periodically renegotiate the terms of these agreements, and such terms may not remain attractive or acceptable to us or such third parties. Our distributors could elect to suspend, alter, reduce or terminate their distribution relationships with us for various reasons, including changes in our distribution strategy, decisions to discontinue a product, failure to create new products, adverse developments in our business or products with features that do not meet minimum thresholds set by the distributor, or developments in laws or regulations that affect our products. If certain key distributors were to terminate their relationship with us or reduce the amount of sales that they produce for us, our business, financial condition, results of operations and cash flows could be adversely affected. Our key distribution partners could merge, consolidate, or change their business models in ways that affect how our products are sold or terminate their distribution contracts with us. New distribution channels could emerge and adversely impact the effectiveness of our distribution efforts. An increase in bank, wire house and broker-dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market products through these channels.

Consolidation of distributors or other industry changes could also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us. Also, if we are unsuccessful in attracting and retaining key distribution associates, including wholesalers, our sales could decline, which could have a material effect on our business, financial condition, results of operations and cash flows.

Risks Relating to Models, Estimates, Assumptions and Valuations

We rely on complex models to predict behavior, to identity potential risks and to estimate financial performance, which models may be ineffective due to incomplete or inaccurate assumptions or errors in data analysis or interpretation, which could result in materially inaccurate risk assessments and output.

We use complex models to predict customer behavior, to identify potential risks and to estimate financial performance, including market trends. Those models assist us in establishing reserves and derivative positions in respect of liabilities arising from our insurance policies and annuity contracts and to perform a range of operational functions including the calculation of regulatory or internal capital requirements and determining hedging requirements. Some of these tools form an integral part of our information and decision-making framework.

No model is perfect, and each is highly dependent upon the assumptions used, which, in turn, are dependent upon the empirical and subjective analysis and evaluation of data with respect to customer behavior under different conditions, mortality, policy lapse or surrender, market trends, performance and volatility, and intervening factors, such as large scale disasters and pandemics. There is a significant risk that the underlying data may be incomplete, may contain errors due to the large volume of information collected and processed or the limitations of the tools used in that processing, or be insufficiently predictive of future trends given its historical nature. Further, judgments applied in interpreting that data may be incorrect due to the significant subjective and complex judgments, estimates and assumptions that are involved. The failure of the model to predict trends or outcomes could adversely impact our business, financial condition, results of operations and cash flows.

Our risk management policies and procedures may not be adequate to anticipate, identify, monitor and manage developing risks, which could leave us exposed to those risks, thus negatively affecting our business, financial condition, results of operations and cash flows.

Many of our methods of managing risk and exposures are based upon our use of historical market and customer behavior or statistics based on historical models. As a result, these methods will not predict infrequent or unexpected future exposures, which could be significantly greater than the historical data indicate, such as the risk of terrorism or pandemics causing a large number of deaths or disruption to the financial markets or economy. Our hedging and reinsurance strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that could prove to be incorrect or prove to be inadequate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Accordingly, our risk management policies and procedures may not adequately mitigate the risks to our business, financial condition, results of operations and cash flows.

Our analyses of scenarios and sensitivities that we utilize in connection with our variable annuity risk management strategies involve significant estimates based on assumptions and could therefore result in material differences from actual outcomes compared to the sensitivities calculated under such scenarios.

As part of our variable annuity exposure risk management program, we may, from time to time, estimate the impact of various market factors under certain scenarios on our variable annuity distributable earnings or our reserves (collectively, the “market sensitivities”), which are used to guide our assessment of investment and hedging strategies and capital reserves. Any such market sensitivities may use inputs which are difficult to approximate and could include estimates that differ materially from actual results. Any such estimates, or the absence thereof, could be associated with, among other things: (i) basis returns related to equity or fixed income indices, (ii) actuarial assumptions related to customer behavior and life expectancy and (iii) management actions, including changes in investment and hedging activities, that may occur in response to developing facts, circumstances and experience for which no estimates are made in any market sensitivities. Any such estimates, or the absence thereof, could produce sensitivities that could differ materially from actual outcomes and therefore affect our actions in connection with our exposure risk management program. Our liquidity, statutory capitalization, results of operations and financial condition could be adversely affected by a broad range of capital market scenarios, which could materially affect our reserving requirements and, by extension, could materially affect the accuracy of estimates used in any market sensitivities.

If our reserves for future policy benefits and claims are not sufficient, we would be required to increase our reserve liabilities.

We calculate and maintain reserves for estimated future benefit payments to our customers. We release these reserves as those future obligations are extinguished. The reserves we establish necessarily reflect estimates and actuarial assumptions about our future experience. These estimates and actuarial assumptions include estimates and assumptions related to future mortality, longevity, interest rates, future equity performance, reinvestment rates, persistency, claims experience and customer elections (i.e., the exercise or non-exercise of rights by customers under the contracts). Examples of customer elections include lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. Annually, or as circumstances warrant, we conduct a comprehensive review of the assumptions used in connection with the reserve estimation process. Based on this review, reserves may be adjusted with a corresponding benefit or charge to net income. Our future financial results depend upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors affect future experience, including economic, political and social conditions, inflation, healthcare costs and changes in doctrines of legal liability and damage awards in litigation. The ultimate amounts we will pay for actual future benefits and the timing of those payments is uncertain.

We could face unanticipated losses if there are significant deviations from our assumptions regarding the persistency of our annuity contracts or if mortality rates differ significantly from our pricing expectations.

Our future profitability is based in part upon expected patterns of premiums, expenses and benefits using a number of assumptions, including those related to the probability that a policy or contract will remain in force from one period to the next, or persistency, or mortality. It is not possible to precisely predict persistency or mortality, and actual results could differ significantly from assumptions. The effect of persistency on profitability varies for different products. For certain products, actual persistency that is lower than assumptions could have an adverse impact on future profitability. In addition, we could also be forced to sell investments at a loss to fund withdrawals. For some life insurance and variable annuities, actual persistency in later policy durations that is higher than assumed persistency could also have a negative impact on profitability. If these policies remain in force longer than assumed, we could be required to make greater benefit payments than we had anticipated when we priced these products. In addition, we set prices and initial crediting rates for our annuities based upon expected claims and payment patterns, using assumptions for, among other factors, the persistency and mortality rates of our customers. Significant deviations in experience from assumptions regarding persistency and mortality rates could have an adverse effect on our business, financial condition, results of operations and cash flows.

The subjective determination of the amount of allowances and impairments taken on our investments could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

The manner of determining the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Management’s judgments, as reflected in our financial statements, may not be an accurate estimate of the actual and eventual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Furthermore, we may need to take additional impairments or provide for additional allowances in the future, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

The returns that we expect to achieve on our investment portfolio may not be realized.

We make certain assumptions regarding our future financial performance which are embedded within our pricing process and other models upon which our financial reporting is based, including reserve and DAC related models. Included within these assumptions are estimates regarding the level of returns to be achieved on our investment portfolio. These returns are subject to market and other factors and may not ultimately be achieved. Actual results may differ, perhaps significantly, from our current expectations. To the extent that such differences occur, our future financial performance may be materially and adversely different than that communicated in this prospectus and elsewhere.

Risks Relating to Counterparty Performance and Reinsurance

Our use of financial derivative transactions to hedge risks associated with our operations exposes us to counterparty credit risk that could adversely affect us.

We use derivatives primarily as part of our variable and fixed index annuity financial risk management strategy, principally to manage the inherent equity market and interest rate risk associated with the optional guarantee benefits embedded in those products. Derivative contracts, primarily composed of futures and options on equity indices and interest rates, are an essential part of our program and are selected to provide a measure of economic protection. These transactions are designed to manage the risk of a change in the value, yield, price, cash flows or degree of exposure with respect to assets, liabilities or future cash flows which we have acquired or incurred. We manage the potential credit exposure for derivative contracts through evaluation of the credit worthiness of counterparties, the use of ISDA and collateral agreements, and master netting agreements. If our counterparties fail or refuse to honor their obligations under the derivative contracts, we may not be able to realize the full market value of the derivatives if that value exceeds the amount of collateral held at the time of failure. Any such failure or refusal could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our transactions with financial and other institutions generally specify the circumstances under which either party is required to pledge collateral related to any change in the market value of the derivatives contracts. The amount of collateral, or variation margin, we are required to post under these agreements could increase under certain circumstances, which could adversely affect our liquidity. We invest on a short-term basis the cash collateral pledged to us by our derivative counterparties in unsecured money market and prime funds, which exposes us to the credit risk of the financial institutions where we invest funds received as collateral. Additionally, the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and other regulations could increase the need for liquidity and for the amount of collateral assets in excess of current levels, further exacerbating these risks.

In a period of market or credit stress, derivative counterparties take a more conservative view of their acceptable credit exposure to us, resulting in reduced capacity to execute derivative-based hedges when we need it most. Similarly, a downgrade in our credit ratings could cause counterparties to limit or reduce their exposure to us and thus reduce our ability to manage our market risk exposures effectively during times of market stress.

Our use of reinsurance to mitigate a portion of the risks that we face exposes us to counterparty credit risk and could adversely affect us.

We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force annuity and life insurance products with regard to longevity and mortality risks, in certain of our annuities with regard to the GMIB features, and the in-force fixed annuities and fixed index annuities ceded to Athene. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject.

We remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that a reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. Despite these measures, the inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could cause a material adverse impact on our business, financial condition, results of operations and cash flows. In connection with the Athene Reinsurance Transaction, Apollo Insurance Solutions, an affiliate of Athene, manages all of the assets held in the related funds withheld account. Since this arrangement with Athene involves reinsurance of substantially all of our in-force fixed annuities and fixed index annuities, it covers a larger volume of business than would a traditional reinsurance agreement, thereby exposing us to a large concentration of credit risk with respect to Athene.

The difficulties faced by other financial institutions could adversely affect us.

Many of our transactions expose us to credit risk in the event of default of our counterparty or client. In addition, with respect to credit transactions in which we acquire a security interest in collateral owned by the borrower, our credit risk could be exacerbated when the collateral cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to us. We also have exposure to financial institutions in the form of unsecured debt instruments, derivative transactions, reinsurance and underwriting arrangements, unsecured money market and prime funds and equity investments. Losses or impairments to the carrying value of these assets could cause a material adverse effect on our business, financial condition, results of operations and cash flows. Additionally, an insolvency of, or the appointment of a receiver to rehabilitate or liquidate, a significant competitor could negatively impact our business if such appointment were to impact consumer confidence in our products and services.

Risks Related to Our Information Technology and Other Operational Matters

Adverse outcomes from the operational risks inherent in our business, and those of our material outsourcing partners, could disrupt our business, and have a negative impact on our business, financial condition, results of operations and cash flows.

Operational risks are inherent to our business and include direct or indirect losses resulting from inadequate or failed internal and external processes, systems or deliberate human actions, inactions, or error. Our policies and procedures may not be fully effective in identifying, monitoring, or mitigating our risk exposure against all types of risk. We also face exposure from fraud, the effects of natural or man-made catastrophic events (such as natural disasters, pandemics, cyber-attacks, acts of terrorism, civil unrest, and other catastrophes), and other external events. These risks could also adversely impact us through our distribution partners and our partners that provide outsourcing, policy administration, external technology, data hosting and other services.

Exposure to such events could impact our operational resilience and ability to perform necessary business functions by disrupting our systems, operations, new business sales and renewals, distribution channels and services to customers, or result in the loss of confidential or proprietary data. Such events, as well as any weaknesses in administration systems (such as those relating to customer records) or actuarial reserving and hedging processes, legal and regulatory sanctions, decreased profitability, financial loss, adverse changes in policyholder behavior, could damage our reputation and relationship with our customers and business partners.

We rely on the performance and operations of a number of third-party distribution, policy administration, outsourcing (including external technology and data hosting), and service partners. These include back office support functions, such as those relating to information technology infrastructure, development and support, and customer facing operations and services, such as product distribution and services (including through digital channels) and investment operations. This creates reliance upon the resilient operational performance of these partners and requires the implementation and oversight of policies and procedures to ensure that we are not unduly subjected to reputational, financial, or other risks attributable to such third parties. Failure to adequately oversee our third-party partners, or the failure of a partner (or of its information technology and operational systems and processes) could result in significant disruption to business operations and customers and could have adverse reputational, regulatory and legal implications, and thus could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

A failure to maintain high standards of corporate governance may adversely impact our business, customers, and employees, through poor decision-making or oversight of key risks. Poor governance may arise where key governance committees have a lack of diversity, skills, or experience in their members or unclear (or insufficient) oversight responsibilities and mandates. Further, a failure to manage the risks associated with environmental, social and governance matters may adversely impact our reputation and brand, ability to attract and retain customers and staff, to deliver on our long-term strategy and our results of operations and long-term financial success. See "Our Business — Environmental, Social and Governance."

Our information technology systems could fail, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business operations depend on the ability to process large numbers of transactions for numerous and diverse products, which requires the effective operation of our information technology systems. We employ a large number of complex and interconnected information technology and finance systems, models, and user developed applications in our processes to support our business operations. We also have arrangements in place with third-party suppliers and other service providers through which we share and receive information. The performance of our core business activities and the uninterrupted availability of services to customers rely significantly on, and require significant investment in, information technology infrastructure and security, system development, data governance and management, compliance, as well as other supporting operational systems, personnel, controls and processes.

We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and distributors, performing actuarial analyses, and maintaining financial records. Our information technology systems, and those of our outside vendors and service providers, are vulnerable to physical or electronic intrusions, computer viruses, ransomware or other attacks, programming errors and disruption from similar events. The large number of transaction we process makes it highly likely that errors will occasionally occur. Furthermore, the failure of these systems for any reason could cause significant interruptions to our operations, make it difficult to recover critical services, damage assets, and compromise the integrity and security of data.

Our information technology systems, and those of our outside vendors and service providers, are vulnerable to physical or electronic intrusions, computer viruses, ransomware or other attacks, programming errors and disruption from similar events.

We are exposed to the increasing risks of attempts to disrupt the availability, confidentiality and integrity of our information technology systems, which could result in disruption to key operations. This could result in reputational damage and direct or indirect financial loss. The cybersecurity threat continues to evolve globally in sophistication, frequency of attacks and potential significance. Our market profile and growing customer interest in interacting with their financial services providers, through the internet and social media, could also increase the likelihood of us being a target by cyber criminals. We have been, and likely will continue to be, subject to potential damage from computer viruses, attempts to access confidential information, including customer data, and cybersecurity attacks such as "denial of service" attacks, phishing, sophisticated and automated attacks, and other disruptive software campaigns. Our security measures, including information security policies, administrative, technical, and physical controls, employee training and other preventative actions may not fully protect us from such events.

During times of significant change, the resilience and operational effectiveness of these systems and processes could be adversely impacted. In particular, we are increasing use of emerging technological tools and digital services and forming strategic partnerships with third parties to provide these capabilities. A failure to implement appropriate governance and management of the incremental operational risks from emerging technologies could adversely impact our business, financial condition, results of operations and cash flows. New and currently unforeseeable regulatory issues could also arise from the increased use of emerging technology, data and digital services.

A material failure or breach of our information technology systems, or those of our third-party suppliers and other service providers, could result in a material adverse effect on our business, financial condition, results of operations and cash flows as well as loss of trust from our customers and employees, reputational damage and potential legal and regulatory liability.

Increased cybersecurity threats and computer crime also pose a risk of litigation, regulatory investigations, and other penalties. Data privacy is subject to frequently changing rules and regulations regarding the handling of personal data. Any breach in the security of our information technology systems could result in the disclosure or misuse of confidential or proprietary business information, including sensitive customer, supplier, or employee information maintained in the ordinary course of our business. Any such event, or any failure to comply with these data privacy requirements or other laws in this area, could cause damage to our reputation, or loss of revenue and cause result in legal liability or penalties. In addition, we could incur large expenditures to investigate, remediate, and recover networks or information systems and protect against similar future events.

Failure to protect the confidentiality of customer information or proprietary business information could adversely affect our reputation and cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business and relationships with customers depend on our ability to maintain the confidentiality of our customers' proprietary business and confidential information (including customer transactional data and personal information about our distribution partners and customers). The risks of failing to secure data and misusing data are increased by the use of emerging technological tools that increase the volume of data that we collect and process.

Pursuant to federal laws, various federal agencies have established rules protecting the privacy and security of personal information. In addition, most states have enacted laws, which vary from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information. Any compromise of our information technology systems or of the third-party partners' systems that results in the unauthorized access or disclosure of nonpublic personally identifiable or proprietary business information could damage our reputation in the marketplace, deter investors from purchasing our products, subject us to civil liability and require us to incur significant technical, legal and other expenses. New and currently unforeseeable regulatory issues could also arise from the increased use of emerging technology, data and digital services.

We retain confidential information in our information systems and in cloud-based systems (including customer transactional data and personal information about our distribution partners, customers, and our own employees). We rely on commercial technologies and third parties to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our information systems, or the cloud-based systems we use, could access, view, misappropriate, alter or delete any information in the systems, including personally identifiable customer information and proprietary business information. It is possible that an employee, contractor, or representative could, intentionally or unintentionally, disclose or misappropriate personal information or other confidential information. Our employees, distribution partners and other third-party partners use portable computers or mobile devices that could contain similar information to that in our information systems, and these devices have been and could be lost, stolen or damaged. Any compromise of the security of our information technology systems that results in the unauthorized disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to civil and criminal liability and require us to incur significant technical, legal and other expenses, any of which could cause a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our inability to recruit, motivate and retain key employees and experienced and productive employees could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business depends on our ability to attract, motivate, and retain highly skilled, and often highly specialized, technical, investment, actuarial, managerial, and executive personnel. Intense competition exists for key employees with demonstrated abilities, and we may be unable to retain or hire such employees. For example, we rely upon the knowledge and experience of employees with technical expertise to provide sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and U.S. GAAP and statutory financial statements and operation of internal controls. Our success also depends on the continued service of our key senior management team, including executive officers and senior managers. The unexpected loss of services of one or more of our key employees could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty in promptly finding qualified replacement employees.

We depend on the ability of our employees, including senior management, to work together to accomplish the Company's business plans and strategic objectives. We may not have the resources we need or associates with the right skillsets and working relationships may not develop properly among existing employees and senior management, which may force us to supplement or replace personnel at inopportune times with possible disruption and additional costs.

We may be unable to retain key employees or identify and attract suitable replacements for various reasons, including if we do not maintain responsible, diverse, and inclusive working practices. Our succession plans may not operate effectively, and our compensation plans may not be effective in helping us retain our key employees, the loss of one or more of whom could cause a material adverse effect on our business, financial condition, results of operations and cash flows. Intense competition exists generally and among insurers and other financial services companies for highly skilled and experienced employees. Further, heightened competition for talent and skilled employees in localities in which we operate could limit our ability to grow our business in those localities as quickly as planned.

Misconduct by our employees or business partners could expose us to significant legal liability and reputational harm.

Past or future misconduct by our employees, agents, and intermediaries, representatives of our broker-dealer subsidiaries or employees of our distribution partners could result in violations of law by us or our subsidiaries, regulatory sanctions and serious reputational or financial harm, and the precautions we take to prevent and detect this activity may not be effective. Actions taken by our employees outside of the scope of their employment and unrelated to our business could cause reputational harm to us.

This could include a failure to consider the rights, diversity and interests of the people and communities in which we or our business partners operate despite our robust controls and procedures. It is possible that our compensation policies and practices could inadvertently incentivize or fail to dis-incentivize excessive or inappropriate risk taking. If our employees take excessive or inappropriate risk, those risks could harm our reputation, subject us to significant civil or criminal liability and require us to incur significant technical, legal and other expenses.

General Risk Factors

Our management discovered a material weakness in our disclosure controls and procedures and internal control over financial reporting which resulted in a restatement of our previously issued 2020 annual financial statements.

Our parent, JFI, continues to prepare its compliance readiness for Section 404 of the Sarbanes-Oxley act of 2002 (the "Sarbanes-Oxley Act") and will be required to provide management's report on internal control over financial reporting as of the filing of its second annual report currently expected in 2023. Public Company Accounting Oversight Board Auditing Standard 2201 "An Audit of Internal Control Over Financial Reporting That is Integrated with An Audit of Financial Statements" states that the restatement of previously issued financial statements to reflect the correction of a material misstatement is an indicator of a material control weakness. We describe in Note 2 - Restatement of Previously Issued Financial Statements to our audited financial statements for the year ended December 31, 2020, the background to the restatement of our audited financial statements for the year ended December 31, 2020. Our management concluded that the restatement resulted from a material weakness in our internal control over financial reporting as of December 31, 2020. In addition, our management identified the need for stronger controls when assessing the accounting for significant and unusual transactions that involve a high degree of judgment and complexity, along with the need for additional technical U.S. generally accepted accounting principles (GAAP) accounting expertise.

Although our management has taken significant steps to remediate this material weakness, our management can give no assurance yet that all the measures it has taken will on a permanent and sustainable basis remediate the material weakness in our disclosure controls and procedures and internal controls over financial reporting or that any other material weaknesses or restatement of financial results will not arise in the future. While we are taking the necessary steps to implement a robust Sarbanes-Oxley (SOX) program in order to comply with the requirements of Section 404 of Sarbanes-Oxley Act, if we are not able to implement these requirements in the stipulated timeframe, we will not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence.

Our historical growth rates may not be indicative of our future growth, and we may not be able to identify attractive growth opportunities.

Our historical growth rates may not reflect our future growth rates. Our future growth depends on our ability to continue to offer and sell products that investors and our distribution partners find attractive. We may not be able to identify opportunities to grow our business by developing new products and entering new markets. With future growth, our returns may not be as favorable as our historic returns. If we are unable to find profitable growth opportunities, it will be more difficult for us to continue to grow, which could negatively affect our business, financial condition, results of operations and cash flows.

Our efforts to meet Environmental, Social, and Governance ("ESG") standards and to enhance the sustainability of our business may not meet investors' or regulators' expectations. Some of our customers, prospective investors, or shareholders, or those considering such a relationship with us, may evaluate our business or other practices according to a variety of ESG standards and expectations.

Some of our regulators have proposed ESG rules or announced that they intend to review our practices against ESG standards; others may yet do so. Our investors or others may evaluate our practices by ESG criteria that are continually evolving and not always clear. These standards and expectations may also reflect contrasting or conflicting values or agendas. Our decisions or priorities must also necessarily and simultaneously, consider our business goals and interests. We define our own corporate purpose, in part, by the sustainability of our practices and our impact on all our stakeholders. Our practices may not change in the way or at the rate all or any stakeholders expect. As a result, our efforts to conduct our business in accordance with some or all these expectations may involve compromises, at least in the short run. We may fail to meet our ESG commitments or targets. Our policies and processes to evaluate and manage ESG standards in coordination with other business priorities may not be completely effective or satisfy investors, regulators, or other stakeholders. We may face adverse regulatory, investor, or other public stakeholder scrutiny resulting in business, reputational, or legal challenges.

We are exposed to risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics, malicious acts, terrorist acts, civil unrest, and global climate change.

The risk of catastrophic mortality, such as from a pandemic, civil unrest, an act of terrorism, a natural disaster or other event that causes a large number of deaths or injuries. The likelihood, timing and severity of pandemics, significant epidemics, and outbreaks of disease cannot be predicted. Additionally, the impact of global climate change could cause changes in weather patterns, resulting in more severe and more frequent natural disasters, which could lead to unanticipated problems with our business continuity plans and thereby cause a material adverse effect on our business, financial condition, results of operations and cash flows. Our ability to conduct business could be adversely affected by a disruption in the infrastructure that supports our operations and the communities in which they are located. This could include a disruption involving electrical, communications, transportation, or other services we use or that third parties with whom we conduct business use, and we may not be able to successfully implement contingency plans.

Lastly, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries. As a result, our ability to write new business could also be affected. These events could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

The insurance that we maintain may not fully cover all potential exposures.

We maintain various insurance policies, but such insurance may not cover all risks associated with the operation of our business. Our coverage is subject to exclusions and limitations, including higher self-insured retentions or deductibles and maximum limits and liabilities covered. In addition, from time to time, various types of insurance may not be available on commercially acceptable terms or, in some cases, at all. We are potentially at additional risk if we are unable to remain solvent, cannot fulfil our obligations, or fail. In the future, we may not be able to obtain coverage at current levels without a significant increase in premium, if at all. Certain claims may not be covered by our insurance policies or, if covered, could exceed the limits of available insurance coverage.

OUR BUSINESS
[TO BE UPDATED BY AMENDMENT]

Overview

Jackson National Life Insurance Company (“Jackson”) is a financial services company focused on helping Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life in the United States (“U.S.”). We believe we are well-positioned in our markets because of our differentiated products and our well-known brand among distributors and advisors. Our market position is supported by our efficient and scalable operating platform and industry-leading distribution network. We are confident these core strengths will enable us to grow as an aging U.S. population transitions into retirement. We refer to Jackson and its subsidiaries collectively as the “Company,” “we,” “our” or “us.”

We offer a diverse suite of annuities to retail investors in the United States. Our variable annuities have been among the best-selling products of their kind in the U.S. primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed-index, fixed, and immediate payout annuities. In the fourth quarter of 2021, we successfully launched Market Link ProSM and Market Link Pro AdvisorySM, our commission and advisory based suite of registered index-linked annuities, or RILAs. We also entered the defined contribution market in the fourth quarter of 2021, as a carrier in the AllianceBernstein Lifetime Income Strategy.

We sell our products through an industry-leading distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, independent registered investment advisors, third-party platforms and insurance agents. We were the largest retail annuity company in the U.S. for 2021 and 2020, according to Life Insurance Marketing and Research Association ("LIMRA"), a worldwide research development and professional development not-for-profit trading association, as measured by sales, selling approximately $19.3 billion and $17.9 billion, respectively, in annuities.

Our operating platform is scalable and efficient. We administer approximately 77% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service while maintaining a combined statutory operating expense-to-asset ratio of 23 basis points for the year ended December 31, 2021, which we believe is among the lowest in the life and annuity industry.

Our Product Offerings by Segment

We manage our business through three operating segments: Retail Annuities, Institutional Products, and Closed Life and Annuity Blocks. We report certain activities and items that are not included in these segments in Corporate and Other.

The following table presents our total operating revenues attributable to each segment and for Corporate and Other for the years ended December 31, 2021, 2020 and 2019:

	Years Ended in December 31,
	2021	2020	2019
Total Operating Revenues:
Retail Annuities	$5,004	$4,470	$4,937
Institutional Products	257	356	450
Closed Life and Annuity Blocks	1,647	1,497	1,965
Corporate and Other[1]	83	(17)	(36)
	$6,991	$6,306	$7,316

1.    Corporate and Other includes the intersegment eliminations.

See Note 3 of Notes to Consolidated Financial Statements for additional financial information regarding our segments and Corporate and Other.

Retail Annuities

We are a leading provider of annuities in the U.S. retirement market. Our Retail Annuities segment includes our variable, fixed index, fixed, and immediate payout annuities as well as our RILAs, and our lifetime income solutions offering in the defined contribution market that started in the fourth quarter of 2021.

Our annuities are designed to offer customers investment opportunities to:

• grow their savings on a tax-deferred basis consistent with their objectives, ranging from annuities that offer full market participation to annuities that offer guaranteed fixed returns, including full or partial protection of principal;

• protect their assets using a variety of standard and optional guaranteed benefits and guaranteed minimum crediting rates; and

• provide a source of income in the form of minimum payments for life and minimum payments to beneficiaries upon death.

Variable Annuities

Our variable annuities offer our customers full participation in market returns through a broad selection of funds in a variety of investment styles, including equities and fixed income. Our customers have the freedom to allocate their savings across this wide range of investment options, even if an optional guaranteed benefit is elected. Our variable annuities offer a range of benefits to meet our customers’ needs. Optional benefits offer the customer guaranteed minimum protection based on their eligible contributions, adjusted for withdrawals, which protects against market volatility and investment performance risk. The principal features of our variable annuity optional guaranteed benefits are:

•Guaranteed minimum payments for the customer’s lifetime based on a fixed annual percentage of the benefit base, referred to as Guaranteed Minimum Withdrawal Benefits for Life, or GMWB for Life. As of December 31, 2021, 73% of our total variable annuity account value included a GMWB for Life optional guarantee benefit selection.

•Guaranteed minimum payments based on a fixed annual percentage of the benefit base, for at least the amount of the customer’s total eligible contributions, referred to as Guaranteed Minimum Withdrawal Benefits, or GMWB. As of December 31, 2021, 3% of our total variable annuity account value included a GMWB optional guaranteed benefit selection.

•Death benefits that guarantee the annuity beneficiary will receive the higher of the current account value or the benefit base, which can be increased through roll-up and step-up features, referred to as an enhanced Guaranteed Minimum Death Benefit, or enhanced GMDB. As of December 31, 2021, 12% of our total variable annuity account value included an enhanced GMDB selection.

The investment freedom and optional guaranteed benefits valued by our customers and distribution partners have remained generally consistent over our history. As a result, we have strong brand recognition with distributors and advisors, as demonstrated by the +54 Net Promoter Score (“NPS”) for our variable annuities, compared to an industry average NPS of +33, based on advisor surveys conducted by Advanis in 2020. For the year ended December 31, 2021, we had variable annuity sales of $19 billion. As of December 31, 2021, we had variable annuity account value of $258 billion.

In addition, the results of our investment advisory subsidiary, Jackson National Asset Management, LLC ("JNAM"), are included within our Retail Annuities segment. The separate account assets associated with our variable annuities are managed by JNAM, a wholly-owned registered investment advisor that provides investment advisory, fund accounting and administration services to the funds offered within our variable annuities. JNAM selects, monitors and actively manages the investment advisors that manage the funds we offer within our variable annuities. JNAM also directly manages asset allocation for funds of funds offered within our variable annuities. As of December 31, 2021, JNAM managed $280 billion of assets.

During the fourth quarter of 2021, AllianceBernstein L.P. ("AllianceBernstein") announced that it has added us to its platform of insurers that provides guaranteed income in its Lifetime Income Strategy retirement solution for defined contribution plans. This addition enters us in the defined contribution market, helping ensure individuals have access to reliable retirement income generating a consistent, steady stream of lifetime income. Lifetime Income Strategy is offered to serve as a qualified default investment alternative. Similar to the GMWB options offered on our variable annuities, Lifetime Income Strategy is designed with a flexible guaranteed income option to offer plan participants control of their account, full access to their money and guaranteed income in retirement.

Fixed Index Annuities

Our fixed index annuities offer a guaranteed minimum crediting rate that may be lower than a traditional fixed annuity and allow the customer discretion in the allocation of assets to either fixed accounts (which offer a fixed interest rate that is similar to our fixed annuities regardless of market performance) or to indexed funds with the potential for additional growth based on the performance of a reference market index (generally, the S&P 500 or MSCI Europe, Australasia, and Far East index), subject to a cap. Our fixed index annuities also offer an optional guaranteed minimum payments for life benefit. For the year ended December 31, 2021, we had fixed index annuity sales of $115 million. As of December 31, 2021, we had fixed index annuity account value of $291 million, net of reinsurance.

Fixed Annuities

Our fixed annuities offer a guaranteed minimum crediting rate that is typically higher than the interest rates offered by bank savings accounts or money market funds. In addition to our traditional fixed annuities, in 2019, we launched a new multi-year guaranteed annuity with three different guaranteed crediting rate periods. Our fixed annuities do not offer guaranteed minimum payments for life benefits but can be annuitized or converted into a series of income payments that offers such benefits, such as payout annuities. For the year ended December 31, 2021, we had fixed annuity sales of $29 million. As of December 31, 2021, we had fixed annuity account value of $858 million, net of reinsurance. Based on current market conditions, we expect sales of these products to remain at historically low levels in 2022.

RILA

The registered index-linked annuity market has been the fastest growing category for the annuity market over the last five years, growing at a compound annual growth rate of 81% from 2015 through 2020. Our RILA suite offers our customers exposure to market returns through market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses. Our RILA generally includes a guaranteed minimum payment to beneficiaries upon death. Our RILA offers a number of options for a customizable product including several combinations of crediting strategies, index options, term lengths, and levels of downside protection in the form of "floors" or "buffers". We believe the RILA market presents us with a compelling growth opportunity within our traditional channels with the potential to earn attractive risk-adjusted returns. Our first RILA sale occurred in the fourth quarter of 2021, with a total of $108 million in sales for 2021.

Institutional Products

Our Institutional Products segment consist of traditional guaranteed investment contracts, funding agreements (including agreements issued in conjunction with our participation in the U.S. Federal Home Loan Bank ("FHLB") program) and medium-term funding agreement-backed notes. Our institutional products provide us with an additional source of investment spread-based income, and generally guarantee purchasers of our products the payment of principal and interest at a fixed or floating rate over a term of two to ten years. This investment spread-based income is generated based on the difference between the rate of return we earn on the deposit and the interest payable to the purchasers of these products. We typically issue institutional products on an opportunistic basis depending on both the risk-adjusted return on investment opportunities available and the prevailing cost of funding required by purchasers of our institutional products. For the year ended December 31, 2021, we had institutional product sales of $475 million. As of December 31, 2021, we had institutional product account value of $9 billion.

Closed Life and Annuity Blocks

Our Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products, as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that we assumed from John Hancock Life Insurance Company (USA) (“John Hancock”) and John Hancock Life Insurance Company of New York (“John Hancock NY”) through reinsurance transactions in 2018 and 2019, respectively.

We historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products. As of December 31, 2021, we had more than 1.7 million policies in-force. At December 31, 2021, our Closed Life and Annuity Blocks segment had $24 billion of total reserves.

Corporate and Other

Corporate and Other primarily consists of unallocated corporate income and expenses. It also includes certain eliminations and consolidation adjustments.

Distribution and Operations

Distribution Channels

As of December 31, 2021, our retail annuities are distributed through approximately 581 distribution partners and more than 135,000 licensed and appointed advisors across four channels:

•independent broker-dealers;

•banks and other financial institutions;

•wirehouses and regional broker-dealers; and

•independent registered investment advisors ("iRIAs"), third-party platforms and insurance agents (the “IPA channel”).

In addition, our subsidiary, Jackson National Life Distributors, LLC ("JNLD"), is registered as a broker-dealer with the SEC, pursuant to the Securities Exchange Act, and is registered as a broker-dealer in all applicable states.

Our strong presence in multiple distribution channels has helped position us as a leading provider of retirement savings and income solutions. According to LIMRA, for 2021 we accounted for 15.2% of new sales in the U.S. retail variable annuity market and ranked #1 in variable annuity sales. Each of these channels is supported by our sizeable wholesaler field force, which is among the most productive in the annuity industry. According to the Market Metrics full year 2021 Sales, Staffing, and Productivity Report, our variable annuity sales per wholesaler are more than 16% higher than our nearest competitor. We are increasingly focused on growing sales through our IPA channel. We intend to facilitate the sale of annuities by registered investment advisors by offering them use of an insurance support desk that satisfies insurance-related licensing and regulatory requirements. We believe there is a significant long-term opportunity to grow annuity sales through registered investment advisors, who managed approximately $5.1 trillion in investor assets at the end of 2020, according to a report by Cerulli Associates.

We sell our institutional products through investment banks or other intermediaries to institutional and corporate investors, plan sponsors and other eligible purchasers.

Operating Platform

Our in-house policy administration platform gives us flexibility to administer multiple product types through a single platform. To date, we have converted more than 3.5 million life and annuity policies and currently administer approximately 77% of our in-force policies on this platform, eliminating the burdens, costs and inefficiencies that would be involved in maintaining multiple legacy administration systems. We also have scalable third-party administration agreements. Our ability to utilize both in-house and third-party administrative platforms gives us flexibility to convert and administer acquired business efficiently. We believe our operating platform provides a competitive advantage by allowing us to grow efficiently and provide superior customer service. We received the Contact Center of the Year award from Service Quality Management for 2019 and 2020, and finalist for the 2021 award. According to the Operations Managers’ Roundtable, we were the #2 overall operational ranking for 2020 and 2021 from our broker-dealer partners.

Jackson National Asset Management

The separate account assets associated with our variable annuities are managed by JNAM, a wholly-owned registered investment advisor that provides investment advisory, fund accounting and administration services to the funds offered within our variable annuities. JNAM selects, monitors and actively manages the investment advisors that manage the funds we offer within our variable annuities. Over the past 10 years, 57% of the assets under management in our actively-managed mutual funds outperformed their Morningstar® Category Average as of December 31, 2021. This relative outperformance benefits our clients, increases our fee income and decreases the liabilities associated with optional guarantee benefits, as the probability decreases that withdrawals will deplete the client’s account value. JNAM’s selection and monitoring process also enables us to focus on funds where we believe we can transact in highly correlated hedge assets. JNAM also directly manages asset allocation for funds of funds offered within our variable annuity policies. As of December 31, 2021, JNAM managed $280 billion of assets.

Fees on Variable Annuity Account Value and Benefit Base

We earn various types of fee income based on the account value or benefit base associated with our variable annuities. In general, optional guarantee benefit fees calculated based on the benefit base are more stable in market downturns compared to fees calculated based on the account value.

Mortality & Expense and Administrative Fees. We earn mortality and expense fees as well as administrative fees (referred to as “core contract charges”) on variable annuities. The mortality and expense fees are calculated based on the customer’s account value and are expressed as an annual percentage deducted daily. These fees are used to offset the insurance and operational expenses relating to our variable annuities. Additionally, the administrative fees are charged either based on the daily average of the net asset values in the applicable subaccounts or when contracts fall below minimum values based on a flat annual fee per contract.

Living Benefit Rider Fees. We may earn fees on guaranteed benefits, such as for any type of guaranteed living benefit (including GMWB and GMWB for Life). The fees earned vary by generation and rider type and are generally calculated based on the living benefit base until the account value is exhausted.
Investment Management and Administrative Fees. We charge investment management and administrative fees for the mutual funds managed by our subsidiary JNAM that are offered as investments under our variable annuities. JNAM acts as an investment advisor for every fund offered to our variable annuity customers. JNAM selects, monitors and actively manages the investment advisors that sub-advise the funds we offer within our variable annuities, and also provides other administrative services. Investment management and administrative fees differ by fund and may be waived for certain funds. Investment management and administrative fees are presented net of fees paid to the investment advisors that sub-advise the funds we offer within our variable annuities.

12b-1 Fees and other revenue. 12b-1 fees are paid by the mutual funds in which our customers chose to invest and are calculated based on the net assets of the funds allocated to applicable subaccounts. These fees reduce the returns customers earn from these mutual funds.

Death Benefit Rider Fees. We may earn fees on guaranteed death benefits in addition to the core contract charges, and these benefits may be offered in conjunction with other benefits. The fees earned vary by generation and rider type. For some death benefits, such as, return of premium death benefits, the fees are calculated based on account value, but for enhanced death benefits, the fees are generally calculated based on the death benefit base.

Surrender Charges. Many, but not all, variable annuities may impose surrender charges on withdrawals for a period of time after the purchase and in certain products for a period of time after each subsequent contribution, also known as the surrender charge period. A surrender charge is calculated as a percentage of the contributions withdrawn. Surrender charges generally decline gradually over the surrender charge period, which can range up to eight years, depending on the product. Our variable annuities typically permit customers to withdraw up to 10% of their account value each year without any surrender charge, although their guaranteed benefits may be impacted by such withdrawals through the reduction of the benefit base. Our annuities may also specify circumstances when no surrender charges apply, for example, upon payment of a death benefit or due to terminal illness.

The table below presents a breakdown of our variable annuity fee income by type of fee:

	Years Ended in December 31,
	2021	2020	2019
	(in millions)
Mortality & Expense and Administrative Fees	$2,726	$2,218	$2,154
Living Benefit Rider Fees	2,334	2,082	1,958
Investment Management and Administrative Fees	762	617	607
12b-1 Fees and other revenue	696	563	543
Death Benefit Rider Fees	532	440	432
Surrender Charges	50	53	67
Total	$7,100	$5,973	$5,761

Risk Management

Enterprise Risk Management Framework

We have a strong risk management practice, with policies and procedures in place at multiple levels.

Our Enterprise Risk Management Framework, which supports the Board of Directors' and the JFI Finance and Risk Committee's oversight of our risk management, is based on a “three lines” model:

• Risk Ownership and Management: Our business functions have primary ownership of risk management relating to their area of expertise. These functions include Finance, Actuarial, Asset-liability Management, Operations, Information Technology, Information Security, Human Resources, Distribution and Asset Management.

• Risk Oversight and Challenge: Our Risk team manages all aspects of risk oversight and challenge relating to business- and operations-related risks. Our Compliance team manages all aspects of risk oversight and challenge relating to regulatory- and compliance-related risks.

• Independent Assurance: The primary objective of our Internal Audit team is to protect our assets, reputation, and sustainability through the independent, objective and risk-based assessment and reporting on the overall effectiveness of risk management, control, and governance processes across the organization.

Within this framework, we manage financial and non-financial risks as discussed below.

Financial Risk

We employ various financial risk management strategies, including hedging and third-party reinsurance. Key objectives of these strategies include limiting losses, managing exposures to significant risks within established risk limits and frameworks and providing additional capital capacity for future growth.

Hedging Program: Our hedging program seeks to balance three risk management objectives: protecting against the economic impact of adverse market conditions, protecting statutory capital, and stabilizing statutory distributable earnings throughout market cycles. Our core dynamic hedging program seeks to offset changes in economic liability associated with variable annuity guaranteed benefits due to market movements, while our macro hedging program seeks to protect statutory capital under a range of stress scenarios.

Our hedging strategy manages equity and interest rate risk within risk tolerances through a mix of equity and interest rate derivatives and fixed income assets. Developing an effective strategy for addressing these risks involves the exercise of significant subjective and complex judgments, and no strategy will completely insulate us from such risks. Our hedging program is based on economic cash flow models of our liabilities, rather than the U.S. GAAP accounting view of the embedded derivative liabilities. We do not directly seek to offset the movement in our U.S. GAAP liabilities through hedging as market conditions change from period to period, potentially resulting in U.S. GAAP net income volatility.

Third-Party Reinsurance: We utilize third-party reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force annuity and life insurance products related to longevity and mortality risks and specific features of our variable annuities.

Pricing and Reserving: We set what we believe are appropriate mortality and policyholder behavior assumptions as part of our pricing and reserving practices. We monitor experience on an on-going basis, and we incorporate new experience data and emerging trends to ensure our actuarial assumptions and models are regularly updated and reflect the appropriate mix of all available information and expert judgment. Factors considered in product pricing primarily include expected investment returns, interest rates, market volatility, mortality, longevity, persistency, benefit utilization and operating expenses as well as other features of certain annuity products. Our product pricing models also take into account capital requirements, risk profile, target returns and operating expenses.

Equity Market Risk: Guaranteed benefits within the variable annuities that we sell expose us to equity market risk, as guaranteed benefits generally become more likely to result in a claim when equity markets decline and account values fall. We manage equity market risk by both holding sufficient capital and by using derivative-based hedges. We hedge the economic risk embedded within our products by using equity options and futures on a variety of indices that best represent the equity exposures inherent in the range of underlying investment options available on our variable annuities.

The financial performance of our hedging program could be impacted by large directional market movements or periods of high volatility. In particular, our hedges could be less effective in periods of large directional movements or we could experience more frequent and more costly rebalancing in periods of high volatility, which would lead to performance adverse to our hedge targets. Further, we are also exposed to basis risk, which results from our inability to purchase or sell hedge assets whose performance perfectly matches the performance of the mutual funds into which policyholders allocate their assets. The mutual funds are offered only to separate accounts of the Company and Jackson National Life Insurance Company of New York to fund the benefits under certain variable insurance contracts and variable life insurance policies, to retirement plans and to other investment companies. Shares of the mutual funds are not available to the general public for direct purchase.

We make mutual funds available to policyholders that we believe are highly correlated to the hedge assets in which we transact, though we anticipate and price for some variance in the performance of our hedge assets and policyholder funds. This variance may result in our hedge assets outperforming or underperforming the customer assets they are intended to match. This variance may be exacerbated during periods of high volatility, leading to a mismatch in our derivative gain/loss relative to the change in our hedge targets.

To protect against environments where the cost of guaranteed benefits or guaranteed benefits-related hedging costs increase in an adverse manner, we have the contractual right to increase living benefit rider fees on our in-force variable annuity contracts, subject to certain conditions and a contractual maximum charge. The customer has the right to opt out of such living benefit rider fee increases, but in so doing the customer becomes ineligible for certain future guaranteed benefit increases, such as step-ups or deferral bonuses.

We have entered into reinsurance contracts to manage the full spectrum of risk exposure on certain blocks of business. The majority of our in-force Fixed Annuity and Fixed Indexed Annuity businesses as well as the legacy block of Variable Annuities

("VA") with Guaranteed Minimum Income Benefits (GMIBs) has been ceded to highly-rated unaffiliated reinsurers. Regardless of the emerging experience or reserving methodology used, Jackson's net retained risk related to GMIBs is minimal.

Interest Rate Risk: Certain products and benefits also expose us to interest rate risk. We are exposed primarily to the following risks arising from fluctuations in interest rates:

• the risk of mismatch between the expected duration of liabilities and investments;

• the reinvestment risk associated with accelerated prepayments on mortgage-backed securities and other fixed income securities in decreasing interest rate environments and delayed prepayments in increasing interest rate environments;

•the risk associated with decreasing estimated fair values of the fixed income securities and mortgage loans that comprise a significant portion of our investment portfolio;

• the risk of increases in statutory reserve and capital requirements due to decreases in interest rates or changes in prescribed interest rates;

• the risk of increases in the costs of derivatives we use for hedging or increases in the volume of hedging we do as interest rates decrease;

• the risk of loss related to customer withdrawals following a sharp and sustained increase in interest rates as customers seek higher perceived returns;

• the risk of loss from reduced fee income, increased guaranteed benefit costs and accelerated deferred acquisition costs ("DAC") amortization arising from fluctuations in the variable annuity account values associated with fixed income investment options due to increased interest rates or credit spread widening;

• the risk of volatility in our U.S. GAAP results of operations driven by interest rate related components of liabilities; and
• the risk of reduced profitability on products where the interest rate credited to the policyholder increases faster than the corresponding yield of our investment portfolio.

To manage interest rate risk, we employ product design, pricing and asset-liability management strategies designed to mitigate the potential effects of interest rate movements. Product design and pricing strategies include the use of surrender charges, market value adjustments, restrictions on withdrawals and the ability to reset crediting rates. Our asset-liability management strategies may include the use of derivatives, such as interest rate swaps, interest rate swaptions (also known as a swap option) and Treasury futures, as well as fixed income assets. We manage interest risk in aggregate, contemplating natural offsets between products before pursuing hedging transactions.

We analyze interest rate risk using various models, including multi scenario cash flow projection models that forecast cash flows of our product and benefit liabilities and their supporting investments, including derivatives. These projections involve evaluating the potential gain or loss on our in-force business under various increasing and decreasing interest rate environments. State insurance regulations require that we perform some of these analyses annually as part of our review of the sufficiency of our regulatory reserves. We measure relative sensitivities of the value of our assets and liabilities to changes in key assumptions utilizing internal models. These models reflect specific product characteristics and include assumptions based on our expectations regarding lapse, mortality and crediting rates.

We also use common industry metrics, such as duration and convexity, to measure the relative sensitivity of asset and liability values to changes in interest rates. In computing the duration of liabilities, we consider all policyholder guarantees as well as non-guaranteed elements of policyholder liabilities.

Asset-Liability Management Risk: To determine whether obligations will be met when they become due, we use asset-liability cash flow management techniques that consider current and future investment returns, asset and liability durations, risk tolerance and cash flow requirements. We established an investment policy to maintain a desired spread between the yield on our investment portfolio and the crediting rate paid on our policyholder funds. If subsequent experience proves to be different from current assumptions, maturing liabilities and maturing investment assets may no longer be matched to the degree originally anticipated, placing unanticipated demands on cash flow and liquidity. We closely monitor our investment portfolio to assess our asset-liability position and to change investment strategies and rebalance the duration of our investment portfolio as deemed necessary. We analyze the adequacy of reserves annually, which includes dynamic cash flow testing of assets and liabilities by product under a variety of interest rate scenarios.

Counterparty Risk: The inability of a banking, derivative or reinsurance counterparty to satisfy its obligations could expose us to material risk. We have placed formal limits on the amount of exposure we are willing to accept with a given counterparty, both in aggregate and by risk source (banking, derivatives, reinsurance). Counterparty risk is managed for the potential counterparty risk exposure for banking, reinsurance and derivative contracts through evaluation of the credit worthiness of counterparties. Derivative contracts are also governed by the International Swaps and Derivatives Association ("ISDA"), the enforcement of which includes daily collateralization of our net positions with a given counterparty.

Non-Financial Risk

In addition to the financial risks noted above, our business inherently faces operational and regulatory risks, which can lead to financial loss, negative impacts to customers and stakeholders, and regulatory scrutiny. Examples of key “non-financial” risks include cyberattacks and information security breaches, failure of third parties to provide contracted services, fraud, model risk and conflicts of interest.

These “non-financial” risks can arise from inadequate or failed internal processes, personnel or systems, and from external events, including employee error, model error, system failures, fraud and other events that disrupt business processes. We regularly assess and report on our key risks to the Finance and Risk Committee. Our policies, processes and controls (collectively, our internal control environment) are designed and implemented with a goal to minimize exposure to these risks and prevent material financial losses and operational events (direct or indirect) that adversely affect our ability to meet our commitments to customers. In addition, we have risk-specific response plans and processes in place to quickly identify and appropriately address control failures or other risk events when they occur. Our internal control environment, including compliance with internal policies, is regularly assessed for effectiveness, and oversight is provided by our Risk and Internal Audit teams. See "Risks Related to Our Business and Industry."

Reinsurance

Our third-party reinsurance strategy is designed to manage the risk exposure of our insurance subsidiaries against the severity of losses, improve the profitability of our business and optimize our capital requirements. Although reinsurance does not discharge us from our primary obligation to make payments to our customers in respect of their policy benefits, it does make the reinsurer liable to the ceding insurance company for the reinsured portion of the risk. We obtain reinsurance from a diverse group of well-capitalized and highly-rated third-party reinsurers. We regularly evaluate the financial condition of these third-party reinsurers and monitor concentration risk with our largest reinsurers at least annually. As part of this review, we consider financial strength ratings, statutory capital and surplus, risk-based capital ("RBC") and ERC, statutory earnings and fluctuations, current claims payment aging and our third-party reinsurers’ own reinsurers.

Regulation

Insurance companies are subject to extensive laws and regulations. We are subject to regulation as a result of JFI’s public company status and our ownership and operation of insurance companies, registered investment advisors and regulated broker-dealers. Further, we are subject to, or affected by, regulations regarding derivatives and advisory relationships with customers. These regulations affect, among other things, the manner in which we conduct business, our permitted investments and financial condition, marketing and investment disclosures, cybersecurity and privacy requirements, and applicable accounting standards.

These laws and regulations are complex and subject to change and are administered and enforced by a number of different governmental authorities. These authorities include state insurance regulators, state securities administrators, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the United States Department of Labor (“DOL”), the United States Department of Justice ("DOJ"), and state attorneys general, each of which exercises a degree of interpretive latitude. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products.

We are organized under the laws of the State of Michigan and are subject to regulation and supervision by the Michigan Department of Insurance and Financial Services ("DIFS"), and by insurance regulatory authorities in other U.S. states in which Jackson is authorized to transact business. In addition, our subsidiary, Jackson National Life Insurance Company of New York, is domiciled in the state of New York and is subject to regulation and supervision by the New York State Department of Financial Services. Jackson National Asset Management LLC is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Jackson National Life Distributors LLC is formed as a limited liability company under the laws of the State of Delaware, is a registered broker-dealer under the Securities Exchange Act and is also subject to regulation and supervision by FINRA.

State Insurance Regulation

State insurance laws establish supervisory agencies with broad administrative and supervisory powers related to granting and revoking licenses to transact business, regulating marketing and other trade practices, operating guaranty associations, licensing agents, prescribing and approving policy forms, regulating certain premium rates, regulating insurance holding company systems, establishing reserve requirements, prescribing the form and content of required financial statements and reports, performing financial and other examinations, determining the reasonableness and adequacy of statutory capital and surplus, regulating the type and amount of investments permitted, limiting the amount of dividends that can be paid and the size of transactions that can be consummated without first obtaining regulatory approval, regulating standards of business conduct and other related matters. Certain information and reports that each of Brooke Life and the Company has filed with DIFS can be inspected during normal business hours at 530 W. Allegan Street, 7th Floor, Lansing, Michigan.

As part of their regulatory oversight process, state insurance departments conduct periodic examinations, generally once every three to five years, of the books, records, accounts and business practices of insurers domiciled in their states. Examinations are generally carried out in cooperation with the insurance regulators of other states under guidelines promulgated by the National Association of Insurance Commissioners ("NAIC"). State and federal insurance and securities regulatory authorities and other state law enforcement agencies and attorneys general also, from time to time, make inquiries and conduct examinations or investigations regarding our compliance with among other things, insurance laws and securities laws. We are currently going through the state insurance department examinations conducted for the three-year period ended December 31, 2021 and have not received any material adverse findings to date.

The insurance regulatory framework relating to insurance companies doing business in the U.S. has been placed under increased scrutiny by various states, the federal government and the NAIC. Various states have considered or enacted legislation that changes, and in many cases increases, the states’ authority to regulate insurance companies. Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. Legislation has been introduced from time to time in the U.S. Congress that could result in the U.S. federal government assuming a more expansive role in the regulation of insurance companies. The NAIC has approved and recommended to the states for adoption and implementation several regulatory initiatives designed to reduce the risk of insurance company insolvencies. These initiatives include investment reserve requirements, RBC standards, restrictions on an insurance company’s ability to pay dividends to its shareholders, and the adoption of model laws, including the Risk Management and the Own Risk and Solvency Assessment Model Act, and the Corporate Governance Annual Disclosure Model Act.

State insurance laws and regulations also include numerous provisions governing the marketplace activities of life and annuity insurers, including provisions governing the form and content of disclosure to consumers, including illustrations, advertising, sales practices and complaint handling. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. Insurance regulators have given greater emphasis in recent years to the investigation of allegations of improper life insurance pricing and sales practices by life and annuity insurers, including race-based underwriting or sales practices, and misleading sales presentations by insurance agents, targeting the elderly and suitability of product for potential customers.

Annuity Suitability Regulation

The NAIC on February 13, 2020 approved revisions to the Suitability in Annuity Transactions Model Regulation (the "Annuity Suitability Model Regulation"). The revised model imposes a "best interest" standard of conduct and includes a "safe harbor" for fiduciary advisors who recommend annuities. Under the safe harbor, as it applies to the "care" elements of the Annuity Suitability Model Regulation, investment advisors offering annuities need only comply with the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Each state chooses whether to implement the Annuity Suitability Model Regulation. If they choose to do so, they will either amend their current suitability regulations or adopt the new model. In addition, in July 2018, the New York State Department of Financial Services ("NYSDFS") issued the final version of an amended insurance regulation (Regulation 187, "Suitability and Best Interest in Life Insurance and Annuity Transactions"), which incorporates the "best interest" standard for the sale of annuities and expands the application of this standard beyond annuity transactions to include sales of life insurance policies to consumers. The amended regulation took effect on August 1, 2019 for annuities and became effective on February 1, 2020 for life insurance policies. In April 2021, the Appellate Division of the the New York State Supreme Court overturned Regulation 187 for being unconstitutionally vague. The NYDFS has filed a notice of appeal and the decision of the Appellate Division has been stayed pending the outcome of the appeal.

Guaranty Associations and Similar Arrangements

The jurisdictions where we are admitted to transact insurance business have laws requiring insurance companies doing business within their jurisdictions to participate in various types of guaranty associations or other similar arrangements. These associations and arrangements provide certain levels of protection to customers from losses under insurance policies issued by insurance companies that become impaired or insolvent. Typically, these associations levy assessments up to a prescribed limit on member insurers on a basis that is related to the member insurer's proportionate share of the business in the relevant jurisdiction of all member insurers in the lines of business in which the impaired or insolvent insurer is engaged. Some jurisdictions permit member insurers to recover assessments that they paid through full or partial premium tax offsets, usually over a period of years. In none of the past three years have the aggregate assessments levied against us been material to our financial condition.

Regulation of Investments

We are subject to state laws and regulations that require diversification of our investment portfolios and limit the amount of investments in certain asset categories, such as below investment-grade fixed income securities, equity real estate, mortgages, other equity investments, foreign investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus and, in most instances, would require divestiture of such non-qualifying investments. We believe that our investments complied with such laws and regulations at December 31, 2021.

Surplus and Capital; RBC Requirements

The NAIC has developed RBC standards for life insurance companies as well as a model act for state legislatures to enact. The model act requires that life insurance companies report on a RBC formula standard calculated by applying factors to various asset, premium and reserve items and separate model-based calculations of risk associated primarily with interest rate and market risks. The RBC formula takes into account the risk characteristics of a company, including asset risk, insurance risk, interest rate risk, market risk and business risk. The NAIC designed the formula as an early warning tool to identify potentially inadequately capitalized companies for purposes of initiating regulatory action.

Under RBC requirements, regulatory compliance is determined by the ratio (known as the RBC ratio) of a company's total adjusted capital, as defined by the NAIC, to its company action level of RBC, also defined by the NAIC. Four levels of regulatory attention may be triggered if the RBC ratio is insufficient:

•"Company action level" - If the RBC ratio is between 75% and 100%, then the insurer must submit a plan to the regulator detailing corrective action it proposes to undertake;

•"Regulatory action level" - If the RBC ratio is between 50% and 75%, then the insurer must submit a plan, but a regulator may also issue a corrective order requiring the insurer to comply within a specified period;

•"Authorized control level" - If the RBC ratio is between 35% and 50%, then the regulatory response is the same as at the "Regulatory action level," but in addition, the regulator may take action to rehabilitate or liquidate the insurer; and

•"Mandatory control level" - If the RBC ratio is less than 35%, then the regulator must rehabilitate or liquidate the insurer.

As of December 31, 2021, the Company's and Jackson National Life Insurance Company of New York's total adjusted capital and RBC minimum required levels under the NAIC's definition substantially exceeded the standards of its domicile state and the NAIC.

We believe that we will be able to maintain our RBC ratios in excess of “company action level” through appropriate claims handling, investing and capital management. However, no assurances can be given that developments affecting us or our insurance subsidiaries, many of which could be outside of our control, will not cause our RBC ratios to fall below our targeted levels. See “Risks Related to Our Business and Industry—Risks Related to Legal, Tax and Regulatory Matters—A decrease in the RBC ratio (as a result of a reduction in statutory capital and surplus or increase in RBC requirements) could result in increased scrutiny by insurance regulators and rating agencies, which scrutiny could lead to corrective measures and ratings declines adversely affecting our business, financial condition, results of operations and cash flows.”

The NAIC has updated the risk-based capital framework to reflect more current modeling of asset risk (C-1 factors) effective at December 31, 2021. The Company adopted the updated factors, with minimal impact to the RBC ratio.

Statutory Financial Statements

The ability to carry on our business may also depend upon our continued registration under the applicable laws or regulations in the jurisdictions in which it does business. Each of Brooke Life and the Company submits on a quarterly basis to DIFS, and Jackson NY submits on a quarterly basis to NYSDFS, certain reports regarding its statutory financial condition (each, a “Statutory Statement” and, collectively, the “Statutory Statements”). Each Statutory Statement includes other supporting schedules as of the end of the period to which such Statutory Statement relates. The statutory basis financial statements are prepared in conformity with accounting practices prescribed or permitted by DIFS or NYSDFS, as applicable. Statutory accounting principles differ in certain respects from U.S. GAAP; in some cases, such differences are material.

Federal Initiatives Impacting Insurance Companies

While the U.S. government does not directly regulate the insurance industry, federal initiatives can impact the insurance industry.

Title VII of the Dodd-Frank Act, which was enacted in response to the financial crisis that began in 2008, as well as similar laws passed in jurisdictions outside the United States, have significantly impacted the regulation of over-the-counter derivatives. In the United States, the regulation of swaps and other derivatives is divided between the Commodity Futures Trading Commission (the “CFTC”) and the SEC, with the CFTC having primary jurisdiction over swaps, which constitute the vast majority of the market and the SEC having primary jurisdiction over security-based swaps.

Many of the requirements of the Dodd-Frank Act and similar regulations globally make it more costly for us to use derivatives and hedge investment exposures and may affect returns to us. It is possible that these regulations may impede our ability to utilize derivatives. Another factor that has driven up the cost for trading in both over-the- counter and exchange traded derivatives is the increased capital charges imposed on financial intermediaries, such as futures commission merchants and banks. As a result of these regulations, we expect costs to continue to rise, which could adversely impact our ability to implement our desired hedging strategies.

Since enactment of the Dodd-Frank Act in 2010, the CFTC has adopted a number of significant regulations that have changed the way swaps are traded in the United States. In addition to imposing registration requirements on swap dealers and large market participants, known as major swap participants, the CFTC regulations have subjected a significant portion of the interest rate swap market and some of the credit default swap index market to mandatory exchange or swap execution facility trading and central clearing requirements. The CFTC regulations have also imposed new regulatory requirements on swap transactions, including trade reporting and recordkeeping requirements, know-your-customer and other sales practices requirements, and documentation requirements that apply to swap transactions entered into with swap dealers and major swap participants.

Regulators around the world, including U.S. banking regulators and the CFTC, have implemented margin requirements for uncleared derivatives generally in accordance with the recommendations of the Basel Committee on Bank Supervision and International Organization of Securities Commissions. The variation margin requirements require us to exchange variation margin (comprised of specified liquid instruments and subject to required haircuts) when entering into uncleared swaps and security-based swaps with regulated entities. The initial margin requirements are being phased-in and may also ultimately require us to post initial margin when entering into such derivatives. We completed the required legal documentation and changes to our operational processes in 2021 to accommodate the exchange of initial margin with U.S. EU swap dealers, when necessary.

Also, banking regulators across the globe adopted rules that apply to certain qualified financial contracts, including many derivatives contracts, securities lending agreements and repurchase agreements, with certain banking institutions and certain of their affiliates. These rules generally require the banking institutions and their applicable affiliates to include contractual provisions in their qualified financial contracts that limit or delay certain rights of their counterparties including counterparties’ default rights (such as the right to terminate the contracts or foreclose on collateral) and restrictions on assignments and transfers of credit enhancements (such as guarantees) arising in connection with the banking institution or an applicable affiliate becoming subject to a bankruptcy, insolvency, resolution or similar proceeding. Our qualified financial contracts are subject to these rules. To ensure our counterparties’ compliance with these new rules, we amended our existing qualified financial contracts with the relevant banking institutions and their affiliates by adhering to the various ISDA Resolution Stay Protocols.

The Dodd-Frank Act created the Financial Stability Oversight Council (the “FSOC”). The FSOC has the ability to designate certain insurance companies and insurance holding companies that pose a systemic risk to the financial stability of the United States, in which case such companies would become subject to heightened prudential regulation by the Board of Governors of the United States Federal Reserve (the “Federal Reserve Board”). The Federal Reserve Board may limit such company’s ability to enter into merger transactions, restrict its ability to offer financial products, require it to terminate one or more activities, or impose conditions on how it conducts activities. On December 4, 2019, the FSOC issued final guidance regarding the designation of nonbank financial companies as systemically important. The guidance provides that the FSOC will move from an “entity-based” designation approach towards an “activities-based” approach. This approach would eliminate the prior quantitative thresholds for designation as a systemically important entity in lieu of pursuing designations only if potential risks or threats cannot be addressed through an activities-based approach through the entities’ primary regulator and the potential risk is one that could be addressed through such designation process.

The Dodd-Frank Act also authorizes the Federal Insurance Office (the “FIO”) to assist the Secretary of the Treasury Department in negotiating covered agreements. A covered agreement is an agreement between the United States and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. The FIO is further charged with determining, in accordance with the procedures and standards established under the Dodd-Frank Act, whether state laws are preempted by a covered agreement. Pursuant to this authority, in September 2017, the United States and the European Union signed a covered agreement (the “EU Covered Agreement”) to address, among other things, reinsurance collateral requirements. In addition, on December 18, 2018, the Treasury Department and the Office of the U.S. Trade Representative signed a Bilateral Agreement between the United States and the United Kingdom on Prudential Measures Regarding Insurance and Reinsurance in anticipation of the United Kingdom’s potential exit from the European Union (the “UK Covered Agreement” and, together with the EU Covered Agreement, the “Covered Agreements”). U.S. state regulators have five years from the dates the Covered Agreements were signed to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable Covered Agreement or else state laws imposing such reinsurance collateral requirements may be subject to federal preemption. On June 25, 2019, the NAIC adopted amendments to the credit for reinsurance model law and regulation to conform to the requirements of the Covered Agreements. As of May 2021, thirty states (including Michigan) had adopted these models.

On June 5, 2019, the SEC adopted a package of investment advice reforms designed to enhance investor protections while preserving retail investor access and choice. The most significant elements of the package are: (1) a rule (known as “Regulation Best Interest”) establishing a best interest standard of conduct for broker-dealers and their representatives when they make recommendations to retail investors; (2) a relationship summary form (“Form CRS”) that broker-dealers and registered investment advisers are required to provide to retail investors; and (3) an SEC interpretation of the Investment Advisers Act confirming that investment advisers owe a fiduciary duty to clients. The compliance date for Regulation Best Interest and Form CRS was June 30, 2020. Regulation Best Interest and Form CRS will impact the duties and disclosure requirements that apply to our broker-dealer and investment adviser subsidiaries when they provide recommendations and investment advice to retail investors, as well as our representatives that provide such services. The reforms increase the regulatory burden on broker-dealers selling our products, but also provide a more consistent regulatory standard that could provide benefits to the overall insurance and investment market. Also, FINRA adopted rules to align to Regulation Best Interest and may enforce both the SEC regulations and its own rules relating to recommendations of investments to retail consumers.

The Department of Labor’s final prohibited transaction exemption on Improving Investment Advice for Workers and Retirees, PTE 2020-02 (the “Fiduciary Advice Rule”) became effective February 16, 2021. The Fiduciary Advice Rule reinstates the text of the DOL’s 1975 investment advice regulation defining what constitutes fiduciary “investment advice” to ERISA Plans and IRAs and provides guidance interpreting such regulation. The guidance provided by the DOL broadens the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA or the Tax Code. In particular, the DOL states that a recommendation to “roll over” assets from a qualified retirement plan to an IRA, or from an IRA to another IRA, can be considered fiduciary investment advice if provided by someone with an existing relationship with the ERISA Plan or an IRA owner (or in anticipation of establishing such a relationship). This guidance reverses an earlier DOL interpretation suggesting that roll over advice did not constitute investment advice giving rise to a fiduciary relationship.

In connection with the Fiduciary Advice Rule, the DOL also issued an exemption that allows fiduciaries to receive compensation in connection with providing investment advice, including advice about roll overs, which would otherwise be prohibited as a result of their fiduciary relationship to the ERISA Plan or IRA. To be eligible for the exemption, among other conditions, the investment advice fiduciary is required to acknowledge its fiduciary status, refrain from putting its own interests ahead of the plan beneficiaries’ interests or making material misleading statements, act in accordance with ERISA’s “prudent person” standard of care, and receive no more than reasonable compensation for the advice.

Because our direct distribution of retail products is very limited, we believe that we will have limited exposure to the new Fiduciary Advice Rule. However, we continue to analyze the impact of the Fiduciary Advice Rule, and, while we cannot predict the rule’s impact, it could have an adverse effect on sales of annuities through our independent distribution partners, as a significant portion of our annuity sales are purchased within an IRA. The Fiduciary Advice Rule may also lead to changes to our compensation practices and product offerings and increased litigation risk, which could adversely affect our results of operations and financial condition. We may also need to take certain additional actions in order to comply with, or assist our distributors in their compliance with, the Fiduciary Advice Rule. In addition, many industry and regulatory observers believe that the DOL will issue revised guidance or provisions within the scope of the Fiduciary Advice Rule in 2022 that could have an impact on sales of annuity and insurance products.

The USA PATRIOT Act of 2001 includes anti-money laundering and financial transparency laws as well as various regulations applicable to broker-dealers and other financial services companies, including insurance companies. Financial institutions are required to collect information regarding the identity of their customers, watch for and report suspicious transactions, respond to requests for information by regulatory authorities and law enforcement agencies and share information with other financial institutions. As a result, we are required to maintain certain internal compliance practices, procedures and controls.

Alternative Reference Rates

After the 2008 global financial crisis, regulators globally determined that existing interest rate benchmarks should be reformed based on concerns that the London Inter-bank Offered Rate ("LIBOR") and other benchmark rates were susceptible to manipulation. Replacement rates that have been identified include the Secured Overnight Financing Rate ("SOFR"), which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities. After December 31, 2021 the interest rate derivatives' market transitioned to SOFR with sufficient liquidity for Jackson to execute new trades. Additionally, legacy LIBOR interest rate swaps would automatically switch to SOFR after June 30, 2021 as Jackson adhered to the ISDA IBOR Fallback Protocol. Given that the LIBOR transition does not impede the VA hedging program, it is no longer a material risk for Jackson.

Cybersecurity Regulations

Cybersecurity is subject to increased scrutiny by insurance regulators. The NYSDFS adopted 23 NYCRR 500 (the “NYSDFS Cybersecurity Regulation”) which requires covered businesses in New York to develop a comprehensive cybersecurity program that aligns to the NIST Cybersecurity Framework and requires adequate risk assessments, enhanced third-party vendor management, development of an incident response plan and data breach notifications within 72 hours. The NYSDFS has pursued enforcement actions and penalties for violations demonstrating the significant risk of noncompliance.

The NAIC has adopted the Insurance Data Security Model Law, which established the standards for data security, investigation, and notification of a breach of data security for insurance companies. As of February 2022, eighteen states (including Michigan) had adopted the model. Importantly, the drafters of the Cybersecurity Model Law intend that a licensee’s compliance with New York’s cybersecurity regulation will constitute compliance with the Cybersecurity Model Law. We have taken the necessary steps to comply with this regulation. The Cybersecurity Model Law has been adopted in Michigan, effective January 1, 2021.

The California Consumer Privacy Act of 2018 (the “CCPA”) grants all California residents the right to know what information a business has collected from them and the sourcing and sharing of that information, as well as a right to have a business delete their personal information (with some exceptions). The CCPA’s definition of “personal information” is more expansive than those found in other privacy laws applicable to us in the United States. Failure to comply with the CCPA could result in regulatory fines, and the law grants a private right of action for any unauthorized disclosure of personal information as a result of failure to maintain reasonable security procedures. Additionally, on November 3, 2020, California voters passed a ballot initiative, the California Privacy Rights Act (the “CPRA”), that adjusts and in some respects expands consumer rights and business obligations created by the CCPA. The CPRA imposes additional obligations on companies that collect California residents’ personal information, including to provide a right to correct personal information, additional protections for certain uses of sensitive personal information, and certain limitations on data use and on data sharing that does not involve a sale. The CPRA also creates a new California Privacy Protection Agency which will be charged with enforcing both the CCPA and the CPRA. The CPRA will take effect on January 1, 2023. It may require additional compliance investment as well as changes to policies, procedures and operations.

Federal law and regulation require financial institutions to protect the security and confidentiality of customer information and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their policies relating to protecting the security and confidentiality of that information. Federal and state laws also regulate disclosures of customer information. Congress and state legislatures are expected to consider additional regulation relating to privacy and other aspects of customer information.

On October 21, 2019, the NAIC formed a Privacy Protections Working Group to review state insurance privacy protections regarding the collection, use and disclosure of information gathered in connection with insurance transactions. During its meeting on July 30, 2020, the Privacy Protections Working Group indicated that it would begin a gap analysis of existing privacy protections in order to identify differences in coverage between different privacy regimes, focusing on consumer issues, industry obligations, and regulatory enforcement. The Privacy Protections Working Group continues to work on this gap analysis, which could result in recommended changes to certain NAIC model laws and regulations related to privacy.

The SEC continues to focus on cybersecurity in the asset management industry. On February 9, 2022 the Securities and Exchange Commission (“SEC”) released a proposed rule titled, Cybersecurity Risk Management for Investment Advisers, Registered Investment Companies, and Business Development Companies (“Cybersecurity Investment Company Rule”). The rule amends the Investment Advisers Act and the Investment Company Act of 1940 and relates to cybersecurity risk management, incident reporting, and disclosure for investment advisers and funds. The proposed rule would impose significant new requirements on registered investment advisers and funds and are generally consistent with cybersecurity requirements imposed on other companies by New York’s Part 500 Cybersecurity Regulation.

As currently drafted, the proposed rule would significantly increase the cybersecurity obligations of SEC-registered investment advisers and companies, including SEC-registered separate accounts of insurance companies. Specifically, amendments would require advisers and funds to; (1) implement written policies and procedures that are reasonably designed to address cybersecurity risks, and (2) maintain, make, and retain certain cybersecurity-related books and records. Additionally, advisers would be required to report significant cybersecurity incidents to the SEC and enhance adviser and fund disclosures related to cybersecurity risks and incidents.

Additionally, on March 9, 2022 the SEC proposed additional amendments to its rules, titled Cybersecurity Risk Management, Strategy, Governance, and Incident Disclosure (“Cybersecurity Public Company Disclosure Rule”) to enhance and standardize disclosures regarding cybersecurity risk management, strategy, governance, and incident reporting by public companies. The amendments would require, among other things, current reporting about material cybersecurity incidents and periodic reporting to provide updates about previously reported cybersecurity incidents. The proposal also would require periodic reporting about a registrant’s policies and procedures to identify and manage cybersecurity risks; the registrant’s board of directors' oversight of cybersecurity risk; and management’s role and expertise in assessing and managing cybersecurity risk and implementing cybersecurity policies and procedures. The proposal further would require annual reporting or certain proxy disclosure about the board of directors’ cybersecurity expertise, if any.

These proposed rules reflect the SEC’s intense attention to cybersecurity risk and its willingness to deploy the full scope of its regulatory authority to promulgate standards that address this risk.

The SEC has published periodic guidance on the topic, recommending periodic assessments of information, how it is stored and how vulnerable it is, as well as strategies to prevent, detect and respond to cyber threats, including access controls, governance and risk assessments, training, data encryption, restrictions on removable storage media, robust backup procedures, incident response plans and routine testing. Further investment advisers to fund complexes must also focus on their growing network of third-party service providers. The SEC's Division of Examinations (the "Division of Examinations") issued examination observations in January 2020 related to cybersecurity and operational resiliency practices taken by market participants. The observations highlight certain approaches taken by market participants in the areas of governance and risk management, access rights and controls, data loss prevention, mobile security, incident response and resiliency, vendor management, and training and awareness. In its observations, Division of Examinations highlights specific examples of cybersecurity and operational resiliency practices and controls that organizations have taken to potentially safeguard against threats and respond in the event of an incident. In July 2020, Division of Examinations issued a Risk Alert noting the increasing sophistication of ransomware attacks on SEC registrants and service providers to SEC registrants. The Risk Alert reiterates Division of Examinations January 2020 observations and provides enhanced specificity to assist market participants on ways to enhance cybersecurity preparedness and operational resiliency.

Holding Company Regulation

We are subject to regulation under the insurance holding company laws of various jurisdictions. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require each controlled insurance company to register with state regulatory authorities and to file with those authorities certain reports, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

Insurance holding company regulations generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any parent company of an insurance company, without the prior approval of such insurance company’s domiciliary state insurance regulator. Under the laws of each of the domiciliary states of our insurance subsidiaries, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption of control may be rebutted by a showing that control does not exist in fact. The state insurance regulators, however, may find that “control” exists in circumstances in which a person owns or controls less than 10% of voting securities.

Broker-Dealer, Investment Adviser, Mutual Fund and Securities Regulation

We and certain policies and contracts offered by us are subject to regulation under the federal and state securities laws and regulations. Regulators administering these laws and regulations may conduct examinations of our operations and make requests for information. The primary intent of these laws and regulations is to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply.

JNLD is registered as a broker-dealer with the SEC, pursuant to the Securities Exchange Act, and is registered as a broker-dealer in all applicable states. JNLD is also a member of, and subject to regulation by the Financial Industry Regulatory Authority ("FINRA"), a self-regulatory organization subject to SEC oversight. The SEC and FINRA also regulate the sales practices of broker-dealers. In recent years, they have intensified their scrutiny of sales practices relating to variable annuities and variable life insurance. In addition, broker-dealers are also subject to regulation by state securities administrators in those states in which they conduct business, who may also conduct examinations and direct inquiries to broker-dealers.

JNAM is registered with the SEC as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). The investment companies (mutual funds) for which JNAM serves as an investment adviser are subject to SEC registration and regulation pursuant to the Securities Act, and the Investment Company Act of 1940, as amended (the “Investment Company Act”). The mutual funds advised by JNAM underlie variable products offered by us. In addition, each variable annuity and variable life product sponsored by us is subject to SEC registration and regulation.

The business of JNAM will be impacted by SEC regulatory initiatives with respect to the investment management business. In addition to rules discussed elsewhere, the SEC has adopted rules that include (i) new monthly and annual reporting requirements for certain U.S. registered funds; (ii) enhanced reporting regimes for investment advisers; (iii) implementing liquidity risk management programs for exchange-traded funds (“ETFs”) and open-end funds, other than money market funds; (iv) reforms relating to money market funds that require institutional and prime money market funds to use a floating NAV, and permit money market funds to impose liquidity fees and redemption gates; (v) significant amendments to rules regarding advertisements by investment advisers; and (vi) significant changes to the regulations applicable to the use of derivatives by U.S. registered funds. The SEC has also recently proposed comprehensive reforms to improve cybersecurity risk management for registered investment advisers and registered funds. These rules increased the reporting and disclosure requirements for JNAM. These increased regulatory and compliance burdens could be costly and may impede the growth of JNAM.

The SEC, beginning in late 2020, instituted a comprehensive regulatory agenda focusing on Environmental, Social, and Governance ("ESG") issues. The SEC commissioners and staff announced a number of actions, including forming an enforcement task force designed to harmonize the efforts of the SEC’s divisions and offices, considering potential comprehensive changes to ESG disclosure guidance, announcing ESG as an examination priority, addressing shareholder rights and creating accountability in statements and conduct, and soliciting comments to potential changes to the “names rule” under the Investment Company Act to reflect the effect of ESG factors on a fund’s investment objectives and performance. The Division of Examinations subsequently issued a risk alert highlighting ESG deficiencies, internal control weaknesses and effective practices identified during recent examinations of investment advisers, registered investment companies and private funds. If the SEC implements any of these initiatives, we expect to incur increased regulatory and compliance burdens that could be costly and may impede the growth of our investment advisory business.

JNAM is registered as a “commodity pool operator” with the National Futures Association (“NFA”) pursuant to Commodity Futures Trade Commission (“CFTC”) regulations and is acting as a commodity pool operator with respect to the operation of certain of the mutual funds. The CFTC is a federal independent agency that is responsible for, among other things, the regulation of commodity interests and enforcement of the Commodity Exchange Act. The NFA is a self-regulatory organization to which the CFTC has delegated, among other things, the administration and enforcement of commodity regulatory registration requirements and the regulation of its members. JNAM and the mutual funds have incurred additional regulatory compliance and reporting expenses as a result, which could reduce investment returns or harm a mutual fund’s ability to implement its investment strategy.

Governmental regulatory authorities may institute administrative or judicial proceedings that may result in censure, fines, the issuance of cease-and-desist orders, trading prohibitions, the suspension or expulsion of a broker-dealer or member, its officers, registered representatives or employees or other similar sanctions.

Environmental, Social and Governance

We take a balanced, long-term approach to serving all our stakeholders, including our customers, advisors, shareholders, distribution partners, employees, the communities where we work, and our regulators.

Environmental

We are committed to reducing our climate impact and doing our part to help create a more environmentally sustainable future for us all. To that end, we are taking thoughtful steps to reduce our footprint, consume energy more efficiently, and use natural resources in innovative and impactful ways that result in reduced greenhouse gas ("GHG") emissions. We are excited to be building an on-site solar farm at our home office in Lansing, Michigan, to generate renewable energy and reduce our need for traditional power generation.

Social

We demonstrate our commitment to corporate social responsibility locally through our corporate giving programs and nationally via Jackson Charitable Foundation with three main goals: (i) generating impact, (ii) engaging employees in a culture of philanthropy, and (iii) growing awareness for our commitment to being a good corporate neighbor. We believe our community partnerships create shared value for Jackson, our employees and the communities in which we operate. We have a passionate and committed workforce that engages with the community and is generous with their time and resources. Jackson encourages community engagement by providing employees with paid time off for volunteering, nonprofit board training and placement, and donation matching. We remain committed to empowering people and communities and continue to invest in building relationships that serve the greater good.

Governance

We are committed to governance policies and practices that serve the interest of the Company and its stakeholders. Our Company has an ownership culture that focuses on providing exceptional value to advisors, policyholders, and shareholder. Jackson also has a risk management framework embedded across the Company, supporting the effectiveness of risk management and the control environment. We believe our long-term focus produces sustainable, competitive returns for our shareholder. The internal portfolio management team at our affiliate, PPM America, Inc. ("PPM"), considers the sustainability factors of the underlying enterprises in which they invest for our general account, including environmental, political, and social factors, as well as governance models. In furtherance of our commitment to sustainability, PPM has been a signatory to the United Nations–supported Principles for Responsible Investment since 2018. Our internal asset management team at JNAM oversees external managers on our variable annuity platform, performing a robust due diligence process that includes analysis of ESG philosophy and processes.

Human Capital Resources

Our strength lies in the people we employ and communities we serve. Our workplace culture is designed to offer significant career opportunities, competitive merit-based compensation, inclusive practices, world-class facilities, and the ability to work for a purpose-driven organization. Our Company's four corporate values — Empower, Respect, Execute and Create — guide our employee practices and decisions.

We had approximately 3,300 employees as of December 31, 2021, comprised of approximately 2,600 full-time employees and approximately 700 part time employees, inclusive of our Strategic Support Program associates (a flexible, cost-efficient, part-time workforce providing us with just-in-time scale). Each of our associates play an important role in delivering on our brand promise of clarity for a more confident future. That’s why we make it our priority to offer opportunities for personal growth, talent development, and rewarding career paths for all Jackson team members. We believe our collaborative culture is one of our greatest strengths and is a significant factor in our ability to continue to be an industry leader.

Talent Development, Diversity and Inclusion

We have an established history of developing talent from within. Our senior management team has an average tenure at Jackson of over 20 years. We also recruit talent from outside the organization, as we seek to cultivate an inclusive workplace where different ideas and opinions are heard and respected and where people of different backgrounds can come together to accomplish great things as a team. Through learning and development programs, succession and talent management processes, and competitive rewards and recognition, our diverse and high-performing associates are empowered to innovate and challenge one another to be their best selves. In 2021, 98% or over 3,200 of our employees have completed diversity and inclusion training.

In 2021, Jackson launched a mentoring program to support the long-term career growth of all associates, with particular focus on development opportunities for diverse associates and emerging leaders. Four programs were offered during 2021, including two pilot programs and two sessions of the Career Management program that led in 2021 to the following results:

•More than 600 mentor pairings across all four programs;
•More than 3,300 hours of mentoring reported by participants; and
•4.2 out of 5 rating in overall program satisfaction

Our strategic approach to Diversity and Inclusion focuses on ways to attract and retain highly talented people and cultivates an environment where our associates are encouraged to bring our best selves to work every day. Our Diversity and Inclusion Advisory Council (the "Advisory Council") was established in 2018 to identify opportunities for advancing our diverse and inclusive work environment. The Advisory Council developed a framework and strategy for long-term sustainability including awareness training, a targeted recruitment strategy, and a charter for establishing employee-led Business Resource Associate Groups ("BRAGs"). The Advisory Council continues to evaluate all aspects of the organization and suggest strategies that will make us more diverse and inclusive.

We recognize the diversity of our employees and the broad spectrum of backgrounds and cultures in our workplace through our voluntary, employee-led resource groups. Supported by executive leadership and aligned with our mission and core values, our nine BRAGs provide opportunities to empower all associates to share their unique and diverse talents with each other.

We have acted in several ways to improve inclusion in our recruiting process, including how we approach job postings, develop position requirements, conduct interviews, and evaluate candidates. We also value our strong partnerships with the many organizations that help us diversify and strengthen our talent pool. Through these partnerships, we are building our recruiting pipeline and are developing stronger leaders who support innovative thought and promote an inclusive and an equitable culture. These organizations include:

•Lee Hecht Harrison: accelerating development of more than 40 women leaders at Jackson through participation in the Elevating Women in Leadership program
•Odyssey Media: ongoing learning and development opportunities for 20 multicultural women at Jackson in the past three years
•The Association for Wholesaling Diversity, The Coalition for Equity in Wholesaling, and The Financial Pipeline Initiative: creating opportunities to build, attract and recruit African American talent to Jackson
•Urban League of Middle Tennessee and 9 Paths: leadership and cultural development for executives and high-potential black associates in a 12-month program called Equity in Action.

As of December 31, 2021, within Jackson’s workforce, approximately 48.8% of our associates were women and approximately 16.9% of our associates were racially and ethnically diverse.

Benefits and Rewards

We recognize the contributions our associates make to our future and their futures by offering competitive salaries, wages, and benefits. Our comprehensive benefits package includes medical, dental, vision, and paid time off along with more innovative benefits including associate and dependent tuition reimbursement programs, paid parental leave, adoption assistance, paid time off to volunteer, and associate charitable gift matching. Our associates are compensated based on their job performance. This performance-driven structure aligns performance incentives with our business productivity strategy, serving to both encourage our employees and satisfy our other key stakeholders. To ensure fair pay, we work actively with a third-party consultant to conduct pay equity studies related to race, ethnicity, and gender. We also have rigorous governance processes in place to ensure that we promote equitable pay practices, reinforce strong risk management, and maintain independent oversight of our executive compensation.

Employee Health and Well-Being

We believe it is important to support our employees and are committed to providing a safe and healthy workplace. Our "Living Life Well" program helps ensure that Jackson associates are provided supportive health, safety and financial wellness resources both at work and at home. These efforts cultivate a supportive and well-balanced corporate culture and help define the future of our success.

The health and safety of our associates is a top priority. To help support overall well-being and slow the spread of the COVID-19 virus, many associates are now working remotely on a hybrid schedule, and the Company has provided additional tools and technology to support these arrangements. Our ergonomics program supports employee wellness by promoting evidence-based ergonomic principles for associates working remotely or at our offices. At the office, associates also have access to a complete training system and highly qualified team of experts to help associates achieve their personal fitness, nutritional and lifestyle goals. We currently operate 21 Occupational, Health and Safety Administration ("OSHA") related programs, in addition to our standard air and water quality programs, in a comprehensive corporate health and safety effort to meet OSHA and American National Standards Institute ("ANSI") Z10-02019 standards.

We offer a variety of programs to support the mental health of associates, including confidential support for more serious issues involving emotional stress and well-being. Our Employee Assistance Program, "Life Balance," offers a variety of online tools, as well as master's-level professionals available for confidential support around the clock. The financial health of our associates is an equally important part of their well-being. We offer a variety of programs and educational tools to support their long-term financial wellness. These efforts help our associates build a more confident future for themselves, as well as for the long-term success of our Company and for our shareholder.

Properties

We are headquartered in Lansing, Michigan and maintain offices in Franklin, Tennessee and Chicago, Illinois. We currently own and occupy the buildings comprising our corporate headquarters campus and related properties in Lansing, Michigan as well as our regional headquarters in Franklin, Tennessee. We also have leases for the following offices:

•District of Columbia under a lease that expires in 2029;

•Chicago, Illinois under a lease that in expires in 2029;

•Schaumburg, Illinois under a lease that expires in 2025; and

•East Lansing, Michigan under a lease that expires in 2024.

Our offices in Franklin, Tennessee support our subsidiary Jackson National Life Distributors, LLC (“JNLD”), the distributor of the Contracts and other variable insurance products issued by us and our affiliates. Our offices in Chicago, Illinois support JNAM, which provides certain administrative services with respect to the RILA Separate Account, including separate account administration services and financial and accounting services.

We believe our properties are adequate and suitable for our business as currently conducted and are adequately maintained. All of our offices include operations across all of our reporting segments.

Management

Directors and Executive Officers

The following table sets forth certain information concerning our executive officers and directors as of January 1, 2022. The respective age of each individual in the table below is as of January 1, 2022.

Name	Age	Position
Laura Prieskorn	54	Director, Chief Executive Officer, and President
Carrie Chelko	48	Executive Vice President, General Counsel, and Secretary
Michael Costello	46	Senior Vice President and Treasurer
Don Cummings	58	Senior Vice President and Chief Accounting Officer
Devkumar Ganguly	46	Executive Vice President and Chief Operating Officer
Bradley Harris	52	Director, Executive Vice President, and Chief Risk Officer
Chad Myers*	55	Vice Chairman, Jackson Holdings LLC
Stacey Schabel	43	Senior Vice President and Chief Audit Executive
Marcia Wadsten	55	Director, Executive Vice President, and Chief Financial Officer
*Chad Myers has informed the company of his intention to retire in the fourth quarter of 2022.

Directors

Brad Harris has been Executive Vice President and Chief Risk Officer since July 2020. Mr. Harris has been a member of the Jackson Board of Directors and Chief Risk Officer since December 2015. Prior to this role, Mr. Harris served as Chief Actuary of Prudential Corporation Asia, responsible for the actuarial functions throughout Prudential’s life insurance operations across 13 markets in Asia. He joined Prudential Corporation Asia in 2007 and served as its Chief Product Officer overseeing product strategy, development and innovation across Asia. Mr. Harris is responsible for leading our risk management strategy and oversight. He earned a bachelor of mathematics from the University of Kentucky. He is a Fellow of the Society of Actuaries and member of the American Academy of Actuaries.

Laura Prieskorn has been a director and our Chief Executive Officer and President since February 2021. Prior to this role, Ms. Prieskorn served as Executive Vice President and Chief Operating Officer since September 2020 and Chief Operating Officer since April 2019. Ms. Prieskorn joined Jackson in 1988 and has served in a number of leadership roles, including as Senior Vice President and Chief Administration Officer. She earned a bachelor’s degree from Central Michigan University in business administration.

Ms. Prieskorn brings to the board her extensive experience and leadership skills, developed from more than three decades of experience at the Company, including development of the Company’s industry-leading operating platform.

Marcia Wadsten has been Executive Vice President and Chief Financial Officer since February 2021. Ms. Wadsten has over 30 years of experience at Jackson, and previously served as Senior Vice President and Chief Actuary from 2016 to 2021. During her career at Jackson, Ms. Wadsten has played a key role in financial modeling, product design, pricing and risk management. Ms. Wadsten holds a bachelor of science in mathematics from Valparaiso University and a master’s degree in applied mathematics from Purdue University. She is a member of the American Academy of Actuaries.

Non-Director Executive Officers

Carrie Chelko has been Executive Vice President, General Counsel and Secretary since September 2021. Ms. Chelko, an industry veteran with more than 20 years of securities experience, joins Jackson from Fidelity Investments where she served as Senior Vice President and Chief Compliance Officer and led regulatory compliance for businesses within Fidelity Personal Investing. Prior to Fidelity, Ms. Chelko served as Senior Vice President and Chief Counsel for Lincoln Financial Network, Lincoln’s retail wealth management business, and Lincoln Financial Distributors, the wholesale distributor of Lincoln’s manufactured annuities, insurance and retirement plan products. Ms. Chelko holds a bachelor’s degree from Grove City College, her juris doctorate from Temple University, and is a graduate of The Wharton School.

Michael Costello has been Senior Vice President and Treasurer of Jackson since March 2013. Mr. Costello joined Jackson in 2004 from PricewaterhouseCoopers LLP. As Treasurer, he is responsible for monitoring and maintaining our liquidity, banking relationships and overseeing our debt related capital markets activities. Mr. Costello received a bachelor’s degree and master’s degree in business administration from the University of Michigan.

Don Cummings has been Senior Vice President and Chief Accounting Officer since September 2021. Mr. Cummings joined Jackson as Senior Vice President, Chief Accounting Officer and Controller in December 2020. Prior to this role Mr. Cummings served as Interim Chief Financial Officer at Fortitude Reinsurance Company Ltd, a subsidiary of AIG, since 2019 and previously held various finance roles at AIG including Global Corporate Controller. Mr. Cummings is responsible for providing leadership, strategic direction and functional expertise to all aspects of the financial reporting, accounting and operational control processes. He holds a bachelor of business administration degree from Morehead State University and is a Certified Public Accountant.

Devkumar Ganguly has been Executive Vice President and Chief Operating Officer since February 2021. Mr. Ganguly has over 20 years of experience at Jackson and has held a variety of roles in the IT group, including serving as Chief Information Officer from 2018 to 2021. Mr. Ganguly oversees the Company’s Operations, Enterprise Technology, Digital, Data and Information Security functions. He is also an executive sponsor of the Company’s Diversity and Inclusion program. Mr. Ganguly joined Jackson in April 2000 from global software firm Infosys. Mr. Ganguly holds a bachelors of engineering in electronics and power from the National Institute of Technology in India.

Chad Myers has been Vice Chairman, Jackson Holdings LLC since February 2020. In this role, he oversees our subsidiaries that provide asset management services. Previously, Mr. Myers served as Chief Financial Officer of Jackson from February 2011 until February 2020. He joined Jackson in 1995 and served in a number of leadership roles, including Executive Vice President, Senior Vice President and Vice President of ALM. He earned a bachelor’s degree in economics from Claremont-McKenna College and holds the Chartered Financial Analyst designation.

Stacey Schabel is the Senior Vice President and Chief Audit Executive at Jackson. She has led the internal audit function at Jackson since January 2013. Ms. Schabel has years of audit and risk management experience, is a member of the American Institute of Certified Public Accountants, the Michigan Association of Certified Public Accountants and Institute of Internal Auditors (IIA). She also serves on the IIA’s Global Financial Services Guidance Committee. Ms. Schabel earned a bachelor’s degree in business administration from Central Michigan University with majors in accounting and information systems. She is a certified internal auditor, a certified public accountant and holds her FINRA Series 6 registration.

Corporate Governance - Board Composition and Committees

Our Board has three directors. Directors are elected annually and serve for one year terms and until their successors are elected and qualified, or until their earlier resignation or removal. Vacancies in the board of directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless filled by proper action of the Company’s shareholder. The Board has a regular quarterly meeting cycle and holds special meetings as necessary.

Our Board maintains the following committees:

•Audit Committee

Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm.

•Compensation Committee

Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company.

•Retirement Plan Committee

Our Retirement Plan Committee oversees Jackson’s 401k plan and other qualified and non-qualified employee retirement plans.

•Risk Committee

Our Risk Committee is responsible, among its other duties and responsibilities, for overseeing the governance of significant risk throughout the Company and the establishment and ongoing monitoring of the Company’s risk profile and risk appetite.

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about the material elements of compensation provided to our “named executive officers,” also referred to as “NEOs,” for 2021. Prior to the demerger on September 13, 2021, compensation for our NEOs and other employees was determined by the various compensation committees of, and overseen by, Prudential. Following the demerger of our parent company, Jackson Financial Inc. ("JFI"), from Prudential, compensation decisions were made by the JFI Board and the Board Compensation Committee (“Compensation Committee”).

While the Compensation Committee performed a comprehensive review of our NEOs’ total compensation upon appointment in September 2021, most elements of 2021 pay for our currently employed NEOs were previously approved and implemented by Prudential. Upon its review, the Compensation Committee prioritized the need to transition our NEOs’ compensation packages to a typical U.S. public company approach, which reflects a substantial shift from cash to equity-based compensation. These changes have been implemented for the 2022 compensation year, and further details on these changes are provided in later sections of this compensation discussion and analysis.

We also note that the significant leadership changes in early 2021 have resulted in this year’s expanded NEO reporting population. Importantly, compensation paid to former executives, including separation payments, were finalized and approved by Prudential in early 2021 prior to the demerger and prior to the establishment and appointment of the Compensation Committee.

Our NEOs for 2021 are as follows:

NAME	TITLE
Currently Employed NEOs
Laura L. Prieskorn [1]	Chief Executive Officer and Director
Marcia L. Wadsten [1]	Executive Vice President & Chief Financial Officer
P. Chadwick Myers	Vice Chair of Jackson Holdings LLC
Scott E. Romine [2]	President, Jackson National Life Distributors LLC
Devkumar D. Ganguly [3]	Executive Vice President, Chief Operating Officer
Former NEOs
Michael I. Falcon [4]	Former Chief Executive Officer
Andrew J. Bowden [4]	Former Executive Vice President and General Counsel
Axel P. André [4]	Former Executive Vice President and Chief Financial Officer
Kenneth H. Stewart [4]	Executive Vice President, Corporate Development

1.    Promoted to this position on February 10, 2021.
2.    Promoted to this position on December 13, 2021.
3.    Promoted to this position on February 11, 2021.
4.    Messrs. Falcon, Bowden, André and Stewart ceased employment with Jackson on February 10, 2021. These former executives are included as NEOs pursuant to SEC rules.

Compensation Decisions of Prudential

Most of the decisions regarding 2021 compensation for our currently employed NEOs were made in the first half of 2021 by Prudential and were designed to align the business incentives of JFI with the interests of Prudential.

The compensation committees of Prudential (referred to collectively as the “Prudential Compensation Committee”) set 2021 base salaries and the short-term incentive awards for our currently employed NEOs. These compensation levels for Ms. Wadsten, Mr. Myers, Mr. Romine (before his December 13, 2021 promotion referenced above) and Mr. Ganguly were developed based on survey data provided by Mercer. This data included broad financial services industry data from the Willis Towers Watson U.S. Financial Services Survey, Mercer Executive Benchmark Database, and the Life Office Management Association (“LOMA”) U.S. Executive Insurance Survey. The Prudential Compensation Committee generally provided for base salaries that were below the median level of the industry survey data and annual short-term incentive awards, tied to achieving performance criteria, that were above median levels. The Prudential Compensation Committee also determined Ms. Prieskorn’s compensation arrangements in connection with her promotion to Chief Executive Officer in February 2021. Deloitte LLP advised the Prudential Compensation Committee, which also referred to the Willis Towers Watson and the LOMA surveys when determining Ms. Prieskorn’s total direct compensation (“TDC”) for 2021.

In addition, 2021 remuneration, including separation payments, for Mr. Falcon, Mr. André, Mr. Bowden and Mr. Stewart were set and approved by the Prudential Compensation Committee. Please see Potential Payments Upon Termination or Change in Control— Separation Agreements for a discussion of the separation agreements entered into with Mr. Falcon and Mr. Bowden on April 5, 2021, with Mr. André on March 31, 2021 and with Mr. Stewart on April 1, 2021.

Executive Summary

An Unparalleled Year of Transformation and Exceptional Performance

2021 was a historic year for JFI as it completed its separation from Prudential in September 2021. It was a year of transformation for Jackson in many respects, as our management team, directors and associates focused on navigating the transition and establishing JFI, our parent company, as an independent public company.

The year began with an unprecedented degree of management change, as Prudential installed a new leadership team at Jackson to execute on the demerger and deliver optimal outcomes to all stakeholders. Prudential appointed longstanding and well-respected leaders, Ms. Prieskorn and Ms. Wadsten, to serve as our Chief Executive Officer and Executive Vice President & Chief Financial Officer, respectively. In addition, given his depth and knowledge of the business, the continued service and strategic leadership of Mr. Myers was critical to the successful transition of Ms. Prieskorn and Ms. Wadsten into their roles and ultimately to the execution of our strategy and the demerger.

In normal years, Jackson’s 2021 achievements would be deemed exceptional, but 2021 was not a normal year. Rather, in light of the confluence of events and during an unprecedented time of change, uncertainty and complexity, management performed exceptionally and achieved solid financial results. In addition, we successfully executed key aspects of establishing JFI as a public company, including listing our parent company's class A common stock on the NYSE and appointing a seasoned and diverse Board of Directors to the JFI Board. We also continued to successfully navigate the challenges of a global pandemic by prioritizing safety for our employees while executing our business strategies, delivering on our commitments to customers, associates and partners and creating value for shareholders.

Here are some examples of our management team’s exceptional performance and execution of the 2021 financial and strategic plans:

Financial and Capital Strength. In addition to our operational accomplishments in navigating the transition to an independent public company, our management team delivered solid financial results in 2021. Some fiscal performance highlights of JFI, our parent company, include:

•Both net income and adjusted operating earnings1 reached a three-year high, increasing to $3.2 billion and $2.4 billion, respectively. Essential to our earnings growth was the performance of our Retail Annuities segment. At the conclusion of 2021, annuity account values reached $259 billion, up nearly 13% from 2020.

•JFI's holding company cash position at the end of the fourth quarter of 2021 was over $600 million, exceeding our minimum target of $250 million.

•The strength of our business, combined with effective risk management, resulted in healthy statutory capital generation. We ended 2021 with total adjusted capital of $6.6 billion and a risk-based capital (“RBC”) ratio of 580%, well ahead of our targeted capital levels of a 500-525% adjusted RBC.

•JFI's total financial leverage ratio at the end of the fourth quarter of 2021 was 22.9%, well in line with its target range of 20-25%. JFI closed a $1.6 billion senior debt offering in 2021 with the intention to complete the stand-alone capital structure in the first half of 2022, subject to market conditions.

•In line with its commitments, JFI returned $261 million to shareholders in the fourth quarter of 2021, with $211 million of repurchases and a $50 million dividend. JFI ended 2021 on pace to reach its 12 month $325-$425 million capital return target ahead of schedule. In 2022, JFI shifted its capital return target to a calendar year and increased our target to $425-$525 million.

1.Please refer to "Management's Discussion and Analysis - Non-GAAP Financial Measures" for an explanation of “Adjusted Pre-tax Operating Earnings” and a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Products, Sales, and Service. Jackson maintained a leading market position in 2021, exceeding $19 billion in annuity sales through a network of over 580 distribution partners. Jackson continued to diversify and strengthen our leading portfolio by entering the fast-growing registered index-linked annuity (“RILA”) market with the successful launch of a suite of RILA products. Jackson was also recognized by Service Quality Measurement Group, Inc. for excellence in contact center service, including the “Highest Customer Service – Financial Industry” award for achieving the highest first call resolution score in the market.

ESG Initiatives. JFI is committed to the principles of corporate social responsibility and being stewards of the communities where we live, work, and serve. Our ESG efforts reflect our commitment to a more positive future for all. We are taking meaningful and impactful steps to protect our environment by reducing our carbon footprint, limiting greenhouse gas emissions, consuming energy more efficiently and using natural resources in innovative and impactful ways. Our passionate and committed workforce contributed over 11,500 volunteer hours to our local communities in 2021. From our nine BRAGs that foster diverse associate perspectives and talents, to local and national-level corporate giving programs such as the Jackson Charitable Foundation, we invest in building relationships that serve the greater good. To ensure transparency of our ESG initiatives, we align our disclosure with the SASB standards, utilizing the financial sector standards that most closely aligned with our insurance business.

Continued Successful Navigation Through COVID-19 Pandemic. Throughout the pandemic, management has ensured that the company was able to successfully adjust to changing environments resulting from the COVID-19 virus and its variants. In 2021, Jackson gradually and carefully re-opened its offices for associates, implemented daily health screens, workplace guidelines for associate safety, training plans, reduced touch points and increased building preparedness, which included additional cleaning and sanitizing protocols. With the health and safety of our community and workforce as a primary focus, we established three priorities during this challenge:

•continue to serve our customers well;
•support associates by providing a safe environment and job continuity; and
•preserve a strong financial and liquidity position to execute business plans and remain positioned to succeed beyond this pandemic.

Compensation Philosophy

At its first meeting in September 2021, the Compensation Committee designed and approved our new executive compensation approach and reaffirmed the pay-for-performance philosophy. Our philosophy is intended to align the interests and incentives of our NEOs with those of our long-term shareholders by linking a substantial portion of each NEO’s compensation to achievement of performance metrics aligned with our strategy and includes the following general principles and objectives:

PAYING FOR PERFORMANCE	A significant percentage of executive compensation is in the form of at-risk incentive elements that are based on company and individual performance against preset goals that are aligned with our long-term goals and drive increases in shareholder value
PROVIDING COMPETITIVE TARGET TOTAL DIRECT COMPENSATION ("TDC") OPPORTUNITIES	We aim to offer competitive compensation that enables us to attract, motivate and retain high-performing executives
ALIGNING EXECUTIVES' INTERESTS WITH SHAREHOLDER INTERESTS	A significant portion of our NEO's Target TDC is delivered in the form of stock-based incentives
ENCOURAGING LONG-TERM DECISION-MAKING	Our long-term incentive compensation program includes awards with multi-year overlapping performance or restriction periods
REINFORCING STRONG RISK MANAGEMENT	Our compensation program is designed to incentivize actions that create sustainable shareholder value thereby minimizing excessive or inappropriate risk-taking
MAINTAINING STRONG GOVERNANCE	The Compensation Committee provides direct oversight to ensure rigorous plan design, goal-setting, risk mitigation, and appropriate benchmarking

Our Compensation and Governance Practices

Our compensation program is generally comprised of three core elements:

•base salary;
•annual incentive bonus; and
•long-term incentive (“LTI”) awards

Collectively, these elements of compensation comprise our TDC and are designed to further the goals set forth in our compensation principles and align with the governance practices.

WHAT WE DO	WHAT WE DON'T DO
☑ Pay-for-performance compensation philosophy	☒ No hedging or pledging of JFI stock by executive officers or directors
☑ Significant majority of executive compensation in the form of at-risk, performance-based pay	☒ No "single-trigger" or excessive change-of-control severance benefits
☑ Annual incentive linked to ESG performance	☒ No golden parachute excise tax gross-ups in connection with a change of control
☑ Multi-year vesting and performance periods for equity grants	☒ No repricing of options permitted in the Jackson Financial Inc. 2021 Omnibus Incentive Plan ("JFI OIP")
☑ Multiple performance metrics deter excessive focus on a singular performance goal	☒ No evergreen provision in the JFI OIP
☑ "Clawback" in the event of an accounting restatement, breach of law or misconduct during the performance period	☒ No payout of dividend equivalents accrued on equity awards unless and until award vests
☑ Robust stock ownership guidelines
☑ Annual assessment of compensation risks
☑ Limited perquisites
☑ Independent compensation consultant

Pay Mix of Our NEOs

The illustrations below compare the 2021 and 2022 pay mix for our CEO and other currently employed NEOs. The pay mix from 2021 reflects decisions made by the Prudential Compensation Committee. Following the demerger, the Compensation Committee approved changes in the pay mix for the 2022 compensation year to align with our peer group and industry pay practices. This new pay mix strengthens our emphasis on long-term equity incentive compensation rather than the annual incentive bonus, maintains an appropriate level of at-risk compensation, and further aligns the interests of our NEOs with long-term shareholders.

CEO Pay Mix
2021			2022			Market
Fixed - 9%	Base Salary	9%	Fixed - 11%	Base Salary	11%	Fixed - 11%	Base Salary	11%
At-Risk - 91%	Target Annual Cash Bonus	56%	At-Risk - 89%	Target Annual Cash Bonus	22%	At-Risk - 89%	Target Annual Cash Bonus	21%
	Target Long-Term Incentive	35%		Target Long-Term Incentive	67%		Target Long-Term Incentive	68%

All Other NEO Pay Mix
2021			2022			Market
Fixed - 13%	Base Salary	13%	Fixed - 18%	Base Salary	18%	Fixed - 22%	Base Salary	22%
At-Risk - 87%	Target Annual Cash Bonus	42%	At-Risk - 82%	Target Annual Cash Bonus	28%	At-Risk - 78%	Target Annual Cash Bonus	27%
	Target Long-Term Incentive	45%		Target Long-Term Incentive	54%		Target Long-Term Incentive	51%

Role of the Compensation Committee

The Compensation Committee is tasked with discharging the JFI Board’s responsibilities relating to executive compensation. The Compensation Committee is currently responsible for:

•Establishing and periodically reviewing the company’s general compensation philosophy, strategy and principles, and in consultation with senior management and taking into account shareholder feedback (including the results of our Say-on-Pay vote), overseeing the development and implementation of compensation programs in accordance with those principles.
•Annually reviewing and approving corporate goals and objectives relevant to the CEO’s total compensation, evaluating the CEO’s performance, and recommending for approval by the independent directors of the JFI Board the CEO’s total compensation level based on such evaluation.
•Annually reviewing and approving corporate goals and objectives relevant to the compensation of the company’s other NEOs; with input from the CEO, evaluating the performance of these executive officers; reporting the results to the JFI Board; and reviewing and approving incentive compensation levels for NEOs other than the CEO.
•Reviewing and approving all compensation arrangements with executive officers other than the CEO, including employment, consulting, retirement, severance, and change-in control agreements.
•Reviewing and making recommendations to the JFI Board with respect to JFI’s equity-based compensation programs.
•Reviewing and overseeing compliance with JFI's executive officer stock ownership guidelines, hedging, pledging, and clawback policies.
•Overseeing management’s efforts to ensure the company’s compensation programs do not encourage excessive or inappropriate risk-taking.

The Role of Our CEO

Ms. Prieskorn, as part of her responsibilities as our CEO, evaluates each executive officer’s performance and makes recommendations regarding the executive officer’s compensation to the Compensation Committee.

The Role of the Committee’s Advisors

In preparation for the demerger, Mercer worked closely with the independent JFI Board Chair to review the then- existing compensation program and recommend changes that could be implemented by JFI as a newly public company. After the demerger, the Compensation Committee continued utilizing Mercer as its independent consultant. Mercer provides research, analysis, and independent advice, on topics such as the compensation of our NEOs, executive compensation trends, and peer companies that may be utilized for comparative purposes.

Mercer reports directly to the Compensation Committee, and the Compensation Committee may replace the firm or hire additional consultants or advisors at any time. The Compensation Committee and the JFI Board are ultimately responsible for making decisions regarding the compensation arrangements and levels of our executive officers after considering input from their consultants. The Compensation Committee has assessed the independence of Mercer based on New York Stock Exchange listing standards and applicable SEC regulations and concluded that Mercer’s engagement does not raise any conflicts of interest.

2021 Compensation Decisions

Before the demerger, Mercer provided a review and analysis of the company’s then-existing executive compensation program, as well as observations and recommendations of potential changes designed in order to ensure our compensation programs were aligned with common peer practices within our industry. The Compensation Committee reviewed these recommendations and concluded that the elements of the executive compensation program (i.e., base salary, annual incentive bonus, LTI) were appropriate for a new public company, that the mix of these elements needed adjustment, but given the timing of the demerger at the end of the third quarter of 2021, the pay mix changes would be made for the 2022 compensation year. For 2021, the Compensation Committee (i) updated the 2021 annual incentive program in which Ms. Prieskorn, Ms. Wadsten, Mr. Myers, Mr. Romine and Mr. Ganguly participate so that the terms established by Prudential before the demerger applied for the first nine months of 2021 and the new JFI metrics applied for the remaining three months of 2021, (ii) adopted a new equity-based long-term incentive program, (iii) granted new equity-based long-term incentive awards (including 2021 annual awards as well as the founders and celebration awards made in connection with our demerger from Prudential), (iv) converted outstanding Prudential long-term incentive awards, and (v) established new stock ownership guidelines for our executives. The Compensation Committee also approved the compensation package, which was developed based on survey data of similar roles at external companies and awarded to Mr. Romine upon his promotion in December 2021.

Elements of Our Executive Compensation Program

Overview

For 2021, the compensation program for our NEOs consisted of salary, short-term cash-based annual incentive bonus, long-term incentives, certain benefits, and limited perquisites and was designed by Prudential. The compensation packages in place for our NEOs at demerger included a strong weighting toward at-risk pay versus fixed pay but reflected higher cash compensation than equity compensation.

Importantly, our NEOs’ compensation and pay mix for 2022 will differ substantially from the 2021 figures described in this compensation discussion and analysis and related tables. Specifically, the Compensation Committee has reset each element of our NEOs’ compensation for 2022 to ensure appropriate alignment with shareholder interests and with peer and U.S. public company norms. The changes made for 2022 reflect our strong cultural orientation toward performance-based compensation and include higher equity-based compensation than cash compensation.

Set forth below is a discussion of each element of compensation, the reason that we provide each element, and how that element fits into our overall compensation philosophy. Where changes have been made to better align with our parent company's new U.S. public company status, additional detail is provided below and in the Pay Mix of our NEOs section of this Compensation Discussion and Analysis.

Base Salary

Jackson provides base salaries that are reflective of the responsibilities of each role while being competitive in the markets in which we compete for talent. Consistent with our pay-for-performance philosophy, base salary comprises not just the smallest percentage of our executives’ total compensation but also the only fixed pay element. The Compensation Committee annually reviews and, if appropriate, adjusts each NEO’s base salary. For the base salary of our Chief Executive Officer, the

Compensation Committee recommends any such adjustment for approval by our parent company's independent directors. Executive officers receive base salary increases less frequently than other associates and the Compensation Committee considers several factors when determining if a base salary adjustment is warranted. These factors include company performance against business objectives, changes in individual levels of responsibility, individual performance and experience, market data regarding similar positions in the financial sector, salaries of other similar internal roles, knowledge of our unique business and relationships, and general economic conditions. While the Compensation Committee considers these factors to guide their decisions, it does not rely on them exclusively. The Compensation Committee exercises business judgment based on a thorough assessment of compensation levels and alignment with our compensation philosophy and pay strategy.

The table below sets forth the annualized base salaries of our currently employed NEOs as of December 31, 2021. For NEOs other than Mr. Romine, these base salaries were approved by the Prudential Compensation Committee. Due to his promotion in December, Mr. Romine’s base salary was approved by the Compensation Committee.

NAME	ANNUALIZED 2021 SALARY (AS OF DECEMBER 31, 2021)
Laura L. Prieskorn	$800,000
Marcia L. Wadsten	$600,000
P. Chadwick Myers	$680,000
Scott E. Romine	$500,000
Devkumar Ganguly	$400,000

Short-Term Incentives for 2021

An important element of NEO compensation is the annual bonus program. The annual incentive focuses executives on the achievement of organizational and individual results within a performance year by providing variable compensation that is largely determined by performance measures on a company-wide basis or with respect to one or more business units, divisions or affiliates, and on individual performance. The preset performance objectives are intended both to achieve our strategic goals while representing challenging standards of performance, and also to be within reach if such efforts are made.

Performance metrics for the 2021 annual bonus program were approved by the Prudential Compensation Committee and applied to performance for the first nine months of the year. After the demerger, the Compensation Committee approved performance metrics for the remaining three months of 2021. Overall funding for the annual bonus pool in which each such NEO participated was based (i) 75% on the achievement of the pre-demerger performance metrics and (ii) 25% on the achievement of the post-demerger performance metrics. The performance metrics are generally structured to be based on the performance of the consolidated JFI business.

2021 SHORT-TERM INCENTIVE PERFORMANCE MEASURES
	Goal	Weighting	Threshold [1]	Target [1]	Maximum [1]
Q1 - Q3 2021 PRE-DEMERGER (75%)	RBC Position [2]	55%	460%	490% - 510%	540%
	Pre-Tax Adjusted Operating Earnings [3]	35%	$906m	$1,133m	$1,360m
	Other Key Objectives	10%	See description below

Q4 2021 POST-DEMERGER (25%)	Pre-Tax Adjusted Operating Earnings [3]	35%	$302m	$378m	$454m
	Excess Capital Generation [4]	35%	$-121m	$4m	$129m
	Key Strategic Objectives	30%	See description below

1.If actual performance is below the threshold level for a performance measure, then there will be 0% payout for such measure. If actual performance for a performance measure is between the threshold and target levels, or the target and maximum levels, then straight-line interpolation will be used to determine the payout percentage.
2.RBC measured as of 9/30/2021 and adjusted to include cash and cash investments at JFI in excess of the target minimum cash and cash equivalents at JFI.

3.Please refer to "Management's Discussion and Analysis - Non-GAAP Financial Measures" for an explanation of “Adjusted Pre-tax Operating Earnings” and a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
4.Please see "Management's Discussion and Analysis - Non-GAAP Financial Measures" for an explanation of how "Excess Capital Generation" is calculated.

Pre-Demerger Performance Measures. The performance measures that applied to the first nine months of fiscal year 2021 included JFI's RBC position measured as of September 30, 2021, JFI's pre-tax adjusted operating earnings for the first nine months of fiscal year 2021, and the achievement of certain other financial, strategic, and risk objectives that were established by the Prudential Compensation Committee. The key objectives, together with the weighting of each category, are set forth in the following table.

FINANCIAL OBJECTIVES (5%)
Target financial performance, including:
•Achieve target 2021 expense savings;
•Maintain target ratings;
•Finalize capital management and debt activities planned for 2021; and
•Achieve standalone valuation of >$3bn within target timeframe.
STRATEGIC OBJECTIVES (5%)
Actively engage and collaborate with Prudential to deliver strategic objectives, including:
•Maintain a strong balance sheet by remaining disciplined on product profitability and capital consumption, including target return of capital (between $325m and $425m) to JFI's shareholders within 12 months of demerger;

•Broaden portfolio of retail annuities, including launching a Registered Index-Linked Annuity ("RILA") product and a fee-based variable annuity product targeted at Independent Registered Investment Advisors ("iRIAs");

•Leverage and expand Jackson's distribution network through new partnerships, accelerating sales of fee-based annuities by iRIAs and investment advisors, and providing access to the company's or third-parties' insurance support desks; and

•Expand the market for retirement products by partnering with wealth management solution providers.
RISK OBJECTIVES
Core expectations; not factored into weights. Demonstrate appropriate risk-focused behaviors, including:
•Ensure that Jackson meets the requirements of the risk mandate and complies with the risk framework;
•Ensure that risk considerations are embedded as part of business decision-making;
•Manage financial and non-financial risks, including demerger execution risks;
•Respond promptly to regulatory queries;
•Establish a stand-alone risk governance, framework and function;
•Support transition of business services shared by Prudential and Jackson; and
•Deliver the agreed actions from the 2020 Equal Employment Opportunity Commission Consent Decree.

Post-Demerger Performance Measures. The post-demerger performance measures, which were measured over the final three months of fiscal year 2021 (except for the key strategic objectives, which were measured over the full year), were selected by the Compensation Committee and included:

•Profitability, as measured by pre-tax adjusted operating earnings;
•Excess capital generation, focused on building capital to support deleveraging and returning capital to JFI's shareholders in the future; and
•Key strategic objectives, reflected by a number of actions including the successful completion of key activities relating to JFI becoming a public company and achievement of customer service objectives, product and distribution strategy and, as well as ESG initiatives.

The specific objectives that comprise the key strategic objectives included in the post-demerger performance measures, together with the weighting of each category, are set forth in the following table.

GOING PUBLIC (15%)
•Successful execution of all key aspects of JFI becoming a new public company (e.g., governance process, public filings, investor relations, etc.)
•Reduced Total Financial Leverage, focused on a debt/(debt+capital) ratio at or below 30% at the time of the demerger, with a long-term goal of 20% to 25%.
•Complete the debt placement and recapitalization of Jackson National Life Insurance Company.
PRODUCTS AND DISTRIBUTION STRATEGY (5%)
Broaden product offerings, including the successful launch of RILA and further expand distribution relationships, including partnerships with wealth management solution providers; successful execution of all key aspects of distribution strategy.
CUSTOMER SERVICE (5%)
Maintain a customer service focus measured by key criteria including complaint ratios relative to industry standards and breach/data/privacy protection monitored relative to key statistical measures.
ESG (5%)
Develop a strong ESG framework including operational efficiencies, green power strategies, waste and renewables, employee safety, an inclusive work environment and overall governance structures.

The table below sets forth the threshold, target, and maximum payout levels for each of the performance measures, the actual achievement and payout percentage for each such measure, and the overall weighted average payout percentages.

	2021 SHORT-TERM INCENTIVE PERFORMANCE METRIC RESULTS
			Payout Scale			Actual	Payout
	Goal	Weighting	Threshold [1]	Target [1]	Maximum [1]	Performance	Percentage
Q1-Q3 2021 PRE-DEMERGER (75%)	RBC Position [2]	55%	50%	80%	150%	609%	150%
	Pre-Tax Adjusted Operating Earnings [3]	35%	0%	100%	200%	$1,965	200%
	Other Key Objectives	10%	0%	100%	200%	100%	100%
	Weighted Payout Percentage						162.5%

Q4 2021 POST-DEMERGER (25%)	Pre-Tax Adjusted Operating Earnings [3]	35%	50%	100%	200%	$816m	200%
	Excess Capital Generation [4]	35%	50%	100%	200%	$76m	157.6%
	Key Strategic Objectives	30%	50%	100%	200%	150%	150%
	Weighted Payout Percentage						170.2%
	Overall Weighted Payout Percentage						164.4%

1.If actual performance is below the threshold level for a performance measure, then there is a 0% payout for such measure. If actual performance for a performance measure is between the threshold and target levels, or the target and maximum levels, then straight-line interpolation is used to determine the payout percentage.
2.RBC measured as of 9/30/2021 and adjusted to include cash and cash investments at JFI in excess of the target minimum cash and cash equivalents at JFI. Please see "Management's Discussion and Analysis - Non-GAAP Financial Measures" for an explanation of "RBC Position" and the adjustments made.
3.Please refer to "Management's Discussion and Analysis - Non-GAAP Financial Measures" for an explanation of "Pre-tax Adjusted Operating Earnings" and a reconciliation of non-GAAP financial measure to our results as reported under GAAP.
4.Please see "Management's Discussion and Analysis - Non-GAAP Financial Measures" for an explanation of how "Excess Capital Generation" is calculated.

Annual Bonus Amounts for Fiscal Year 2021

2021 BASE SALARY	X	ANNUAL BONUS TARGET	X	APPROVED PAYOUT PERCENT	=	ANNUAL BONUS AMOUNT
In order to receive an annual bonus, a NEO must remain employed by Jackson on the payment date, except in cases of termination on account of death, “disability” or “retirement” (each as defined in the JFI OIP), in which case the executive will be paid a pro-rated bonus based on the proportion of the performance year worked.

The table below sets forth the target bonuses and actual bonus amounts earned for 2021 for each of Ms. Prieskorn, Ms. Wadsten, Mr. Romine, Mr. Myers and Mr. Ganguly. The cash bonuses earned by these executives are reflected in the “Non-Equity Incentive Compensation” column of our 2021 Summary Compensation Table.

While the Compensation Committee, in its discretion, may vary individual bonus percentage payouts based on an individual executive’s performance, the Compensation Committee determined that it was appropriate to award a cash bonus based on the full bonus pool funding level of 164.4% for Ms. Prieskorn, Ms. Wadsten, Mr. Romine, Mr. Myers and Mr. Ganguly in consideration of their extraordinary performance in achieving the company’s strategic goals in 2021.

	2021 SHORT-TERM INCENTIVE PROGRAM AWARDS
NAMED EXECUTIVE OFFICER	Target Bonus	Approved Payout Percentage	Annual Bonus Amount
Laura L. Prieskorn	$5,000,000 (625% of Base Salary)	164.4%	$8,220,000
Marcia L. Wadsten	$1,800,000 (300% of Base Salary)	164.4%	$2,959,200
P. Chadwick Myers	$4,080,000 (600% of Base Salary)	164.4%	$6,707,500
Scott E. Romine	$873,151 (pro-rated based on job change)	164.4%	$1,435,500
Devkumar Ganguly	$900,000 (225% of Base Salary)	164.4%	$1,479,600

Long-Term Incentives for 2021

The long-term incentive (“LTI”) program is designed as a key tool for attraction and retention of senior-level talent and rewards participants based on longer-term business outcomes to align our NEOs’ interests with the interests of our parent company's shareholders. The LTI program is designed to incentivize the delivery of longer-term business plans, sustainable long-term returns for shareholders, and strategic priorities. In line with our pay-for-performance philosophy, long-term incentive compensation forms a meaningful part of the compensation of our NEOs.

No equity awards were granted to the NEOs by Prudential during the usual grant cycle in the first half of 2021, as Prudential intended that grants be made in JFI common stock instead of Prudential stock, which would be subject to a conversion. However, the demerger, which was originally scheduled for the first half of 2021, was delayed, resulting in a delay of equity award grants. As such, following the demerger and because of the delay in the equity award grant, the Compensation Committee prioritized granting long-term incentive awards generally consistent with the values set by the Prudential Compensation Committee, to our currently employed NEOs and converting previously granted Prudential equity awards to JFI common stock.

Each of our currently employed NEOs was granted an award of performance share units (“PSUs”) and restricted share units (“RSUs”) in October 2021 under the LTI program. Each executive’s aggregate target LTI award for 2021 was granted 60% in the form of PSUs and 40% in the form of RSUs. The number of units granted to each executive was determined by dividing the dollar value of the executive’s target award by JFI’s 10-day average closing price prior to the grant date, which was October 4, 2021. Due to the timing of the demerger, these 2021 awards were granted approximately six months later than the time at which annual LTI awards normally would have been granted. Accordingly, these 2021 awards provide for vesting to occur over a 30-month period rather than the normal 36 months. Any PSUs and RSUs that vest will be settled in shares of JFI's common stock.

PSUs. The PSUs granted in 2021 may be earned based on JFI's achievement of certain financial performance measures over a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023. PSUs may vest between 0% and 200% of the target award based on the achievement of the performance measures. The performance measures used for the PSUs focus on critical measures as a U.S. public company and provide a balance between cash flow generation and return on equity. The performance measures are as follows:

•Generation of Net Cash Flow Available to JFI, which supports facilitation of deleveraging and shareholder capital return; and
•Adjusted Operating Return on Equity (“ROE”), which helps ensure the quality of profits.

The weight and the threshold, target, and maximum performance goals for each of the two performance measures are set forth in the following table.

2021 - 2023 GOALS [1]
Performance Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Generation of Net Cash Flow Available to JFI [2]	60%	$1,559m	$2,059m	$2,559m
Adjusted Operating ROE [2]	40%	15.0%	18.7%	22.4%

1.If performance is below the threshold level for a performance measure, then the payout percentage will be 0% for that measure. If performance is achieved between the threshold and target levels, or between the target and maximum levels, then the payout percentage will be determined by straight-line interpolation.
2.This is a non-GAAP measure. See "Management's Discussion and Analysis - Non-GAAP Financial Measures" for reconciliation to the most directly comparable financial measure or measures calculated and presented in accordance with GAAP.

Any PSUs that become earned based on the achievement of the performance measures will vest on April 4, 2024. The table below sets forth the target number of PSUs granted to our NEOs in 2021 under the LTI program, together with the grant date value of such PSUs based on the closing price of JFI's common stock on the grant date of $26.41.

NEO	PSUs (#)	GRANT DATE FAIR VALUE ($)
Laura L. Prieskorn	72,018	1,901,995
Marcia L. Wadsten	45,011	1,188,741
P. Chadwick Myers	81,020	2,139,738
Scott E. Romine [1]	28,152	918,197
Devkumar D. Ganguly	22,505	594,357

1.Mr. Romine was granted two PSU awards in 2021, an initial grant of 15,753 PSUs on October 4, 2021, and a second grant of 12,399 PSUs on December 27, 2021 in connection with his promotion to President of Jackson National Life Distributors LLC. The amounts in the table for Mr. Romine include both grants. The second grant of PSUs has the same performance measures and vesting terms as the PSUs described above, except that they vest on June 27, 2024. The grant date value of the second grant was determined based on the closing price of our common stock on the grant date of $40.50.

RSUs. The RSUs granted in 2021 will vest as follows: (i) one-third of the RSUs will vest on the first anniversary of the grant date; (ii) one-third of the RSUs will vest on the second anniversary of the grant date; and (iii) one-third of the RSUs will vest on the thirty-month anniversary of the grant date. The table below sets forth the number of RSUs granted to our NEOs in 2021 under the LTI program, together with the grant date value of such RSUs based on closing price of JFI's common stock on the grant date of $26.41.

NEO	RSUs (#)	GRANT DATE FAIR VALUE ($)
Laura L. Prieskorn	48,012	1,267,997
Marcia L. Wadsten	30,007	792,485
P. Chadwick Myers	54,013	1,426,483
Scott E. Romine [1]	18,768	612,131
Devkumar D. Ganguly	15,003	396,229

1.Mr. Romine was granted two RSU awards in 2021, an initial grant of 10,502 RSUs on October 4, 2021, and a second grant of 8,266 RSUs on December 27, 2021 in connection with his promotion to President of Jackson National Life Distributors LLC. The amounts in the table for Mr. Romine include both grants. The second grant of RSUs has the same vesting terms as the RSUs described above, except that one-third of the RSUs will vest on each of December 27, 2022, December 27, 2023, and June 27, 2024. The grant date value of the second grant was determined based on the closing price of our common stock on the grant date of $40.50.

If JFI declares and pays a cash dividend or distribution on its common shares, a dividend equivalent equal to such dividend or distribution will be credited on then outstanding PSU and RSU awards. A dividend equivalent will be deemed reinvested in additional PSUs or RSUs, as applicable, and will be subject to the same terms and conditions as the underlying PSU or RSU awards. A dividend equivalent will not be payable unless and until the related PSU or RSU award vests and is paid.

The terms of the PSUs and RSUs state that vesting of such awards is subject to the executive’s continued employment through the vesting date. However, if the executive departs Jackson due to a qualifying retirement, all PSUs and RSUs granted at least six months prior to the retirement will become vested on the applicable vesting date, subject to the executive signing a release of claims in favor of JFI and its subsidiaries. Each of our current NEOs, other than Mr. Ganguly, currently meets the age and service requirements to be eligible for a qualifying retirement under the terms of the JFI OIP.

The treatment of outstanding PSU and RSU awards upon a termination of the executive’s employment and/or a change in control of JFI is described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Founders/Celebration Awards. In October 2021, we granted one-time celebration awards to our regular employees, including our currently employed NEOs, and one-time founders awards to a focused group of employees, including Ms. Prieskorn and Ms. Wadsten.

The purpose of the celebration and founders awards was to reward performance in conjunction with the preparation and successful completion of the demerger, to enhance engagement and encourage retention during and after the demerger, to help employees establish a meaningful stake in the new public company, and to align the interests of recipients with shareholders. The celebration and founders awards were granted in the form of RSUs under the JFI OIP. The celebration and founders RSU awards have the same terms and conditions as the LTI program RSUs discussed above, except that the celebration RSUs vest after one year and the founders RSUs vest ratably over two years, and the celebration RSUs do not contain the termination without cause (or for good reason) special vesting provisions contained in the LTI program RSUs. The table below sets forth the number of celebration and/or founders RSUs granted to our NEOs in 2021, together with the grant date value of such RSUs based on closing price of JFI's common stock on the October 4, 2021, grant date of $26.41.

NEO	FOUNDERS RSUs (#)	GRANT DATE FAIR VALUE ($)	CELEBRATION RSUs (#)	GRANT DATE FAIR VALUE ($)
Laura L. Prieskorn	75,018	1,981,225	5,626	148,583
Marcia L. Wadsten	46,886	1,238,259	5,626	148,583
P. Chadwick Myers	-	-	5,626	148,583
Scott E. Romine	-	-	1,875	49,519
Devkumar D. Ganguly	-	-	5,626	148,583

Share Ownership Guidelines

The Compensation Committee adopted share ownership guidelines for our parent company's common stock applicable to senior executives of JFI. The material terms of the share ownership guidelines are as follows:

TITLE	REQUIRED HOLDINGS
CEO	7 x annual base salary
Executive Committee members	4 x annual base salary
Senior Vice Presidents (and equivalent)	1 x annual base salary

Each covered executive is required to achieve the applicable share ownership level within five years after becoming subject to it. For purposes of determining ownership levels, shares held outright, vested shares held in deferred accounts, shares held in retirement accounts, and unvested stock-RSUs granted under the JFI OIP are counted. Unvested PSUs and unexercised stock options will not count toward determining ownership levels. If a covered executive fails to meet the guidelines within five years, a mandatory deferral of all or a portion of the annual bonus payment into RSUs will be applied.

Nonqualified Deferred Compensation Plan

Jackson National Life Insurance Company Management Deferred Income Plan (“MDIP”). All NEOs are eligible to participate in the MDIP, an unfunded, non-qualified deferred compensation plan offered to a select group of management and highly compensated employees, including the NEOs. Participation in the MDIP is voluntary and provides participants the opportunity to defer income until a later date. Participants may elect to defer a portion of their salary, annual incentive bonus, and/or special compensation during an open enrollment period prior to the year in which the compensation is earned. Amounts deferred are credited to a bookkeeping account and are always 100% vested. A participant may direct the deemed investment of his or her account among the notional investment options available. A participant can elect to receive payment of deferred amounts upon termination of employment or after a specified calendar year. Payment options include a single lump sum or annual installments not to exceed 25 years.

For more information on the deferred compensation plans, see the Fiscal Year 2021 Nonqualified Deferred Compensation Plans table.

Tax Implications

Section 162(m) of the Internal Revenue Code generally limits the deductibility, for federal income tax purposes, of compensation paid to certain executives of publicly held companies to $1 million per person per year. As a publicly held company, our parent company is subject to the Section 162(m) compensation deduction limits. However, the Compensation Committee has the ability to authorize compensation payments that are not deductible for federal income tax purposes when the Committee believes that such payments are appropriate to attract, retain and incentivize executive talent.

Limited Perquisites and Other Benefits

Jackson provides limited perquisites to employees, including the NEOs, to facilitate the performance of their management responsibilities.

We maintain corporate aircraft that are used primarily for business travel by our executive officers. In order to provide the CEO and certain direct reports of the CEO with a secure and private environment in which to work while they travel, and to promote the efficient and effective use of their time, these NEOs and their guests may occasionally use our corporate aircraft for non-business purposes, subject to approval on a case-by-case basis and the availability of planes and crews. Our NEOs incur taxable income, calculated in accordance with the Standard Industry Fare Level rates, for personal use of our corporate aircraft. We do not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.

Under the terms of her offer letter, Prudential provided Ms. Prieskorn with an allowance equal to 13% of her base salary, in lieu of the pension contribution generally available to Prudential employees located in the UK, less any discretionary profit-sharing contribution received under Jackson National Life Insurance Company Defined Contribution Retirement Plan (“DCRP”). This benefit was payable in biweekly cash installments and treated as taxable compensation.

Retirement Plans

All NEOs participate in JFI's DCRP, in which all U.S. based employees are generally eligible to participate. Under the DCRP, a 401(k) plan, employees are permitted to contribute their annual eligible compensation, subject to limits imposed by the Internal Revenue Code and the plan. Jackson matches 100% of the first six percent of eligible compensation contributed and may make a discretionary profit-sharing contribution. We do not provide or maintain any defined benefit plans or supplemental executive retirement plans that cover our NEOs.

Clawback Policy

JFI maintains a Compensation Clawback Policy, which provides the Compensation Committee the ability to recover long- term and/or short-term incentive compensation from executives, including our NEOs, in the event of fraud, malfeasance and/or a financial restatement. JFI will seek to recover any incentive compensation where (i) the incentive compensation was predicated on achieving certain financial results that are subsequently the subject of a substantial restatement of JFI's filed financial statements and the Compensation Committee determines that the executive engaged in intentional misconduct that caused or substantially caused the need for a substantial or material restatement or a lower or no payment or award would have been made or granted to the executive based on the restated financial results; and/or (ii) the Compensation Committee concludes that the executive engaged in fraud, embezzlement, or a violation of his or her employment agreement including violation of JFI’s Code of Conduct and Business Ethics or misconduct that either results or could reasonably be expected to result in material reputational or other harm to JFI.

Summary Compensation Table

The following Summary Compensation Table and accompanying footnotes present important information regarding compensation for each of our NEOs. Additional information regarding the elements of compensation approved by the Prudential Compensation Committee and the elements approved by the Compensation Committee, including the refined Jackson compensation program which shifted a higher percentage of incentive compensation from cash to equity-based compensation, are detailed in the compensation discussion and analysis above.

Name and principal position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Non-equity incentive plan compensation ($)[4]	Change in pension value and nonqualified deferred compensation earnings ($)[5]	All other compen-sation ($)[6]	Total compen-sation ($)
Laura L. Prieskorn Chief Executive Officer	2021	768,846	268	5,299,800	8,220,000	42,855	122,406	14,454,175
	2020	469,231	268	1,797,134	824,890	37,705	84,329	3,213,557
Marcia L. Wadsten Executive Vice President & Chief Financial Officer	2021	576,635	3,844	3,368,068	2,959,200	89,783	34,800	7,032,330
	2020	368,846	210	1,557,353	1,132,463	79,228	69,167	3,207,267
P. Chadwick Myers Vice Chair of Jackson Holdings LLC	2021	680,000	266	3,714,804	6,707,500	142,548	68,975	11,314,093
	2020	680,000	4,502,054	6,045,814	-	114,702	352,677	11,695,247
Scott E. Romine President of Jackson National Life Distributors	2021	358,654	247	1,579,847	1,435,500	6,507	34,800	3,415,555
Devkumar D. Ganguly Executive Vice President, Chief Operating Officer	2021	392,308	268	1,139,169	1,479,600	6,453	38,150	3,055,948

Michael I. Falcon Former Chief Executive Officer	2021	215,385	-	-	-	-	23,533,174	23,748,559
	2020	804,000	122,977	7,245,971	-	-	525,302	8,698,250
Andrew J. Bowden Former Executive Vice President & General Counsel	2021	103,142	-	-	-	-	9,011,262	9,114,404
Axel P. André, Former Executive Vice President & Chief Financial Officer	2021	116,309	-	-	-	-	2,969,092	3,085,401
	2020	519,231	4,132,313	3,610,803	-	-	397,616	8,659,973
Kenneth H. Stewart Executive Vice President, Corporate Development	2021	93,289	-	-	-	100,825	5,314,542	5,508,656
1.Amounts reported in the Salary column reflect the actual amount of base salary paid to each NEO in that year.
2.Amounts in this column for 2021 include holiday bonuses of $268, $266, $266, $247 and $268 paid, respectively, to Ms. Prieskorn, Ms. Wadsten, Mr. Myers Mr. Romine and Mr. Ganguly. Also included is an anniversary bonus of $3,578 for Ms. Wadsten.
3.Amounts in this column reflect the aggregate grant date fair value of stock awards granted in the applicable year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 16 to our financial statements included in this prospectus for assumptions used to determine the values of these awards. The stock awards granted in 2021, and their grant-date fair values, are as follows:

NAME	NUMBER OF SHARES OR UNITS OF STOCK (#)	GRANT-DATE FAIR VALUE ($)
Laura L. Prieskorn
LTI RSUs	48,012	1,267,997
LTI PSUs	72,018	1,901,995
Founders RSUs (one time)	75,018	1,981,225
Celebration RSUs (one time)	5,626	148,583
Marcia L. Wadsten
LTI RSUs	30,007	792,485
LTI PSUs	45,011	1,188,741
Founders RSUs (one time)	46,886	1,238,259
Celebration RSUs (one time)	5,626	148,583
P. Chadwick Myers
LTI RSUs	54,013	1,426,483
LTI PSUs	81,020	2,139,738
Celebration RSUs (one time)	5,626	148,583
Scott E. Romine
LTI RSUs	18,768	612,131
LTI PSUs	28,152	918,197
Celebration RSUs (one time)	1,875	49,519
Devkumar D. Ganguly
LTI RSUs	15,003	396,229
LTI PSUs	22,505	594,357
Celebration RSUs (one time)	5,626	148,583
The maximum value for PSUs granted in 2021 under the LTI program, assuming the highest level of performance achieved and using the grant date share price of $26.41, is:

Laura L. Prieskorn	Marcia L. Wadsten	P. Chadwick Myers	Scott E. Romine	Devkumar D. Ganguly
$3,803,990	$2,377,482	$4,279,476	$1,836,394	$1,188,714
4.Amounts reported in this column reflect the amounts earned under the company’s annual cash incentive plan for the 2021 performance year. More information regarding the terms of the annual cash incentive awards is summarized under “Compensation Discussion and Analysis – Short-Term Incentives for 2021".
5.For amounts deferred under the Jackson National Life Management Deferred Income Plan, one of the deemed investment options provided a fixed return of 3.75% from January 1, 2021 to December 31, 2021. The amounts shown in this column reflect the above-market earnings, meaning the portion of the interest earned during 2021 that exceeded the interest that would have been earned at an interest rate of 1.63%, from January 1, 2021 to December 31, 2021, which was 120% of the applicable federal long-term rate during the period.
6.The following table reflects 2021 amounts included as “All Other Compensation” for each NEO.

	401(k) Company Contribution	Personal Use of Corporate JetA	Post-Employment PaymentsB	OtherC	Total Other Compensation
Laura L. Prieskorn	34,800	9,999	-	77,607	122,406
Marcia L. Wadsten	34,800	-	-	-	34,800
P. Chadwick Myers	34,800	34,175	-	-	68,975
Scott E. Romine	34,800	-	-	-	34,800
Devkumar D. Ganguly	34,800	3,350	-	-	38,150

Michael I. Falcon	5,538	-	23,498,600	29,036	23,533,174
Andrew J. Bowden	3,462	-	9,007,800	-	9,011,262
Axel P. André	4,154	-	2,964,938	-	2,969,092
Kenneth H. Stewart	3,115	-	5,311,427	-	5,314,542
A.We determined the aggregate incremental cost of the personal use of our corporate aircraft to include trip fuel expenses, maintenance labor and parts, landing fees, trip catering and crew expenses. Fuel, landing fees and catering are specific to the trip. Maintenance labor and parts are industry average and aircraft specific for each hour of operation. Crew expenses are based on a daily per diem. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage such as the salaries, benefits, and training of pilots and crew, purchase or lease costs of aircraft and other fixed costs.
B.For detailed information regarding the amounts paid to Mr. Falcon, Mr. André, Mr. Bowden and Mr. Stewart approved by the Prudential Compensation Committee prior to the demerger under their separation agreements, see “Potential Payments Upon Termination or Change in Control—Separation Agreements.”
C.Amounts reflected in the “Other” column for Ms. Prieskorn include amounts paid for her pension cash allowance in 2021 approved by the Prudential Compensation Committee prior to the demerger, which was discontinued in 2022. For Mr. Falcon, this amount includes $9,992 paid for his pension cash allowance in 2021 approved by the compensation committees of Prudential prior to the demerger and $19,044 paid by Jackson for personal tax preparation expenses in 2021. For detailed information regarding the pension cash allowance, see "Limited Perquisites and Other Benefits".

Grants of Plan-Based Awards for Fiscal Year 2021
The following table provides information concerning awards granted to the NEOs in the last fiscal year under the JFI Annual Bonus Program (“Jackson Annual Bonus Program”) and the JFI OIP. Messrs. Falcon, Bowden, André and Stewart are not included in this table as they were not eligible for awards under any of these programs due to the timing of their respective departures from Jackson in 2021. Fractional shares have been rounded to the nearest whole share for purposes of these executive compensation tables.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock ($)[1]
Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Laura L. Prieskorn
Jackson Annual Bonus Program[2]		1,656,250	4,587,500	8,968,750
LTI RSUs[3]	10/4/2021							48,012	1,267,997
LTI PSUs[4]	10/4/2021				36,009	72,018	144,036		1,901,995
Founders[5]	10/4/2021							75,018	1,981,225
Celebration[6]	10/4/2021							5,626	148,583
Marcia L. Wadsten
Jackson Annual Bonus Program[2]		596,250	1,651,500	3,228,750
LTI RSUs[3]	10/4/2021							30,007	792,485
LTI PSUs[4]	10/4/2021				22,506	45,011	90,022		1,188,741
Founders[5]	10/4/2021							46,886	1,238,259
Celebration[6]	10/4/2021							5,626	148,583
P. Chadwick Myers
Jackson Annual Bonus Program[2]		1,351,500	3,743,400	7,318,500
LTI RSUs[3]	10/4/2021							54,013	1,426,483
LTI PSUs[4]	10/4/2021				40,510	81,020	162,040		2,139,738
Celebration[6]	10/4/2021							5,626	148,583
Scott E. Romine
Jackson Annual Bonus Program[2]		289,231	801,116	1,566,215
LTI RSUs[3]	10/4/2021							10,502	277,358
LTI PSUs[4]	10/4/2021				7,877	15,753	31,506		416,037
Celebration[6]	10/4/2021							1,875	49,519
LTI RSUs[3]	12/27/2021							8,266	334,773
LTI PSUs[4]	12/27/2021				6,200	12,399	24,798		502,160
Devkumar D. Ganguly
Jackson Annual Bonus Program[2]		298,125	825,750	1,614,375
LTI RSUs[3]	10/4/2021							15,003	396,229
LTI PSUs[4]	10/4/2021				11,253	22,505	45,010		594,357
Celebration[6]	10/4/2021							5,626	148,583
1.The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the NEOs in 2021 in accordance with ASC Topic 718. The grant date fair value for PSU and RSU awards made on October 4, 2021 was $26.41 and the grant date fair value for PSU and RSU awards made on December 27, 2021 was $40.50.
2.These amounts reflect the payout levels for the NEOs under the Jackson Annual Bonus Program based on the potential achievement of certain performance goals as discussed above in “Compensation Discussion and Analysis – Short-Term Incentives for 2021 – Jackson Annual Bonus Program.” For the actual amounts paid to the NEOs pursuant to the Jackson Annual Bonus Program, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
3.RSUs granted under the JFI OIP pursuant to the LTI Program in 2021 are scheduled to vest in three equal tranches on the 12-, 24- and 30-month anniversary of the grant date subject to each participant’s continued employment through the applicable vesting date. The number of shares of common stock received on settlement will be increased by an additional number of shares to reflect the dividends that would have been payable during the vesting period.
4.PSUs granted under the JFI OIP pursuant to the LTI program in 2021 are scheduled to vest on April 4, 2024, after completion of the three-year performance period from January 1, 2021 to December 31, 2023, based on satisfaction of the performance conditions described above in “Compensation Discussion and Analysis — Long-Term Incentives for 2021” and subject to each participant’s continued employment through the vesting date. PSUs may vest between 0% and 200% of the target award based on the achievement of the performance measures. If performance is achieved between the threshold and target levels, or between the target and maximum levels, then the payout percentage will be determined by straight-line interpolation. If performance is below the threshold level for a performance measure, then the payout percentage will be 0% for that measure. The number of shares of common stock received on settlement will be increased by an additional number of shares to reflect the dividends that would have been payable during the vesting period.
5.Founders awards are RSUs granted under the JFI OIP for 2021 and are scheduled to vest in equal tranches on the first and second anniversary of the grant date subject to each participant’s continued employment through the vesting date. The number of shares of common stock received on settlement will be increased by an additional number of shares to reflect the dividends that would have been payable during the vesting period.
6.Celebration awards are RSUs granted under the JFI OIP for 2021 and are scheduled to vest on the first anniversary of the grant date subject to each participant’s continued employment through the vesting date. The number of shares of common stock received on settlement will be increased by an additional number of shares to reflect the dividends that would have been payable during the vesting period.

Outstanding Equity Awards at Fiscal Year End 2021

The following table sets forth outstanding equity grants for each NEO as of December 31, 2021, including grants from 2019, 2020 and 2021. The narrative below the table explains the conversion of outstanding Prudential equity awards into JFI equity awards in connection with the demerger. Messrs. Bowden, André, and Stewart had no outstanding equity awards as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested[1] (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[1] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
Laura L. Prieskorn
2019 Converted PSUs[3]	45,914	1,920,583
2020 Converted PSUs[4]			70,841	2,963,279
2020 Converted Retention Award[5]	54,278	2,270,449
2021 Annual LTI PSU Award[6]			145,939	6,104,628
2021 Annual LTI RSU Award[7]	48,646	2,034,862
2021 Celebration Award[8]	5,700	238,431
2021 Founders Award[9]	76,009	3,179,456
Marcia L. Wadsten
2019 Converted PSUs[3]	28,883	1,208,176
2020 Converted PSUs[4]			64,398	2,693,768
2020 Converted Retention Award[5]	44,780	1,873,147
2021 Annual LTI PSU Award[6]			91,211	3,815,356
2021 Annual LTI RSU Award[7]	30,403	1,271,757
2021 Celebration Award[8]	5,700	238,431
2021 Founders Award[9]	47,505	1,987,134
P. Chadwick Myers
2019 Converted PSUs[3]	165,315	6,915,126
2020 Converted PSUs[4]			231,849	9,698,244
2020 Converted Retention Award[5]	187,450	7,841,034
2021 Annual LTI PSU Award[6]			164,181	6,867,691
2021 Annual LTI RSU Award[7]	54,727	2,289,230
2021 Celebration Award[8]	5,700	238,431
Scott E. Romine
2019 Converted PSUs[3]	32,139	1,344,374
2020 Converted PSUs[4]			45,077	1,885,571
2021 Annual LTI PSU Award[6]			31,922	1,335,297
2021 Annual LTI RSU Award[7]	10,641	445,113
2021 Annual LTI PSU Award - December[10]			24,798	1,037,300
2021 Annual LTI RSU Award - December[11]	8,266	345,767
2021 Celebration Award[8]	1,900	79,477
Devkumar D. Ganguly
2019 Converted PSUs[3]	32,139	1,344,374
2020 Converted PSUs[4]			54,740	$2,289,774
2020 Converted Retention Award[5]	39,833	1,666,214
2021 Annual LTI PSU Award[6]			45,605	1,907,657

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested[1] (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[1] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
2021 Annual LTI RSU Award[7]	15,201	635,858
2021 Celebration Award[8]	5,700	238,431
Michael I. Falcon
2019 Converted AIP[12]	48,418	2,025,325
2020 Converted AIP[13]	101,449	4,243,612
1.The amounts in these columns represent the number of outstanding PSUs and RSUs, including dividend equivalents credited as of December 31, 2021.
2.The values in these columns have been calculated by multiplying the number of RSUs/PSUs outstanding as of December 31, 2021 by $41.83, the closing price of JFI shares on December 31, 2021.
3.The amounts in these rows reflect Converted PLTIP Awards (as defined below) denominated in JFI PSUs that were granted on April 2, 2019. The performance period was January 1, 2019 through December 31, 2021. They were earned, based on achievement of the performance conditions during the performance period, and vested on April 2, 2022. 2019 Converted PLTIP PSUs are shown based on the number of PSUs outstanding on December 31, 2021 multiplied by the applicable vesting percentage based on the actual achievement of the performance conditions..
4.The amounts in these rows reflect Converted PLTIP Awards denominated in JFI PSUs which were granted on April 9, 2020. The performance period is January 1, 2020 through December 31, 2022 with a vesting date of April 9, 2023. The amount of 2020 Converted PLTIP PSUs shown is based on achievement at the maximum performance level; however, the amount, if any of these awards that are paid out will depend on the actual performance over the full performance period.
5.The amounts in these rows reflect Converted RSP Awards (as defined below) denominated in JFI RSUs which were granted on April 9, 2020. These will vest on April 9, 2023.
6.The amounts in these rows reflect PSUs which were granted on October 4, 2021 under our LTI program. The performance period is January 1, 2021 through December 31, 2023 with a vesting date of April 4, 2024. The number of PSUs shown is based on achievement at the maximum performance level, however, the amount, if any of these awards that are paid out will depend on the actual performance over the full performance period.
7.The amounts in these rows reflect RSUs which were granted on October 4, 2021 under the LTI program. These will vest in equal tranches on October 4, 2022, October 4, 2023 and April 4, 2024.
8.The amounts in these rows reflect RSUs which were granted on October 4, 2021. These will vest on October 4, 2022.
9.The amounts in these rows reflect RSUs which were granted on October 4, 2021. These will vest in equal tranches on October 4, 2022 and October 4, 2023.
10.The amounts in these rows reflect PSUs which were granted on December 27, 2021. The performance period is January 1, 2021 through December 31, 2023 with a vesting date of June 27, 2024. The number of PSUs shown is based on achievement at the maximum performance level, however, the amount, if any of these awards that are paid out will depend on the actual performance over the full performance period.
11.The amounts in these rows reflect RSUs which were granted on December 27, 2021. These will vest in equal tranches on December 27, 2022, December 27, 2023 and June 27, 2024.
12.The amount in this row reflects Prudential ADRs that had previously been deferred by the NEO under the Prudential Deferred Annual Incentive Plan in the form of RSUs, which were converted to JFI RSUs in connection with the demerger, and vested on April 2, 2022.
13.The amount in this row reflects Prudential American Depositary Receipts ("ADRs") that had previously been deferred by the NEO under the Prudential Deferred Annual Incentive Plan in the form of RSUs, which were converted to JFI RSUs in connection with the demerger, and will vest on April 9, 2023.

Converted Prudential Equity Awards

In connection with the demerger, equity awards held by certain of our NEOs, which were granted to them by Prudential prior to 2021, were converted to equity awards denominated in JFI common stock as described below. The converted awards were issued under the JFI OIP.

Converted Prudential Long-Term Incentive Plan (“PLTIP”) Awards. Each of Ms. Prieskorn, Ms. Wadsten, Mr. Myers, Mr. Romine and Mr. Ganguly held unvested equity awards under the Prudential plc Long-Term Incentive Plan prior to the demerger, which were converted to equity awards denominated in JFI common stock, effective October 4, 2021 (the “Converted PLTIP Awards”). The Converted PLTIP Awards, which were granted in 2019 and 2020, were converted by taking the value of such awards prior to the conversion, which was calculated based on the average closing price of Prudential plc ADRs for the 10 trading day window prior to September 20, 2021 (the date on which regular way trading of JFI shares commenced), and dividing such value by the average closing price of JFI's shares for the first 10 trading days beginning on

September 20, 2021, rounded down to the nearest whole share. For additional detail on the number of Converted PLTIP Awards held by our NEOs as of December 31, 2021, see the “Outstanding Equity Awards at Fiscal Year End 2021” table.

The Converted PLTIP Awards are subject to the same terms and conditions that applied to the awards pre-conversion, except that the performance metrics have been revised to reflect our parent company’s new status as an independent, public company and the Compensation Committee provided for 25% of the awards to be settled in cash rather than shares to mitigate the dilution impact to shareholders for maintaining these awards with JFI post-demerger. The table below shows the revised metrics.

CONVERTED PLTIP AWARDS
		Percent of Executive's Target Payout
	Performance Metrics	Laura L. Prieskorn	Marcia L. Wadsten	P. Chadwick Myers	Scott E. Romine	Devkumar D. Ganguly
2019 - 2021[1]	Pre-Tax Adjusted Operating Earnings	80%	50%	80%	80%	80%
	Sustainability "scorecard" metrics[2,4]	20%	50%	20%	20%	20%
	Total	100%	100%	100%	100%	100%

2020 - 2022[3]	Pre-Tax Adjusted Operating Earnings	80%	50%	80%	80%	80%
	Prudential IFRS Operating Profit[4]	—	30%	—	—	—
	Sustainability "scorecard" metrics[4,5]	20%	20%	20%	20%	20%
	Total	100%	100%	100%	100%	100%
1.The 2019 Converted PLTIP Awards were granted on April 2, 2019, with a performance measurement period of January 1, 2019, through December 31, 2021. On February 2, 2022, the Compensation Committee certified the achievement of the performance conditions for the 2019 Converted PLTIP Awards. These awards vested on April 2, 2022, as described further below. Pre-Tax Adjusted Operating Earnings metrics reflect equivalent of original IFRS-based goals, converted to GAAP basis.
2.Scorecard metrics for the 2019 Converted PLTIP Awards include Prudential economic capital (“ECap”) generation, Prudential Solvency II capital generation, conduct and diversity, each with equal weighting.
3.The 2020 Converted PLTIP Awards were granted on April 9, 2020, with a performance measurement period of January 1, 2020, through December 31, 2022. They will vest on April 9, 2023, subject to the executive’s continued employment and achievement of the above-listed performance conditions during the performance measurement period. Ms. Wadsten, Mr. Myers and Mr. Romine meet the “qualifying retirement” criteria for the Converted PLTIP Awards, meaning their awards will vest on April 9, 2023 (prorated as applicable for termination prior to completion of the full vesting period), subject both to Compensation Committee approval and to the achievement of the performance conditions, even if they are not employed by Jackson as of such date. Pre-Tax Adjusted Operating Earnings metrics reflect equivalent of original IFRS-based goals, converted to GAAP basis.
4.The Prudential International Financial Reporting Standards (IFRS) Operating Profit and sustainability "scorecard" outcomes were determined based on performance assessed as of December 31, 2020. Thus, the percentage attributable to these metrics is no longer variable and, subject to vesting upon a final determination of the Compensation Committee in the first quarter of 2023 and the stock price at that time, will determine the final value of the award.
5.Scorecard metrics for the 2020 Converted PLTIP Awards include Prudential ECap generation, Prudential Local Capital Summation Method ("LCSM") capital generation, conduct and diversity, each with a 5% weighting.

Converted Prudential Restricted Stock Plan Awards. Each of Ms. Prieskorn, Ms. Wadsten, Mr. Myers and Mr. Ganguly held unvested equity awards under the Prudential plc Restricted Stock Plan (“RSP”) prior to the demerger, which were converted to equity awards denominated in JFI common stock, effective October 4, 2021 (the “Converted RSP Awards”). The number of JFI shares subject to each Converted RSP Award is equal to the sum of (i) the number of JFI shares that the executive would have received as a demerger dividend had the executive been the beneficial owner of the Prudential ADRs underlying his or her RSP award on the demerger record date, plus (ii) an additional number of JFI shares determined by (x) taking the value of the original RSP award prior to the conversion, which was calculated based on the average closing price of Prudential ADRs for the 10 trading day window beginning on September 20, 2021 (the date on which regular way trading of JFI shares commenced), and (y) dividing such value by the average closing price of JFI shares for the first 10 trading days beginning on September 20, 2021, rounded down to the nearest whole share. For additional detail on the number of Converted RSP Awards held by our NEOs as of December 31, 2021, see the “Outstanding Equity Awards at Fiscal Year End 2021” table.

The Converted RSP Awards are subject to the same terms and conditions as applied to the awards pre-conversion, except that the Compensation Committee provided for 25% of the awards to be settled in cash rather than shares to mitigate the dilution impact to shareholders for maintaining these awards with JFI post-demerger. The Converted RSP Awards vest 100% on April 9, 2023, subject to the executive’s continued employment through such date. Ms. Wadsten and Mr. Myers meet the “qualifying retirement” criteria for the Converted RSP Awards, meaning their awards will vest on April 9, 2023, even if they are not employed by Jackson as of such date.

For more information on the Converted PLTIP Awards and the Converted RSP Awards, including how they are treated upon a termination of the executive’s employment and/or a change in control of JFI, see the “Potential Payments Upon Termination or Change in Control” and “Outstanding Equity Awards at Fiscal Year End 2021” tables.

Pursuant to his separation agreement with Prudential, as described below in the section entitled “Potential Payments Upon Termination or Change in Control—Separation Agreements,” Mr. Falcon was entitled to retain certain Prudential ADRs that had previously been deferred by him under the Prudential Deferred Annual Incentive Plan in the form of RSUs. These RSUs converted to JFI RSUs in connection with the demerger, and the Committee approved these awards to settle 25% in cash and 75% in shares. A portion of these RSUs vested on April 2, 2022, and a portion will vest on April 9, 2023. For more information on these deferred JFI RSUs, see the “Outstanding Equity Awards at Fiscal Year End 2021” table.

Award achievement for the 2019 Converted PLTIP Awards. Each of Ms. Prieskorn, Ms. Wadsten, Mr. Myers, Mr. Romine, and Mr. Ganguly held a 2019 Converted PLTIP Award. The three-year performance measurement period for these Awards, which was developed by Prudential, ended on December 31, 2021. Please refer to the table above entitled “Converted PLTIP Awards” for the weightings that applied for these measures. The performance conditions achieved with respect to these 2019 Converted PLTIP Awards are described below.

Performance assessment. In deciding the proportion of the awards that would vest, the Compensation Committee considered actual financial results against performance targets for Pre-Tax Adjusted Operating Earnings. Sustainability scorecard measures included Prudential ECap generation, Prudential Solvency II capital generation, conduct, and diversity. Results for the sustainability scorecard measures were locked as of December 31, 2020, based on Prudential’s assessment of results.

Pre-Tax Adjusted Operating Earnings performance. Under the Pre-Tax Adjusted Operating Earnings measure, 20% of this element of the 2019 award vests for meeting the applicable threshold performance goal that was set by Prudential at the start of the performance period, increasing to 100% vesting for performance at or above the maximum level. The following table illustrates the cumulative performance achieved from January 1, 2019, to December 31, 2021:

PRE-TAX ADJUSTED OPERATING EARNINGS
2019 - 2021 Adjusted Cumulative Targets			2019 - 2021 Cumulative Achievement ($m)	Vesting Under the Pre-Tax Adjusted Operating Earnings Element
Threshold ($m)	Target ($m)	Maximum ($m)
$5,442	$6,046	$6,651	$7,081	100%

Sustainability scorecard performance. Sustainability scorecard measures included Prudential Solvency II capital generation, Prudential ECap generation, conduct, and diversity, as further described below.

Capital measure – Prudential Solvency II operating capital generation/Prudential operating free surplus generation (“OFSG”). Under the Prudential Solvency II operating capital generation measure, 20% of this element of the award vests for achieving threshold (90% of target), 80% vests for achieving 100% of target and 100% vests for achieving 110% of target. The weighted average of the adjusted Prudential Solvency II operating capital generation and the Prudential OFSG was above target in the period up to December 31, 2020, resulting in a vesting outcome of 86% on this element. This vesting outcome was based on Prudential’s interim performance assessment of this measure as of December 31, 2020, for the performance period that ran from January 1, 2019, through December 31, 2021.

Capital measure – Prudential internal ECap operating capital generation. Under the Prudential ECap operating capital generation measure, 20% of this element of the award vests for achieving threshold (90% of target), 80% vests for achieving 100% of target and 100% vests for achieving 110% of target. The cumulative Prudential ECap operating capital generation was below the threshold in the period through December 31, 2020, resulting in a 0% vesting outcome on this element. This vesting outcome was based on Prudential’s interim performance assessment of this measure as of December 31, 2020 for the performance period that ran from January 1, 2019, through December 31, 2021.

Conduct assessment. Under the conduct measure, 20% of this element of the award vests for partial achievement of Prudential’s expectations, increasing to full vesting for achieving Prudential’s expectations. For the period up through the date of Prudential's assessment of this measure (July 5, 2021) there were no significant capital add-ons or material fines in connection with breaches during the performance period, which resulted in a vesting outcome of 100% on this element.

Diversity assessment. For the diversity assessment, it was determined that the vesting outcome of this measure for the January 1, 2019 through December 31, 2021 performance period would mirror the percentage that was achieved through December 31, 2020 for the performance period that ran from January 1, 2018 through December 31, 2020. The vesting profile for this element was based on the outcome of four equally weighted measures out of a total score of 16 (each measure receives a score of 0 to 4). These measures were based on a combination of qualitative statements with quantitative indicators that are aligned to Jackson’s broadening and evolving Diversity and Inclusion initiatives. Based on results through December 31, 2020, a score of 14 out of a possible 16 points was received, or 87.5% for this element.

On February 2, 2022, the Compensation Committee certified the achievement of the performance conditions for the 2019 Converted PLTIP Awards. These awards vested on April 2, 2022, the third anniversary of the grant date, as follows: 93.68% for each of Ms. Prieskorn, Mr. Myers, Mr. Romine and Mr. Ganguly and 84.19% for Ms. Wadsten.

Option Exercises and Stock Vested Table

The following table summarizes the value received from options exercised and stock awards vested during 2021. Note that no awards issued under the JFI OIP vested or were exercised in 2021.

	Stock Options[1]		Stock Awards[2]
Name	Number of shares acquired (#)[3]	Value realized on exercise ($)[4]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[5]
Laura L. Prieskorn			22,126	937,522
Marcia L. Wadsten			16,243	701,220
P. Chadwick Myers			86,124	3,718,023
Scott E. Romine			16,741	721,236
Devkumar D. Ganguly[6]			8,869	382,880
Michael I. Falcon	17,580	714,514	—	—
Andrew J. Bowden			—	—
Axel P. André			—	—

1.The award for Mr. Falcon reflects nominal cost options over Prudential ADRs that were granted to him as a buy-out award in connection with the commencement of his employment with Jackson.
2.Amounts reflect Prudential ADRs issued under the PLTIP in connection with the vesting of performance share unit awards that were granted in 2018 in respect of the January 1, 2018, through December 31, 2020 performance period.
3.This number reflects the number of options originally granted plus the additional options credited to the award when the demerger dividend paid to shareholders in connection with the M&G demerger was converted into additional Prudential ADRs for those employees with outstanding awards at the date of the demerger. The options were settled in cash within 30 days of vesting.
4.The value realized on exercise is calculated as the product of (a) 17,580, which was the number of Prudential ADRs for which the options were exercised and (b) the purchase price of a Prudential ADR on the date of the exercise ($40.77), over the exercise price per share of the options ($0.12642).
5.For Mr. Romine and Mr. Ganguly, the value reflected in this column was calculated by multiplying the number of Prudential ADRs underlying the performance share units that vested in 2021 by $43.08, which was calculated by multiplying the ordinary share price of Prudential ordinary shares as of the vesting date of April 4, 2021 (15.5536 GBP) by an exchange rate of 1.38495, then multiplying the result ($21.54) by two, because one Prudential ADR is the equivalent of two Prudential ordinary shares.
For Ms. Prieskorn, the values reflected in this column were calculated by multiplying the number of Prudential ADRs underlying the performance share units that vested in 2021 by $42.37, which was calculated by multiplying the ordinary share price of Prudential ordinary shares as of the vesting date of May 17, 2021 (14.9984 GBP) by an exchange rate of 1.41255, then multiplying the result ($21.185) by two, because one Prudential ADR is the equivalent of two Prudential ordinary shares.

For Ms. Wadsten and Mr. Myers, the values reflected in this column were calculated by multiplying the number of Prudential ADRs underlying the performance share units that vested in 2021 by $43.17, which was calculated by multiplying the ordinary share price of Prudential ordinary shares as of the vesting date of April 20, 2021 (15.47 GBP) by an exchange rate of 1.3953, then multiplying the result ($21.585) by two, because one Prudential ADR is the equivalent of two Prudential ordinary shares.
6.Mr. Ganguly was granted an award under the PLTIP on September 18, 2018 that was scheduled to vest on September 18, 2021. Because the PSUs comprising this award vested and became payable after the demerger but prior to the start of regular-way trading of JFI common stock, the vested PSUs were cancelled and Mr. Ganguly received a cash payment, in lieu of the vested award, based on the closing price of the Prudential ADRs on September 17, 2021. The value paid to Mr. Ganguly in respect of this award was $271,389.62.

Fiscal Year 2021 Nonqualified Deferred Compensation Plans

The following table provides information on deferrals made by our NEOs in 2021, as well as their aggregate plan balances in the Jackson National Life Insurance Company Management Deferred Income Plan (“MDIP”). We do not make company contributions to the MDIP.

Name	Plan Name	Executive contributions in last fiscal year ($)	Aggregate earnings in last fiscal year[1] ($)	Aggregate withdrawals/distributions ($)	Aggregate balance at last fiscal year end ($)
Laura L. Prieskorn	MDIP	—	74,825	—	2,036,227
Marcia L. Wadsten	MDIP	—	1,007,072	(102,537)	9,770,506
P. Chadwick Myers	MDIP	—	248,893	—	6,773,123
Scott E. Romine	MDIP	—	22,947	(96,707)	373,673
Devkumar D. Ganguly	MDIP	—	11,238	(125,857)	299,593
Michael Falcon	MDIP	—	—	—	—
Andrew J. Bowden	MDIP	—	—	—	—
Axel P. André	MDIP	—	—	—	—
Kenneth H. Stewart	MDIP	—	300,348	(1,689,027)	5,684,459

1.The amounts included in this column include the amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “Summary Compensation Table.”

Potential Payments Upon Termination or Change-in-Control

Neither Jackson nor JFI maintains a change in control severance plan. The following table shows the estimated potential payments to each active NEO as if the NEO’s employment had been terminated or a qualifying change in control had occurred as of December 31, 2021. These estimated benefits are provided under the terms of the incentive plans described below. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment or change in control and would vary from those listed below. The estimated amounts listed below are in addition to the amounts listed above in the “Fiscal Year 2021 Nonqualified Deferred Compensation Plan” table, as well as any retirement, welfare and other benefits that are available to our salaried employees generally.

Name	Baseline Cash Severance ($)	Payment of Accrued Bonus ($)[1]	Unvested Stock Awards ($)[2]	Total ($)
Laura L. Prieskorn
Death	—	8,220,000	13,302,563[3]	21,522,563
Disability		8,220,000	16,354,871[4]	24,574,871
Involuntary Termination w/o Cause	—	—	11,557,388[5]	11,557,388
Resignation for Good Reason	—	—	1,608,825[6]	1,608,825
Qualifying Change in Control	—	—	13,302,563[7]	13,302,563
Qualifying Retirement	—	8,220,000	—[8]	8,220,000
Marcia L. Wadsten
Death	—	2,959,200	9,163,265[3]	12,122,465
Disability		2,959,200	11,070,947[4]	14,030,147
Involuntary Termination w/o Cause	—	—	7,312,731[5]	7,312,731
Resignation for Good Reason			1,005,510[6]	1,005,510
Qualifying Change in Control	—	—	9,163,265[7]	9,163,265
Qualifying Retirement	—	2,959,200	3,758,216[8]	6,717,416
P. Chadwick Myers
Death	—	6,707,500	22,476,099[3]	29,183,599
Disability		6,707,500	25,909,935[4]	32,617,435
Involuntary Termination w/o Cause	—	—	9,395,326[5]	9,395,326
Resignation for Good Reason			915,700[6]	915,700
Qualifying Change in Control	—	—	22,476,099[7]	22,476,099
Qualifying Retirement	—	6,707,500	16,514,609[8]	23,222,109
Scott E. Romine
Death	—	1,435,500	4,388,870[3]	5,824,370
Disability		1,435,500	5,575,173[4]	7,010,673
Involuntary Termination w/o Cause	—	—	3,242,942[5]	3,242,942
Resignation for Good Reason			224,126[6]	224,126
Qualifying Change in Control	—	—	4,388,870[7]	4,388,870
Qualifying Retirement	—	1,435,500	2,332,231[8]	3,767,731
Devkumar D. Ganguly
Death	—	1,479,600	5,356,324[3]	6,835,924
Disability		1,479,600	6,310,144[4]	7,789,744
Involuntary Termination w/o Cause	—	—	254,326[5]	254,326
Resignation for Good Reason			254,326[6]	254,326
Qualifying Change in Control	—	—	5,356,324[7]	5,356,324
Qualifying Retirement	—	—	—[8]	—

1.Represents accrued cash payments that would be earned by each NEO under JFI's 2021 annual bonus program as a result of the indicated triggering event occurring on December 31, 2021, which amounts are equivalent to the amounts actually earned under the 2021 annual bonus program as reported in the ""Non-Equity Incentive Compensation"" column of the Summary Compensation Table.

2.The value of the lapse of the service vesting condition for unvested equity awards is calculated by multiplying the estimated number of PSUs and RSUs for which the service vesting is accelerated by the closing market price of JFI shares on December 31, 2021, which was $41.83. See "Severance and Change of Control Benefits" for a description of the treatment of each of our outstanding equity awards in each termination scenario and see the footnotes below for a description of how we determined the estimated number of vested performance-based awards included in this column in each termination scenario.
3.For the 2021 LTI PSUs, the values at death are based upon target performance levels. For the 2019 Converted PLTIP awards, the values at death are based on the actual value of the PSUs earned for the 2019-2021 performance period. For the 2020 Converted PLTIP awards, the values at death are pro-rated based on time served and based on achievement at the maximum performance level (which assumption is based on performance through 12/31/2021).
4.For the 2021 LTI PSUs, the values for disability reflect achievement of the maximum performance level over the entire performance period (which assumption is based on performance through 12/31/2021). For the 2019 Converted PLTIP awards, values for disability are based on the actual value of the PSUs earned for the 2019-2021 performance period. For the 2020 Converted PLTIP awards, values for disability are based on achievement at the maximum performance level (which assumption is based on performance through 12/31/2021).
5.All current NEOs other than Mr. Ganguly meet the age and service requirements to be eligible for qualifying retirement under the awards granted under our 2021 LTI program. For all current NEOs other than Mr. Ganguly, in the event of an involuntary termination without cause, the severance trigger for the 2021 LTI awards would be treated as a qualifying retirement under the JFI OIP (which permits the NEO to receive the full amount of the award over the full vesting period rather than pro-rata vesting upon a typical termination without cause). Under the 2021 LTI program, the six-month minimum service requirement usually applicable for vesting of awards upon qualifying retirements is waived in the event of a termination without cause of an individual who meets the criteria for a qualifying retirement. Values for the 2021 LTI PSUs in this row reflect achievement of the maximum performance level over the full performance period (which assumption is based on performance through 12/31/2021). For Mr. Ganguly, the 2021 LTI awards would be pro-rated based on time served and valued based on achievement at the maximum performance level (which assumption is based on performance through 12/31/2021). All of his other awards would be cancelled.
6.For the 2021 LTI awards, the values for a termination for good reason are pro-rated for the period of the NEO's time served. The PSUs are valued based on achievement of the maximum performance level (which assumption is based on performance through 12/31/2021).
Although there is not a concept of a termination for ""good reason"" in the Converted PLTIP awards, a resignation by a retirement-eligible employee under the PLTIP may qualify as a qualifying retirement - see footnote (8) for the amount to be received by the NEOs in such circumstance."
7.The values reported with respect to the accelerated vesting of outstanding unvested equity awards in the event of a qualifying change of control assume that the awards are not assumed by the successor company in the change in control and that no substitute awards were granted. In the event that the awards are assumed by the successor company and/or substitute awards are granted, no accelerated service vesting would occur, except in the case of the founders and celebration RSUs, which will immediately vest in full upon the occurrence of a change in control.
8.In the event of a retirement initiated by the NEO, no 2021 LTI awards would vest as a minimum of six months of service had not elapsed between the grant dates of the 2021 LTI awards and December 31, 2021, and such awards would therefore be forfeited.
Ms. Wadsten, Mr. Myers and Mr. Romine were the only NEOs that met the "qualifying retirement" criteria for the converted awards. The amounts shown in this row assume the company approved these NEOs’ retirement for the converted awards. For the 2019 Converted PLTIP awards, amounts shown in this column include the actual value of the PSUs earned for the 2019-2021 performance period. For the 2020 Converted PLTIP awards, amounts shown in this column are based on achievement at the maximum performance level (which assumption is based on performance through 12/31/2021)."

Termination Provisions

RSUs and PSUs granted under the JFI OIP. Upon the termination of an NEO’s employment by Jackson for Cause (as defined in the JFI OIP), RSUs and PSUs granted under the JFI OIP that are unvested will be immediately forfeited and canceled. In general, the RSU and PSU award agreements issued under the JFI OIP provide for the following acceleration or continuation of vesting upon a termination of an NEO’s employment:

•RSUs (including founders/celebration awards): Upon an NEO’s death or termination of employment due to Disability (as defined in the JFI OIP), all RSUs that are unvested will immediately vest. Except with respect to the celebration awards, upon the termination of an NEO’s employment by Jackson without Cause or by the NEO for Good Reason (as defined in the JFI OIP), a pro rata portion of the number of RSUs scheduled to vest on the next vesting date will vest, based on the portion that has elapsed, as of the NEO’s termination date, of the period between the most recent vesting date that occurred prior to the NEO’s termination of employment (or the grant date, if no vesting date had yet occurred) and the next scheduled vesting date, subject to the NEO’s execution of a general release of claims in favor of JFI. Following an NEO’s Qualifying Retirement (as defined in the applicable RSU award agreement), all RSUs granted at least six months prior to the retirement will become vested on the applicable vesting date(s), subject to the NEO’s compliance with certain restrictive covenants set forth in the RSU award agreement and his or her execution of a general release of claims in favor of JFI.

•PSUs: Upon an NEO’s death, the PSUs will immediately vest at target performance levels; on a termination by Jackson without Cause or by the NEO for Good Reason, a pro rata portion of the PSUs, based on the portion of the period between the grant date and the vesting date that has elapsed, will, to the extent not already vested, become vested based on the actual achievement of the performance goals during the entire performance cycle, subject to the NEO’s execution of a general release of claims in favor of JFI; and on a termination due to Disability or a Qualifying

Retirement, a number of the PSUs will be earned and become vested based on the actual achievement of the performance goals during the entire performance cycle (as if the NEO’s employment had continued during the entire performance cycle), subject, in the case of a Qualifying Retirement, to the NEO’s execution of a general release of claims in favor of JFI, provided, that at least six months must elapse from the grant date to the date of termination of the NEO’s employment for any termination initiated by the NEO to be treated as a qualifying retirement.

No cancellation, acceleration or other payment will occur upon a Change in Control (as defined in the JFI OIP) of JFI if, as determined by the Compensation Committee, the equity awards granted under the JFI OIP are assumed by the successor company in the Change in Control, provided that the replacement awards must have terms such that if an NEO’s employment is terminated involuntarily by Jackson or its successor other than for Cause or by the NEO with Good Reason, in each case within the twenty-four months immediately following a Change in Control at a time when any portion of the award is unvested, the unvested portion of such award will immediately vest in full and such NEO will receive (as determined by the Board prior to the Change in Control) either (A) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the award at the date of exercise or settlement over the price (if any) that such NEO would be required to pay to exercise such award or (B) publicly- traded shares or equity interests equal in value to the value in clause (A). If the Compensation Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the equity awards granted under the JFI OIP will not be assumed, then the vesting restrictions applicable to all unvested awards will vest and become non-forfeitable. Notwithstanding the foregoing, the founders and celebration RSU awards will immediately vest in full upon the occurrence of a Change in Control.

Converted PLTIP Awards and Converted RSP Awards. As described above, in connection with the demerger, unvested equity awards under the Prudential plc Long-Term Incentive Plan were converted into the Converted PLTIP Awards, and unvested equity awards under the Prudential plc Restricted Stock Plan prior to the demerger were converted into the Converted RSP Awards. These awards generally have the same terms as the awards outstanding prior to the demerger. The Converted PLTIP Awards vest pro rata, based on the duration of the NEO’s service during the vesting period prior to termination, if the NEO ceases to be an eligible employee due to the NEO’s termination due to death, disability, retirement with the approval of his or her employer, or a change in control; however, in the case of a change in control, if a substitute award is granted, no pro rata vesting will apply.

If an NEO’s employment is terminated prior to the vesting date due to the NEO’s disability, redundancy, or a change in control, the Converted RSP Awards will vest and will be released within 30 days of the original vesting date (unless, in the case of a change in control, a substitute award is granted). Converted RSP awards will vest pro rata upon the termination of an NEO’s service due to death.

Jackson Financial Inc. Annual Bonus Program. The Jackson Financial Inc. Annual Bonus Program generally provides that an NEO must be employed with Jackson upon the payment date to receive the annual bonus, which date usually occurs in March of the subsequent year. However, an NEO is entitled to receive a prorated payment of their earned annual bonus if their employment is terminated during the year due to their death, disability, or qualifying retirement. If the termination of employment due to death, disability or qualifying retirement occurs at or after the end of the year, but prior to the payment date, the NEO is entitled to receive the full amount of the annual bonus earned.

Separation Agreements

Each of the separation agreements discussed below was approved by the Prudential Compensation Committee.

On April 5, 2021, Jackson entered into a separation agreement with Mr. Falcon in connection with the termination of his employment. Under this agreement, Mr. Falcon retained 98,311 Prudential ADRs that had been previously deferred under the Prudential Deferred Annual Incentive Plan (which converted to JFI RSUs in connection with the demerger), received a $20,498,600 cash lump sum payment and received an additional $3,000,000 cash lump sum payment. As such agreement pertains to his employment prior to the demerger and because Mr. Falcon was a member of the Prudential Executive Committee while serving as an officer of Jackson, Prudential reimbursed the Company for such amounts. Jackson has also reimbursed Mr. Falcon for the preparation of his tax returns for tax years 2020 and 2021. Pursuant to the separation agreement, Mr. Falcon entered into certain covenants for the benefit of Jackson, including twelve-month post-termination non-solicitation and non-interference covenants. Additionally, prior to reaching an agreement regarding the terms of the separation agreement, Jackson made severance payments totaling $123,077 as required under the terms of Mr. Falcon’s employment agreement.

Jackson entered into a separation agreement with Mr. André, dated as of March 31, 2021, in connection with the termination of his employment. Pursuant to the separation agreement, Mr. André (i) received a lump sum cash payment of $2,329,638, in respect of various compensation related matters, including under his offer letter in respect of his guaranteed 2020 annual incentive award, (ii) received a lump sum cash payment of $192,200 in respect of his pro-rated 2021 annual bonus, and (iii) received a lump sum payment of $443,100 in respect of his forfeited 2020 PLTIP award (valued at target performance) in January 2022. Pursuant to the separation agreement, Mr. André also entered into certain covenants for the benefit of Jackson, including six-month post-termination non-solicitation and non-interference covenants, and a three-month post-termination non- competition covenant.

Jackson entered into a separation agreement with Mr. Bowden, dated as of April 5, 2021, in connection with the termination of his employment. Pursuant to the separation agreement, Mr. Bowden received a lump sum cash severance payment of $8,000,000 and an additional $1,000,000 cash lump sum payment, as well as $7,800 payment as a cash supplement to subsidize COBRA coverages. Pursuant to the separation agreement, Mr. Bowden entered into certain covenants for the benefit of Jackson, including twelve-month post-termination non-solicitation and non-interference covenants.

Jackson entered into a separation agreement with Mr. Stewart, dated as of April 1, 2021, in connection with the termination of his employment. Pursuant to the separation agreement, Mr. Stewart received an aggregate severance payment of $3,858,100 to be paid in four (4) lump sum cash installments. The first installment of $2,797,000 was paid as soon as administratively practicable following the effective date of the release of claims included in the separation agreement; the second installment of $526,600 was paid during the first payroll period in April 2022; the third installment of $314,500 will be paid during the first payroll period in April 2023, subject to Mr. Stewart’s compliance with cooperation covenants contained in the separation agreement; and the fourth installment of $220,000 will be paid during the first payroll period in April 2023. Mr. Stewart also received (i) a lump sum cash payment of $1,299,550 in respect of his 2020 annual bonus; and (ii) a lump sum cash payment of $145,977 in respect of his pro-rated 2021 annual bonus; and (iii) a $7,800 payment as a cash supplement to subsidize COBRA coverages. Pursuant to the separation agreement, Mr. Stewart also entered into certain covenants for the benefit of Jackson, including six-month post-termination non-solicitation, non-interference, and non-competition covenants,

No other NEO is entitled to any payments under any other severance plan or arrangement.
Beneficial Ownership of Common Stock

Jackson is a wholly-owned subsidiary of Brooke Life Insurance Company and an indirect wholly-owned subsidiary of JFI, whose Class A common stock, is traded on the New York Stock Exchange under the symbol "JXN." The following table sets forth information concerning any person known to us to beneficially own more than 5% of JFI's common stock, as of December 31, 2021, except as otherwise noted below. The information in the table and the related notes are based on statements filed with the SEC by the respective beneficial owners pursuant to Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
NAME AND ADDRESS OF BENEFICIAL OWNER	Class A		Class B2		Percent of Class A and Class B Combined
	Shares	%	Shares	%	% of Total Combined Voting Power	% of Total Common Stock
Athene Co-Invest Reinsurance Affiliate 1A Ltd. Second Floor, Washington House 16 Church Street, Hamilton HM 11 Bermuda	8,722,409[3]	9.9%	638,861	100%	9.9%	10.6%
Dan Hagan 601 East Broadway, Suite 203 PO Box 1225 Columbia, Missouri 65205	8,700,000[4]	9.9%	—	—	9.9%	9.8%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	5,757,009[5]	6.2%	—	—	6.2%	6.2%
Prudential plc 1 Angel Court London EC2R 7AG England	16,335,443[6]	18.6%	—	—	18.5%	18.4%
Sessa Capital 888 Seventh Avenue, 30th Floor New York, New York 10019	4,759,038[7]	5.4%	—	—	5.4%	5.4%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,936,250[8]	8.5%	—	—	8.5%	8.4%
1.Unless otherwise indicated, percentages calculated are based upon JFI Class A Common Stock outstanding as set forth in the statements on Schedule 13G or 13G/A filed by the respective beneficial owners with the SEC.
2.As of JFI’s demerger in September 2021, 1,364,484 shares of JFI Class B Common Stock (the “Class B Shares”) were issued to Athene Co-Invest Reinsurance Affiliate 1A Ltd. (“ACRA 1A”), a subsidiary of Athene. JFI’s Second Amended and Restated Certificate of Incorporation (the “Certificate”) provides for the automatic conversion of the Class B Shares into shares of JFI Class A Common Stock when Athene ceases to be a 9.9% shareholder. As of February 1, 2022, all Class B Shares converted into shares of Class A Common Stock. As a result, there are no longer Class B Shares issued and outstanding. The Certificate provides that following the automatic conversion, the Class B Shares may not be reissued and must be retired and cancelled. JFI must take such appropriate action as necessary to reduce the authorized number of shares of Class B Common Stock by the number of shares converted. The JFI Board intends to take such action in June 2022.
3.On June 18, 2020, Jackson entered into a funds withheld coinsurance agreement with Athene effective June 1, 2020, to reinsure on a 100% quota share basis, a block of Jackson’s in-force fixed and fixed-index annuity products’ liabilities in exchange for a $1.2 billion ceding commission. In addition, JFI entered into an investment agreement with Athene, pursuant to which Athene invested $500.0 million of capital into JFI in return for a 9.9% voting interest corresponding to a 11.1% economic interest in JFI. The investment was completed on July 17, 2020.
As of December 31, 2021, based on information provided in a Schedule 13G filed on February 14, 2022, each of (i) Athene Co-Invest Reinsurance Affiliate 1A Ltd. (“ACRA 1A”), (ii) Apollo Insurance Solutions Group LP (“AISG”), (iii) AISG GP Ltd. (“AISG GP”), (iv) Apollo Life Asset, L.P. (“Apollo Life”), (v) Apollo Life Asset GP, LLC (“Apollo Life GP”), (vi) Apollo Capital Management, L.P. (“Capital Management”), (vii) Apollo Capital Management GP, LLC (“Capital Management GP”), (viii) Apollo Management Holdings, L.P. (“Management Holdings”), and (ix) Apollo Management Holdings GP, LLC (“Management Holdings GP”), collectively referred to as the ”Reporting Persons,” has (y) shared voting power and (z) shared dispositive power with respect all 8,722,409 shares. ACRA 1A, an insurance company, investment adviser, and a parent holding company or control person, holds the securities of JFI. AISG is the investment adviser of ACRA 1A. AISG GP is the general partner of AISG. Apollo Life is the general partner of AISG GP, and Apollo Life GP is the general partner of Apollo Life. Capital Management is the sole member of Apollo Life GP. The general partner of Capital Management is Capital Management GP. Management Holdings is the sole member and manager of Capital Management GP, and Management Holdings GP is the general partner of Management Holdings.
The Reporting Persons’ aggregate percentage beneficial ownership of the total amount of common stock outstanding is based on 88,046,833 shares of common stock outstanding as of December 31, 2021, as reported in JFI’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 27, 2022. AISG, AISG GP, Apollo Life, Apollo Life GP, Capital Management, Capital Management GP, Management Holdings, and Management Holdings GP, each disclaim beneficial ownership of all common stock included in their Schedule 13G, and stated that the filing of that Schedule 13G shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose. The Schedule 13G certifies that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.
4.Based on information provided in a Schedule 13G/A filed on February 1, 2022, Mr. Dan Hagan has sole voting power and sole dispositive power with respect to all 8,700,000 shares. The shares of common stock beneficially owned by Mr. Hagan include, in addition to shares owned directly by Mr. Hagan, 3,500,000 shares held in a charitable trust for which Mr. Hagan is the sole trustee. The percentage ownership information is calculated based upon 88,046,833 shares of JFI’s common stock issued and outstanding as of December 31, 2021, as reported in JFI’s Form S-3 filed with the Securities and Exchange Commission on January 27, 2022. The Schedule 13G/A certifies that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.
5.Based on information provided in a Schedule 13G filed on February 8, 2022, FMR LLC, a parent holding company, of which Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer, has the sole power to vote or direct the vote of 524,682 shares and the sole power to dispose or to direct the disposition of 5,757,009 shares. One or more other persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, JFI’s Class A Common Stock. No one other person’s interest in JFI’s Class A Common Stock is more than 5% percent of the total outstanding Class A Common Stock. The Schedule 13G certifies that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of JFI and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.
6.On August 6, 2021, the registration on Form 10 of JFI’s Class A Common Stock, par value $0.01 per share, became effective under the Securities Exchange Act of 1934, as amended. Prior to September 13, 2021, JFI was a majority-owned subsidiary of Prudential, London, England, and was the holding company for Prudential’s U.S. operations. On September 13, 2021, JFI demerged from Prudential and since then, is a fully independent U.S. public company. Post-demerger, Prudential retained a 19.9 percent non-controlling interest in JFI. See “Certain Relationships and Related Persons Transactions”
Based on information provided in a Schedule 13G filed on February 11, 2022, Prudential has sole voting power and sole dispositive power with respect to all 16,335,443 shares (excluding certain shares), and as of December 31, 2021, beneficially owns 18.6%. Prudential is a public limited company incorporated and registered in England and Wales. The percentage ownership information is calculated based upon 88,046,833 shares of JFI’s common stock issued and outstanding as of December 31, 2021, as reported in JFIs Form S-3 filed with the Securities and Exchange Commission on January 27, 2022. The Schedule 13G certifies that the information is true, complete, and correct.
7.Based on information provided in a Schedule 13G filed on February 14, 2022, (1) Sessa Capital (Master), L.P., (2) Sessa Capital Special Opportunity Fund II, L.P., (3) Sessa Capital GP, LLC, (4) Sessa Capital IM, L.P., (5) Sessa Capital IM GP, LLC, and (6) Mr. John Petry, individually, as manager of Sessa Capital GP, LLC, the general partner of Sessa Capital (Master), L.P., and Sessa Capital Special Opportunity Fund II, L.P., and as manager of Sessa Capital IM GP, LLC, the general partner of Sessa Capital IM, L.P. Sessa Capital (Master), L.P. is a Cayman Islands exempted limited partnership. Sessa Capital GP, LLC and Sessa Capital IM GP, LLC are limited liability companies. Sessa Capital Special Opportunity Fund II, L.P. and Sessa Capital IM, L.P. are Delaware limited partnerships. Mr. Petry is a citizen of the United States.
Sessa Capital (Master), L.P. directly beneficially owns 3,311,238 shares. Sessa Capital Special Opportunity Fund II, L.P. directly beneficially owns 1,447,800 shares. Sessa Capital (Master), L.P. and Sessa Capital Special Opportunity Fund II, L.P. (collectively, the “Funds”) together beneficially own 4,759,038 shares. Sessa Capital GP, LLC is the general partner of the Funds and, as a result, may be deemed to beneficially own shares owned by the Funds. Sessa Capital IM, L.P. is the investment manager of the Funds and, as a result, may be deemed to beneficially own shares owned by the Funds. Sessa Capital IM GP, LLC is the general partner of Sessa Capital IM, L.P. and, as a result, may be deemed to beneficially own shares beneficially owned by Sessa Capital IM, L.P. Mr. Petry is the manager of Sessa Capital GP, LLC and Sessa Capital IM GP, LLC and, as a result, may be deemed to beneficially own shares owned by the Funds. The percentage ownership information, 5.4%, is calculated based on 88,046,833 shares of common stock outstanding as of December 31, 2021, according to the Issuer’s Form S-3, which was filed with the Securities and Exchange Commission on January 27, 2022.
Sessa Capital (Master), L.P. may be deemed to have the sole power to vote or direct the vote of 3,311,238 shares, and Sessa Capital Special Opportunity Fund II, L.P. may be deemed to have the sole power to vote or direct the vote of 1,447,800 shares. Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, and Mr. Petry may be deemed to have the sole power to vote or direct the vote of 4,759,038 shares.

8.Based on information provided in a Schedule 13G filed on February 9, 2022, The Vanguard Group has shared voting power with respect to 14,778 shares, sole dispositive power with respect to 7,881,887 shares, and shared dispositive power with respect to 54,363 shares. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. Although the aggregate amount beneficially owned by each reporting person is 7,936,250, no one other person’s interest in the securities reported herein is more than 5%. The Schedule 13G certifies that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.

Security Ownership of Management and Directors
The table below shows the ownership of JFI Class A Common Stock by each director, each of our NEOs, and all directors and all executive officers as a group, as of April 6, 2022, except as otherwise noted below. Additional details on each NEO’s outstanding equity awards are included in the “Compensation Discussion and Analysis” section and related executive compensation tables below.

Beneficial ownership is broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities. Being able to acquire either voting or investment power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had sole voting and investment power with respect to the indicated number of JFI shares.

NAME OF BENEFICIAL OWNER	SHARES	STOCK THAT MAY BE ACQUIRED WITHIN 60 DAYS[1]	STOCK UNITS[2]	PERCENT OF CLASS[3]
Employee Directors
Laura L. Prieskorn	—	—	—	—
Marcia L. Wadsten	—	—	—	—
Bradley Olan Harris	—	—	—	—
Named Executive Officers/Board of Directors
Laura L. Prieskorn	20,132.17	—	250,049.88	*
Marcia L. Wadsten	12,714.81	—	152,742.74	*
P. Chadwick Myers	110,724.20[4]	—	306,697.18	*
Craig D. Smith	18,931.94	—	40,041.98	*
Scott E. Romine	14,905.18	—	37,882.77	*
Devkumar D. Ganguly	13,641.05	—	72,869.12	*
Michael I. Falcon[5]	0	—	102,699.16	*
Axel P. André[6]	0	—	0	*
Andrew J. Bowden[7]	0	—	0	*
Kenneth H. Stewart[8]	0	—	0	*
Directors and Executive Officers as a Group	189,219.93	—	1,007,287.89	*
1.In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.
2.Represents the number of unvested restricted stock units (“RSUs”) credited to the accounts of Named Executive Officers, and executive officers. Each stock unit is intended to be the economic equivalent of a share of JFI Class A Common Stock. These stock units are excluded from the computations of percentages of shares owned because they have not vested and do not provide voting rights.
3.An asterisk (*) indicates less than 1%.
4.Mr. Myers owns the following shares indirectly: (1) 25 shares purchased on November 12, 2021, through a uniform transfer to minor’s account where the shares are held in a Custodian Account for Mr. Myers’s son where Mr. Myers is the custodian, and (2) 400 shares purchased on November 12, 2021, held in a Traditional Individual Retirement Account in his spouse’s name only.
5.Mr. Falcon, Former Chair of the Board, Chief Executive Officer and President, ceased employment with the Company on February 10, 2021.
6.Mr. André, Former Executive Vice President and Chief Financial Officer, ceased employment with the Company on February 10, 2021.
7.Mr. Bowden, Former Executive Vice President and General Counsel, ceased employment with the Company on February 10, 2021.
8.Mr. Stewart, Former Executive Vice President, ceased employment with the Company on February 10, 2021.

Transactions with Related Persons, Promoters, and Certain Control Persons

Related Persons Transactions Policy.

The JFI Board has adopted a written policy for approval of transactions between JFI and/or its subsidiaries (collectively referred to in this section as "the Company") and its directors, director nominees, executive officers, greater than 5% beneficial owners of JFI stock and each of their respective immediate family members, where the amount involved exceeds or is expected to exceed $120,000 in a single fiscal year. The policy provides that the Audit Committee review transactions subject to the policy and determine whether to approve or ratify those transactions. Certain transactions are deemed pre-approved pursuant to standing pre-approval guidelines established by the Audit Committee. In addition, the Audit Committee has delegated authority to its chair to pre-approve or ratify transactions in certain circumstances. A description of any transactions pre-approved or ratified by the chair are provided to the Audit Committee.

In reviewing transactions subject to the policy, the Audit Committee or the chair of the Audit Committee must consider, among other things, the following factors:

•The nature and extent of the related person’s interest in the transaction;
•The approximate dollar value of the transaction;
•The approximate dollar value of the related person’s interest in the transaction;

•Whether the transaction was undertaken in the ordinary course of the Company’s business;
•The availability of other sources for the products or services;
•The material terms of the transaction, including whether the related person is being treated differently than an unrelated third-party would be treated;
•Whether the transaction would impair the independence of a non-employee director;
•Required public disclosure, if any; and
•Any other information that would be material to the Audit Committee exercising its business judgment, in light of the circumstances of the particular transaction
As a subsidiary of JFI, we have developed related party transaction procedures that conform with SEC rules, as applicable to Jackson.
Transactions with Related Persons.

Our Directors and Executive Officers.

Several of JFI’s and Jackson’s directors and executive officers serve or served as directors or executive officers of other organizations, including organizations with which Jackson has commercial or charitable relationships. The Company does not believe that any director or executive officer had a direct or indirect material interest in any such relationships during 2021 and through the date of this prospectus.

Athene.

Reinsurance Agreement. On June 18, 2020, we announced that we had entered into a funds withheld coinsurance agreement (the “Athene Reinsurance Agreement”) with Athene Life Re Ltd. (“Athene”) effective June 1, 2020, to reinsure on 100% quota share basis, a block of Jackson’s in-force fixed and fixed index annuity product liabilities in exchange for $1.2 billion in ceding commissions (the “Athene Reinsurance Transaction”). Upon closing of the transaction, Jackson placed investments with a statutory book value of $25.6 billion, in support of reserves associated with the transaction, into a segregated funds withheld account. The investments are subject to an investment management agreement between Jackson and Apollo Insurance Solutions Group LP, an Athene affiliate. Further, the investments in the segregated account are not available to settle any policyholder obligations other than those specifically covered by the coinsurance agreement and are not available to settle obligations to general creditors of Jackson. To further support its obligations under the coinsurance agreement, Athene procured $1.2 billion in letters of credit for Jackson’s benefit and established a trust account for Jackson’s benefit, which had a book value of approximately $313 million at December 31, 2021. In September 2020, the post-closing settlement resulted in ceded premium of $6 million and a decrease of $29 million in ceding commission.

Brooke Life Insurance Company.

Jackson is party to an Administrative Services Agreement with its immediate parent company, Brooke Life Insurance Company ("Brooke), which is a Michigan life insurance company. Under this agreement, Jackson provides certain services to Brooke to support its operations, including accounting, tax and auditing, claims management, marketing and product development, functional support services, payroll functions, personnel functions and policy holder servicing. Fees paid to Jackson totaled $251,000 in 2021. Jackson is also a party to a Second Amended and Restated Tax Allocation Agreement with Brooke Life Insurance Company. Under this agreement, Brooke Life Insurance Company is the appointed agent for Jackson in the payment of federal income taxes for the taxable year December 31, 2019 and any taxable year thereafter.

PPM America, Inc.

Jackson is a party to an Amended and Restated Discretionary Investment Management Agreement among Jackson, Brooke and PPM America, Inc. (“PPM”), a Delaware corporation and JFI subsidiary, and an Amended and Restated Discretionary Asset Management Agreement with PPM. Under these agreements, PPM provides investment management services to Jackson with respect to certain of Jackson’s general account assets. Fees paid to PPM under these agreements totaled $55.708 million in 2021.

PPM also has Investment Management/Advisory Agreements with Jackson’s subsidiaries, Jackson National Asset Management, LLC (“JNAM”), Jackson National Life Insurance Company of New York and Squire Reassurance Company II,

Inc., under which PPM provides investment management services. Fees paid to PPM under these agreements totaled $10.515 million, $1.877 million and $283,736, respectively, in 2021.

Jackson is also a party to an Administrative Services Agreement with PPM. Under this agreement, Jackson provides certain services to PPM to support its operations, including tax, audit, management, human resources and benefits. Fees paid to Jackson under that agreement totaled $6.745 million in 2021. PPM is a party to another Administrative Services Agreement with JNAM under which PPM provides facilities, information technology and other services to JNAM. Fees paid to PPM under this agreement totaled $2.070 million in 2021.

Lastly, Jackson is a party to an Unsecured Revolving Pay-In-Kind Note with PPM under which PPM may borrow up to $40 million on a revolving basis from Jackson. Outstanding borrowings at December 31, 2021 were $20 million, and interest paid to Jackson totaled $342,000 in 2021.

Jackson Financial Inc.

Jackson is a party to an Unsecured Revolving Pay-In-Kind Note with JFI under which JFI may borrow up to $100 million on a revolving basis from Jackson. Outstanding borrowings at December 31, 2021 were nil and interest paid to Jackson totaled $160,000 in 2021.

Ordinary Course Transactions with Other Related Parties.

From time to time, we engage in ordinary course transactions with entities or affiliates of entities that are the beneficial owner of more than 5% of our parent company’s outstanding common stock. For example, we invest general account assets in a variety of Apollo Global Management, Inc, Vanguard and Fidelity mutual funds, ETFs, private placements, and private equities. As noted above, we have certain funds withheld assets managed under an investment management agreement with Apollo Insurance Solutions Group LP. We also engage Fidelity to serve as a sub-adviser for certain separate account assets and as the record-keeper on our associate retirement, deferred income, and health savings account plans. These ordinary course transactions with our parent company’s more than 5% holders and their affiliates were arms-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non- related persons.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

[TO BE UPDATED BY AMENDMENT]

The following information should be read in conjunction with the financial statements included elsewhere in this prospectus.

Executive Summary

This executive summary highlights selected information and may not contain all of the information that is important to you. You should read this prospectus in its entirety for a more detailed description of events, trends, uncertainties, risks and critical accounting estimates affecting us.

Jackson National Life Insurance Company (“Jackson”) along with its subsidiaries (collectively, the “Company,” which also may be referred to as “we,” “our” or “us”), is wholly owned by Brooke Life Insurance Company (“Brooke Life” or the “Parent”), which is wholly owned by Jackson Financial Inc. (“Jackson Financial” or "JFI"). We are a financial services company focused on helping Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life in the United States (“U.S.”). We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market leadership is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging U.S. population transitions into retirement.

We offer a diverse suite of annuities to retail investors in the U.S. Our variable annuities have been among the best-selling products of their kind in the U.S. primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed index annuities and fixed annuities. In the fourth quarter of 2021, we successfully launched Market Link ProSM and Market Link Pro AdvisorySM, our commission and advisory based suite of registered index-linked annuities ("RILA"). Also in the fourth quarter of 2021, we entered the Defined Contribution market as a carrier in the AllianceBernstein Lifetime Income Strategy.

We manage our business through three segments: Retail Annuities, Institutional Products, and Closed Life and Annuity Blocks. We report certain activities and items that are not included in these segments in Corporate and Other. See Note 3 to Consolidated Financial Statements for further information on our segments.

There are several significant recent events involving us, including:

•Demerger from Prudential plc: Jackson Financial was previously a majority-owned subsidiary of Prudential plc (“Prudential”), London, England. The demerger, or separation, from Prudential was completed on September 13, 2021 ("Demerger"), and we are no longer a majority-owned subsidiary of Prudential. As of December 31, 2021, Prudential retained an 18.4% remaining interest in Jackson Financial.

•Athene Transactions: On June 18, 2020, Jackson announced that it had entered into a funds withheld coinsurance agreement (the “Athene Reinsurance Agreement”) with Athene Life Re Ltd. (“Athene”) effective June 1, 2020 to reinsure on 100% quota share basis, a block of Jackson’s in-force fixed and fixed index annuity product liabilities in exchange for a $1.2 billion ceding commission (the “Athene Reinsurance Transaction”). As a result, we hold various investments whose economic performance accrues to Athene but is reported in our financial statements. In addition, Jackson Financial entered into an investment agreement with Athene, pursuant to which Athene invested $500 million of capital in return for a 9.9% voting interest corresponding to an 11.1% economic interest in Jackson Financial. In August 2020, Jackson Financial made a $500 million capital contribution to Jackson. As of December 31, 2021, Athene retained a 9.9% voting interest and 10.6% economic interest in Jackson Financial after Jackson Financial repurchased 1,134,767 shares of Class A common stock and converted a total of 725,623 shares of Class B common stock.

Our GAAP results are affected by the potential variability associated with our amortization of deferred acquisition costs and the fact that our use of derivatives does not qualify for GAAP deferral, meaning that the derivatives are marked to market each reporting period. See “Critical Accounting Estimates” for more information.

Also, we are affected by various economic, industry and regulatory trends, which are described below under “Macroeconomic, Industry and Regulatory Trends.”

How We Generate Revenues and Profitability

We earn revenues predominantly from fee income, income from investments, and insurance premiums. Our profitability is dependent on our ability to properly price and manage risk on insurance and annuity products, to manage our portfolio of investments effectively, and to control costs through expense discipline.

Revenues

Our revenues come from five primary sources:

•Fee income derived primarily from our annuities and investment management products;

•Net investment income from our investment portfolio;

•Premiums from certain life insurance and annuity products, as well as from reinsurance transactions;

•Net realized gains (losses) on derivatives and investments, including trading activity within our investment portfolio and risk management related derivative activities; and

•Other income, which primarily represents expense allowances associated with our reinsurance agreements.

Benefits and Expenses

Our benefits and expenses consist of five primary sources:

•Death, other policy benefits and change in policy reserves, net of deferrals;

•Interest credited on contract holder funds, net of deferrals;

•Operating costs and other expenses, net of deferrals;

•Interest expense on long-term debt; and

•Amortization of deferred acquisition and sales inducement costs.

Net Income Volatility

Our results experience net income volatility due to the mismatch between movements in our policyholder liabilities and the market driven movements in the derivatives used in our hedging program. Our hedging program is based on economic cash flow models of our liabilities, rather than the U.S. Generally Accepted Accounting Principles ("GAAP") accounting view of the embedded derivative liabilities. We do not directly seek to offset the movement in our U.S. GAAP liabilities from changes in market conditions. As a result, the changes in the value of the derivatives used as part of the hedging program are not expected to match the movements in the hedged liabilities on a U.S. GAAP basis from period to period, resulting in volatility as a result of changes in fair value recorded to net income. Accordingly, we evaluate and manage the performance of our business using Adjusted Operating Earnings, a non-GAAP financial measure that reduces the impact of market volatility by excluding changes in fair value of freestanding and embedded derivative instruments.

Impact of Recent Accounting Pronouncements

For a complete discussion of new accounting pronouncements affecting us, see Note 2 to Consolidated Financial Statements.

Macroeconomic, Industry and Regulatory Trends

We discuss a number of trends and uncertainties below that we believe could materially affect our future business performance, including our results of operations, our investments, our cash flows, and our capital and liquidity position.

Macroeconomic and Financial Market Conditions

Our business and results of operations are affected by macroeconomic factors. The level of interest rates and shape of the yield curve, credit and equity market performance (including market paths, equity volatility and other factors), regulation, tax policy, the level of U.S. employment, inflation and the overall economic growth rate can affect both our short and long-term profitability. Monetary and fiscal policy in the United States, or similar actions in foreign nations, could result in increased volatility in financial markets, including interest rates, currencies and equity markets, and could impact our business in both the short-term and medium-term. Political events, including the imposition of stay-at-home orders and business shutdowns or other effects arising as a result of the COVID-19 pandemic, civil unrest, tariffs or other barriers to international trade, and the effects that these or other political events could have on levels of economic activity, could also impact our business through impacts on consumers’ behavior or impact on financial markets.

In the short- to medium-term, the potential for increased volatility could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives, especially while prevailing interest rates remain below historical averages. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Our financial performance can be adversely affected by market volatility and equity market declines if fees assessed on the account value of our annuities fluctuate, hedging costs increase and revenues decline due to reduced sales and increased outflows.

Equity Market Environment

Our financial performance is impacted by the performance of equity markets. For example, our variable annuities earn fees based on the account value, which changes with equity market levels. After a very volatile 2020, U.S. equity markets have performed well in 2021 with the S&P 500 generally at or near all time highs throughout the year. Equity volatility has moderated in 2021 from historically high levels in 2020 resulting in reduced hedging costs year over year. While equity implied volatility has decreased in 2021, it still remains above its historical median despite the high S&P 500 levels. The financial performance of our hedging program could be impacted by large directional market movements or periods of high volatility. In particular, our hedges could be less effective in periods of large directional movements or we could experience more frequent or more costly rebalancing in periods of high volatility, which would lead to adverse performance versus our hedge targets and increased hedging costs. Further, we are also exposed to basis risk, which results from our inability to purchase or sell hedge assets whose performance is perfectly correlated to the performance of the funds into which customers allocate their assets. We make funds available to customers where we believe we can transact in sufficiently correlated hedge assets, and we anticipate some variance in the performance of our hedge assets and customer funds. This variance may result in our hedge assets outperforming or underperforming the customer assets they are intended to match. This variance may be exacerbated during periods of high volatility, leading to a mismatch in our hedge results relative to our hedge targets and GAAP results.

Interest Rate Environment

We believe the interest rate environment will continue to impact our business and financial performance in the future for several reasons, including the following:

•Our investment portfolio is predominantly composed of fixed income securities. In the near term, we expect the yields we earn on new investments will be materially lower than yields we earned on maturing investments due to the low interest rate environment.

•A prolonged low interest rate environment could subject us to increased hedging costs or an increase in the amount of statutory reserves that our insurance subsidiaries are required to hold for optional guaranteed benefits, decreasing statutory surplus, which would adversely affect their ability to pay dividends. Certain inputs to the statutory models rely on prescribed interest rates, which are, in turn, determined using a historical interest rate perspective with a mean reversion path over the longer term. If rates remain at the current low levels, we expect these prescribed rates may continue to decline as the NAIC updates the calculations each year, which would adversely impact our statutory capital. In addition, low interest rates could also increase the perceived value of optional guaranteed benefit features to our customers, which in turn could lead to a higher utilization of withdrawal or annuitization features of annuity policies and higher persistency of those products over time. Finally, low interest rates could continue to cause an acceleration of DAC amortization or reserve increase due to loss recognition for annuities and interest-sensitive life insurance. A gradual rise in interest rates would have benefits that are offsetting to risks previously described. Those potential benefits include increased new money investment yields, a reduction in hedging requirements and more attractive product features.

•Some of our annuities have a guaranteed minimum interest crediting rate. These guaranteed minimum interest crediting rates may not be lowered, even if earnings on our investment portfolio decline, resulting in net investment spread compression that negatively impacts earnings. In addition, we expect more customers to hold policies with comparatively high guaranteed minimum interest crediting rates longer in a low interest rate environment, resulting in lower than previously expected lapse rates. Conversely, a rise in the average yield on our investment portfolio should positively impact earnings. Similarly, we expect customers would be less likely to hold policies if existing guaranteed minimum interest crediting rates are perceived to have less value as interest rates rise, resulting in higher than previously expected lapse rates.

•To the extent interest rates increase, consistent with the Federal Reserve’s signals about upcoming interest rate decisions, the effects of low interest rates discussed above will diminish. However, both nominal and real interest rates remain low by historical standards and may continue to be so even after several rounds of interest rate increases by the Federal Reserve.

Credit Market Environment

Our financial performance is impacted by conditions in fixed income markets. With an improving economy, credit spreads have tightened in 2021 after increasing substantially at the onset of the COVID-19 pandemic in 2020, and credit defaults have also reduced from levels seen in 2020. As credit spreads widen, the fair value of our existing investment portfolio generally decreases, although we generally expect the widening spreads to increase the yield on new fixed income investments. Conversely, as credit spreads tighten, the fair value of our existing investment portfolio generally increases, and the yield available on new investment purchases decreases. While changing credit spreads impact the fair value of our investment portfolio, this revaluation is generally reflected in our Accumulated Other Comprehensive Income. The revaluation will impact net income for realized gains or losses from the sale of securities, the change in fair value of securities carried at fair value under the fair value election, or potential changes in the allowance for credit loss ("ACL"). Shifts in the credit quality of the assets underlying our investment portfolio may also impact the level of regulatory required statutory capital for our insurance company subsidiaries. As such, significant credit rating downgrades or payment defaults could negatively impact our RBC ratio.

COVID-19

We continue to closely monitor developments related to the COVID-19 pandemic. The COVID-19 pandemic has caused significant economic and financial turmoil both in the United States and around the world. These conditions could continue and could worsen in the future. At this time, it is not possible to estimate the long-term effectiveness of any therapeutic treatments and vaccines for COVID-19, or their efficacy with respect to current or future variants or mutations of COVID-19, or the longer-term effects that the COVID-19 pandemic could have on our business. The extent to which the COVID-19 pandemic impacts our business, results of operations, financial condition and cash flows will depend on future developments which are highly uncertain and cannot be predicted, including the availability and efficacy of vaccines against COVID-19 and against variant strains of the virus. Federal and state authorities’ actions could include restrictions of movements. We are not able to predict the duration and effectiveness of governmental and regulatory actions taken to contain or address the COVID-19 pandemic or the impact of future laws, regulations or restrictions on our business.

Consumer Behavior

We believe that many retirees have begun to look to tax-efficient savings products as a tool for addressing their unmet need for retirement planning. We believe our products are well positioned to meet this increasing consumer demand. However, consumer behavior may be impacted by increased economic uncertainty, increased unemployment rates, declining equity markets, lower interest rates and increased volatility of financial markets. In recent years, we have introduced new products to better address changes in consumer demand and targeted distribution channels which meet changes in consumer preferences.

Demographics

We expect demographic trends in the U.S. population, in particular the increase in the number of retirement age individuals, to generate significant demand for our products. In addition, the potential risk to government social safety net programs and shifting of responsibility for retirement planning and financial security from employers and other institutions to employees, highlights the need for individuals to plan for their long-term financial security and will create additional opportunities to generate sustained demand for our products. We believe we are well positioned to capture the increased demand generated by these demographic trends.

Regulatory Policy

We operate in a highly regulated industry. Our insurance company subsidiaries are regulated primarily at the state level, with some policies and products also subject to federal regulation. As such, regulations recently approved or currently under review at both the U.S. federal and state level could impact our business model, including statutory reserve and capital requirements.

We anticipate that our ability to respond to changes in regulation and other legislative activity will be critical to our long-term financial performance. In particular, the following could materially impact our business:

Department of Labor Fiduciary Advice Rule

The Department of Labor (“DOL”) has issued a new regulatory action (the “Fiduciary Advice Rule”) effective February 16, 2021, that reinstates the text of the DOL’s 1975 investment advice regulation defining what constitutes fiduciary “investment advice” to Employee Retirement Income Security Act ("ERISA") Plans and IRAs and provides guidance interpreting such regulation. The guidance provided by the DOL broadens the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA or the Tax Code. In particular, the DOL states that a recommendation to “roll over” assets from a qualified retirement plan to an IRA, or from an IRA to another IRA, can be considered fiduciary investment advice if provided by someone with an existing relationship with the ERISA Plan or an IRA owner (or in anticipation of establishing such a relationship). This guidance reverses an earlier DOL interpretation suggesting that roll over advice did not constitute investment advice giving rise to a fiduciary relationship. Because we do not engage in direct distribution of annuities, including IRA products and annuities sold to ERISA plan participants and to IRA owners, we believe that we will have limited exposure to the new Fiduciary Advice Rule. Unlike the DOL’s previous fiduciary rule issued in 2016, compliance with the Fiduciary Advice Rule will not require us or our distributors to provide the disclosures required for exemptive relief under the previous rule. However, we continue to analyze the impact of the Fiduciary Advice Rule, and, while we cannot predict the rule’s impact, it could have an adverse effect on sales of annuities through our distribution partners. The Fiduciary Advice Rule may also lead to changes to our compensation practices and product offerings and increased litigation risk, which could adversely affect our results of operations and financial condition. We may also need to take certain additional actions in order to comply with or assist our distributors in their compliance with the Fiduciary Advice Rule.

NAIC Valuation Manual Updates

In 2019, the NAIC adopted changes to section 21 of the NAIC Valuation Manual (VM-21) with the aim of reducing the non-economic volatility in the variable annuity statutory balance sheet and enhancing risk management. The framework applies to variable annuities’ reserve and capital requirements and, among other things, is expected to produce more stable RBC ratios compared to the prior statutory framework. The NAIC guidance had an effective date of January 2020 for the new framework, with early adoption permitted. We early adopted the new framework for Jackson in the period ending December 31, 2019.

New York has enacted Insurance Regulation 213 ("Regulation 213") requiring principle-based reserving. New York’s Regulation 213 establishes that the reserving standard in New York will be consistent with the reserve standards, valuation methods and related requirements of the NAIC Valuation Manual, while also establishing deviations from the NAIC Valuation Manual, by regulation, in areas where New York State Department of Financial Services ("NYDFS") determines that an alternative requirement would be in the best interest of New York customers. Most notably, these changes were effective as of December 31, 2020 for variable annuities.

Legislative Reforms

Congress approved the Setting Every Community Up for Retirement Enhancement Act of 2019 (the "SECURE Act") on December 20, 2019. The SECURE Act provides individuals with greater access to retirement products. Namely, it makes it easier for 401(k) programs to offer annuities as an investment option by, among other things, creating a statutory safe harbor in ERISA for a retirement plan’s selection of an annuity provider. The SECURE Act represents the largest overhaul to retirement plans in over a decade. We view these reforms as beneficial to our business model and expect growth opportunities will arise from the new law.

Tax Laws

All of our annuities offer investors the opportunity to benefit from tax deferral. If U.S. tax laws were to change, such that our annuities no longer offer tax-deferred advantages, demand for our products could materially decrease.

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report, selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the following items:

•    Fees Attributable to Guarantee Benefits: fees earned in conjunction with guaranteed benefit features offered for certain of our variable annuities and fixed index annuities are set at a level intended to mitigate the cost of hedging and funding the liabilities associated with such guaranteed benefit features. The full amount of the fees attributable to guaranteed benefit features have been excluded from Adjusted Operating Earnings as the related net movements in freestanding derivatives and net reserve and embedded derivative movements, as described below, have been excluded from Adjusted Operating Earnings. This adjusted presentation of our earnings is intended to directly align revenue and related expenses associated with the guaranteed benefit features;

•    Net Movement in Freestanding Derivatives, except earned income (periodic settlements and changes in settlement accruals) on derivatives that are hedges of investments, but do not qualify for hedge accounting treatment: changes in the fair value of our freestanding derivatives used to manage the risk associated with our life and annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities and fixed index annuities. Net movements in freestanding derivatives have been excluded from Adjusted Operating Earnings as the market value of these derivatives may vary significantly from period to period as a result of near-term market conditions and therefore are not directly comparable or reflective of the underlying performance of our business;

•    Net Reserve and Embedded Derivative Movements: changes in the valuation of certain life and annuity reserves, a portion of which are accounted for as embedded derivative instruments, and which are primarily composed of variable and fixed index annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities. Net reserve and embedded derivative movements have been excluded from Adjusted Operating Earnings as the carrying values of these derivatives may vary significantly from period to period as the result of near-term market conditions and policyholder behavior-related inputs and therefore are not directly comparable or reflective of the underlying performance of our business. Movements in reserves attributable to the current period claims and benefit payments in excess of a customer’s account value on these policies are also excluded from Adjusted Operating Earnings as these benefit payments are affected by near-term market conditions and policyholder behavior-related inputs and therefore may vary significantly from period to period;

•    DAC and DSI Impact: amortization of deferred acquisition costs and deferred sales inducements associated with the items excluded from Adjusted Operating Earnings;

•    Assumption changes: the impact on the valuation of Net Derivative and Reserve Movements, including amortization on DAC, arising from changes in underlying actuarial assumptions;

•    Net Realized Investment Gains and Losses including change in fair value of funds withheld embedded derivative: Realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio, as well as impairments of securities, after adjustment for the non-credit component of the impairment charges and change in fair value of funds withheld embedded derivative related to the Athene Reinsurance Transaction;

•    Loss on Athene Reinsurance Transaction: includes contractual ceding commission, cost of reinsurance write-off and DAC and DSI write-off related to the Athene Reinsurance Transaction;

•    Net investment income on funds withheld assets: includes net investment income on funds withheld assets related to funds withheld reinsurance transactions;

Operating income taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits.

As detailed above, the fees attributed to guaranteed benefits, the associated movements in optional guaranteed benefit liabilities and related claims and benefit payments are excluded from Adjusted Operating Earnings, as we believe this approach appropriately removes the impact to both revenue and related expenses associated with the guaranteed benefit features that are offered for certain of our variable annuities and fixed index annuities and gives investors a better picture of what is driving our underlying performance.

Excess Capital Generation

Excess Capital Generation is a statutory accounting measure, and is defined as the increase in excess capital, which is total adjusted capital (“TAC”) less 400% of company action level required capital, aligning with section 21 of the National Association of Insurance Commissioners (“NAIC”) Valuation Manual (“VM-21”) calibration. Consistent with statutory accounting requirements, total adjusted capital is defined as Jackson’s statutory capital and surplus, plus asset valuation reserve and 50% of policyholder dividends of Jackson and its subsidiaries. We believe Excess Capital Generation is an important measure of the performance of our business and is a key indicator of financial flexibility and strength.

The Company’s insurance subsidiaries are required to prepare statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the insurance department of the state of domicile and based on rules published by the NAIC. Statutory accounting practices primarily differ from GAAP by charging policy acquisition costs to expense as incurred and establishing future policy benefit liabilities using different actuarial assumptions, as well as valuing investments and certain assets and accounting for deferred income taxes on a different basis.

RBC Position

Risk-Based Capital (“RBC”) are insurance company statutory capital requirements based on rules published by the NAIC. The NAIC has developed certain risk-based capital (“RBC”) requirements for life insurance companies. Under the NAIC requirements, compliance is determined by a ratio of a company’s TAC, calculated in a manner prescribed by the NAIC to its authorized control level RBC, calculated in a manner prescribed by the NAIC.

Generation of Net Cash Flow Available to JFI

Generation of Net Cash Flow Available to JFI is a financial measure that the Company uses to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions, such as dividends. We define net cash flow as the sum of cash flows, to or available to, Jackson Financial Inc. from its operating subsidiaries in the form of (i) dividends, (ii) return of capital distributions, (iii) interest payments on intercompany surplus notes, (iv) payments related to expense or tax sharing arrangements, (v) other similar payments, and (vi) unremitted cash in excess of the lower end of the stated RBC range, less capital contributions to the operating subsidiaries. This measure considers cash flows related to performance in calendar year periods that may take place in the following calendar year (i.e., dividends from operating companies pertain to excess capital development over a calendar year period, but are likely to be remitted in the first quarter of the following year to allow for the regulatory approval process). Net Cash Flow Available to JFI is distinct from any JFI capital actions, such as common stock dividends and repurchases, debt reduction payments and mergers and acquisitions.

Consolidated Results of Operations

The following table sets forth, for the periods presented, certain data from our consolidated income statements. The information contained in the table below should be read in conjunction with our consolidated financial statements and the related notes:

	Years Ended December 31,
	2021	2020	2019
	(in millions)
Revenues
Fee income	$7,594	$6,504	$6,325
Premiums	107	130	537
Net investment income	3,086	2,781	3,018
Net gains (losses) on derivatives and investments	(2,480)	(6,454)	(6,717)
Other income	93	64	71
Total revenues	8,400	3,025	3,234

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	892	1,235	1,430
Interest credited on other contract holder funds, net of deferrals	861	1,202	1,632
Interest expense	22	44	84
Operating costs and other expenses, net of deferrals	2,242	807	1,907
Cost of reinsurance	—	2,520	—
Amortization of deferred acquisition and sales inducement costs	520	(390)	(981)
Total benefits and expenses	4,537	5,418	4,072
Pretax income (loss)	3,863	(2,393)	(838)
Income tax expense (benefit)	616	(841)	(373)
Net income (loss)	$3,247	$(1,552)	$(465)

Adjusted Operating Earnings
Net income (loss)	$3,247	$(1,552)	$(465)
Income tax expense (benefit)	616	(841)	(373)
Pretax income (loss)	3,863	(2,393)	(838)
Non-operating adjustments (income) loss:
Fees attributable to guarantee benefit reserves	(2,854)	(2,509)	(2,377)
Net movement in freestanding derivatives	5,675	4,661	6,595
Net reserve and embedded derivative movements	(2,753)	3,184	(60)
DAC and DSI impact	266	(1,261)	(898)
Assumption changes	(24)	(128)	81
Net realized investment gains (losses) including change in fair value of funds withheld embedded derivative	(159)	(813)	145
Loss on funds withheld reinsurance transaction	—	2,082	—
Net investment income on funds withheld assets	(1,188)	(792)	(330)
Other items	—	—	—
Total non-operating adjustments	(1,037)	4,424	3,156
Pretax Adjusted Operating Earnings	2,826	2,031	2,318
Operating income taxes	392	95	289
Adjusted Operating Earnings	$2,434	$1,936	$2,029

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

Pretax Income (Loss)

Our pretax income (loss) increased by $6,256 million to a pretax income of $3,863 million for the year ended December 31, 2021, from a pretax loss of $2,393 million for the year ended December 31, 2020 primarily due to:

•$3,974 million improvement on total net gains (losses) on derivatives and investments as shown in table below and driven by:

	Years Ended December 31,
	2021	2020	Variance
	(in millions)
Net gains (losses) excluding derivatives and funds withheld assets	$181	$373	$(192)

Net gains (losses) on freestanding derivatives	(5,521)	(4,533)	(988)
Net gains (losses) on embedded derivatives (excluding funds withheld reinsurance)	2,881	(2,734)	5,615
Net gains (losses) on derivative instruments	(2,640)	(7,267)	4,627
Net gains (losses) on funds withheld reinsurance	(21)	440	(461)
Total net gains (losses) on derivatives and investments	$(2,480)	$(6,454)	$3,974

◦Favorable movements in reserves on guarantees that are accounted for as embedded derivatives, driven by positive separate account returns as well as higher interest rates, influencing projected separate account returns and discount rates, compared to losses in the prior year;

Primarily offset by:

◦Higher freestanding derivative losses as a result of the higher interest rate environment in 2021, which resulted in losses within our interest rate related hedge instruments, partially offset by lower losses on our equity derivatives primarily driven by lower volatility compared to prior year;
◦Lower benefit due to losses recognized on funds withheld assets compared to gains in the prior year; and
◦Lower gains for current year on gains excluding derivatives and funds withheld assets.

•$2,520 million decrease in cost of reinsurance, reflecting the Athene Reinsurance Transaction in June 2020;
•$1,090 million increase in fee income primarily due to a $45 billion increase in average variable annuity account values as a result of separate account returns on investments during the year;
•$305 million increase in net investment income as a result of higher income on limited partnership investments, which are recorded on a one quarter lag. Partially offsetting this increase was lower income on debt securities due to lower portfolio balances in 2021 as a result of the Athene transaction;
•$343 million benefit for lower death, other policy benefits and change in policy reserves primarily due to more favorable movements in reserves on variable annuity guarantees accounted for as insurance liabilities, and lower other policy benefits driven by recovery of claims on previously reinsured policies for fixed annuities and fixed indexed annuities of $24 million; and
•$341 million benefit from lower interest credited on contract holder funds, net of deferrals, primarily driven from the impact of ceding the majority of the fixed and fixed index annuity business to Athene.

This increase was partially offset by:

•$1,435 million higher operating costs and other expenses, net of deferrals, as the ceding commission of $1.2 billion received due to the Athene Reinsurance Transaction was included as a contra expense in 2020. Excluding the ceding commissions, operating costs and other expenses increased by 12%, primarily due to higher asset-based commissions, which are non-deferrable and the result of higher account values in 2021; and
•$910 million lower benefit from amortization of deferred acquisition costs and deferred sales inducement costs driven by lower net freestanding derivative losses and embedded derivative gains in 2021, leading to lesser negative impacts to current period gross profits and, therefore, greater current period amortization.

Income Taxes

Income tax expense increased $1,457 million to an expense of $616 million for the year ended December 31, 2021, from a benefit of $841 million for the year ended December 31, 2020. The 2021 income tax expense represents an effective income tax rate of 16%, versus a 2020 income tax benefit that represents an effective income tax rate of 35%. Our effective rate typically varies from the marginal statutory rate of 21% due to the impact of permanent tax differences, such as dividends received deduction and foreign tax credits. In addition, income taxes for the year ended December 31, 2021 included $24 million benefit of net interest related to income taxes and $3 million benefit for the reversal of an uncertain tax position. During 2020, in addition to the dividends received deduction and foreign tax credits, a benefit attributable to prior year deferred tax balances for certain investment partnerships was recorded along with an adjustment with respect to our methodology for state income taxes, and an income tax benefit related to the Athene Reinsurance transaction.

Year Ended December 31, 2020 compared to Year Ended December 31, 2019

Pretax Income (Loss)

Our pretax income (loss) decreased by $1,555 million to a pretax loss of $2,393 million for the year ended December 31, 2020, from a pretax loss of $838 million for the year ended December 31, 2019 primarily due to:

•$2,520 million net charge for the cost of reinsurance due to the Athene Reinsurance Transaction in June 2020;
•$591 million lower benefit from amortization of deferred acquisition costs and deferred sales inducement costs driven by a DAC write-off of $764 million related to our fixed and fixed index blocks of business, as a result of the Athene Reinsurance Transaction. Excluding the impact of this write off, amortization would have been a benefit of $173 million primarily due to a more favorable benefit of amortization of deferred acquisition costs, resulting from the higher losses on derivative movements, compared to 2019, partially offset by the unfavorable impact from assumption changes;
•$407 million decrease in premiums primarily due to the John Hancock NY assumed reinsurance transaction in 2019. Excluding the impact of the John Hancock NY reinsurance transaction, premiums were relatively consistent with prior year; and
•$237 million decrease in net investment income as the investment yield on our portfolio declined due to the portfolio rebalancing activity undertaken following the Athene Reinsurance Transaction, and investing at new money interest rates that were lower than the investment yield prior to this rebalancing.

This decrease was partially offset by:

•$1,100 million benefit from lower operating costs and other expenses, net of deferrals, as the ceding commission of $1.2 billion received due to the Athene Reinsurance Transaction was included as a contra expense within operating costs and other expenses. In addition, the ceding commission associated with the John Hancock NY reinsurance transaction of $65 million was included as a contra expense in 2019;
•$430 million benefit from lower interest credited on contract holder funds, net of deferrals, primarily driven from the impact of ceding the majority of the fixed and fixed index annuity business to Athene;
•$263 million improvement on total net losses on derivatives and investments as shown in table below and driven by:

	Years Ended December 31,
	2020	2019	Variance
	(in millions)
Net gains (losses) excluding derivatives and funds withheld assets	$373	$184	$189

Net gains (losses) on freestanding derivatives	(4,533)	(6,523)	1,990
Net gains (losses) on embedded derivatives (excluding funds withheld reinsurance)	(2,734)	(48)	(2,686)
Net gains (losses) on derivative instruments	(7,267)	(6,571)	(696)
Net gains (losses) on funds withheld reinsurance	440	(330)	770
Total net gains (losses) on derivatives and investments	$(6,454)	$(6,717)	$263

◦Lower freestanding derivative losses as a result of lower market returns compared to prior year, as well as a lower interest rate environment, which resulted in higher gains within our interest rate related hedge movements;
~~◦~~Higher benefit due to the realized gains recognized on funds withheld assets compared to losses in the prior year; and
◦Higher gains for current year on realized gains excluding derivatives and funds withheld assets.

Primarily offset by:
◦Higher losses in reserves on guarantees that are accounted for as embedded derivatives, driven by lower interest rates, influencing drift and discount rates, and higher implied volatility, which had the effect of more than offsetting the benefit of an increase in equity prices. Additionally, the embedded derivative movement reflected an update to both our credit rating during 2020, as well as, a change in discount rate methodology during the year;
•$179 million increase in fee income primarily due to an $8 billion increase in average variable annuity account value balances as a result of separate account returns on investments during the year; and
•$195 million benefit for lower death, other policy benefits and change in policy reserves primarily due to the John Hancock NY assumed reinsurance transaction, which resulted in an increase in reserves of $471 million during 2019.

Excluding the impact of reserves from the John Hancock reinsurance transaction, death, other policy benefits and change in policy reserves, net of deferrals, increased $276 million as a result of more unfavorable movements in embedded liability reserves, as described above.

Income Taxes

Income tax benefit increased $468 million to a benefit of $841 million for the year ended December 31, 2020, from a benefit of $373 million for the year ended December 31, 2019. The 2020 income tax benefit represents an effective income tax benefit rate of 35% for the year ended December 31, 2020 versus a benefit rate of 45% for the year-ended December 31, 2019. The benefit during the year ended December 31, 2020 arose primarily from the dividends received deduction and foreign tax credits. In addition, during 2020 we recorded a benefit attributable to prior year deferred tax balances for certain investment partnerships, as well as an adjustment with respect to our methodology for state income taxes. Our effective rate typically varies from the marginal statutory rate of 21% due to the impact of permanent tax differences as described above. In addition, income taxes for the year ended December 31, 2020 included an income tax benefit of $487 million related to the Athene Reinsurance Transaction.

Segment Results of Operations

We manage our business through three segments: Retail Annuities, Institutional Products, and Closed Life and Annuity Blocks. We report certain activities and items that are not included in these segments within Corporate and Other. The following tables and discussion represent an overall view of our results of operations for each segment.

Pretax Adjusted Operating Earnings by Segment

The following table summarizes pretax adjusted operating earnings from the Company's business segment operations and also provides a reconciliation of the segment measure to net income on a consolidated GAAP basis. See also Note 3, Segment Information to the Consolidated Financial Statements:

	Years Ended December 31,
	2021	2020	2019
		(in millions)
Pretax Adjusted Operating Earnings by Segment:
Retail Annuities	$2,530	$1,992	$2,283
Institutional Products	64	85	106
Closed Life and Annuity Blocks	219	16	5
Corporate and Other	13	(62)	(76)
Pretax Adjusted Operating Earnings	2,826	2,031	2,318
Pre-tax reconciling items from adjusted operating income to net income (loss):
Fees attributable to guarantee benefit reserves	2,854	2,509	2,377
Net movement in freestanding derivatives	(5,675)	(4,661)	(6,595)
Net reserve and embedded derivative movements	2,753	(3,184)	60
DAC and DSI impact	(266)	1,261	898
Assumption changes	24	128	(81)
Net realized investment gains (losses) including change in fair value of funds withheld embedded derivative	159	813	(145)
Loss on funds withheld reinsurance transaction	—	(2,082)	—
Net investment income on funds withheld assets	1,188	792	330
Total pre-tax reconciling items	1,037	(4,424)	(3,156)
Pretax income (loss)	3,863	(2,393)	(838)
Income tax expense (benefit)	616	(841)	(373)
Net income (loss)	$3,247	$(1,552)	$(465)

Retail Annuities

The following table sets forth, for the periods presented, certain data underlying the results for our Retail Annuities segment. The information contained in the table below should be read in conjunction with our consolidated financial statements and the related notes.

	Years Ended December 31,
	2021	2020	2019
	(in millions)
Retail Annuities:
Operating Revenues
Fee income	$4,236	$3,470	$3,406
Net investment income	669	922	1,491
Income on operating derivatives	52	48	39
Other income	47	30	1
Total Operating Revenues	5,004	4,470	4,937

Operating Benefits and Expenses
Death, other policy benefits and change in policy reserves	(45)	54	27
Interest credited on other contract holder funds	261	524	897
Interest expense	22	28	35
Operating costs and other expenses, net of deferrals	2,038	1,811	1,757
Amortization of deferred acquisition costs and deferred sales inducement costs	198	61	(62)
Total Operating Benefits and Expenses	2,474	2,478	2,654

Pretax Adjusted Operating Earnings	$2,530	$1,992	$2,283

The following table summarizes a roll forward of account value for our Retail Annuities segment as of the dates indicated:

	Years Ended December 31,
	2021	2020	2019
	(in millions)
Retail Annuities Account Value:
Balance as of beginning of period	$256,488	$230,668	$196,485
Premiums and deposits	19,507	18,113	19,728
Surrenders, withdrawals, and benefits	(22,848)	(17,513)	(18,845)
Net flows	(3,341)	600	883
Credited Interest/Investment performance	33,686	27,642	35,600
Policy Charges and other	(2,694)	(2,422)	(2,300)
Balance as of end of period	284,139	256,488	230,668
Ceded reinsurance	(24,956)	(26,776)	—
Balance as of end of period, net of ceded reinsurance	$259,183	$229,712	$230,668

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

Pretax Adjusted Operating Earnings

Pretax Adjusted Operating Earnings increased $538 million to $2,530 million for the year ended December 31, 2021 from $1,992 million for the year ended December 31, 2020 primarily due to:

•$766 million increase in fee income primarily due to a $45 billion increase in average variable annuity account values as a result of separate account returns on investments during the year.
•$263 million benefit from a decrease in interest credited on contract holder funds, net of deferrals, primarily driven from the impact of ceding the majority of the fixed and fixed index annuity business to Athene.
•$99 million decrease in death, other policy benefits and change in policy reserves primarily due to lower other policyholder benefits due to recovery of claims on previously reinsured policies for fixed annuities and fixed indexed annuities in 2021.
•$17 million increase in other operating income driven by the expense allowance received related to the Athene Reinsurance Transaction, which is a benefit to us and is recorded within other operating income.

These increases were partially offset by:

•$253 million decrease in net investment income primarily due to the decrease in invested assets as a result of the Athene Reinsurance Transaction, partially offset by higher income on limited partnership investments.

•$227 million increase in operating costs and other expenses, net of deferrals, due to higher non-deferrable commission expenses, a result of higher account values during 2021.
•$137 million increase in amortization of deferred acquisition costs and deferred sales inducement costs primarily due to a decrease in the expected short-term future variable annuity separate account growth resulting from the mean reversion methodology, which led to decreased expected future gross profits, and therefore higher current period amortization during 2021.

Account Value

Retail annuities account value, gross of reinsurance, increased $27.7 billion between periods primarily due to positive variable annuity separate account growth in 2021 driven by favorable market performance relative to prior year. This was partially offset by negative net flows in 2021, as strong variable annuity sales were exceeded by surrender and death benefit outflows from our large in-force block.

Year Ended December 31, 2020 compared to Year Ended December 31, 2019

Pretax Adjusted Operating Earnings

Pretax Adjusted Operating Earnings decreased $291 million to $1,992 million for the year ended December 31, 2020 from $2,283 million for the year ended December 31, 2019 primarily due to:

•$569 million decrease in net investment income as investment yields decreased from 3.90% at December 31, 2019 to 3.42% in 2020, as well as a decrease in invested assets within the retail annuity investment portfolios from $40.2 billion as of December 31, 2019 to $13.7 billion in 2020, of which $24 billion was a result of the Athene Reinsurance Transaction. The decrease in investment yield was due to the retail annuity portfolio rebalancing activity that was undertaken following the Athene Reinsurance Transaction to realign this portfolio with our investment management objectives. This resulted in investing at new money interest rates which were lower than the investment yield prior to rebalancing.
•$123 million increase in amortization of deferred acquisition costs and deferred sales inducement costs primarily due to a net unfavorable impact of $138 million from assumption changes in 2020, compared to a $50 million benefit in 2019. This was partially offset by higher deferred acquisition costs deceleration of $330 million in 2020, compared to deceleration of $280 million in 2019.
•$54 million increase in operating costs and other expenses, net of deferrals, due to an increase in allocated corporate expenses driven by growth in this segment as compared to other segments.
•$27 million increase in death, other policy benefits and change in policy reserves primarily as a result of higher other policyholder benefits, compared to 2019.

These decreases were partially offset by:

•$373 million benefit from a decrease in interest credited on contract holder funds, net of deferrals primarily driven from the impact of ceding the majority of the fixed and fixed index annuity business to Athene.
•$64 million increase in fee income increased primarily due to an $8 billion, or 4%, increase in average separate account balances as a result of separate account returns on investments during the year.
•$29 million increase in other operating income driven by the expense allowance received related to the Athene Reinsurance Transaction, which is a benefit to us and is recorded within other operating income.
•$9 million increase in income on operating derivatives primarily due to the decrease in rates during 2020. This income relates to quarterly interest payments with respect to our interest rate swaps and, for which, we generally receive amounts based on fixed rates and pay amounts based on floating rates.

Account Value

Retail annuities account value, gross of reinsurance, increased $25.8 billion between periods primarily due to positive variable annuity separate account growth in 2020 driven by favorable market performance in the year. This was partially offset by net flows that were positive in 2020 but smaller in magnitude than guaranteed benefit fees assessed against policyholders.

Institutional Products

The following table sets forth, for the periods presented, certain data underlying the results for our Institutional Products segment. The information contained in the table below should be read in conjunction with our consolidated financial statements and the related notes.

	Years Ended December 31,
	2021	2020	2019
	(in millions)
Institutional Products:
Operating Revenues
Net investment income	$260	$355	$450
Income on operating derivatives	(3)	—	—
Other income	—	1	—
Total Operating Revenues	257	356	450

Operating Benefits and Expenses
Interest credited on other contract holder funds (1)	188	250	291
Interest expense (1)	—	16	49
Operating costs and other expenses, net of deferrals	5	5	4
Total Operating Benefits and Expenses	193	271	344

Pretax Adjusted Operating Earnings	$64	$85	$106

(1)     At December 31, 2021, interest expense recorded for institutional products has been reclassified to interest credited on other contract holder funds.

The following table summarizes a roll forward of account value for our Institutional Products segment as of the dates indicated:

	Years Ended December 31,
	2021	2020	2019
	(in millions)
Institutional Products:
Balance as of beginning of period	$11,138	$12,287	$10,900
Premiums and deposits	475	1,284	2,522
Surrenders, withdrawals, and benefits	(2,915)	(2,801)	(1,483)
Net flows	(2,440)	(1,517)	1,039
Credited Interest	188	266	339
Policy Charges and other	(56)	102	9
Balance as of end of period	$8,830	$11,138	$12,287

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

Pretax Adjusted Operating Earnings

Pretax Adjusted Operating Earnings decreased $21 million to $64 million for the year ended December 31, 2021 from $85 million for the year ended December 31, 2020 primarily due to:

•$95 million decrease in net investment income primarily due to spread compression in the prior year arising from higher levels of liquid assets and reinvestment at lower rates net of interest rate hedges following the portfolio repositioning in 2020.

This decrease was partially offset by:

•$78 million benefit from a decrease in operating benefits and expenses primarily from a decrease in interest credited resulting from a reduction in institutional product account values during the year.

Account Value

Institutional product account value decreased from $11,138 million at December 31, 2020 to $8,830 million at December 31, 2021. The decline in account value was driven by continued maturities of the existing contracts and funding agreements in addition to lower issuances in 2021.

Year Ended December 31, 2020 compared to Year Ended December 31, 2019

Pretax Adjusted Operating Earnings

Pretax Adjusted Operating Earnings decreased $21 million to $85 million for the year ended December 31, 2020 from $106 million for the year ended December 31, 2019 primarily due to:

•$95 million decrease in net investment income primarily due to the impact of investing at interest rates lower than the overall portfolio yield. Average invested assets increased from $12,847 million at December 31, 2019 to $13,546 million at December 31, 2020, an increase of 5.4%, while the investment yield decreased from 3.50% at December 31, 2019 to 2.62% at December 31, 2020.

This decrease was partially offset by:

•$73 million benefit from a decrease in operating benefits and expenses primarily from a decrease in interest credited resulting from a reduction in the institutional product account value during the year. In addition, lower interest rates in 2020 resulted in lower interest expense, compared to 2019, with respect to our FHLB funding agreements, which are mostly floating rate contracts.

Account Value

Institutional product account value decreased from $12,287 million at December 31, 2019 to $11,138 million at December 31, 2020. The decline in account value was driven by higher maturities of existing contracts and funding agreements in addition to lower new funding agreement issuances in 2020.

Closed Life and Annuity Blocks

The following table sets forth, for the periods presented, certain data underlying the results for our Closed Life and Annuity Blocks segment. The information contained in the table below should be read in conjunction with our consolidated financial statements and the related notes.

	Years Ended December 31,
	2021	2020	2019
	(in millions)
Closed Life and Annuity Blocks:
Operating Revenues
Fee income	$492	$513	$528
Premiums	119	143	550
Net investment income	925	757	802
Income on operating derivatives	72	58	26
Other income	39	26	59
Total Operating Revenues	1,647	1,497	1,965

Operating Benefits and Expenses
Death, other policy benefits and change in policy reserves	839	867	1,390
Interest credited on other contract holder funds	412	428	444
Operating costs and other expenses, net of deferrals	163	169	107
Amortization of deferred acquisition costs and deferred sales inducement costs	14	17	19
Total Operating Benefits and Expenses	1,428	1,481	1,960

Pretax Adjusted Operating Earnings	$219	$16	$5

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

Pretax Adjusted Operating Earnings

Pretax Adjusted Operating Earnings increased $203 million to $219 million for the year ended December 31, 2021 from $16 million for the year ended December 31, 2020 primarily due to:

•$168 million increase in net investment income primarily due to higher levels of investment income on private equity and other limited partnership investments, when compared to the same period in 2020.
•$28 million decrease in death, other policy benefit and change in policy reserves primarily as a result of a policy benefits increase in 2020.
•$16 million benefit from a decrease in interest credited on contract holder funds, net of deferrals, largely as a result of continued decrease in the size of the closed blocks.
•$14 million increase in income on operating derivatives primarily due to the decrease in floating rates during 2021, which resulted in more income received than what we paid. This income relates to quarterly interest payments with respect to our interest rate swaps and, for which, we generally receive amounts based on fixed rates and pay amounts based on floating rates.
•$13 million increase in other income. In the first quarter of 2020, we reimbursed a portion of reinsurance expense allowances resulting from lapses on certain term life insurance products described below, which resulted in a net other expense during that period.

These increases were partially offset by:

•$24 million decrease in premiums primarily due to reinsurance premium recoveries on certain term life insurance products for a specified reinsured block of business that lapsed at the end of the level term period in 2020. Upon the policy lapse, we received a return of the ceded premium from the reinsurer.
•$21 million decrease in fee income primarily due to an overall decrease in mortality and expense charges as the closed block of life business continues to run off.

Year Ended December 31, 2020 compared to Year Ended December 31, 2019

Pretax Adjusted Operating Earnings

Pretax Adjusted Operating Earnings increased $11 million to $16 million for the year ended December 31, 2020 from $5 million for the year ended December 31, 2019 primarily due to:

•$523 million benefit from a decrease in death, other policy benefit and change in policy reserves primarily as a result of the John Hancock NY assumed reinsurance transaction. Excluding the initial impact of this reinsurance transaction, death, other policy benefit and change in policy reserves were slightly lower by $53 million, compared to prior year.
•$32 million increase in income on operating derivatives primarily due to the decrease in rates during 2020. This income relates to quarterly interest payments with respect to our interest rate swaps and, for which, we generally receive amounts based on fixed rates and pay amounts based on floating rates.
•$16 million benefit from a decrease in interest credited on contract holder funds, net of deferrals, largely as a result of continued decrease in the size of the closed blocks.

These increases were mostly offset by:

•$407 million decrease in premiums primarily as a result of the John Hancock NY reinsurance transaction. Upon closing of the John Hancock NY reinsurance transaction in 2019, we reported $406 million in assumed premium. Excluding the impact of this reinsurance transaction, premiums remained relatively flat, compared to the prior year.
•$62 million increase in operating costs and other expenses, net of deferrals, primarily due to the $65 million negative ceding commission in 2019 related to the John Hancock NY reinsurance transaction. Excluding the impact of this reinsurance transaction, operating costs and other expenses, net of deferrals, decreased $3 million.
•$45 million decrease in net investment income primarily due to investing at lower rates than the overall portfolio yield as compared to prior year.
•$15 million decrease in fee income primarily due to an overall decrease in mortality and expense charges as the closed block of life business continues to run off.

Corporate and Other

Corporate and Other includes unallocated corporate revenue and expenses, as well as certain eliminations and consolidation adjustments. The following table sets forth, for the periods presented, certain data underlying the results for Corporate and Other. The information contained in the table below should be read in conjunction with our consolidated financial statements and the related notes.

	Years Ended December 31,
	2021	2020	2019
	(in millions)
Corporate and Other:
Operating Revenues
Net investment income	$44	$(45)	$(55)
Income on operating derivatives	32	21	8
Other income	7	7	11
Total Operating Revenues	83	(17)	(36)

Operating Benefits and Expenses
Operating costs and other expenses, net of deferrals	36	25	39
Amortization of deferred acquisition costs and deferred sales inducement costs	34	20	1
Total Operating Benefits and Expenses	70	45	40

Pretax Adjusted Operating Earnings	$13	$(62)	$(76)

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

Pretax Adjusted Operating Earnings

Pretax adjusted operating earnings increased $75 million to $13 million for the year ended December 31, 2021 from $(62) million for the year ended December 31, 2020 primarily due to the following:

•$89 million increase in net investment income primarily due to higher income on limited partnership investments.
•$11 million increase in income on operating derivatives primarily due to the decrease in floating rates during 2021, which resulted in more income received than what we paid. This income relates to quarterly interest payments with respect to our interest rate swaps and, for which, we generally receive amounts based on fixed rates and pay amounts on floating rates with respect to our interest rate swaps.

Year Ended December 31, 2020 compared to Year Ended December 31, 2019

Pretax Adjusted Operating Earnings

Pretax adjusted operating earnings increased $14 million to $(62) million for the year ended December 31, 2020 from $(76) million for the year ended December 31, 2019 primarily due to the following:

•$13 million increase in income on operating derivatives primarily due to the decrease in rates during 2020. This income relates to quarterly interest payments with respect to our interest rate swaps and, for which, we generally receive amounts based on fixed rates and pay amounts on floating rates with respect to our interest rate swaps.

This decrease was partially offset by:

•$10 million decrease in net investment income primarily due to lower levels of investment income allocated to the corporate segment.

Investments

Our investment portfolio primarily consists of fixed-income securities and loans, primarily publicly-traded corporate and government bonds, private securities and loans, asset-backed securities and mortgage loans. Asset-backed securities include mortgage-backed and other structured securities. The fair value of these and our other invested assets fluctuates depending on market and other general economic conditions and the interest rate environment and could be adversely impacted by other economic factors.

As of December 31, 2021 and 2020, we had total investments of $71.7 billion and $78.7 billion, respectively.

Portfolio Composition

The following table summarizes the carrying values of our investments:

	December 31,
	2021			2020
	Investments excluding Funds Withheld	Funds Withheld	Total	Investments excluding Funds Withheld	Funds Withheld	Total
	(in millions)
Debt Securities, available-for-sale, net of allowance for credit losses	$32,195	$19,094	$51,289	$34,490	$24,474	$58,964
Debt Securities, at fair value under fair value option	—	164	164	—	168	168
Equity securities, at fair value	141	116	257	133	42	175
Mortgage loans, net of allowance	6,743	4,739	11,482	7,742	2,986	10,728
Policy loans	991	3,483	4,474	1,052	3,471	4,523
Freestanding derivative instruments	1,375	42	1,417	2,220	—	2,220
Other invested assets	1,905	715	2,620	1,833	125	1,958
Total investments	$43,350	$28,353	$71,703	$47,470	$31,266	$78,736

Other Invested Assets

In June 2021, we entered into an arrangement to sell $420 million of limited partnership investments, of which $236 million and $168 million were sold in the second and third quarter of 2021, respectively, and the remainder was sold in January 2022. We expect to reinvest in new LPs as attractive opportunities become available.

Debt Securities Credit Quality

The following tables set forth the composition of the fair value of debt securities, including both those held as available for sale, as classified by rating categories as assigned by nationally recognized statistical rating organizations (“NRSRO”), the NAIC or, if not rated by such organizations, our consolidated investment advisor. For purposes of the table, if not otherwise rated higher by an NRSRO, NAIC Class 1 investments are included in the A rating; Class 2 in BBB; Class 3 in BB and Classes 4 through 6 in B and below:

	Percent of Total Debt Securities Carrying Value as of
	December 31,
Investment Rating	2021	2020
AAA	15.0%	19.3%
AA	10.0%	8.3%
A	29.4%	31.1%
BBB	42.0%	38.2%
Investment grade	96.4%	96.9%
BB	2.8%	2.4%
B and below	0.8%	0.7%
Below investment grade	3.6%	3.1%
Total debt securities	100.0%	100.0%

Equity Securities

Equity securities consist of investments in common and preferred stock holdings and mutual fund investments. Common and preferred stock investments generally arise out of previous private equity investments or other settlements rather than as direct investments. Mutual fund investments typically represent investments made in our own mutual funds to seed those structures for external issuance at a later date. As of December 31, 2021 and 2020, we had total equity securities of $257 million and $175 million, respectively.

Mortgage Loans

Commercial mortgage loans of $10.5 billion and $10.2 billion at December 31, 2021 and 2020, respectively, are reported net of an allowance for credit losses of $85 million and $165 million at each date, respectively. At December 31, 2021, commercial mortgage loans were collateralized by properties located in 38 states, the District of Columbia, and Europe. Accrued interest receivable on commercial mortgage loans was $32 million and $32 million at December 31, 2021 and December 31, 2020, respectively.

Residential mortgage loans of $939 million and $449 million at December 31, 2021 and 2020, respectively, are reported net of an allowance for credit losses of $9 million and $14 million at each date, respectively. Loans were collateralized by properties located in 50 states, the District of Columbia, Mexico, and Europe. Accrued interest receivable on residential mortgage loans was $13 million and $3 million at December 31, 2021 and December 31, 2020, respectively. See Note 4 to Consolidated Financial Statements for additional information.

The Company’s mortgage loans that are current and in good standing are accruing interest. Interest is not accrued on loans greater than 90 days delinquent and in process of foreclosure, when deemed uncollectible. Delinquency status is determined from the date of the first missed contractual payment.

At December 31, 2021, there was $6 million of recorded investment, $7 million of unpaid principal balance, no related loan allowance, $2 million of average recorded investment, and no investment income recognized on impaired residential mortgage loans. At December 31, 2020, there were no impaired mortgages.
Derivative Instruments

See Note 5 to Consolidated Financial Statements for additional information related to the Company’s derivative instruments.

Policy and Contract Liabilities

We establish, and carry as liabilities, actuarially determined amounts that are calculated to meet policy obligations or to provide for future annuity payments. Amounts for actuarial liabilities are computed and reported on the consolidated financial statements in conformity with GAAP. For more details on Policyholder Liabilities, see “Critical Accounting Estimates” below.

As an insurance company, a substantial portion of our profits are derived from fee income and the invested assets backing our policy and contract liabilities, which includes separate account liabilities, reserves for future policy benefits and claims payable and other contract holder funds. As of December 31, 2021, 90% of our policy and contract liabilities were in our Retail Annuities segment, 3% were in our Institutional Products segment and 7% were in our Closed Life and Annuity Blocks segment.

As of December 31, 2021, $248.9 billion or 77% of our policy and contract liabilities were backed by separate accounts assets. These separate account assets backed reserves primarily related to our variable annuities. Separate account liabilities are fully funded by cash flows from the customer’s corresponding separate account assets and are set equal to the fair value of such invested assets. We generate revenue on our separate account liabilities primarily from asset-based fee income. Separate account assets and associated liabilities are subject to variability driven by the performance of the underlying investments, which are exposed to fluctuations in equity markets and bond fund valuations. As a result, revenue derived from asset-based fee income is similarly subject to variability in line with the variability of the underlying separate account assets.

As of December 31, 2021, $50.0 billion or 15% of our policy and contract liabilities were backed by our investment portfolio and $25.2 billion reinsured by Athene, were backed by funds withheld assets. Our variable annuity fixed account option, variable annuity guaranteed benefit and other reserves, our RILA and fixed annuities and fixed index annuities reserves, not reinsured, our Institutional Products segment reserves, as well as our Closed Life and Annuity Blocks segment reserves, were primarily backed by our investment portfolio. As of December 31, 2021, our general account policy and contract liabilities, net of those ceded to Athene, were composed of 5% for fixed index annuities and fixed deferred and payout annuities, 18% for Institutional Products segment, 19% for fixed account option variable annuities, 9% for guaranteed benefit and other variable annuity reserves, and a 49% Closed Life and Annuity Block segment reserves. As of December 31, 2021, 39% of our fixed annuity and fixed index annuity policy and contract liabilities were subject to surrender charges of at least 5% or at market value in the event of discretionary withdrawal by customers. As of December 31, 2021, 100% of our RILA policy and contract liabilities were subject to surrender charges of at least 5% or at market value in the event of discretionary withdrawal by customers. We have the discretion, subject to contractual limitations and minimums, to reset the crediting terms on the majority of our fixed index annuities and fixed annuities. As of December 31, 2021, 94% of fixed annuity, fixed indexed annuity, and the fixed accounts of RILA and variable annuity correspond to crediting rates that are at the guaranteed minimum crediting rate.

Liabilities for other contract holder funds are policy account balances on interest-sensitive life insurance, fixed annuities, fixed index annuities, RILA and variable annuity or variable life insurance contract allocations to fixed fund options. These account balance liabilities are equal to the sum of deposits, plus interest credited, less charges and withdrawals.

We establish reserves for future policy benefits and claims payable under insurance policies using methodologies consistent with U.S. GAAP. Reserves for insurance policies are generally equal to the present value of future expected benefits to be paid, reduced by the present value of future expected revenue. The assumptions used in establishing reserves are generally based on our experience, industry benchmarking or other factors, as applicable. Annually, or as circumstances warrant, we conduct a comprehensive review of our actuarial assumptions, and update those assumptions when appropriate. The principal assumptions used in the establishment of reserves for future policy benefits are policy lapse, mortality, benefit utilization and withdrawals, investment returns, and expenses. Generally, we do not expect trends that impact our assumptions to change significantly in the short-term and, to the extent these trends may change, we expect such changes to be gradual over the long-term.

For non–life-contingent components of Guaranteed Minimum Withdrawal Benefits ("GMWB") features available in our variable annuities, the guaranteed benefits are accounted for as embedded derivatives, with fair values calculated as the present value of expected future guaranteed benefit payments to contract holders less the present value of assessed rider fees attributable to the embedded derivative feature. In accordance with U.S. GAAP, the fair values of these guaranteed benefit features are based on assumptions a market participant would use in valuing these embedded derivatives. Changes in the fair value of the embedded derivatives are recorded through a benefit or charge to current period earnings. Movements in the fair value of the embedded derivatives are typically in the opposite direction relative to primary market risks. Specifically, downward movements in equity market levels reduce contract holder account value and typically correlate with an increased likelihood that outstanding guaranteed benefits will result in a claim, increasing the fair value liability. Similarly, downward movements in interest rates lower the assumed future market growth and typically correlate with an increased likelihood that outstanding guaranteed benefits will result in a claim, increasing the fair value liability. Downward movements in interest rates also lower the discount rates used in the calculation of the fair value liability associated with higher projected future guaranteed benefit payments, which increases the fair value liability.

For reserves related to the life-contingent components of guaranteed benefit features available in our variable annuities, fixed index annuities and RILA, we calculate the change in reserves by applying a “benefit ratio” to total assessments received in the period. The benefit ratio is determined by dividing the present value of total expected benefit payments by the present value of total expected assessments, primarily fees based on account value or benefit base, over the life of the contract. The level and direction of the change in reserves will vary over time based on the benefit ratio and the level of assessments associated with the variable annuity, fixed index annuity, or RILA. These reserves typically move in the opposite direction relative to primary market risks. Specifically, downward movements in equity market levels will reduce contract holder account value and typically correlate with an increased likelihood that outstanding guaranteed benefits will result in a claim, which increases the reserve.

For traditional life insurance and payout annuities, reserves for future policy benefits are measured using assumptions determined as of the issuance date or acquisition date with provisions for the risk of adverse deviation, as appropriate. These assumptions are not unlocked unless a premium deficiency exists. At least annually, we perform premium deficiency tests using best estimate assumptions as of the testing date without provision for adverse deviation. If the liabilities determined based on these best estimate assumptions are greater than the net reserves (i.e., U.S. GAAP reserves net of any DAC or reinsurance), the existing net reserves are adjusted by first reducing the DAC or DSI by the amount of the deficiency (or to zero) through a charge to current period earnings. If the deficiency is more than these asset balances, we increase the reserves by the excess through a charge to current period earnings. If a premium deficiency is recognized, the assumptions as of the premium deficiency test date are locked in and used in subsequent reserve measurements, and the net reserves continue to be subject to premium deficiency testing. In a sustained low interest rate environment, there is generally an increased likelihood that the liabilities determined based on best estimate assumptions will be greater than the net reserves.

Liquidity and Capital Resources

Liquidity is our ability to generate sufficient cash flows to meet the cash requirements of operating, investing and financing activities. Capital refers to our long-term financial resources available to support the business operations and contribute to future growth. Our ability to generate and maintain sufficient liquidity and capital depends on the profitability of the businesses, timing of cash flows on investments and products, general economic conditions and access to the capital markets and the alternate sources of liquidity and capital described herein.

The discussion below describes our liquidity and capital resources for the years ended December 31, 2021, 2020 and 2019.

Cash Flows

Cash flows provided by Operating Activities

The principal operating cash inflows from our insurance activities come from insurance premiums, fees charged on our products and net investment income. The principal operating cash outflows are the result of annuity and life insurance benefits, interest credited on other contract holder funds, operating expenses and income tax, as well as interest expense. The primary liquidity concern with respect to these cash flows is the risk of early contract holder and policyholder benefit payments.

Cash flows provided by (used in) Investing Activities

The principal cash inflows from our investment activities come from repayments of principal, proceeds from maturities and sales of investments, as well as settlements of freestanding derivatives. The principal cash outflows relate to purchases of investments and settlements of freestanding derivatives. It is not unusual to have a net cash outflow from investing activities because cash inflows from insurance operations are typically reinvested to fund insurance liabilities. We closely monitor and manage these risks through our comprehensive investment risk management process. The primary liquidity concerns with respect to these cash flows are the risk of default by debtors or market disruptions that might impact the timing of investment related cash flows as well as derivative collateral needs.

Cash flows provided by (used in) Financing Activities

The principal cash inflows from our financing activities come from deposits of funds associated with policyholder account balances, issuance of debt, and lending of securities. The principal cash outflows come from withdrawals associated with policyholder account balances and the return of securities on loan. The primary liquidity concerns with respect to these cash flows are market disruption and the risk of early policyholder withdrawal.

Statutory Capital

Jackson has statutory surplus above the level needed to meet current regulatory requirements. RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to identify companies that merit regulatory action. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. As of December 31, 2021, Jackson was well in excess of the minimum required capital levels. Jackson is also subject to risk-based capital guidelines that provide a method to measure the adjusted capital that a life insurance company should have for regulatory purposes, taking into account the risk characteristics of Jackson’s investments and products.

Jackson had an RBC ratio of 580%, 347% and 366% as of December 31, 2021, 2020 and 2019, respectively. The increase in Jackson’s RBC ratio as of December 31, 2021 as compared to December 31, 2020 was primarily driven by the capital contribution to Jackson of a portion of the proceeds from the post-demerger debt raise.

Jackson's Liquidity

The liquidity requirements for Jackson primarily relate to the liabilities associated with our insurance and reinsurance activities, operating expenses and income taxes. Liabilities arising from insurance and reinsurance activities include the payment of policyholder benefits when due, cash payments in connection with policy surrenders and withdrawals and policy loans.

Liquidity requirements are principally for purchases of new investments, management of derivative related margin requirements, repayment of principal and interest on debt, payments of interest on surplus notes, funding of insurance product liabilities including payments for policy benefits, surrenders, maturities and new policy loans, funding of expenses including payment of commissions, operating expenses and taxes. As of December 31, 2021, Jackson’s outstanding surplus notes and bank debt included $67 million of bank loans from the Federal Home Loan Bank of Indianapolis ("FHLBI"), collateralized by mortgage-related securities and mortgage loans and $250 million of surplus notes maturing in 2027. Significant increases in interest rates could create sudden increases in surrender and withdrawal requests by customers and contract holders, and result in increased liquidity requirements for Jackson. Significant increases in interest rates or equity markets may also result in higher margin and collateral requirements on our derivative portfolio.

Other factors that are not directly related to interest rates can also give rise to an increase in liquidity requirements, including, changes in ratings from rating agencies, general policyholder concerns relating to the life insurance industry (e.g., the unexpected default of a large, unrelated life insurer) and competition from other products, including non-insurance products such as mutual funds, certificates of deposit and newly developed investment products. Most of the life insurance and annuity products Jackson offers permit the policyholder or contract holder to withdraw or borrow funds or surrender cash values. As of December 31, 2021, approximately half of Jackson’s general account reserves are either not surrenderable, or included policy restrictions such as surrender charges greater than 5%, or market value adjustments to discourage early withdrawal of policy and contract funds.

The liquidity sources for Jackson are its cash, short-term investments, sales of publicly traded bonds, insurance premiums, fees charged on our products, sales of annuities and institutional products, investment income, commercial repurchase agreements and utilization of a short-term borrowing facility with the FHLBI.

Jackson uses a variety of asset liability management techniques to provide for the orderly provision of cash flow from investments and other sources as policies and contracts mature in accordance with their normal terms. Jackson’s principal sources of liquidity to meet unexpected cash outflows associated with sudden and severe increases in surrenders and withdrawals or benefit payments are its portfolio of liquid assets and its net operating cash flows. As of December 31, 2021, the portfolio of cash, short-term investments and privately and publicly traded securities and equities, which are unencumbered and unrestricted to sale, amounted to $24.0 billion.

Our Indebtedness

Surplus Notes

On March 15, 1997, the Company issued 8.2% surplus notes in the principal amount of $250 million due March 15, 2027. These surplus notes were issued pursuant to Rule 144A under the Securities Act of 1933, as amended, and are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims and may not be redeemed at the option of the Company or any holder prior to maturity. Interest is payable semi-annually on March 15th and September 15th of each year. Interest expense on the notes was $20 million, $21 million, and $20 million for the years ended December 31, 2021, 2020 and 2019, respectively.

Under Michigan Insurance Law, for statutory reporting purposes, the surplus notes are not part of the legal liabilities of the Company and are considered surplus funds. Payments of interest or principal may only be made with the prior approval of the commissioner of insurance of the state of Michigan and only out of surplus earnings which the commissioner determines to be available for such payments under Michigan Insurance Law.

Federal Home Loan Bank

The Company is a member of the regional FHLBI primarily for the purpose of participating in its collateralized loan advance program with funding facilities. Membership requires us to purchase and hold a minimum amount of FHLBI capital stock, plus additional stock based on outstanding advances. Advances are in the form of either notes or funding agreements issued to FHLBI. As of December 31, 2021, Jackson held a bank loan with an outstanding balance of $67 million. As of December 31, 2020, the Company held advances of $380 million and a bank loan with an outstanding balance of $72 million.

Financial Strength Ratings

Our access to funding and our related cost of borrowing, the attractiveness of certain of our subsidiaries’ products to customers, our attractiveness as a reinsurer to potential ceding companies and requirements for derivatives collateral posting are affected by our credit ratings and financial strength ratings, which are periodically reviewed by the rating agencies. Financial strength ratings and credit ratings are important factors affecting consumer confidence in an insurer and its competitive position in marketing products as well as critical factors considered by ceding companies in selecting a reinsurer.

Our principal insurance company subsidiaries are rated by A.M. Best, S&P, Moody’s and Fitch. Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurer or reinsurer to meet its obligations under an insurance policy or reinsurance arrangement and generally involve quantitative and qualitative evaluations by rating agencies of a company’s financial condition and operating performance. Generally, rating agencies base their financial strength ratings upon information furnished to them by the company and upon their own investigations, studies and assumptions. Financial strength ratings are based upon factors of concern to customers, distribution partners and ceding companies and are not directed toward the protection of investors. Financial strength ratings are not recommendations to buy, sell or hold securities and they may be revised or revoked at any time at the sole discretion of the rating organization.

As of March 4, 2022, the financial strength ratings of Jackson and its wholly owned subsidiary, Jackson National Life Insurance Company of New York, were as follows:

Company	A.M. Best	Fitch	Moody’s	S&P
Jackson National Life Insurance Company
Rating	A	A	A2	A
Outlook	stable	stable	negative	stable
Jackson National Life Insurance Company of New York
Rating	A	A	A2	A
Outlook	stable	stable	negative	stable

Contractual Obligations

We have contractual obligations identified within Note. 5. Derivative Instruments, Note 9. Reserves for Future Policy Benefits and Claims Payable and Other Contract Holder Funds, Note 10. Certain Nontraditional Long-Duration Contracts and Variable Annuity Guarantees, Note 11. Long-Term Debt, Note 14. Commitments and Contingencies, and Note 15. Leases. As of December 31, 2021, we had no unique material cash requirements from known contractual and other obligations.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in our consolidated financial statements. The following are our most critical estimates, which require management’s most difficult, subjective and complex judgments, including the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

The following discussion is not intended to represent a comprehensive list of our accounting policies. For a detailed discussion of the application of these and other accounting policies, see Note 2 to Consolidated Financial Statements.

Deferred Acquisition Costs

Deferred acquisition costs relate directly to the successful acquisition of new or renewal insurance business and can be capitalized. These costs primarily pertain to commissions and certain costs associated with policy issuance. All other acquisition costs are expensed as incurred.

Deferred acquisition costs are increased by interest thereon and amortized into income in proportion to estimated gross profits, including realized gains and losses and derivative movements, for annuities and interest-sensitive life products and in proportion to anticipated premium revenues for traditional life products. Due to volatility of certain factors that affect gross profits, including realized capital gains and losses and derivative movements, amortization may be a benefit or a charge in any given period. In the event of negative amortization, the related deferred acquisition cost balance is capped at the initial amount capitalized, plus interest.

As available-for-sale debt securities are carried at fair value, an adjustment is made to deferred acquisition costs equal to the change in amortization that would have occurred if such securities had been sold at their stated fair value and the proceeds reinvested at current yields. This adjustment, along with the change in net unrealized gains (losses) on available-for-sale debt securities, net of applicable tax, is credited or charged directly to equity as a component of other comprehensive income.

For variable annuities, the projection of expected gross profits includes, among other things, an expectation as to the account value upon which core contract fees would be charged. Separate account returns may vary significantly between years, which could have a meaningful impact on the amount of DAC amortization that is recorded in a given year. Accordingly, we employ a mean reversion methodology with the objective of adjusting the amortization of deferred acquisition costs that would otherwise be highly volatile due to fluctuations in the level of future gross profits arising from changes in equity market levels. The mean reversion methodology achieves this objective by applying a dynamic adjustment to the assumption for short-term future investment returns. Under this methodology, the projected returns for the next five years are set such that, when combined with the actual returns for the current and preceding two years, the average rate of return over the eight-year period reverts to the current long-term assumed growth rate (7.15% for 2021 and 2020 and 7.4% for 2019, after external investment management fees). This methodology prevents a significant increase or decrease in the separate account fee base in one period due to equity market returns from inflating or deflating, as applicable, the projected gross fees in our DAC models. The mean reversion methodology does, however, include a cap and a floor of 15% and 0% per annum, respectively, on the projected return for each of the next five years. If a projected growth rate of more than 15% or less than 0% per annum would have been necessary to achieve the long-term assumed growth rate at that time, the dampening effects of the mean reversion methodology described above will be limited. As of December 31, 2021 and 2020, projected returns under mean reversion were within the range bound by the 15% cap and 0% floor.

Deferred acquisition costs are reviewed periodically to ensure that the unamortized portion does not exceed the expected recoverable amounts. In assessing recoverability for both deferred acquisition costs, the Company evaluates its fixed index annuity and fixed annuity blocks of business separately from its variable annuity business consistent with the manner of acquiring, servicing and measuring profitability of these products. The Company’s accounting policy includes reinsurance balances when evaluating recoverability of deferred acquisition costs. Any amount deemed unrecoverable is written off with a charge through deferred acquisition costs amortization.

Reserves for Future Policy Benefits and Claims Payable and Other Contract Holder Funds

We establish reserves for future policy benefits to, or on behalf of, customers in the same period in which the policy is issued or acquired, using methodologies prescribed by U.S. GAAP. The assumptions used in establishing reserves are generally based on our experience, industry benchmarking and other factors, as applicable. Annually, or as circumstances warrant, we conduct a comprehensive review of our actuarial assumptions—such as mortality, morbidity, and policyholder behavior assumptions—and update assumptions when appropriate. Generally, we do not expect trends to change significantly in the short-term and, to the extent these trends may change, we expect such changes to be gradual over the long-term. See Notes 9 and 10 to Consolidated Financial Statements for additional information on these accounting policies.

We issue variable contracts through our separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder. Certain of these contracts include contract provisions by which we contractually guarantee to the contract holder either a) return of no less than total deposits made to the account adjusted for any partial withdrawals, b) total deposits made to the account adjusted for any partial withdrawals plus a minimum return, or c) the highest account value on a specified anniversary date adjusted for any withdrawals following the contract anniversary. These guarantees include benefits that are payable upon the depletion of funds (GMWB), in the event of death (GMDB), at annuitization (GMIB), or at the end of a specified period (GMAB). Substantially all of our GMIB benefits are reinsured. GMIB benefits and GMAB benefits were discontinued in 2009 and 2011, respectively.

For traditional life insurance contracts, which include term and whole life, reserves for future policy benefits are determined using the net level premium method and assumptions as of the issue date or acquisition date as to mortality, interest, persistency and expenses, plus provisions for adverse deviations. These assumptions are not unlocked unless the reserve is determined to be deficient.

Group payout annuities consist of a closed block of defined benefit annuity plans. The liability for future benefits for these limited payment contracts is calculated using assumptions as of the acquisition date as to mortality and expense plus provisions for adverse deviation.

In conjunction with a prior acquisition, we recorded a fair value adjustment related to certain annuity and interest-sensitive liability blocks of business to reflect the cost of the interest guarantees within the in-force liabilities, based on the difference between the guaranteed interest rate and an assumed new money guaranteed interest rate. This adjustment was recorded in reserves for future policy benefits and claims payable. This component of the acquired reserves is reassessed at the end of each period, taking into account changes in the in-force block. Any resulting change in the reserve is recorded as a change in policy reserve through the consolidated income statements.

Our liabilities for interest-sensitive life contracts approximate the policyholder’s account value, plus the remaining balance of the fair value adjustment related to previously acquired business.

For fixed deferred annuities, the fixed option on variable annuities, fixed index annuities, Registered Index-Linked Annuities ("RILAs"), guaranteed investment contracts and other investment contracts, the liability is the policyholder’s account value, plus, as applicable, the unamortized balance of the previously mentioned fair value adjustment. The liability for RILAs and fixed index annuities is based on three components, 1) the imputed value of the underlying guaranteed host contract, 2) the fair value of the embedded option component of the contract and 3) the liability for guaranteed benefits related to the minimum death benefit or payments for life rider.

The Guaranteed Minimum Death Benefits ("GMDB") liability is determined by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The direct portion of our Guaranteed Minimum Income Benefits ("GMIB") liabilities, which are substantially reinsured, are determined in this same way.

Certain Guaranteed Minimum Withdrawal Benefits ("GMWB") products include a “not-for-life” component up to the point at which the guaranteed withdrawal benefit is exhausted, after which benefits paid are considered to be “for-life” benefits. The liability related to this “not-for-life” portion is valued as an embedded derivative, while the “for-life” benefits are valued as an insurance liability consistent with the GMDB liability described above.

Non-life contingent components of GMWBs and Guaranteed Minimum Accumulation Benefits ("GMAB") are recorded at fair value, using internally developed models as observable markets do not exist for those benefits. The fair value of the reserve is based on the expectations of future benefit payments and certain future fees associated with the benefits. At the inception of the contract, we attribute to the embedded derivative a portion of rider fees collected from the contract holder, which is then held static in future valuations. That portion of the fees, generally referred to as the attributed fees, are set such that the present value of the attributed fees is equal to the present value of future claims expected to be paid under the guaranteed benefit at the inception of the contract. In subsequent valuations, both the present value of future benefits and the present value of attributed fees are revalued based on current market conditions and policyholder behavior assumptions. The difference between each of the two components represents the fair value of the embedded derivative.

The fair value calculation described above is based on the present value of future cash flows comprised of future expected benefit payments, less future attributed rider fees, over the lives of the contracts. Estimating these cash flows requires numerous estimates and subjective judgments related to capital market inputs, as well as actuarially determined assumptions related to expectations concerning policyholder behavior. Capital market inputs include expected market rates of return, market volatility, correlations of market index returns to funds, fund performance and discount rates. The more significant actuarial assumptions include benefit utilization by customers, persistency, mortality and withdrawal rates. Estimates of future policyholder behavior are subjective and are based primarily on our own experience. Best estimate assumptions plus risk margins are used as applicable.

At each valuation date, we assume expected returns based on the greater of London Inter-bank Offered Rate ("LIBOR") swap rates and constant maturity treasury rates as of that date to determine the value of expected future cash flows produced in a stochastic process. Volatility assumptions are based on a weighting of available market data for implied market volatility for durations up to 10 years, grading to a historical volatility level by year 15, where such long-term historical volatility levels contain an explicit risk margin. Additionally, non-performance risk is incorporated into the calculation through the use of discount rates based on a blend of yields on similarly-rated peer debt and yields on Jackson Financial debt (adjusted to operating company levels).

We have also established additional reserves for life insurance business for universal life plans with secondary guarantees, interest-sensitive life plans that exhibit “profits followed by loss” patterns and account balance adjustments to tabular guaranteed cash values on one interest-sensitive life plan. These reserves are determined using a series of deterministic premium persistency scenarios and other experience assumptions, discounted using rates equal to the crediting rates of the policies.

Income Taxes

Income taxes represent the net amount of income taxes that we expect to pay to or receive from various taxing jurisdictions in connection with our operations. We provide for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities.

Deferred federal income taxes arise from the recognition of temporary differences between the basis of assets and liabilities determined for financial reporting purposes and the basis determined for income tax purposes. Such temporary differences are principally related to the effects of recording certain invested assets at market value, the deferral of acquisition costs and sales inducements and the provisions for future policy benefits and expenses. Deferred tax assets and liabilities are measured using the tax rates expected to be in effect when such benefits are realized. We are required to test the value of deferred tax assets for realizability. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available positive and negative evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. In determining the need for a valuation allowance, we consider the carryback eligibility of losses, reversal of existing temporary differences, estimated future taxable income and tax planning strategies.

The determination of the valuation allowance for our deferred tax assets requires management to make certain judgments and assumptions regarding future operations that are based on historical experience and expectations of future performance. In order to recognize a tax benefit in the consolidated financial statements, there must be a greater than 50% chance of success of our position being sustained by the relevant taxing authority with regard to that tax position. Management’s judgments are potentially subject to change given the inherent uncertainty in predicting future performance, which is impacted by such factors as policyholder behavior, competitor pricing and other specific industry and market conditions.

Reinsurance

Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risk with respect to reinsurance receivables. We periodically review actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluate the financial strength of counterparties to our reinsurance agreements. Counterparty credit risk may be managed through the use of letters of credit, collateral trusts or on balance sheet funds withheld agreements. Assets held under funds withheld agreements are included on our balance sheets, but remain the property of the respective counterparties subject to triggers embedded within the relevant reinsurance agreements.

Additionally, for each of our reinsurance agreements, we determine whether the agreement provides indemnification against loss or liability relating to insurance risk, in accordance with applicable accounting standards. We review all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims. If we determine that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, we record the agreement using the deposit method of accounting. For reinsurance contracts other than those covering GMIB exposure, reinsurance recoverable balances are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

Our GMIBs are reinsured with an unrelated party and, due to the net settlement provisions of the reinsurance agreement, meet the definition of a derivative. Accordingly, the GMIB reinsurance agreement is recorded at fair value using internally developed models consistent with those used to value our other products with optional guaranteed benefits.

Investments – Valuation and Impairment

We determine the fair values of certain financial assets and liabilities based on quoted market prices, where available. When necessary, we may also determine fair value based on estimated future cash flows discounted at the appropriate current market rate. Fair values also, if appropriate, reflect adjustments for counterparty credit quality, credit rating, liquidity and incorporate risk margins for unobservable inputs.

Where quoted market prices are not available, fair value estimates are made at a point in time, based on relevant market data, as well as the best information about the individual financial instrument. At times, illiquid market conditions could result in inactive markets for certain of our financial instruments. In such instances, there could be no or limited observable market data for these assets and liabilities. Fair value estimates for financial instruments deemed to be in an illiquid market are based on judgments regarding current economic conditions, liquidity discounts, currency, credit and interest rate risks, loss experience and other factors. These fair values are estimates and involve considerable uncertainty and variability as a result of the inputs selected and may differ materially from the values that would have been used had an active market existed. As a result of market inactivity, such calculated fair value estimates may not be realizable in an immediate sale or settlement of the instrument. In addition, changes in the underlying assumptions used in the fair value measurement technique could significantly affect these fair value estimates.

We periodically review our available-for-sale debt securities on a case-by-case basis to determine if an impairment is necessary for securities with a decline in fair value to below cost or amortized cost. Factors considered in determining whether an impairment is necessary include whether we have the intent to sell, or whether it is more likely than not we will be required to sell the security before the amortized cost basis is fully recovered, the severity of the unrealized loss, the reasons for the decline in value and expectations for the amount and timing of a recovery in fair value. For debt securities in an unrealized loss position, for which we deem an impairment necessary, the amortized cost may be written down to fair value through net gains (losses) on derivatives and investments, or an allowance for credit loss (“ACL”) may be recorded along with a charge to net gains (losses) on derivatives and investments.

Securities determined to be underperforming or potential problem securities are subject to regular review. To facilitate the review, securities with significant declines in value, or where other objective criteria evidencing credit deterioration have been met, are included on a watch list. Among the criteria for securities to be included on a watch list are: credit deterioration that has led to a significant decline in fair value of the security; a significant covenant related to the security has been breached; or an issuer has filed or indicated a possibility of filing for bankruptcy, has missed or announced it intends to miss a scheduled interest or principal payment, or has experienced a specific material adverse change that could impair its creditworthiness.

In performing these reviews, we consider the relevant facts and circumstances relating to each investment and exercise considerable judgment in determining whether an impairment is needed for a particular security. Assessment factors include judgments about an obligor’s current and projected financial position, an issuer’s current and projected ability to service and repay its debt obligations, the existence of, and realizable value of, any collateral backing the obligations and the outlooks for specific industries and issuers. This assessment may also involve assumptions regarding underlying collateral such as prepayment rates, default and recovery rates, and third-party servicing capabilities.

In addition to the review procedures described above, investments in asset-backed securities where market prices are depressed are subject to a review of their future estimated cash flows, including expected and stress case scenarios, to identify potential shortfalls in contractual payments. These estimated cash flows are developed using available performance indicators from the underlying assets including current and projected default or delinquency rates, levels of credit enhancement, current subordination levels, vintage, expected loss severity and other relevant characteristics. These estimates reflect a combination of data derived by third parties and internally developed assumptions. Where possible, this data is benchmarked against third-party sources.

For mortgage-backed securities, credit losses are assessed using a cash flow model that estimates the cash flows on the underlying mortgages, using the security-specific collateral characteristics and transaction structure. The model estimates cash flows from the underlying mortgage loans and distributes those cash flows to various tranches of securities, considering the transaction structure and any subordination and credit enhancements existing in that structure. The cash flow model incorporates actual cash flows on the mortgage-backed securities through the current period and then projects the remaining cash flows using a number of assumptions, including prepayment speeds, default rates and loss severity. Specifically, for prime and Alt-A RMBS, the assumed default percentage is dependent on the severity of delinquency status, with foreclosures and real estate owned receiving higher rates, but also includes the currently performing loans. These estimates reflect a combination of data derived by third parties and internally developed assumptions. Where possible, this data is benchmarked against other third-party sources. In addition, these estimates are extrapolated along a default timing curve to estimate the total lifetime pool default rate.

After these reviews, we recognize impairments on debt securities in an unrealized loss position when any of the following circumstances exists:
•We intend to sell a security;
•It is more likely than not that we will be required to sell a security prior to recovery; or
•We do not expect full recovery of the amortized cost based on the discounted cash flows estimated to be collected.

Commercial mortgage loans are carried at the aggregate unpaid principal balance, adjusted for any applicable unamortized discount or premium, or allowance for credit loss ("ACL"). Acquisition discounts and premiums on mortgage loans are amortized into investment income through maturity dates using the effective interest method. Interest income is accrued on the principal balance of the loan based on the loan’s contractual interest rate. Interest income and amortization of premiums and discounts are reported in net investment income along with prepayment fees and mortgage loan fees, which are recorded as incurred.

We review mortgage loans on a quarterly basis to estimate the ACL with changes in the ACL recorded in net gains (losses) on derivatives and investments. Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, we record an ACL on the pool of mortgage loans based on lifetime expected credit losses. Credit loss estimates are pooled by property type and unfunded commitments are included in the model with an allowance for credit losses determined accordingly.

Mortgage loans on real estate deemed uncollectible are charged against the ACL, and subsequent recoveries, if any, are credited to the ACL.

Accrued interest receivables are presented separate from the amortized cost of debt securities and mortgage loans. An allowance for credit losses is not estimated on an accrued interest receivable. Rather, receivable balances that are deemed uncollectible are written off with a corresponding reduction to net investment income.

Derivatives

Freestanding Derivative Instruments

We enter into financial derivative transactions, including swaps, put-swaptions, futures and options to reduce and manage business risks. These transactions manage the risk of a change in the value, yield, price, cash flows, credit quality or degree of exposure with respect to assets, liabilities or future cash flows that we have acquired or incurred.

Freestanding derivative instruments are reported at fair value, that reflects the estimated amounts, net of payment accruals, which we would receive or pay upon sale or termination of the contracts at the reporting date. Freestanding derivatives priced using third party pricing services incorporate inputs that are predominantly observable in the market. The determination of the estimated fair value of freestanding derivatives, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. See Notes 5 and 6 to Consolidated Financial Statements for additional information on significant inputs into our derivative pricing methodology.

Embedded Derivatives - Product Liabilities

Certain liabilities, including fixed index annuities, RILAs, and guarantees offered in connection with variable, fixed index, or registered index-linked annuities issued by us, may contain embedded derivatives. Derivatives embedded in certain host insurance contracts that have been separated for accounting and financial reporting purposes, are carried at fair value.

See Notes 5 and 10 to Consolidated Financial Statements for additional information on our accounting policies for embedded derivatives bifurcated for insurance host contracts.

Embedded Derivatives - Funds Withheld Reinsurance Agreements

The Company has recorded an embedded derivative liability related to the Athene Reinsurance Agreement (the “Athene Embedded Derivative”) in accordance with ASC 815-15 as Jackson’s obligation under the Reinsurance Agreement is based on the total return of investments in a segregated funds withheld account rather than Jackson’s own creditworthiness. As the Reinsurance Agreement transfers the economics of the investments in the segregated funds withheld account to Athene, they will receive an investment return equivalent to owning the underlying assets. At inception of the Reinsurance Agreement, the Athene Embedded Derivative was valued at zero. Additionally, the inception fair value of the investments in the segregated funds withheld account differed from their book value and, accordingly, the amortization of this difference is reported in Net gains (losses) on derivatives and investments in the Consolidated Income Statement, while the investments are held. Subsequent to the effective date of the Reinsurance Agreement, the Athene Embedded Derivative is measured at fair value with changes reported in Net gains (losses) on derivatives and investments in the Consolidated Income Statement. The Athene Embedded Derivative Liability is included in Funds withheld payable under reinsurance treaties in the Consolidated Balance Sheet.

See Note 8 to Consolidated Financial Statements for additional information on Athene Reinsurance Transaction.

Net Investment Income

Net investment income reported for each of our three segments and Corporate and Other includes an allocation for investment income generated on assigned capital. The amount of capital assigned to each of our segments for purposes of measuring segment net investment income is established at a level that management considers necessary to support the segment’s risks. This assessment is determined based upon internal models and contemplates National Association of Insurance Commissioners (“NAIC”) RBC requirements at internally defined levels. Capital in excess of the amount required to support our core operating strategies is considered excess equity capital and is reflected in Corporate and Other.

Contingent Liabilities

We are a party to legal actions and, at times, regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate their impact on our financial position. A reserve is established for contingent liabilities if it is probable that a loss has been incurred and the amount is reasonably estimable. It is possible that an adverse outcome in certain of our contingent liabilities, or the use of different assumptions in the determination of amounts recorded, could have a material effect upon our financial position. However, it is the opinion of management that the ultimate disposition of contingent liabilities is unlikely to have a material adverse effect on our financial position.

Quantitative and Qualitative Disclosures about Market Risk

Our primary market risk exposure results from interest rate fluctuations, equity price movements and changes in credit spreads.

Risk Management

Our Actuarial, Asset-Liability Management and Finance functions provide first-line management of our market risk exposures, our Risk function provides risk control and oversight and our Internal Audit team provides independent assurance. Our Enterprise Risk Management Framework contemplates a wide range of market risks and focuses on exposures and risk limits on a consolidated basis for the Company.

Market Risk—Fair Value Exposures

We have exposure to market risk through our annuity and insurance operations, general account investment activities and risk management activities. For the purpose of this Item, we define “market risk” as changes in fair value resulting from changes in interest rates or equity market prices. We regularly analyze our exposures to interest rates and equity markets. As a result of this analysis, we have determined that the estimated fair values of certain assets and liabilities may be materially impacted by changes in interest rates and equity markets. Our exposures to interest rates and equity markets also impact our business, financial condition, results of operations and cash flows other than through changes in fair value.

Interest Rates

Our market risk exposure to changes in interest rates principally arises from investments in fixed-income securities (primarily publicly-traded corporate and government bonds and asset-backed securities), interest-rate derivative instruments and embedded derivatives associated with variable and fixed index annuity guaranteed benefits.

Equity Markets

Our market risk exposure to changes in equity markets principally arises from investments in equity securities, equity derivative instruments and embedded derivatives associated with variable annuity, fixed index annuity guaranteed benefits, and RILA.

Variable Annuity Equity Market Risk

Equity market risk arises from the variable annuities we offer principally in the following ways:

•Core contract charges and investment management fees are generally calculated based on the account value. Our customers typically allocate a significant portion of their account value to separate account investment options that hold equity securities. Increases or decreases in the value of the referenced equity securities will increase or decrease the associated core contract charges and investment management fees.

•As of December 31, 2021, 77% of our total variable annuity account value included a return of premium death benefit and 12% of our total variable annuity account value included an enhanced GMDB selection. Decreases in equity markets increase the likelihood that a customer’s account value will be insufficient to cover the benefit paid to the beneficiary at the time of a claim following the customer’s death. As a result, the risk associated with such payouts is dependent on both the equity market performance and the time of the claim.

•As of December 31, 2021, 76% of total variable annuity account value included either a GMWB for Life or GMWB selection. These benefits guarantee minimum payments based on a fixed annual percentage of the benefit base. These withdrawals may continue even if the account value subsequently falls to zero. When equity markets decrease, we generally expect account values to decline, and the account value therefore to be able to fund relatively fewer guaranteed withdrawals. Conversely, increases in equity markets generally increase account values and extend the number of withdrawals the account value is able to fund.

In addition to equity market declines, certain other equity market changes could also increase our losses. For example, certain of our guaranteed living benefits and guaranteed death benefits include provisions that step up the benefit base if the account value exceeds the benefit base at specified time intervals (generally annually or quarterly). Therefore, if equity markets increase over the short-term but return to lower levels in the longer-term, those step-up provisions could increase the benefit base relative to the account value, resulting in additional benefit payments paid by us compared to a scenario where equity markets had remained flat over time. The fees attributable to guaranteed benefits are generally calculated based on the benefit base, so the scenario in which equity markets increase and then later decrease will also result in relatively higher fee income.

Fixed Index Annuity Equity Market Risk

We sell fixed index annuities where the crediting rate to the contract holder is determined by reference to equity market performance. A higher equity market return over a given period will credit more interest to the account value of those annuities, though the final amounts credited are generally capped at specified maximum possible crediting rates.

We also offer an optional lifetime withdrawal guarantee benefit on our fixed index annuities, which allows contract holders to withdraw a specified amount each year until death, or until the contract holder’s account value is exhausted. The equity market risk exposure on these benefits differs from comparable benefits offered on variable annuities, because declines in equity markets only reduce the interest credited to the customer’s account value for that period and not the account value itself. As a result, declines in equity markets do not shorten the time remaining before we expect to make payments on these guarantees. However, increasing equity markets will result in higher amounts credited to the customer’s account value, thereby extending the number of annual guaranteed withdrawals funded from the account value.

RILA Equity Market Risk

We sell RILA where the crediting rate to the contract holder is determined by reference to equity market performance. Similar to fixed index annuities, a higher equity market return over a given period will credit more interest to the account value of those annuities, though the final amounts credited are generally capped at specified maximum possible crediting rates. Unlike fixed index annuities, and similar to variable annuities, a lower equity market return over a given period may result in a reduction to the account value. Unlike variable annuities, the amount of the reduction is limited by a floor (which defines the maximum amount of market loss to which the contract holder is exposed) or buffer (which defines the amount of the market loss not credited to the contract holder).

We also offer a return of premium death benefit on our RILA. Decreases in equity markets increase the likelihood that a customer’s account value will be insufficient to cover the benefit paid to the beneficiary at the time of a claim following the customer’s death. As a result, the risk associated with such payouts is dependent on both the equity market performance and the time of the claim.

Our Hedging Approach and Evaluating Hedge Effectiveness

Our hedging program seeks to balance three objectives: protecting against the economic impact of adverse market conditions, protecting our statutory capital and stabilizing our statutory distributable earnings throughout market cycles. Our core dynamic hedging program seeks to offset changes in economic liability associated with variable annuity guaranteed benefits due to market movements, while our macro hedging program seeks to protect statutory capital under a range of stress scenarios.

Depending on market conditions and our capital position, we may favor the use of one type of hedging instrument over another. When evaluating the effectiveness of our hedge program we look at the combined net effect of our hedge assets and the liabilities these assets are intended to hedge. We consider our hedge program effective if it is successful in keeping the net effect of these assets and liabilities within our defined risk measures and limits. This analysis of hedge positioning relative to the liabilities these assets are intended to hedge provides our management team a view on the effectiveness of the hedging program.

For our equity market exposure, we compare the impact of changes to equity markets on our hedge assets relative to the liabilities these assets are intended to hedge. For example, in periods with increasing equity markets, we expect significant losses on our equity hedges, but as increasing equity markets also generally increase contract holder account values, we expect a related decrease in the likelihood or level of future payments we need to make on our guaranteed benefits. Likewise, in periods of decreasing markets we expect significant increases in the value of our equity hedges, but also would expect liabilities for future guaranteed benefit payments to increase.

For our interest rate exposure, similar to equity market risk, we evaluate the level of interest rate hedge coverage by comparing the impacts of interest rate movements on our hedge assets relative to the liabilities these assets are intended to hedge. The types of derivative instruments we use to manage interest rate risk are different from those we use to manage equity market risk. We also recognize the sensitivity of our equity hedges to interest rates, but believe their contribution to the overall interest rate hedge is small due to their relatively short duration of these derivatives.

Risk Measurement—Sensitivity Analysis

In the following discussion and analysis, we measure market risk related to our market sensitive assets and liabilities based on changes in interest rates and equity market prices utilizing an internal sensitivity analysis. Due to our current portfolio structure and holdings, foreign currency movements are not material to the Company. This analysis estimates the potential changes in estimated fair value or carrying value with respect to our reserves based on a hypothetical 50 basis point parallel shift (increase or decrease) in risk-free interest rates and a 10% change (increase or decrease) in equity market prices. In performing the analysis summarized below, we used market rates and balance sheet positions as of December 31, 2021 and 2020, respectively. We modeled the impact of changes in market rates and prices on the estimated fair values of our market sensitive assets and liabilities as follows:

•the net present values of our interest rate sensitive exposures resulting from a parallel 50 basis point shift (increase or decrease) in interest rates; and

•the estimated fair value of our equity positions due to a 10% change (increase or decrease) in equity market prices.

The sensitivity analysis reflects hypothetical scenarios and is an estimate as of a specific point in time based on asset and liability positioning on that date. These hypothetical scenarios do not represent management’s view of future market changes and should not be viewed as predictive of our future financial performance. Actual results in any particular period may vary from the amounts indicated in the table below as a result of changes in the composition of our assets and liabilities, market conditions, management actions and other factors.

The sensitivity analysis reflects changes in fair value resulting from changes in interest rates or equity market levels and does not reflect changes in the economic value of assets or liabilities.

The market risk information is limited by the assumptions and parameters established in creating the related sensitivity analysis, including:

•interest-rate sensitive liabilities do not include $73.0 billion and $79.0 billion of policy and contract liabilities as of December 31, 2021 and 2020, respectively, which are accounted for on a book value basis under U.S. GAAP;

•interest-rate sensitive assets do not include assets accounted for on a book value basis under U.S. GAAP, which primarily consist of $11.5 billion and $10.7 billion of mortgage loans as of December 31, 2021 and 2020, respectively;

•the analysis excludes the effect of market or interest rate impacts on assets and liabilities related our funds withheld reinsurance treaties;

•the analysis excludes real estate holdings;

•the analysis excludes the impact of changes in DAC and income taxes; and

•the analysis assumes that the composition of assets and liabilities remains unchanged upon measurement, and excludes the impacts of management actions.

Given the limitations described above, we use models as tools and not as substitutes for the experience and judgment of our management. Based on the fair values of the financial instruments and our analysis of the impacts of the measured changes in market rates and prices, we have determined that our interest rate and equity market exposures are material.

The table below provides detail regarding the potential change in estimated fair value of our debt securities and the carrying value of our fixed index and variable annuity guarantee liabilities due to a 50 basis point parallel increase and decrease in the yield curve by type of asset or liability (in millions):

	December 31, 2021			December 31, 2020
	Fair	Impact of	Impact of	Fair	Impact of	Impact of
	Value	+50 bps	-50 bps	Value	+50 bps	-50 bps
		Change	Change		Change	Change
Debt Securities (1)
Floating Rate	$936	$(7)	$2	$686	$3	$(4)
Fixed Rate	$31,259	$(1,545)	$1,052	$33,804	$1,672	$1,040

(1) Includes debt securities that are classified as available-for-sale and includes securities at fair value under the fair value option.

	December 31, 2021			December 31, 2020
	Carrying Value	Impact of +50 bps Change	Impact of -50 bps Change	Carrying Value	Impact of +50 bps Change	Impact of -50 bps Change
Fixed Index and Variable Annuity Guarantee Liabilities	$4,031	$(2,646)	$2,997	$6,949	$(2,760)	$3,201

The carrying value of variable and fixed index annuity guarantee liabilities reflects the present value of projected benefit payments less the present value of attributed fees. These benefit payments and fees are subject to differing degrees of discounting, as benefit payments are generally projected to occur further in the future as compared to attributed fees. As a result, the degree of sensitivity between the present values of projected fees as compared to the present values of projected benefit payments may result in disproportionate sensitivity impacts relative to the liability carrying value.

The table below provides additional detail regarding the potential change in estimated fair value of our equity investment portfolio and carrying value of our fixed index and variable annuity guarantee liabilities due to a 10% increase and decrease in equity market prices by type of asset or liability (in millions):

	December 31, 2021			December 31, 2020
	Fair	Impact of	Impact of	Fair	Impact of	Impact of
	Value	10%	-10%	Value	10%	-10%
		Change	Change		Change	Change
Equity Securities and Limited Partnerships	$1,678	$(168)	$168	$1,590	$(159)	$159

	December 31, 2021			December 31, 2020
	Carrying	Impact of	Impact of	Carrying	Impact of	Impact of
	Value	10%	-10%	Value	10%	-10%
		Change	Change		Change	Change
Fixed Index and Variable Annuity Guarantee Liabilities	$4,031	$(663)	$1,526	$6,949	$(795)	$1,535
The carrying value of our annuity guarantee liabilities reflect our contract holders’ exposure to equity market declines. When equity markets increase, this exposure and the related liability declines.

The table below provides details regarding the potential change in estimated fair value of our derivative instruments due to a 50 basis point parallel increase and decrease in the yield curve by type of derivative instrument, as well as the potential change in estimated fair value of our derivative instruments due to a 10% increase and decrease in equity prices (in millions):

			Interest Rate Sensitivity
	Notional	Weighted	Impact of	Fair	Impact of
	Amount	Average Term	+50 bps	Value	-50 bps
		(Years)	Change		Change
December 31, 2021
Swaps	$10,995	6.99	$(226)	$450	$238
Swaptions	$19,000	2.07	$(427)	$133	$416
Treasury Futures	$912	0.25	$(66)	$—	$73
Total			$(719)	$583	$727
December 31, 2020
Swaps	$7,995	7.54	$(258)	$772	$262
Swaptions	$1,000	0.92	$(40)	$100	$53
Treasury Futures	$8,524	0.22	$(524)	$—	$557
Total			$(822)	$872	$872

			Equity Sensitivity
	Notional	Weighted	Impact of	Fair	Impact of
	Amount	Average Term	+10%	Value	-10%
		(Years)	Change		Change
December 31, 2021
Options	$48,500	0.20	$1,550	$756	$(114)
Calls	$21,000	0.20	$1,672	$606	$(569)
Puts	$27,500	0.20	$(123)	$150	$454
Equity Futures	$18,258	0.21	$(1,826)	$—	$1,826
Total			$(276)	$756	$1,712
December 31, 2020
Options	$53,300	0.14	$2,288	$1,305	$(576)
Calls	$26,300	0.13	$2,416	$1,127	$(1,048)
Puts	$27,000	0.14	$(128)	$178	$472
Equity Futures	$27,651	0.22	$(2,751)	$—	$2,751
Total			$(463)	$1,305	$2,175

[TO BE UPDATED BY AMENDMENT]

Jackson National Life Insurance Company
and Subsidiaries

Consolidated Financial Statements

For the years ended
December 31, 2021 and 2020

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Directors
Jackson National Life Insurance Company:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Jackson National Life Insurance Company and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated income statements and statements of comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes and supplemental schedules I, III, IV and V (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Change in Accounting Principle

As disclosed in Schedule V to the consolidated financial statements, the Company has changed its method of accounting for the recognition and measurement of credit losses due to the adoption of ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, as of January 1, 2020.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Liability for future policy benefits for certain variable annuity guarantees

As disclosed in Notes 6 and 10 to the consolidated financial statements, variable annuity contracts issued by the Company offer guaranteed minimum death benefits (GMDBs) and guaranteed minimum withdrawal benefits (GMWBs). The liability for the non-life contingent component of GMWBs is considered an embedded derivative and reported at fair value. The liability for GMDBs is measured in accordance with the measurement guidance for death and other insurance benefits. The Company estimates the liabilities for the GMDBs and non-life contingent component of the GMWBs using subjective judgments related to capital market assumptions, as well as actuarially determined assumptions related to expectations of future policyholder behavior. The Company regularly evaluates and updates these assumptions, causing adjustment to the estimated liability, if actual experience or other evidence suggests that earlier assumptions should be revised. As of December 31, 2021, the liability for the non-life contingent component of GMWBs was estimated to be $2.6 billion in Notes 6 and 10 and the liability for GMDBs was estimated to be $1.4 billion in Note 10. These liabilities are reported within reserves for future policy benefits and claims payable in the Company’s consolidated balance sheets.

We identified the evaluation of certain assumptions used to estimate the value of these liabilities as a critical audit matter. Due to the significant measurement uncertainty, this evaluation involved subjective auditor judgment and required specialized skills and knowledge related to the assumptions for mortality, benefit utilization, lapse, and discount rates for non-life contingent GMWB liabilities and mortality, lapse, fund performance, and discount rates for GMDB liabilities, collectively, assumptions.

The following are the primary procedures we performed to address this critical audit matter. With the assistance of actuarial professionals with specialized skills and industry knowledge, we evaluated the design and tested the operating effectiveness of certain internal controls over the Company’s development and selection of assumptions used in the estimation of these liabilities. We involved actuarial professionals with specialized skills and industry knowledge, who assisted in:

•evaluating the consistency of the Company’s methodology for estimating assumptions with U.S. generally accepted accounting principles and comparing the applied methodology with prior periods for consistency

•comparing the assumptions with the Company’s emerging experience or market trends and evaluating the reasonableness of assumptions where deviations from company experience or market trends were identified

•testing the Company’s estimate of the liability for the non-life contingent component of GMWBs and the liability for GMDBs and confirming the use of the Company’s assumptions by recalculating the estimated reserve for a selection of policies and comparing the results to the Company’s estimates

Amortization of deferred acquisition costs

As discussed in Note 7 to the consolidated financial statements, for the year ended December 31, 2021, the Company reported amortization of deferred acquisition costs of $(519) million. A substantial portion of this amortization and the unamortized DAC balance as of December 31, 2021, relates to variable annuity contracts, including contracts with guaranteed benefit riders, which is amortized into income in proportion to estimated gross profits of the relevant contracts. Assumptions impacting estimated future gross profits used in the calculation of the amortization of the deferred acquisition costs include but are not limited to policyholder behavior assumptions, mortality rates, investment returns and projected hedging costs. The Company regularly evaluates and updates these assumptions, causing adjustments to the estimated gross profits, if actual experience or other evidence suggests that earlier assumptions should be revised.

We identified the evaluation of certain assumptions used to estimate gross profits used in the amortization of deferred acquisition costs for variable annuity contracts as a critical audit matter. Specifically, a high degree of subjective auditor judgment, as well as specialized skills and industry knowledge, were required in evaluating certain assumptions, including mortality, lapse, benefit utilization rates, investment returns, and projected hedging costs, collectively defined as assumptions.

The following are the primary procedures we performed to address this critical audit matter. With the assistance of actuarial professionals with specialized skills and industry knowledge, we evaluated the design and tested the operating effectiveness of certain internal controls over the Company’s development and selection of assumptions used to estimate future gross profits. We involved actuarial professionals with specialized skills and industry knowledge, who assisted in:

•evaluating the consistency of the Company’s methodology for estimating assumptions with U.S. generally accepted accounting principles and comparing the applied methodology with prior periods for consistency

•comparing the assumptions with the Company’s emerging experience or market trends and evaluating the reasonableness of the assumptions where deviations from Company experience or market trends were identified

•testing the application of the Company’s estimation of gross profits used in the amortization of deferred acquisition costs and confirming the use of the Company’s assumptions by recalculating the estimates of future gross profits for a selection of policies and comparing the results to the Company’s estimates

/s/ KPMG LLP

Dallas, Texas
March 25, 2022

We have served as the Company’s auditor since 1999.

Jackson National Life Insurance Company and Subsidiaries
Consolidated Balance Sheets
(in millions, except for share data)

	December 31,
	2021	2020
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $9 and $14 at December 31, 2021 and 2020, respectively (amortized cost: 2021 $49,132; 2020 $54,052)	$51,289	$58,964
Debt Securities, at fair value under fair value option	164	168
Equity securities, at fair value	257	175
Mortgage loans, net of allowance for credit losses of $94 and $179 at December 31, 2021 and 2020, respectively	11,482	10,728
Policy loans (including $3,467 and $3,454 at fair value under the fair value option at December 31, 2021 and 2020, respectively)	4,474	4,523
Freestanding derivative instruments	1,417	2,220
Other invested assets	2,620	1,958
Total investments	71,703	78,736
Cash and cash equivalents	1,799	1,853
Accrued investment income	496	553
Deferred acquisition costs	14,246	13,897
Reinsurance recoverable, net of allowance for credit losses of $12 and $13 at December 31, 2021 and 2020, respectively	33,169	35,311
Deferred income taxes, net	909	1,036
Receivables from affiliates	197	229
Other assets	577	786
Separate account assets	248,949	219,063
Total assets	$372,045	$351,464
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$17,617	$21,472
Other contract holder funds	59,456	64,293
Funds withheld payable under reinsurance treaties (including $3,639 and $3,627 at fair value under the fair value option at December 31, 2021 and 2020, respectively)	29,007	31,972
Long-term debt	494	533
Repurchase agreements and securities lending payable	1,586	1,113
Collateral payable for derivative instruments	913	1,103
Freestanding derivative instruments	41	56
Other liabilities	1,946	2,372
Separate account liabilities	248,949	219,063
Total liabilities	360,009	341,977
Commitments, Contingencies, and Guarantees (Note 14)
Equity
Common stock, $1.15 par value; authorized 50,000 shares; issued and outstanding 12,000 shares	14	14
Additional paid-in capital	5,964	4,588
Shares held in trust	—	(4)
Equity compensation reserve	—	8
Accumulated other comprehensive income, net of tax expense of $194 in 2021 and $762 in 2020	1,890	3,960
Retained earnings	4,168	921
Total shareholder's equity	12,036	9,487
Total liabilities and equity	$372,045	$351,464

See notes to consolidated financial statements.

Jackson National Life Insurance Company and Subsidiaries
Consolidated Income Statements
(in millions)

	For the Years Ended December 31,
	2021	2020	2019
Revenues
Fee income	$7,594	$6,504	$6,325
Premiums	107	130	537
Net investment income	3,086	2,781	3,018
Net gains (losses) on derivatives and investments	(2,480)	(6,454)	(6,717)
Other income	93	64	71
Total revenues	8,400	3,025	3,234

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	892	1,235	1,430
Interest credited on other contract holder funds, net of deferrals	861	1,202	1,632
Interest expense	22	44	84
Operating costs and other expenses, net of deferrals	2,242	807	1,907
Cost of reinsurance	—	2,520	—
Amortization of deferred acquisition and sales inducement costs	520	(390)	(981)
Total benefits and expenses	4,537	5,418	4,072
Pretax income (loss)	3,863	(2,393)	(838)
Income tax expense (benefit)	616	(841)	(373)
Net income (loss)	3,247	(1,552)	(465)

See notes to consolidated financial statements.

Jackson National Life Insurance Company and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)
(in millions)

	For the Years Ended December 31,
	2021	2020	2019

Net income (loss)	$3,247	$(1,552)	$(465)

Other comprehensive income (loss), net of tax:
Securities with no credit impairment net of tax expense (benefit) of: $(571), $413, and $694 for the years ended December 31, 2021, 2020 and 2019, respectively	(2,073)	1,417	2,612
Securities with credit impairment, net of tax expense (benefit) of: $1, $1, and nil for the years ended December 31, 2021, 2020 and 2019, respectively	3	4	(1)
Total other comprehensive income (loss)	(2,070)	1,421	2,611
Comprehensive income (loss)	$1,177	$(131)	$2,146

See notes to consolidated financial statements.

Jackson National Life Insurance Company and Subsidiaries
Consolidated Statements of Equity
(in millions)

					Accumulated
		Additional	Shares	Equity	Other		Total
	Common	Paid-In	Held In	Compensation	Comprehensive	Retained	Shareholder's
	Stock	Capital	Trust	Reserve	Income	Earnings	Equity
Balances as of December 31, 2018	$14	$3,968	$(11)	$3	$(72)	$3,518	$7,420

Net income (loss)	—	—	—	—	—	(465)	(465)
Change in unrealized investment gains and losses, net of tax	—	—	—	—	2,611	—	2,611
Capital Contribution	—	120	—	—	—	—	120
Dividends to shareholder	—	—	—	—	—	(525)	(525)
Shares acquired at cost	—	—	(3)	—	—	—	(3)
Shares distributed at cost	—	—	10	—	—	—	10
Reserve for equity compensation plans	—	—	—	1	—	—	1
Fair value of shares issued under equity compensation plans	—	—	—	(4)	—	—	(4)
Balances as of December 31, 2019	$14	$4,088	$(4)	$—	$2,539	$2,528	$9,165

Net income (loss)	—	—	—	—	—	(1,552)	(1,552)
Change in unrealized investment gains and losses, net of tax	—	—	—	—	1,421	—	1,421
Change in accounting principle, net of tax	—	—	—	—	—	(55)	(55)
Capital Contribution	—	500	—	—	—	—	500
Shares acquired at cost	—	—	(18)	—	—	—	(18)
Shares distributed at cost	—	—	18	—	—	—	18
Reserve for equity compensation plans	—	—	—	8	—	—	8
Fair value of shares issued under equity compensation plans	—	—	—	—	—	—	—
Balances as of December 31, 2020	$14	$4,588	$(4)	$8	$3,960	$921	$9,487

Net income (loss)	—	—	—	—	—	3,247	3,247
Change in unrealized investment gains and losses, net of tax	—	—	—	—	(2,070)	—	(2,070)
Capital Contribution	—	1,375	—	—	—	—	1,375
Shares sold in connection with demerger	—	1	4	—	—	—	5
Reserve for equity compensation plans	—	—	—	(8)	—	—	(8)
Balances as of December 31, 2021	$14	$5,964	$—	$—	$1,890	$4,168	$12,036

See notes to consolidated financial statements.

Jackson National Life Insurance Company and Subsidiaries
Consolidated Statements of Cash Flows
(in millions)

	Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$3,247	$(1,552)	$(465)

Adjustments to reconcile net income to net cash provided by operating activities:
Net realized losses (gains) on investments	(181)	(373)	(184)
Net losses (gains) on derivatives	2,640	7,267	6,571
Net losses (gains) on funds withheld reinsurance	21	(440)	330
Interest credited on other contract holder funds, gross	861	1,205	1,640
Mortality, expense and surrender charges	(553)	(593)	(641)
Amortization of discount and premium on investments	58	56	20
Deferred income tax expense (benefit)	697	(776)	(673)
Share-based compensation	94	44	55
Cash received from (paid to) reinsurance transaction	—	(32)	37
Change in:
Accrued investment income	58	35	39
Deferred acquisition costs and sales inducements	(269)	(1,359)	(1,789)
Funds withheld, net of reinsurance	(757)	792	(267)
Other assets and liabilities, net	(967)	(464)	(873)
Net cash provided by (used in) operating activities	4,949	3,810	3,800

Cash flows from investing activities:
Sales, maturities and repayments of:
Debt securities	18,865	29,697	10,051
Equity securities	35	82	470
Mortgage loans	1,747	1,201	1,243
Purchases of:
Debt securities	(13,445)	(27,851)	(10,515)
Equity securities	(114)	(115)	(130)
Mortgage loans	(2,427)	(2,189)	(1,750)
Settlements related to derivatives and collateral on investments	(4,837)	(5,321)	(7,041)
Other investing activities	(355)	(38)	(85)
Net cash provided by (used in) investing activities	(531)	(4,534)	(7,757)

See notes to consolidated financial statements.

Jackson National Life Insurance Company and Subsidiaries
Consolidated Statements of Cash Flows (continued)
(in millions)

	Years Ended December 31,
	2021	2020	2019
Cash flows from financing activities:
Policyholders' account balances:
Deposits	20,145	19,632	22,634
Withdrawals	(28,764)	(23,153)	(23,106)
Net transfers to separate accounts	2,664	2,560	2,646
Proceeds from (payments on) repurchase agreements and securities lending	473	1,100	—
Net proceeds from (payments on) Federal Home Loan Bank notes	(380)	80	300
Net proceeds from (payments on) debt	10	14	16
Disposition of shares held in trust at cost, net	5	—	7
Capital contribution from Parent	1,375	500	87
Dividends paid to Parent	—	—	(525)
Net cash provided by (used in) financing activities	(4,472)	733	2,059

Net increase (decrease) in cash and cash equivalents	(54)	9	(1,898)

Cash and cash equivalents, at beginning of period	1,853	1,844	3,742
Total cash and cash equivalents, at end of period	$1,799	$1,853	$1,844

Supplemental cash flow information
Income taxes paid (received)	$(390)	$(4)	$379
Interest paid	$21	$26	$31

Non-cash investing activities
Debt securities acquired from exchanges, payments-in-kind, and similar transactions	$369	$417	$1,218
Other invested assets acquired from stock splits and stock distributions	$99	$4	$1

See notes to consolidated financial statements.

Jackson National Life Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements

1.    Business and Basis of Presentation

Jackson National Life Insurance Company (the “Company” or “Jackson”) is wholly owned by Brooke Life Insurance Company (“Brooke Life” or the “Parent”), which is wholly owned by Jackson Financial Inc. (“Jackson Financial”). Jackson Financial was a majority-owned subsidiary of Prudential plc (“Prudential”), London, England. As described below under "Other," Jackson Financial's demerger from Prudential was completed on September 13, 2021 ("Demerger"), and Jackson Financial is no longer a majority-owned subsidiary of Prudential.

Jackson, together with its New York life insurance subsidiary, is licensed to sell group and individual annuity products (including immediate, index linked, registered index-linked, and deferred fixed and variable annuities) and individual life insurance products, including variable universal life, in all 50 states and the District of Columbia. Jackson also participates in the institutional products market through the issuance of guaranteed investment contracts (“GICs”), funding agreements and medium term note funding agreements.

The consolidated financial statements include accounts, after the elimination of intercompany accounts and transactions, of the following:
•Life insurers: Jackson and its wholly owned subsidiaries Jackson National Life Insurance Company of New York (“JNY”), Squire Reassurance Company LLC (“Squire Re”), Squire Reassurance Company II, Inc. (“Squire Re II”), VFL International Life Company SPC, LTD and Jackson National Life (Bermuda) LTD;
•Wholly owned broker-dealer, investment management and investment advisor subsidiaries: Jackson National Life Distributors, LLC and Jackson National Asset Management, LLC;
•PGDS (US One) LLC (“PGDS”), a wholly owned subsidiary that provides certain services to Jackson and certain current and former affiliates;
•Other insignificant wholly owned subsidiaries; and
•Other insignificant partnerships, limited liability companies and variable interest entities (“VIEs”) in which Jackson is deemed the primary beneficiary.
Other

On August 6, 2021, the registration statement on Form 10 of Jackson Financial's Class A common stock, par value $0.01 per share, filed with the U.S. Securities and Exchange Commission (the "SEC"), became effective under the Securities Exchange Act of 1934, as amended. We refer to that effective Form 10 registration as the "Form 10." The Demerger transaction described in the Form 10 was consummated on September 13, 2021. As of December 31, 2021, Prudential retained an 18.4% remaining interest in Jackson Financial.

On June 18, 2020, the Company announced that it had entered into a funds withheld coinsurance agreement with Athene Life Re Ltd. (“Athene”) effective June 1, 2020 to reinsure on 100% quota share basis, a block of Jackson’s in-force fixed and fixed index annuity product liabilities in exchange for a $1.2 billion ceding commission. In addition, Jackson Financial entered into an investment agreement with Athene, pursuant to which Athene invested $500 million of capital in return for a 9.9% voting interest corresponding to an 11.1% economic interest in Jackson Financial. In August 2020, Jackson Financial made a $500 million capital contribution to Jackson. As of December 31, 2021, Athene retained a 9.9% voting interest and 10.6% economic interest in Jackson Financial after Jackson Financial repurchased 1,134,767 shares of Class A common stock and converted a total of 725,623 shares of Class B common stock.

We continue to closely monitor developments related to the COVID-19 pandemic. The COVID-19 pandemic has caused significant economic and financial turmoil both in the United States and around the world. These conditions could continue and could worsen in the future. The extent to which the COVID-19 pandemic impacts our business, results of operations, financial condition and cash flows will depend on future developments that are highly uncertain and cannot be predicted. The Company implemented business continuity plans that were already in place to ensure the availability of services for our customers, work at home capabilities for our employees, where appropriate, and other ongoing risk management activities. The Company has had employees, as needed or voluntarily, in our offices during this time, as permitted by local and state restrictions. During 2021, the Company rolled out a broader return to office plan for all employees.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Intercompany accounts and transactions have been eliminated upon consolidation. Certain amounts in the 2020 notes to consolidated financial statements have been reclassified to conform to the 2021 presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and the accompanying notes. Significant estimates or assumptions, as further discussed in the notes, include:

•Valuation of investments and derivative instruments, including fair values of securities deemed to be in an illiquid market and the determination of when an impairment is necessary;
•Assessments as to whether certain entities are variable interest entities, the existence of reconsideration events and the determination of which party, if any, should consolidate the entity;
•Assumptions impacting estimated future gross profits, including policyholder behavior, mortality rates, expenses, projected hedging costs, investment returns and policy crediting rates, used in the calculation of amortization of deferred acquisition costs;
•Assumptions used in calculating policy reserves and liabilities, including policyholder behavior, mortality rates, expenses, investment returns and policy crediting rates;
•Assumptions as to future earnings levels being sufficient to realize deferred tax benefits;
•Estimates related to expectations of credit losses on certain financial assets and off balance sheet exposures;
•Assumptions and estimates associated with the Company’s tax positions, including an estimate of the dividends received deduction, which impact the amount of recognized tax benefits recorded by the Company; and
•Value of guaranteed benefits.

These estimates and assumptions are based on management’s best estimates and judgments. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors deemed appropriate. As facts and circumstances dictate, these estimates and assumptions may be adjusted. Since future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in estimates, including those resulting from continuing changes in the economic environment, will be reflected in the consolidated financial statements in the periods the estimates are changed.

2.    Summary of Significant Accounting Policies

The following table identifies our significant accounting policies presented in other Notes to Consolidated Financial Statements:

Investments	Note 4
Derivatives and Hedge Accounting	Note 5
Fair Value Measurements	Note 6
Deferred Acquisition Costs	Note 7
Reinsurance	Note 8
Reserves for Future Policy Benefits and Claims Payable and Other Contract Holder Funds	Note 9
Certain Nontraditional Long-Duration Contracts and Variable Annuity Guarantees	Note 10
Long-Term Debt	Note 11
Income Taxes	Note 13
Commitments, Contingencies, and Guarantees	Note 14
Share-Based Compensation	Note 16
Accumulated Other Comprehensive Income	Note 21

Other Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents primarily include money market instruments and bank deposits.

Revenue and Expense Recognition

Premiums for traditional life insurance are reported as revenues when due. Benefits, claims and expenses are associated with earned revenues in order to recognize profit over the lives of the contracts. This association is accomplished through provisions for future policy benefits and the deferral and amortization of certain acquisition costs.

Deposits on interest-sensitive life products and investment contracts, principally deferred annuities and guaranteed investment contracts, are treated as policyholder deposits and excluded from revenue. Revenues consist primarily of investment income and charges assessed against the account value for mortality charges, surrenders, variable annuity benefit guarantees and administrative expenses. Fee income also includes revenues related to asset management fees and certain service fees. Surrender benefits are treated as repayments of the policyholder account. Annuity benefit payments are treated as reductions to the policyholder account. Death benefits in excess of the policyholder account are recognized as an expense when incurred. Expenses consist primarily of the interest credited to policyholder deposits. Other direct acquisition expenses are associated with gross profit in order to recognize profit over the life of the business. This is accomplished through deferral and amortization of acquisition costs. Expenses not related to policy acquisition are recognized when incurred.

Changes in Accounting Principles – Adopted in Current Year

In March 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” The new guidance provides optional expedients for applying GAAP to contracts and other transactions affected by reference rate reform and is effective for contract modifications made between March 12, 2020 and December 31, 2022. If certain criteria are met, an entity will not be required to remeasure or reassess contracts impacted by reference rate reform. The practical expedient allowed by this standard was elected and will be applied prospectively by the Company as reference rate reform unfolds. The contracts modified to date met the criteria for the practical expedient and therefore had no material impact on the Company’s consolidated financial statements. The Company will continue to evaluate the impacts of reference rate reform on contract modifications and other transactions through December 31, 2022.

In October 2020, the FASB issued ASU No. 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs,” which clarifies an entity’s accounting responsibilities related to callable debt securities. Effective January 1, 2021, the Company adopted ASU 2020-08, which did not have a material impact on the Company’s consolidated financial statements.

In December 2019, FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which includes changes to the accounting for income taxes by eliminating certain exceptions to the approach for intra-period allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. The amendments also simplified other areas including the accounting for franchise taxes and enacted tax laws or rates and clarified the accounting for transactions that result in the step-up in the tax basis of goodwill. Effective January 1, 2021, the Company adopted ASU 2019-12, which did not have a material impact on the Company’s consolidated financial statements.

Changes in Accounting Principles – Issued but Not Yet Adopted

In August 2018, the FASB issued ASU 2018-12, “Targeted Improvements to the Accounting for Long Duration Contracts,” which includes changes to the existing recognition, measurement, presentation and disclosure requirements for long-duration contracts issued by an insurance entity. The amendments in ASU 2018-12 contain four significant changes: 1) for the calculation of the liability for future policy benefits of nonparticipating traditional and limited-payment insurance and reinsurance contracts, cash flow assumptions and discount rates will be required to be updated at least annually; 2) market risk benefits, a new term for certain contracts or features that provide for potential benefits in addition to the account balance which exposes the insurer to other than nominal market risk, will be measured at fair value; 3) deferred acquisition costs (“DAC”) will be amortized on a constant-level basis, independent of profitability; and 4) enhanced disclosures, including quantitative information in rollforwards for balance sheet accounts, as well as information about significant inputs, judgments, assumptions and methods used in measurement will be required. ASU No. 2018-12 is effective for fiscal years beginning after December 15, 2022, with required retrospective application to January 1, 2021, and early adoption is permitted. The Company has begun its implementation efforts and is currently assessing the impact of the new guidance and does not plan to early adopt. Given the nature and extent of the required changes, the adoption of this standard is expected to have a significant impact on the Company’s consolidated financial statements and disclosures. In addition to the initial balance sheet impact upon adoption, the Company also expects a change in the pattern of future profit emergence.

3.    Segment Information

The Company has three reportable segments consisting of Retail Annuities, Institutional Products, Closed Life and Annuity Block, plus its Corporate and Other segment. These segments reflect the manner by which the Company’s chief operating decision maker views and manages the business. The following is a brief description of the Company’s reportable segments.

Retail Annuities

The Company’s Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, fixed annuities, immediate payout annuities, and Registered Index-Linked Annuities ("RILA") starting in the fourth quarter of 2021. These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high net worth investors and the mass and affluent markets.

The Company’s variable annuities represent an attractive option for retirees and soon-to-be retirees, providing access to equity market appreciation and add-on benefits, including guaranteed lifetime income. A fixed index annuity is designed for investors who desire principal protection with the opportunity to participate in capped upside investment returns linked to a reference market index. The Company also provides access to guaranteed lifetime income as an add-on benefit. A fixed annuity is a guaranteed product designed to build wealth without market exposure, through a crediting rate that is likely to be superior to interest rates offered from banks or money market funds. The Company's new RILA product offers customers exposure to market returns through market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

The financial results of the variable annuity business within the Company’s Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company’s fixed annuities, including the fixed portion of its variable annuity account values, RILA and fixed index annuities, are largely dependent on the Company’s ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Institutional Products

The Company’s Institutional Products consist of traditional Guaranteed Investment Contracts ("GICs"), funding agreements (including agreements issued in conjunction with the Company’s participation in the U.S. Federal Home Loan Bank ("FHLB") program) and medium-term note funding agreements. The Company’s GIC products are marketed to defined contribution pension and profit sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLB in connection with its program.

The financial results of the Company’s institutional products business are primarily dependent on the Company’s ability to earn spreads on general account assets.

Closed Life and Annuity Blocks

The Company's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products, as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that the Company assumed from John Hancock Life Insurance Company (USA) (“John Hancock”) and John Hancock Life Insurance Company of New York (“John Hancock NY”) through reinsurance transactions in 2018 and 2019, respectively. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of the Company’s Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Corporate and Other

The Company’s Corporate and Other segment primarily consists of unallocated corporate income and expenses. The Corporate and Other segment also includes certain eliminations and consolidation adjustments.

Segment Performance Measurement

Segment operating revenues and pretax adjusted operating earnings are non-GAAP financial measures that management believes are critical to the evaluation of the financial performance of the Company’s segments. The Company uses the same accounting policies and procedures to measure segment pretax adjusted operating earnings as used in its reporting of consolidated net income. Its primary measure is pretax adjusted operating earnings, which is defined as net income recorded in accordance with GAAP, excluding certain items that may be highly variable from period to period due to accounting treatment under GAAP, or that are non-recurring in nature, as well as certain other revenues and expenses which are not considered to drive underlying performance. Operating revenues and pretax adjusted operating earnings should not be used as a substitute for revenues and net income as calculated in accordance with GAAP.

Pretax adjusted operating earnings equals net income adjusted to eliminate the impact of the following items:

•Fees Attributable to Guarantee Benefits: fees paid in conjunction with guaranteed benefit features offered for certain of our variable annuities and fixed index annuities are set at a level intended to mitigate the cost of hedging and funding the liabilities associated with such guaranteed benefit features. The full amount of the fees attributable to guaranteed benefit features have been excluded from pretax adjusted operating earnings as the related net movements in freestanding derivatives and net reserve and embedded derivative movements, as described below, have been excluded from pretax adjusted operating earnings. This presentation of our earnings is intended to directly align revenue and related expenses associated with the guaranteed benefit features;

•    Net Movement in Freestanding Derivatives, except earned income (periodic settlements and changes in settlement accruals) on derivatives that are hedges of investments, but do not qualify for hedge accounting treatment: changes in the fair value of our freestanding derivatives used to manage the risk associated with our life and annuity reserves, including those arising from the guaranteed benefit features offered for certain variable annuities and fixed index annuities. Net movements in freestanding derivatives have been excluded from pretax adjusted operating earnings as the market value of these derivatives may vary significantly from period to period as a result of near-term market conditions and therefore are not directly comparable or reflective of the underlying performance of our business;

•    Net Reserve and Embedded Derivative Movements: changes in the valuation of certain life and annuity reserves, a portion of which are accounted for as embedded derivative instruments, and which are primarily composed of variable and fixed index annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities. Net reserve and embedded derivative movements have been excluded from pretax adjusted operating earnings as the carrying values of these derivatives may vary significantly from period to period as the result of near-term market conditions and policyholder behavior-related inputs and therefore are not directly comparable or reflective of the underlying performance of our business. Movements in reserves attributable to the current period claims and benefit payments in excess of a customer’s account value on these policies are also excluded from pretax adjusted operating earnings as these benefit payments are affected by near-term market conditions and policyholder behavior-related inputs and therefore may vary significantly from period to period;

•    DAC and DSI Impact: amortization of deferred acquisition costs and deferred sales inducements associated with the items excluded from pretax adjusted operating earnings;

•    Assumption changes: the impact on the valuation of Net Derivative and Reserve Movements, including amortization on DAC, arising from changes in underlying actuarial assumptions;

•    Net Realized Investment Gains and Losses including change in fair value of funds withheld embedded derivative: Realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio, as well as impairments of securities, after adjustment for the non-credit component of the impairment charges and change in fair value of funds withheld embedded derivative related to the Athene Reinsurance Transaction;

•    Loss on Athene Reinsurance Transaction: includes contractual ceding commission, cost of reinsurance write-off and DAC and DSI write-off related to the Athene Reinsurance Transaction;

•    Net investment income on funds withheld assets: includes net investment income on funds withheld assets related to funds withheld reinsurance transactions; and

•    Income taxes.

As detailed above, the fees attributed to guaranteed benefits, the associated movements in optional guaranteed benefit liabilities, and related claims and benefit payments are excluded from pretax adjusted operating earnings, as the Company believes this approach appropriately removes the impact to both revenue and expenses associated with the guaranteed benefit features that are offered for certain variable annuities and fixed index annuities.

Set forth in the tables below is certain information with respect to the Company’s segments, as described above (in millions):

For the Year Ended December 31, 2021	Retail Annuities	Closed Life and Annuity Blocks	Institutional Products	Corporate and Other	Total Consolidated
Operating Revenues
Fee income	$4,236	$492	$—	$—	$4,728
Premiums	—	119	—	—	119
Net investment income	669	925	260	44	1,898
Income on operating derivatives	52	72	(3)	32	153
Other income	47	39	—	7	93
Total Operating Revenues	5,004	1,647	257	83	6,991

Operating Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	(45)	839	—	—	794
Interest credited on other contract holder funds, net of deferrals (1)	261	412	188	—	861
Interest expense (1)	22	—	—	—	22
Operating costs and other expenses, net of deferrals	2,038	163	5	36	2,242
Deferred acquisition and sales inducements amortization	198	14	—	34	246
Total Operating Benefits and Expenses	2,474	1,428	193	70	4,165

Pretax Adjusted Operating Earnings	$2,530	$219	$64	$13	$2,826
(1)     Interest expense recorded for institutional products has been reclassified to interest credited on other contract holder funds for the year-ended December 31, 2021.

For the Year Ended December 31, 2020	Retail Annuities	Closed Life and Annuity Blocks	Institutional Products	Corporate and Other	Total Consolidated
Operating Revenues
Fee income	$3,470	$513	$—	$—	$3,983
Premiums	—	143	—	—	143
Net investment income	922	757	355	(45)	1,989
Income on operating derivatives	48	58	—	21	127
Other income	30	26	1	7	64
Total Operating Revenues	4,470	1,497	356	(17)	6,306

Operating Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	54	867	—	—	921
Interest credited on other contract holder funds, net of deferrals	524	428	250	—	1,202
Interest expense	28	—	16	—	44
Operating costs and other expenses, net of deferrals	1,811	169	5	25	2,010
Deferred acquisition and sales inducements amortization	61	17	—	20	98
Total Operating Benefits and Expenses	2,478	1,481	271	45	4,275

Pretax Adjusted Operating Earnings	$1,992	$16	$85	$(62)	$2,031

For the Year Ended December 31, 2019	Retail Annuities	Closed Life and Annuity Blocks	Institutional Products	Corporate and Other	Total Consolidated
Operating Revenues
Fee income	$3,406	$528	$—	$—	$3,934
Premiums	—	550	—	—	550
Net investment income	1,491	802	450	(55)	2,688
Income on operating derivatives	39	26	—	8	73
Other income	1	59	—	11	71
Total Operating Revenues	4,937	1,965	450	(36)	7,316

Operating Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	27	1,390	—	—	1,417
Interest credited on other contract holder funds, net of deferrals	897	444	291	—	1,632
Interest expense	35	—	49	—	84
Operating costs and other expenses, net of deferrals	1,757	107	4	39	1,907
Deferred acquisition and sales inducements amortization	(62)	19	—	1	(42)
Total Operating Benefits and Expenses	2,654	1,960	344	40	4,998

Pretax Adjusted Operating Earnings	$2,283	$5	$106	$(76)	$2,318

Intersegment eliminations in the above tables are included in the Corporate and Other segment. These include the elimination of investment income between Retail Annuities and the Corporate and Other segment.

The following table summarizes the reconciling items from the non-GAAP measure of operating revenues to the GAAP measure of total revenues attributable to the Company (in millions):

	Years Ended December 31,
	2021	2020	2019
Total operating revenues	6,991	6,306	$7,316
Fees attributed to variable annuity benefit reserves	2,854	2,509	2,377
Net gains (losses) on derivatives and investments	(2,633)	(6,582)	(6,789)
Net investment income on funds withheld assets	1,188	792	330
Total revenues (1)	$8,400	$3,025	$3,234
(1) Substantially all of the Company's revenues originated in the United States. There were no individual customers that exceeded 10% of total revenues.

The following table summarizes the reconciling items from the non-GAAP measure of operating benefits and expenses to the GAAP measure of total benefits and expenses attributable to the Company (in millions):

	Years Ended December 31,
	2021	2020	2019
Total operating benefits and expenses	4,165	4,275	$4,998
Benefits attributed to variable annuity benefit reserves	119	150	132
Amortization of DAC and DSI related to non-operating revenues and expenses	275	(1,253)	(939)
SOP 03-1 reserve movements	(22)	164	(119)
Athene reinsurance transaction	—	2,082	—
Total benefits and expenses	$4,537	$5,418	$4,072

The following table summarizes the reconciling items, net of deferred acquisition costs and deferred sales inducements, from the non-GAAP measure of pretax adjusted operating earnings to the GAAP measure of net income attributable to the Company (in millions):

	Years Ended December 31,
	2021	2020	2019
Pretax adjusted operating earnings	$2,826	$2,031	$2,318
Non-operating adjustments (income) loss:
Fees attributable to guarantee benefit reserves	2,854	2,509	2,377
Net movement in freestanding derivatives	(5,675)	(4,661)	(6,595)
Net reserve and embedded derivative movements	2,753	(3,184)	60
DAC and DSI impact	(266)	1,261	898
Assumption changes	24	128	(81)
Net realized investment gains (losses) including change in fair value of funds withheld embedded derivative	159	813	(145)
Loss on funds withheld reinsurance transaction	—	(2,082)	—
Net investment income on funds withheld assets	1,188	792	330
Pretax income (loss)	3,863	(2,393)	(838)
Income tax expense (benefit)	616	(841)	(373)
Net income (loss)	$3,247	$(1,552)	$(465)

The following table summarizes total assets by segment (in millions):

	December 31,
	2021	2020
Retail Annuities	$326,953	$304,103
Closed Life and Annuity Blocks	32,508	34,121
Institutional Products	10,713	13,688
Corporate and Other	1,871	(448)
Total Assets	$372,045	$351,464

4.        Investments

Investments are comprised primarily of fixed-income securities and loans, primarily publicly-traded corporate and government bonds, asset-backed securities and mortgage loans. Asset-backed securities include mortgage-backed and other structured securities. The Company generates the majority of its general account deposits from interest-sensitive individual annuity contracts, life insurance products and institutional products on which it has committed to pay a declared rate of interest. The Company's strategy of investing in fixed-income securities and loans aims to ensure matching of the asset yield with the amounts credited to the interest-sensitive liabilities and to earn a stable return on its investments.

Debt Securities

Debt securities consist primarily of bonds, notes, and asset-backed securities. Acquisition discounts and premiums on debt securities are amortized into investment income through call or maturity dates using the effective interest method. Discounts and premiums on asset-backed securities are amortized over the estimated redemption period. Certain asset-backed securities for which the Company might not recover substantially all of its recorded investment are accounted for on a prospective basis according to changes in the estimated future cash flows.

Debt securities are generally classified as available-for-sale and are carried at fair value. For debt securities in an unrealized loss position, for which the Company deems an impairment necessary, the amortized cost may be written down to fair value through net gains (losses) on derivatives and investments, or an allowance for credit loss (“ACL”) may be recorded along with a charge to net gains (losses) on derivatives and investments.

The following table sets forth the composition of the fair value of debt securities at December 31, 2021 and 2020, classified by rating categories as assigned by nationally recognized statistical rating organizations (“NRSRO”), the National Association of Insurance Commissioners (“NAIC”), or if not rated by such organizations, the Company’s affiliated investment advisor. The Company uses the second lowest rating by an NRSRO when NRSRO ratings are not equivalent and, for purposes of the table, if not otherwise rated by a NRSRO, the NAIC rating of a security is converted to an equivalent NRSRO-style rating. At December 31, 2021 and 2020, the carrying value of investments rated by the Company’s affiliated investment advisor totaled $13 million and $960 million, respectively.

	Percent of Total Debt Securities Carrying Value
	December 31,
Investment Rating	2021	2020
AAA	15.0%	19.3%
AA	10.0%	8.3%
A	29.4%	31.1%
BBB	42.0%	38.2%
Investment grade	96.4%	96.9%
BB	2.8%	2.4%
B and below	0.8%	0.7%
Below investment grade	3.6%	3.1%
Total debt securities	100.0%	100.0%

At December 31, 2021, based on ratings by NRSROs, of the total carrying value of debt securities in an unrealized loss position, 76% were investment grade, 2% were below investment grade and 22% were not rated. Unrealized losses on debt securities that were below investment grade or not rated were approximately 16% of the aggregate gross unrealized losses on available-for-sale debt securities.

At December 31, 2020, based on ratings by NRSROs, of the total carrying value of debt securities in an unrealized loss position, 82% were investment grade, 2% were below investment grade and 16% were not rated. Unrealized losses on debt securities that were below investment grade or not rated were approximately 18% of the aggregate gross unrealized losses on available-for-sale debt securities.

Corporate securities in an unrealized loss position were diversified across industries in both 2021 and 2020. As of December 31, 2021, the industries accounting for the largest percentage of unrealized losses included financial services (16% of corporate gross unrealized losses) and consumer goods (15%). The largest unrealized loss related to a single corporate obligor was $16 million at December 31, 2021. As of December 31, 2020, the industries accounting for the largest percentage of unrealized losses included financial services (36% of corporate gross unrealized losses) and energy (19%). The largest unrealized loss related to a single corporate obligor was $14 million at December 31, 2020.

At December 31, 2021 and 2020, the amortized cost, gross unrealized gains and losses, fair value, and ACL of debt securities, including securities carried at fair value under the fair value option, were as follows (in millions):

		Allowance	Gross	Gross
	Amortized	for	Unrealized	Unrealized	Fair
December 31, 2021	Cost (1)	Credit Loss	Gains	Losses	Value
U.S. government securities	$4,515	$—	$97	$301	$4,311
Other government securities	1,489	—	147	17	1,619
Public utilities	6,016	—	669	25	6,660
Corporate securities	27,817	—	1,673	236	29,254
Residential mortgage-backed	514	2	45	3	554
Commercial mortgage-backed	1,960	—	75	6	2,029
Other asset-backed securities	6,985	7	71	23	7,026
Total debt securities	$49,296	$9	$2,777	$611	$51,453

		Allowance	Gross	Gross
	Amortized	for	Unrealized	Unrealized	Fair
December 31, 2020	Cost (1)	Credit Loss	Gains	Losses	Value
U.S. government securities	$5,073	$—	$162	$115	$5,120
Other government securities	1,497	—	201	1	1,697
Public utilities	6,225	—	1,026	2	7,249
Corporate securities	31,846	—	3,284	42	35,088
Residential mortgage-backed	893	—	74	1	966
Commercial mortgage-backed	3,069	—	248	4	3,313
Other asset-backed securities	5,617	14	101	5	5,699
Total debt securities	$54,220	$14	$5,096	$170	$59,132

(1) Amortized cost, apart from the carrying value for securities carried at fair value under the fair value option.

The amortized cost, allowance for credit losses, gross unrealized gains and losses, and fair value of debt securities at December 31, 2021, by contractual maturity, are shown below (in millions). Actual maturities may differ from contractual maturities where securities can be called or prepaid with or without early redemption penalties.

		Allowance	Gross	Gross
	Amortized	for	Unrealized	Unrealized	Fair
	Cost (1)	Credit Loss	Gains	Losses	Value
Due in 1 year or less	$894	$—	$15	$—	$909
Due after 1 year through 5 years	7,668	—	381	24	8,025
Due after 5 years through 10 years	13,177	—	739	107	13,809
Due after 10 years through 20 years	9,102	—	845	171	9,776
Due after 20 years	8,996	—	606	277	9,325
Residential mortgage-backed	514	2	45	3	554
Commercial mortgage-backed	1,960	—	75	6	2,029
Other asset-backed securities	6,985	7	71	23	7,026
Total	$49,296	$9	$2,777	$611	$51,453
(1) Amortized cost, apart from the carrying value for securities carried at fair value under the fair value option.

Securities with a carrying value of $116 million and $123 million at December 31, 2021 and 2020, respectively, were on deposit with regulatory authorities, as required by law in various states in which business is conducted.

Residential mortgage-backed securities (“RMBS”) include certain RMBS that are collateralized by residential mortgage loans and are neither explicitly nor implicitly guaranteed by U.S. government agencies (“non-agency RMBS”). The Company’s non-agency RMBS include investments in securities backed by prime, Alt-A, and subprime loans as follows (in millions):

		Allowance	Gross	Gross
	Amortized	for	Unrealized	Unrealized	Fair
December 31, 2021	Cost (1)	Credit Loss	Gains	Losses	Value
Prime	$227	$1	$10	$2	$234
Alt-A	94	1	21	—	114
Subprime	39	—	13	—	52
Total non-agency RMBS	$360	$2	$44	$2	$400

		Allowance	Gross	Gross
	Amortized	for	Unrealized	Unrealized	Fair
December 31, 2020	Cost (1)	Credit Loss	Gains	Losses	Value
Prime	$286	$—	$17	$1	$302
Alt-A	122	—	25	—	147
Subprime	61	—	14	—	75
Total non-agency RMBS	$469	$—	$56	$1	$524

(1) Amortized cost, apart from carrying value for securities carried at fair value under the fair value option.

The Company defines its exposure to non-agency residential mortgage loans as follows:

•Prime loan-backed securities are collateralized by mortgage loans made to the highest rated borrowers.
•Alt-A loan-backed securities are collateralized by mortgage loans made to borrowers who lack credit documentation or necessary requirements to obtain prime borrower rates.
•Subprime loan-backed securities are collateralized by mortgage loans made to borrowers that have a FICO score of 660 or lower.

The following table summarizes the number of securities, fair value and the gross unrealized losses of debt securities, aggregated by investment category and length of time that individual debt securities have been in a continuous loss position (dollars in millions):

	December 31, 2021			December 31, 2020
	Less than 12 months			Less than 12 months
	Gross	Fair Value		Gross	Fair Value
	Unrealized		# of	Unrealized		# of
	Losses		securities	Losses		securities
U.S. government securities	$2	$107	16	$115	$3,945	7
Other government securities	17	252	23	1	89	7
Public utilities	18	712	92	2	147	17
Corporate securities	178	6,266	722	41	1,391	152
Residential mortgage-backed	3	174	109	1	35	28
Commercial mortgage-backed	5	314	37	4	152	13
Other asset-backed securities	22	3,250	338	1	824	93
Total temporarily impaired securities	$245	$11,075	1,337	$165	$6,583	317

	12 months or longer			12 months or longer
	Gross	Fair Value		Gross	Fair Value
	Unrealized		# of	Unrealized		# of
	Losses		securities	Losses		securities
U.S. government securities	$299	$3,190	7	$—	$—	—
Other government securities	—	4	2	—	—	—
Public utilities	7	99	8	—	—	—
Corporate securities	58	661	69	1	3	3
Residential mortgage-backed	—	11	12	—	2	4
Commercial mortgage-backed	1	30	3	—	10	1
Other asset-backed securities	1	11	3	4	47	5
Total temporarily impaired securities	$366	$4,006	104	$5	$62	13

	Total			Total
	Gross	Fair Value		Gross	Fair Value
	Unrealized		# of	Unrealized		# of
	Losses		securities	Losses		securities
U.S. government securities	$301	$3,297	21	$115	$3,945	7
Other government securities	17	256	25	1	89	7
Public utilities	25	811	97	2	147	17
Corporate securities (1)	236	6,927	770	42	1,394	155
Residential mortgage-backed	3	185	121	1	37	32
Commercial mortgage-backed	6	344	39	4	162	14
Other asset-backed securities	23	3,261	341	5	871	98
Total temporarily impaired securities	$611	$15,081	1,414	$170	$6,645	330
(1) Certain corporate securities contain multiple lots and fit the criteria of both aging groups.

Debt securities in an unrealized loss position as of December 31, 2021 did not require an impairment recognized in earnings as the Company did not intend to sell these debt securities, it is not more likely than not that the Company will be required to sell these securities before recovery of their amortized cost basis, and the difference in the fair value compared to the amortized cost was due to factors other than credit loss. Based upon this evaluation, the Company believes it has the ability to generate adequate amounts of cash from normal operations to meet cash requirements with a reasonable margin of safety without requiring the sale of impaired securities.

As of December 31, 2021, unrealized losses associated with debt securities are primarily due to widening credit spreads or rising risk-free rates since purchase. The Company performed a detailed analysis of the financial performance of the underlying issues in an unrealized loss position and determined that recovery of the entire amortized cost of each impaired security is expected. In addition, mortgage-backed and asset-backed securities were assessed for credit impairment using a cash flow model that incorporates key assumptions including default rates, severities, and prepayment rates. The Company estimated losses for a security by forecasting the underlying loans in each transaction. The forecasted loan performance was used to project cash flows to the various tranches in the structure, as applicable. The forecasted cash flows also considered, as applicable, independent industry analyst reports and forecasts, and other independent market data. Based upon this assessment of the expected credit losses of the security given the performance of the underlying collateral compared to subordination or other credit enhancement, the Company expects to recover the entire amortized cost of each impaired security.

Evaluation of Available-for-Sale Debt Securities for Credit Loss

For debt securities in an unrealized loss position, management first assesses whether the Company has the intent to sell, or whether it is more likely than not it will be required to sell the security before the amortized cost basis is fully recovered. If either criteria is met, the amortized cost is written down to fair value through net gains (losses) on derivatives and investments as an impairment.

Debt securities in an unrealized loss position for which the Company does not have the intent to sell or is not more likely than not to sell the security before recovery to amortized cost are further evaluated to determine if the cause of the decline in fair value resulted from credit losses or other factors, which includes estimates about the operations of the issuer and future earnings potential.

The credit loss evaluation may consider the extent to which the fair value is below amortized cost; changes in ratings of the security; whether a significant covenant related to the security has been breached; or an issuer has filed or indicated a possibility of filing for bankruptcy, has missed or announced it intends to miss a scheduled interest or principal payment, or has experienced a specific material adverse change that may impair its creditworthiness; judgments about an obligor’s current and projected financial position; an issuer’s current and projected ability to service and repay its debt obligations; the existence of, and realizable value of, any collateral backing the obligations; and the macro-economic and micro-economic outlooks for specific industries and issuers.

In addition to the above, the credit loss review of investments in asset-backed securities includes the review of future estimated cash flows, including expected and stress case scenarios, to identify potential shortfalls in contractual payments. These estimated cash flows are developed using available performance indicators from the underlying assets including current and projected default or delinquency rates, levels of credit enhancement, current subordination levels, vintage, expected loss severity and other relevant characteristics. These estimates reflect a combination of data derived by third parties and internally developed assumptions. Where possible, this data is benchmarked against third-party sources.

For mortgage-backed securities, credit losses are assessed using a cash flow model that estimates the cash flows on the underlying mortgages, using the security-specific collateral characteristics and transaction structure. The model estimates cash flows from the underlying mortgage loans and distributes those cash flows to various tranches of securities, considering the transaction structure and any subordination and credit enhancements existing in that structure. The cash flow model incorporates actual cash flows on the mortgage-backed securities through the current period and then projects the remaining cash flows using a number of assumptions, including prepayment timing, default rates and loss severity. Specifically, for prime and Alt-A RMBS, the assumed default percentage is dependent on the severity of delinquency status, with foreclosures and real estate owned receiving higher rates, but also includes the currently performing loans.

These estimates reflect a combination of data derived by third parties and internally developed assumptions. Where possible, this data is benchmarked against other third-party sources. In addition, these estimates are extrapolated along a default timing curve to estimate the total lifetime pool default rate. When a credit loss is determined to exist and the present value of cash flows expected to be collected is less than the amortized cost of the security, an allowance for credit loss is recorded along with a charge to net gains (losses) on derivatives and investments, limited by the amount that the fair value is less than amortized cost. Any remaining unrealized loss after recording the allowance for credit loss is the non-credit amount and is recorded to other comprehensive income.

The rollforward of the allowance for credit loss for available-for-sale securities by sector is as follows (in millions):

December 31, 2021	US government securities	Other government securities	Public utilities	Corporate securities	Residential mortgage-backed	Commercial mortgage-backed	Other asset-backed securities	Total
Balance at January 1, 2021	$—	$—	$—	$—	$—	$—	$14	$14
Additions for which credit loss was not previously recorded	—	—	—	—	2	—	—	2
Changes for securities with previously recorded credit loss	—	—	—	—	—	—	9	9
Additions for purchases of PCD debt securities (1)	—	—	—	—	—	—	—	—
Reductions from charge-offs	—	—	—	—	—	—	—	—
Reductions for securities disposed	—	—	—	—	—	—	(16)	(16)
Securities intended/required to be sold before recovery of amortized cost basis	—	—	—	—	—	—	—	—
Balance at December 31, 2021 (2)	$—	$—	$—	$—	$2	$—	$7	$9

December 31, 2020	US government securities	Other government securities	Public utilities	Corporate securities	Residential mortgage-backed	Commercial mortgage-backed	Other asset-backed securities	Total
Balance at January 1, 2020	$—	$—	$—	$—	$—	$—	$—	$—
Additions for which credit loss was not previously recorded	—	—	—	—	—	—	17	17
Changes for securities with previously recorded credit loss	—	—	—	—	—	—	(3)	(3)
Additions for purchases of PCD debt securities (1)	—	—	—	—	—	—	—	—
Reductions from charge-offs	—	—	—	—	—	—	—	—
Reductions for securities disposed	—	—	—	—	—	—	—	—
Securities intended/required to be sold before recovery of amortized cost basis	—	—	—	—	—	—	—	—
Balance at December 31, 2020 (2)	$—	$—	$—	$—	$—	$—	$14	$14

(1) Represents purchased credit-deteriorated ("PCD") fixed maturity available-for-sale securities.
(2) Accrued interest receivable on debt securities totaled $373 million and $433 million as of December 31, 2021 and 2020, respectively, and was excluded from the determination of credit losses for the years ended December 30, 2021 and 2020.

The allowance for credit loss for specific debt securities may be increased or reversed in subsequent periods due to changes in the assessment of the present value of cash flows that are expected to be collected. Any changes to the allowance for credit loss is recorded as a provision for (or reversal of) credit loss expense in net gains (losses) on derivatives and investments.

When all, or a portion, of a security is deemed uncollectible, the uncollectible portion is written-off with an adjustment to amortized cost and a corresponding reduction to the allowance for credit losses.

Accrued interest receivables are presented separate from the amortized cost basis of debt securities. Accrued interest receivables that are determined to be uncollectible are written off with a corresponding reduction to net investment income. No accrued interest was written off during the years ended December 31, 2021 and 2020.

Net Investment Income

The sources of net investment income were as follows (in millions):

	Years Ended December 31,
	2021	2020	2019
Debt securities (1)	$1,063	$1,579	$2,132
Equity securities	8	(4)	22
Mortgage loans	319	365	392
Policy loans	73	79	89
Limited partnerships	559	105	184
Other investment income	14	14	42
Total investment income excluding funds withheld assets	2,036	2,138	2,861

Net investment income on funds withheld assets (see Note 8)	1,188	792	330

Investment expenses:
Derivative trading commission	(3)	(5)	(4)
Depreciation on real estate	(11)	(11)	(11)
Other investment expenses (2)	(124)	(133)	(158)
Total investment expenses	(138)	(149)	(173)
Net investment income	$3,086	$2,781	$3,018
(1) Includes unrealized gains and losses on securities for which the Company elected the fair value option.
(2) Includes interest expense and market appreciation on deferred compensation; investment software expense, custodial fees, and other bank fees; institutional product issuance related expenses; and other expenses.

Investment income is not accrued on securities in default and otherwise where the collection is uncertain. In these cases, receipts of interest on such securities are used to reduce the cost basis of the securities.

Unrealized gains (losses) included in investment income that were recognized on equity securities held were $2 million, $(2) million and $6 million, for the years ended December 31, 2021, 2020 and 2019, respectively. Investment income (expense) of $(3) million, $(25) million and $(40) million was recognized on securities carried at fair value recorded through income for the years ended December 31, 2021, 2020 and 2019, respectively.

Net Gains (Losses) on Derivatives and Investments

Realized gains and losses on sales of investments are recognized in income at the date of sale and are determined using the specific cost identification method.

The following table summarizes net gains (losses) on derivatives and investments (in millions):

	Years Ended December 31,
	2021	2020	2019
Available-for-sale securities
Realized gains on sale	$168	$772	$302
Realized losses on sale	(88)	(195)	(107)
Credit loss income (expense)	(10)	(14)	—
Gross impairments	—	(27)	(2)
Credit loss income (expense) on mortgage loans	62	(61)	—
Other (1)	49	(102)	(9)
Net gains (losses) excluding derivatives and funds withheld assets	181	373	184
Net gains (losses) on derivative instruments (see Note 5)	(2,640)	(7,267)	(6,571)
Net gains (losses) on funds withheld reinsurance treaties (see Note 8)	(21)	440	(330)
Total net gains (losses) on derivatives and investments	$(2,480)	$(6,454)	$(6,717)

(1) Includes the foreign currency gain or loss related to foreign denominated trust instruments supporting funding agreements.
Net gains (losses) on funds withheld reinsurance treaties represents income (loss) from the sale of investments held in segregated funds withheld accounts in support of reinsurance agreements for which Jackson retains legal ownership of the underlying investments. These gains (losses) are increased or decreased by changes in the embedded derivative liability related to the Athene Reinsurance Agreement and also include (i) changes in the related funds withheld payable, as all economic performance of the investments held in the segregated accounts inure to the benefit of the reinsurers under the respective reinsurance agreements with each reinsurer, and (ii) amortization of the difference between book value and fair value of the investments as of the effective date of the reinsurance agreements with each reinsurer.

The aggregate fair value of securities sold at a loss for the years ended December 31, 2021, 2020 and 2019 was $2,600 million, $7,608 million and $2,305 million, which was approximately 95%, 97% and 96% of book value, respectively.

Proceeds from sales of available-for-sale debt securities were $9,600 million, $25,533 million, and $6,520 million during the years ended December 31, 2021, 2020 and 2019, respectively.

There are inherent uncertainties in assessing the fair values assigned to the Company’s investments. The Company’s reviews of net present value and fair value involve several criteria including economic conditions, credit loss experience, other issuer-specific developments and estimated future cash flows. These assessments are based on the best available information at the time. Factors such as market liquidity, the widening of bid/ask spreads and a change in the cash flow assumptions can contribute to future price volatility. If actual experience differs negatively from the assumptions and other considerations used in the consolidated financial statements, unrealized losses currently reported in accumulated other comprehensive income may be recognized in the consolidated income statements in future periods.

The Company currently has no intent to sell securities with unrealized losses considered to be temporary until they mature or recover in value and believes that it has the ability to do so. However, if the specific facts and circumstances surrounding an individual security, or the outlook for its industry sector change, the Company may sell the security prior to its maturity or recovery and realize a loss.

Unconsolidated VIEs

The Company invests in certain LPs and LLCs that it has concluded are VIEs. Based on the analysis of these entities, the Company is not the primary beneficiary of the VIEs as it does not have the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. In addition, the Company does not have the obligation to absorb losses or the right to receive benefits that could potentially be significant to the entities. Therefore, the Company does not consolidate these VIEs and the carrying amounts of the Company’s investments in these LPs and LLCs are recognized in other invested assets on the consolidated balance sheets. Unfunded capital commitments for these investments are detailed in Note 14. The Company’s exposure to loss is limited to the capital invested and unfunded capital commitments related to the LPs/LLCs, which was $3,347 million and $2,598 million as of December 31, 2021 and 2020, respectively. The capital invested in an LP or LLC equals the original capital contributed, increased for additional capital contributed after the initial investment, and reduced for any returns of capital from the LP or LLC. LPs and LLCs are carried at fair value.

The Company invests in certain mutual funds that it has concluded are VIEs. Based on the analysis of these entities, the Company is not the primary beneficiary of the VIEs. Mutual funds for which the Company does not have the obligation to absorb losses or the right to receive benefits that could potentially be significant to the entities are recognized in equity securities on the consolidated balance sheets and were $139 million and $130 million as of December 31, 2021 and 2020, respectively. The Company’s maximum exposure to loss on these mutual funds is limited to the amortized cost for these investments.

The Company makes investments in structured debt securities issued by VIEs for which they are not the manager. These structured debt securities include RMBS, CMBS, and asset-backed securities ("ABS"). The Company does not consolidate the securitization trusts utilized in these transactions because they do not have the power to direct the activities that most significantly impact the economic performance of these securitization trusts. The Company does not consider its continuing involvement with these VIEs to be significant because they either invest in securities issued by the VIE and were not involved in the design of the VIE or no transfers have occurred between the Company and the VIE. The Company’s maximum exposure to loss on these structured debt securities is limited to the amortized cost of these investments. The Company does not have any further contractual obligations to the VIE. The Company recognizes the variable interest in these VIEs at fair value on the consolidated balance sheets.

Commercial and Residential Mortgage Loans

Commercial and residential mortgage loans are generally carried at the aggregate unpaid principal balance, adjusted for any applicable unamortized discount or premium, or ACL. Acquisition discounts and premiums on mortgage loans are amortized into investment income through maturity dates using the effective interest method. Interest income is accrued on the principal balance of the loan based on the loan’s contractual interest rate. Interest income and amortization of premiums and discounts are reported in net investment income along with prepayment fees and mortgage loan fees, which are recorded as incurred.

Commercial mortgage loans of $10.5 billion and $10.2 billion at December 31, 2021 and 2020, respectively, are reported net of an allowance for credit losses of $85 million and $165 million at each date, respectively. At December 31, 2021, commercial mortgage loans were collateralized by properties located in 38 states, the District of Columbia, and Europe. Accrued interest receivable on commercial mortgage loans was $32 million and $32 million at December 31, 2021 and December 31, 2020, respectively.

Residential mortgage loans of $939 million and $449 million at December 31, 2021 and 2020, respectively, are reported net of an allowance for credit losses of $9 million and $14 million at each date, respectively. Loans were collateralized by properties located in 50 states, the District of Columbia, Mexico, and Europe. Accrued interest receivable on residential mortgage loans was $13 million and $3 million at December 31, 2021 and December 31, 2020, respectively.

Mortgage Loan Concessions

In response to the adverse economic impact of the COVID-19 pandemic, the Company granted concessions to certain of its commercial mortgage loan borrowers, including payment deferrals and other loan modifications. The Company has elected the option under the Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act of 2021, and the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus (Revised) issued by bank regulatory agencies, not to account for or report qualifying concessions as troubled debt restructurings and does not classify such loans as past due during the payment deferral period. Additionally, in accordance with the FASB’s published response to a COVID-19 Pandemic technical inquiry, the Company continues to accrue interest income on such loans that have deferred payment. For some commercial mortgage loan borrowers (principally in the hotel and retail sectors), the Company granted concessions which were primarily interest and/or principal payment deferrals generally ranging from 6 to 14 months and, to a much lesser extent, maturity date extensions. Repayment periods are generally within one year but may extend until maturity date. Deferred commercial mortgage loan interest and principal payments were $9 million at December 31, 2021. The concessions granted had no impact on the Company’s results of operations or financial position as the Company has not granted concessions that would have been disclosed and accounted for as troubled debt restructurings.

Evaluation for Credit Losses on Mortgage Loans

The Company reviews mortgage loans on a quarterly basis to estimate the ACL with changes in the ACL recorded in net gains (losses) on derivatives and investments. Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, the Company records an ACL on the pool of mortgage loans based on lifetime expected credit losses. The Company utilizes a third-party forecasting model to estimate lifetime expected credit losses at a loan level for commercial mortgage loans. The model forecasts net operating income and property values for the economic scenario selected. The debt service coverage ratios (“DSCR”) and loan to values (“LTV”) are calculated over the forecastable period by comparing the projected net operating income and property valuations to the loan payment and principal amounts of each loan. The model utilizes historical mortgage loan performance based on DSCRs and LTV to derive probability of default and expected losses based on the economic scenario that is similar to the Company’s expectations of economic factors such as unemployment, GDP growth, and interest rates. The Company determined the forecastable period to be reasonable and supportable for a period of two years beyond the end of the reporting period. Over the following one-year period, the model reverts to the historical performance of the portfolio for the remainder of the contractual term of the loans. In cases where the Company does not have an appropriate length of historical performance, the relevant historical rate from an index or the lifetime expected credit loss calculated from the model may be used.

Unfunded commitments are included in the model and an ACL is determined accordingly. Credit loss estimates are pooled by property type and the Company does not include accrued interest in the determination of ACL.

For individual loans or for types of loans for which the third-party model is deemed not suitable, the Company utilizes relevant current market data, industry data, and publicly available historical loss rates to calculate an estimate of the lifetime expected credit loss.

Mortgage loans on real estate deemed uncollectible are charged against the ACL, and subsequent recoveries, if any, are credited to the ACL, limited to the aggregate of amounts previously charged-off and expected to be charged-off. Mortgage loans on real estate are presented net of the allowance for credit losses on the consolidated balance sheets.

The following table provides a summary of the allowance for credit losses in the Company’s mortgage loan portfolios (in millions):

December 31, 2021	Apartment	Hotel	Office	Retail	Warehouse	Residential Mortgage	Total
Balance at January 1, 2021	$58	$34	$25	$24	$24	$14	$179
Charge offs, net of recoveries	—	—	—	—	—	—	—
Additions from purchase of PCD mortgage loans	—	—	—	—	—	—	—
Provision (release)	(39)	(25)	3	(7)	(12)	(5)	(85)
Balance at December 31, 2021 (1)	$19	$9	$28	$17	$12	$9	$94

December 31, 2020	Apartment	Hotel	Office	Retail	Warehouse	Residential Mortgage	Total
Balance at January 1, 2020	$4	$1	$1	$2	$1	$—	$9
Cumulative effect of change in accounting principle	24	5	8	10	15	—	62
Charge offs, net of recoveries	—	—	—	—	—	—	—
Additions from purchase of PCD mortgage loans	—	—	—	—	—	—	—
Provision (release)	30	28	16	12	8	14	108
Balance at December 31, 2020 (1)	$58	$34	$25	$24	$24	$14	$179

(1) Accrued interest receivable totaled $44 million and $35 million as of December 31, 2021 and 2020, respectively, and was excluded from the determination of credit losses.
Accrued interest receivables are presented separate from the amortized cost of mortgage loans. An ACL is not estimated on an accrued interest receivable, rather receivable balances that are deemed uncollectible are written off with a corresponding reduction to net investment income.

The Company’s mortgage loans that are current and in good standing are accruing interest. Interest is not accrued on loans greater than 90 days delinquent and in process of foreclosure, when deemed uncollectible. Delinquency status is determined from the date of the first missed contractual payment.

At December 31, 2021, there was $6 million of recorded investment, $7 million of unpaid principal balance, no related loan allowance, $2 million of average recorded investment, and no investment income recognized on impaired residential mortgage loans. At December 31, 2020, there were no impaired mortgages.

The following tables provide information about the credit quality and vintage year of mortgage loans (in millions):

	December 31, 2021
	2021	2020	2019	2018	2017	Prior	Revolving Loans	Total	% of Total
Commercial mortgage loans
Loan to value ratios:
Less than 70%	$1,270	$1,346	$1,592	$1,599	$1,305	$2,703	$4	$9,819	93%
70% - 80%	345	35	—	52	85	153	—	670	6%
80% - 100%	—	—	39	5	—	—	—	44	—%
Greater than 100%	—	—	—	—	—	10	—	10	—%
Total commercial mortgage loans	1,615	1,381	1,631	1,656	1,390	2,866	4	10,543	100%

Debt service coverage ratios:
Greater than 1.20x	796	974	1,532	1,293	1,257	2,609	4	8,465	80%
1.00x - 1.20x	651	329	81	90	11	68	—	1,230	12%
Less than 1.00x	168	78	18	273	122	189	—	848	8%
Total commercial mortgage loans	1,615	1,381	1,631	1,656	1,390	2,866	4	10,543	100%

Residential mortgage loans
Performing	268	22	18	16	7	396	—	727	77%
Nonperforming	4	44	22	19	23	100	—	212	23%
Total residential mortgage loans	272	66	40	35	30	496	—	939	100%

Total mortgage loans	$1,887	$1,447	$1,671	$1,691	$1,420	$3,362	$4	$11,482	100%

	December 31, 2020
	2020	2019	2018	2017	2016	Prior	Revolving Loans	Total	% of Total
Commercial mortgage loans
Loan to value ratios:
Less than 70%	$1,347	$1,315	$1,753	$1,679	$1,321	$1,845	$4	$9,264	90%
70% - 80%	66	348	128	80	94	129	—	845	8%
80% - 100%	—	92	5	47	—	26	—	170	2%
Greater than 100%	—	—	—	—	—	—	—	—	—%
Total commercial mortgage loans	1,413	1,755	1,886	1,806	1,415	2,000	4	10,279	100%

Debt service coverage ratios:
Greater than 1.20x	1,079	1,602	1,738	1,795	1,409	1,879	4	9,506	93%
1.00x - 1.20x	334	138	90	11	—	89	—	662	6%
Less than 1.00x	—	15	58	—	6	32	—	111	1%
Total commercial mortgage loans	1,413	1,755	1,886	1,806	1,415	2,000	4	10,279	100%

Residential mortgage loans
Performing	12	2	—	1	2	432	—	449	100%
Nonperforming	—	—	—	—	—	—	—	—	—%
Total residential mortgage loans	12	2	—	1	2	432	—	449	100%

Total mortgage loans	$1,425	$1,757	$1,886	$1,807	$1,417	$2,432	$4	$10,728	100%

	December 31, 2021
	In Good Standing (1)	Restructured	Greater than 90 Days Delinquent	In the Process of Foreclosure	Total Carrying Value
Apartment	$3,755	$—	$—	$—	$3,755
Hotel	1,054	—	—	—	1,054
Office	1,889	—	—	—	1,889
Retail	2,104	—	—	—	2,104
Warehouse	1,741	—	—	—	1,741
Total commercial	10,543	—	—	—	10,543
Residential (2)	727	—	206	6	939
Total	$11,270	$—	$206	$6	$11,482

	December 31, 2020
	In Good Standing (1)	Restructured	Greater than 90 Days Delinquent	In the Process of Foreclosure	Total Carrying Value
Apartment	$3,905	$—	$—	$—	$3,905
Hotel	883	—	—	—	883
Office	1,570	—	—	—	1,570
Retail	1,942	—	—	—	1,942
Warehouse	1,979	—	—	—	1,979
Total commercial	10,279	—	—	—	10,279
Residential	449	—	—	—	449
Total	$10,728	$—	$—	$—	$10,728
(1)     At December 31, 2021 and 2020, includes mezzanine loans of $278 million and $45 million in the Apartment category, $75 million and $33 million in the Hotel category, $252 million and $117 million in the Office category, $27 million and nil in the Retail category, and $26 million and $48 million in the Warehouse category, respectively.
(2)    Includes $202 million of loans purchased when the loans were greater than 90 days delinquent and are supported with insurance or other guarantees provided by various governmental programs, and $5 million of loans in process of foreclosure.

As of December 31, 2021 and 2020, there were no commercial mortgage loans involved in troubled debt restructuring, and stressed loans for which the Company is dependent, or expects to be dependent, on the underlying property to satisfy repayment were nil.

Equity Securities

Equity securities include common stocks, preferred stocks and mutual funds. All equity securities are carried at fair value with changes in value included in net investment income.

Policy Loans

Policy loans are loans the Company issues to contract holders that use the cash surrender value of their life insurance policy or annuity contract as collateral. At both December 31, 2021 and 2020, $3.5 billion of these loans were carried at fair value, which the Company believes is equal to unpaid principal balances, plus accrued investment income. At December 31, 2021 and 2020, the Company had $1.0 billion and $1.1 billion of policy loans not held as collateral for reinsurance, which were carried at the unpaid principal balances.

Other Invested Assets

Other invested assets primarily include investments in Federal Home Loan Bank capital stock, limited partnerships (“LPs”), and real estate. Federal Home Loan Bank capital stock is carried at cost and adjusted for any impairment. At both December 31, 2021 and 2020, FHLB capital stock had carrying value of $125 million. Real estate is carried at the lower of depreciated cost or fair value. At December 31, 2021 and 2020, real estate totaling $243 million and $250 million, respectively, included foreclosed properties with a book value of $1 million at both December 31, 2021 and 2020. Carrying values for limited partnership investments are generally determined by using the proportion of the Company’s investment in each fund (Net Asset Value (“NAV”) equivalent) as a practical expedient for fair value, and generally are recorded on a three-month lag, with changes in value included in net investment income. At December 31, 2021 and 2020, investments in LPs had carrying values of $2,252 million and $1,583 million, respectively.

In June 2021, the Company entered into an arrangement to sell $420 million of limited partnership investments, of which $236 million and $168 million were sold in the second and third quarter of 2021, respectively, and the remainder was sold in January 2022. The LPs sold were carried at estimated sales price. The Company expects to reinvest in new LPs as attractive opportunities become available.

Securities Lending

The Company has entered into securities lending agreements with agent banks whereby blocks of securities are loaned to third parties, primarily major brokerage firms. As of December 31, 2021 and 2020, the estimated fair value of loaned securities was $13 million and $12 million, respectively. The agreements require a minimum of 102 percent of the fair value of the loaned securities to be held as collateral, calculated on a daily basis. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. At December 31, 2021 and 2020, cash collateral received in the amount of $14 million and $12 million, respectively, was invested by the agent banks and included in cash and cash equivalents of the Company. A securities lending payable for the overnight and continuous loans is included in liabilities in the amount of cash collateral received. Securities lending transactions are used to generate income. Income and expenses associated with these transactions are reported as net investment income.

Repurchase Agreements

The Company routinely enters into repurchase agreements whereby the Company agrees to sell and repurchase securities. These agreements are accounted for as financing transactions, with the assets and associated liabilities included in the consolidated balance sheets. As of December 31, 2021 and 2020, short-term borrowings under such agreements averaged $1,548 million and $455 million, respectively, with weighted average interest rates of 0.07% and 0.16%, respectively. At December 31, 2021 and 2020, the outstanding repurchase agreement balance was $1,572 million and $1,100 million, respectively, collateralized with U.S. Treasury notes and maturing within 30 days, and was included within repurchase agreements and securities lending payable in the consolidated balance sheets. In the event of a decline in the fair value of the pledged collateral under these agreements, the Company may be required to transfer cash or additional securities as pledged collateral. Interest expense totaled $1 million, $1 million and $2 million for the years ended December 31, 2021, 2020 and 2019, respectively. The highest level of short-term borrowings at any month end was $2,349 million and $1,486 million for the years ended December 31, 2021 and 2020, respectively.

5.        Derivative Instruments

Freestanding Derivative Instruments

The Company enters into financial derivative transactions, including swaps, put-swaptions, futures and options to reduce and manage business risks. These transactions manage the risk of a change in the value, yield, price, cash flows, credit quality or degree of exposure with respect to assets, liabilities or future cash flows which the Company has acquired or incurred. The Company does not account for freestanding derivatives as either fair value or cash flow hedges as might be permitted if specific hedging documentation requirements were followed. As a result, freestanding derivatives are carried at fair value on the balance sheet with settlements and changes in fair value recorded in net gains (losses) on derivatives and investments.

With respect to the Company’s interest rate swaps and cross-currency swaps, the Company records the income related to periodic interest payment settlements within net gains (losses) on derivatives and investments. Although the Company does not account for these as cash flow hedges, the income from these settlements is considered operating income due to the cash settlement nature and is reported, as such, within the Company’s segment related disclosure within pretax adjusted operating earnings.

The Company manages the potential credit exposure for over-the-counter derivative contracts through evaluation of the counterparty credit standing, collateral agreements, and master netting agreements. The Company is exposed to credit-related losses in the event of nonperformance by counterparties, however, it does not anticipate nonperformance. There were no charges due to nonperformance by derivative counterparties in 2021, 2020 or 2019.

Embedded Derivatives—Product Liabilities

Certain product liabilities, including fixed index annuities, RILAs, and guarantees offered in connection with variable, fixed index, and registered index-linked annuities issued by the Company, may contain embedded derivatives. Derivatives embedded in certain host insurance contracts that have been separated for accounting and financial reporting purposes, are carried at fair value. The results from changes in value of embedded derivatives are reported in net income.

See “Variable Annuity Guarantees”, “Fixed Index Annuities”, and "RILA", which are further discussed in Note 10 for additional information on the accounting policies for embedded derivatives bifurcated from insurance host contracts.

Embedded Derivatives—Funds Withheld Reinsurance Agreements

The Company has recorded an embedded derivative liability related to the Athene Reinsurance Agreement (the “Athene Embedded Derivative”) in accordance with FASB ASC 815-15-55-107 and 108, “Derivatives and Hedging Case B: Reinsurer’s Receivable Arising from a Modified Coinsurance Arrangement” as Jackson’s obligation under the Reinsurance Agreement is based on the total return of investments in a segregated funds withheld account rather than Jackson’s own creditworthiness. As the Reinsurance Agreement transfers the economics of the investments in the segregated funds withheld account to Athene, they will receive an investment return equivalent to owning the underlying assets. At inception of the Reinsurance Agreement, the Athene Embedded Derivative was valued at zero. Additionally, the inception fair value of the investments in the segregated funds withheld account differed from their book value and, accordingly, the amortization of this difference is reported in net gains (losses) on derivatives and investments in the Consolidated Income Statements, while the investments are held. Subsequent to the effective date of the Reinsurance Agreement, the Athene Embedded Derivative is measured at fair value with changes reported in net gains (losses) on derivatives and investments in the consolidated income statements. The Athene Embedded Derivative Liability is included in funds withheld payable under reinsurance treaties in the consolidated balance sheets. See “Athene Reinsurance” in Note 8 for additional information on the Athene Reinsurance Transaction.

A summary of the aggregate contractual or notional amounts and fair values of the Company’s freestanding and embedded derivative instruments are as follows (in millions):

	December 31, 2021
	Contractual/	Assets	Liabilities	Net
	Notional	Fair	Fair	Fair Value
	Amount (1)	Value	Value	Asset
Freestanding derivatives
Cross-currency swaps	$1,767	$55	$35	$20
Equity index call options	21,000	606	—	606
Equity index futures (2)	18,258	—	—	—
Equity index put options	27,500	150	—	150
Interest rate swaps	7,728	430	—	430
Interest rate swaps - cleared (2)	1,500	—	—	—
Put-swaptions	19,000	133	—	133
Treasury futures (2)	894	—	—	—
Total freestanding derivatives	97,647	1,374	35	1,339
Embedded derivatives
VA embedded derivatives (3)	N/A	—	2,626	(2,626)
FIA embedded derivatives (4)	N/A	—	1,439	(1,439)
RILA embedded derivatives	N/A	—	6	(6)
Total embedded derivatives	N/A	—	4,071	(4,071)
Derivatives related to funds withheld under reinsurance treaties
Cross-currency swaps	158	10	1	9
Cross-currency forwards	1,119	33	5	28
Funds withheld embedded derivative (5)	N/A	—	120	(120)
Total derivatives related to funds withheld under reinsurance treaties	1,277	43	126	(83)
Total	$98,924	$1,417	$4,232	$(2,815)

(1) The notional amount for swaps and swaptions represents the stated principal balance used as a basis for calculating payments. The contractual amount for futures and options represents the market exposure of open positions.

(2) Variation margin is considered settlement resulting in the netting of cash received/paid for variation margin against the fair value of the trades.
(3) Included within reserves for future policy benefits and claims payable on the consolidated balance sheets. The nonperformance risk adjustment is included in the balance above.
(4) Included within other contract holder funds on the consolidated balance sheets. The nonperformance risk adjustment is included in the balance above.
(5) Included within funds withheld payable under reinsurance treaties on the consolidated balance sheets.

	December 31, 2020
	Contractual/	Assets	Liabilities	Net
	Notional	Fair	Fair	Fair Value
	Amount (1)	Value	Value	Asset
Freestanding derivatives
Cross-currency swaps	$1,744	$93	$34	$59
Equity index call options	26,300	1,127	—	1,127
Equity index futures (2)	27,651	—	—	—
Equity index put options	27,000	178	—	178
Interest rate swaps	4,750	722	1	721
Interest rate swaps - cleared (2)	1,500	—	8	(8)
Put-swaptions	1,000	100	—	100
Treasury futures (2)	8,511	—	—	—
Total freestanding derivatives	98,456	2,220	43	2,177
Embedded derivatives
VA embedded derivatives (3)	N/A	—	5,592	(5,592)
FIA embedded derivatives (4)	N/A	—	1,484	(1,484)
Total embedded derivatives	N/A	—	7,076	(7,076)
Derivatives related to funds withheld under reinsurance treaties
Cross-currency swaps	109	—	5	(5)
Cross-currency forwards	743	—	8	(8)
Funds withheld embedded derivative (5)	N/A	—	827	(827)
Total derivatives related to funds withheld under reinsurance treaties	852	—	840	(840)
Total	$99,308	$2,220	$7,959	$(5,739)

(1) The notional amount for swaps and swaptions represents the stated principal balance used as a basis for calculating payments. The contractual amount for futures and options represents the market exposure of open positions.

(2) Variation margin is considered settlement resulting in the netting of cash received/paid for variation margin against the fair value of the trades.
(3) Included within reserves for future policy benefits and claims payable on the consolidated balance sheets. The nonperformance risk adjustment is included in the balance above.
(4) Included within other contract holder funds on the consolidated balance sheets. The nonperformance risk adjustment is included in the balance above.
(5) Included within funds withheld payable under reinsurance treaties on the consolidated balance sheets.

The following table reflects the results of the Company’s derivatives, including gains (losses) and change in fair value of freestanding derivative instruments and embedded derivatives (in millions):

	Years Ended December 31,
	2021	2020	2019
Derivatives excluding funds withheld under reinsurance treaties
Cross-currency swaps	$(36)	$74	$11
Equity index call options	1,479	1,468	104
Equity index futures	(4,663)	(8,286)	(6,391)
Equity index put options	(1,202)	(218)	(1,279)
Interest rate swaps	(179)	578	427
Interest rate swaps - cleared	(64)	1	—
Put-swaptions	134	199	65
Treasury futures	(990)	1,651	540
Fixed index annuity embedded derivatives	(5)	30	(310)
Registered index linked annuity embedded derivative	(1)	—	—
Variable annuity embedded derivatives	2,887	(2,764)	262
Total net gains (losses) on derivative instruments excluding derivative instruments related to funds withheld under reinsurance treaties	(2,640)	(7,267)	(6,571)
Derivatives related to funds withheld under reinsurance treaties
Cross-currency swaps	15	(5)	—
Cross-currency forwards	42	(19)	—
Treasury futures	—	(204)	—
Funds withheld embedded derivative	707	(827)	—
Total net gains (losses) on derivative instruments related to funds withheld under reinsurance treaties	764	(1,055)	—
Total net gains (losses) on derivative instruments including derivative instruments related to funds withheld under reinsurance treaties	$(1,876)	$(8,322)	$(6,571)

All of the Company’s trade agreements for freestanding, over-the-counter derivatives, contain credit downgrade provisions that allow a party to assign or terminate derivative transactions if the counterparty’s credit rating declines below an established limit. At December 31, 2021 and 2020, the fair value of the Company’s net non-cleared, over-the-counter derivative assets by counterparty were $1,376 million and $2,185 million, respectively, and held collateral was $1,576 million and $2,124 million, respectively, related to these agreements. At December 31, 2021 and 2020, the fair value of the Company’s net non-cleared, over-the-counter derivative liabilities by counterparty were nil and $13 million, respectively, and provided collateral was nil and $26 million, respectively, related to these agreements. If all of the downgrade provisions had been triggered at December 31, 2021 and 2020, in aggregate, the Company would have had to disburse $200 million and nil, respectively, to counterparties, representing the net fair values of derivatives by counterparty, less collateral held.

Offsetting Assets and Liabilities

The Company’s derivative instruments, repurchase agreements and securities lending agreements are subject to master netting arrangements and collateral arrangements. A master netting arrangement with a counterparty creates a right of offset for amounts due to and due from that same counterparty that is enforceable in the event of a default or bankruptcy. The Company recognizes amounts subject to master netting arrangements on a gross basis within the consolidated balance sheets.

The following tables present the gross and net information about the Company’s financial instruments subject to master netting arrangements (in millions):

	December 31, 2021
	Gross Amounts Recognized	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts Presented in the Consolidated Balance Sheets
				Gross Amounts Not Offset in the Consolidated Balance Sheets

				Financial Instruments (1)	Cash Collateral	Securities Collateral (2)	Net Amount

Financial Assets:
Freestanding derivative
assets	$1,417	$—	$1,417	$41	$817	$555	$4
Financial Liabilities:
Freestanding derivative
liabilities	$41	$—	$41	$41	$—	$—	$—
Securities loaned	14	—	14	—	14	—	—
Repurchase agreements	1,572	—	1,572	—	—	1,572	—
Total financial liabilities	$1,627	$—	$1,627	$41	$14	$1,572	$—

(1) Represents the amount that could be offset under master netting or similar arrangements that management elects not to offset on the consolidated balance sheets.
(2) Excludes initial margin amounts for exchange-traded derivatives.

	December 31, 2020
	Gross Amounts Recognized	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts Presented in the Consolidated Balance Sheets
				Gross Amounts Not Offset in the Consolidated Balance Sheets

				Financial Instruments (1)	Cash Collateral	Securities Collateral (2)	Net Amount

Financial Assets:
Freestanding derivative
assets	$2,220	$—	$2,220	$35	$1,098	$890	$197
Financial Liabilities:
Freestanding derivative
liabilities	$56	$—	$56	$35	$13	$—	$8
Securities loaned	13	—	13	—	13	—	—
Repurchase agreements	1,100	—	1,100	—	—	1,100	—
Total financial liabilities	$1,169	$—	$1,169	$35	$26	$1,100	$8

(1) Represents the amount that could be offset under master netting or similar arrangements that management elects not to offset on the consolidated balance sheets.
(2) Excludes initial margin amounts for exchange-traded derivatives.

In the above tables, the amounts of assets or liabilities presented in the Company’s consolidated balance sheets are offset first by financial instruments that have the right of offset under master netting or similar arrangements with any remaining amount reduced by the amount of cash and securities collateral. The actual amount of collateral may be greater than amounts presented in the tables. The above tables exclude net embedded derivative liabilities of $4,071 million and $7,076 million as of December 31, 2021 and 2020, respectively, as these derivatives are not subject to master netting arrangements. The above tables also exclude the funds withheld embedded derivative liability of $120 million and $827 million at December 31, 2021 and 2020.

6.     Fair Value Measurements

Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. All financial assets and liabilities measured at fair value are required to be classified into one of the following categories:

Level 1
Observable inputs that reflect quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date. Level 1 securities include U.S. Treasury securities and exchange traded equity securities and derivative instruments.

Level 2
Observable inputs, other than quoted prices included in Level 1, for the asset or liability or prices for similar assets and liabilities. Most debt securities that are model priced using observable inputs are classified within Level 2. Also included are freestanding and embedded derivative instruments that are priced using models with observable market inputs.

Level 3
Valuations that are derived from techniques in which one or more of the significant inputs are unobservable (including assumptions about risk). Embedded derivatives that are valued using unobservable inputs are included in Level 3. Because Level 3 fair values, by their nature, contain unobservable market inputs, considerable judgment may be used to determine the Level 3 fair values. Level 3 fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

In many situations, inputs used to measure the fair value of an asset or liability may fall into different levels of the fair value hierarchy. In these situations, the Company determines the level in which the fair value falls based upon the lowest level input that is significant to the determination of the fair value. As a result, both observable and unobservable inputs may be used in the determination of fair values that the Company has classified within Level 3.

The Company determines the fair values of certain financial assets and liabilities based on quoted market prices, where available. The Company may also determine fair value based on estimated future cash flows discounted at the appropriate current market rate. When appropriate, fair values reflect adjustments for counterparty credit quality, the Company’s credit standing, liquidity and risk margins on unobservable inputs.

Where quoted market prices are not available, fair value estimates are made at a point in time, based on relevant market data, as well as the best information about the individual financial instrument. At times, illiquid market conditions may result in inactive markets for certain of the Company’s financial instruments. In such instances, there may be no or limited observable market data for these assets and liabilities. Fair value estimates for financial instruments deemed to be in an illiquid market are based on judgments regarding current economic conditions, liquidity discounts, currency, credit and interest rate risks, loss experience and other factors. These fair values are estimates and involve considerable uncertainty and variability as a result of the inputs selected and may differ materially from the values that would have been used had an active market existed. As a result of market inactivity, such calculated fair value estimates may not be realizable in an immediate sale or settlement of the instrument. In addition, changes in the underlying assumptions used in the fair value measurement technique could significantly affect these fair value estimates.

The following table summarizes the fair value and carrying value of the Company’s financial instruments (in millions):

	December 31, 2021		December 31, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets
Debt securities (1)	$51,453	$51,453	$59,132	$59,132
Equity securities	257	257	175	175
Mortgage loans	11,482	11,910	10,728	11,349
Limited partnerships	2,252	2,252	1,583	1,583
Policy loans (1)	4,474	4,474	4,523	4,523
Freestanding derivative instruments	1,417	1,417	2,220	2,220
Federal Home Loan Bank of Indianapolis ("FHLBI") capital stock	125	125	125	125
Cash and cash equivalents	1,799	1,799	1,853	1,853
GMIB reinsurance recoverable	262	262	340	340
Receivables from affiliates	197	197	229	229
Separate account assets	248,949	248,949	219,063	219,063

Liabilities
Annuity reserves (2)	40,155	49,867	45,394	53,760
Reserves for guaranteed investment contracts (3)	894	923	1,276	1,332
Trust instruments supported by funding agreements (3)	5,986	6,175	8,384	8,702
FHLB funding agreements (3)	1,950	1,938	1,478	1,421
Funds withheld payable under reinsurance treaties (1)	29,007	29,007	31,972	31,972
Long-term debt	494	563	533	624
Securities lending payable	14	14	13	13
Freestanding derivative instruments	41	41	56	56
Repurchase agreements	1,572	1,572	1,100	1,100
FHLB advances	—	—	380	380
Separate account liabilities	248,949	248,949	219,063	219,063
(1) Includes items carried at fair value under the fair value option.
(2) Annuity reserves represent only the components of other contract holder funds and reserves for future policy benefits and claims payable that are considered to be financial instruments.
(3) Included as a component of other contract holder funds on the consolidated balance sheets.

The following is a discussion of the methodologies used to determine fair values of the financial instruments measured on a recurring basis reported in the following tables.

Debt and Equity Securities

The fair values for debt and equity securities are determined using information available from independent pricing services, broker-dealer quotes, or internally derived estimates. Priority is given to publicly available prices from independent sources, when available. Securities for which the independent pricing service does not provide a quotation are either submitted to independent broker-dealers for prices or priced internally. Typical inputs used by these three pricing methods include reported trades, benchmark yields, credit spreads, liquidity premiums and/or estimated cash flows based on default and prepayment assumptions.

As a result of typical trading volumes and the lack of specific quoted market prices for most debt securities, independent pricing services will normally derive the security prices through recently reported trades for identical or similar securities, making adjustments through the reporting date based upon available market observable information as outlined above. If there are no recently reported trades, the independent pricing services and broker-dealers may use matrix or pricing model processes to develop a security price where future cash flow expectations are developed based upon collateral performance and discounted at relevant market rates. Certain securities are priced using broker-dealer quotes, which may utilize proprietary inputs and models. Additionally, the majority of these quotes are non-binding.

Included in the pricing of asset-backed securities are estimates of the rate of future prepayments of principal over the remaining life of the securities. Such estimates are derived based on the characteristics of the underlying structure and prepayment assumptions believed to be relevant for the underlying collateral. Actual prepayment experience may vary from these estimates.

Internally derived estimates may be used to develop a fair value for securities for which the Company is unable to obtain either a reliable price from an independent pricing service or a suitable broker-dealer quote. These fair value estimates may incorporate Level 2 and Level 3 inputs and are generally derived using expected future cash flows, discounted at market interest rates available from market sources based on the credit quality and duration of the instrument. For securities that may not be reliably priced using these internally developed pricing models, a fair value may be estimated using indicative market prices. These prices are indicative of an exit price, but the assumptions used to establish the fair value may not be observable or corroborated by market observable information and, therefore, represent Level 3 inputs.

The Company performs an analysis on the prices and credit spreads received from third parties to ensure that the prices represent a reasonable estimate of the fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and ongoing review of third-party pricing service methodologies, review of pricing statistics and trends, back testing recent trades and monitoring of trading volumes. In addition, the Company considers whether prices received from independent broker-dealers represent a reasonable estimate of fair value through the use of internal and external cash flow models, which are developed based on spreads and, when available, market indices. As a result of this analysis, if the Company determines there is a more appropriate fair value based upon the available market data, the price received from the third party may be adjusted accordingly.

For those securities that were internally valued at December 31, 2021 and 2020, the pricing model used by the Company utilizes current spread levels of similarly rated securities to determine the market discount rate for the security. Furthermore, appropriate risk premiums for illiquidity and non-performance are incorporated in the discount rate. Cash flows, as estimated by the Company using issuer-specific default statistics and prepayment assumptions, are discounted to determine an estimated fair value.

On an ongoing basis, the Company reviews the independent pricing services’ valuation methodologies and related inputs and evaluates the various types of securities in its investment portfolio to determine an appropriate fair value hierarchy distribution based upon trading activity and the observability of market inputs. Based on the results of this evaluation, each price is classified into Level 1, 2, or 3. Most prices provided by independent pricing services, including broker-dealer quotes, are classified into Level 2 due to their use of market observable inputs.

Limited Partnerships

Fair values for limited partnership interests, which are included in other invested assets, is generally determined using the proportion of the Company’s investment in the value of the net assets of each fund (“NAV equivalent”) as a practical expedient for fair value, and generally, are recorded on a three-month lag. No adjustments to these amounts were deemed necessary at December 31, 2021 and 2020. As a result of using the net asset value per share practical expedient, limited partnership interests are not classified in the fair value hierarchy.

The Company’s limited partnership interests are not redeemable and distributions received are generally the result of liquidation of the underlying assets of the partnerships. The Company generally has the ability under the partnership agreements to sell its interest to another limited partner with the prior written consent of the general partner. In cases when the Company expects to sell the limited partnership interest, the estimated sales price is used to determine the fair value. These limited partnership interests are classified as Level 2 in the fair value hierarchy.

In cases when a limited partnership’s financial statements are unavailable and a NAV equivalent is not available or practical, an internally developed model is used to determine fair value for that fund. These investments are classified as Level 3 in the fair value hierarchy.

Policy Loans

Policy loans are funds provided to policyholders in return for a claim on the policies values and function like demand deposits which are redeemable upon repayment, death or surrender, and there is only one market price at which the transaction could be settled – the then current carrying value. The funds provided are limited to the cash surrender value of the underlying policy. The nature of policy loans is to have a negligible default risk as the loans are fully collateralized by the value of the policy. Policy loans do not have a stated maturity and the balances and accrued interest are repaid either by the policyholder or with proceeds from the policy. Due to the collateralized nature of policy loans and unpredictable timing of payments, the Company believes the carrying value of policy loans approximates fair value. The reinsurance related component of policy loans at fair value under the fair value option have been classified as Level 3 within the fair value hierarchy.

Freestanding Derivative Instruments

Freestanding derivative instruments are reported at fair value, which reflects the estimated amounts, net of payment accruals, which the Company would receive or pay upon sale or termination of the contracts at the reporting date. Changes in fair value are included in net gains (losses) on derivatives and investments. Freestanding derivatives priced using third party pricing services incorporate inputs that are predominantly observable in the market. Inputs used to value derivatives include, but are not limited to, interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels.

Freestanding derivative instruments classified as Level 1 include futures, which are traded on active exchanges. Freestanding derivative instruments classified as Level 2 include interest rate swaps, cross currency swaps, cross-currency forwards, credit default swaps, put-swaptions and certain equity index call and put options. These derivative valuations are determined by third-party pricing services using pricing models with inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. Freestanding derivative instruments classified as Level 3 include interest rate contingent options that are valued by third-party pricing services utilizing significant unobservable inputs.

Cash and Cash Equivalents

Cash and cash equivalents primarily include money market instruments and bank deposits. Certain money market instruments are valued using unadjusted quoted prices in active markets and are classified as Level 1.

Funds Withheld Payable Under Reinsurance Treaties

The funds withheld payable under reinsurance treaties includes both the funds withheld payable which are held at fair value under the fair value option and the funds withheld embedded derivative liability. The fair value of the funds withheld payable which are held at fair value under the fair value option is equal to the fair value of the assets held as collateral, which primarily consists of policy loans using industry standard valuation techniques. The funds withheld embedded derivative liability is determined based upon a total return swap technique referencing the fair value of the investments held under the reinsurance contract and requires certain significant unobservable inputs. The funds withheld payable which are held at fair value under the fair value option and the funds withheld embedded derivative are considered Level 3 in the fair value hierarchy.

Receivables from Affiliates

The Company’s receivables from affiliates are set equal to the carrying value and are classified as Level 3.

Separate Account Assets

Separate account assets are comprised of investments in mutual funds that transact regularly, but do not trade in active markets as they are not publicly available, and, are categorized as Level 2 assets.

Variable Annuity Guarantees

Variable annuity contracts issued by the Company offer various guaranteed minimum death, withdrawal, income and accumulation benefits. Certain benefits, including non-life contingent components of GMWB and guaranteed minimum withdrawal benefits for life (“GMWB for Life”), guaranteed minimum accumulation benefits (“GMAB”), and the reinsurance recoverable on the Company’s guaranteed minimum income benefits (“GMIB”), are recorded at fair value. Guaranteed benefits that are not subject to fair value accounting are accounted for as insurance benefits. The Company discontinued offering the GMIB in 2009 and GMAB in 2011.

GMABs and non-life contingent components of GMWB and GMWB for Life contracts are recorded at fair value with changes in fair value recorded in net gains (losses) on derivatives and investments. The fair value of the reserve is based on the expectations of future benefit payments and certain future fees associated with the benefits. At the inception of the contract, the Company attributes to the embedded derivative a portion of rider fees collected from the contract holder, which is then held static in future valuations. Those fees, generally referred to as the attributed fees, are set such that the present value of the attributed fees is equal to the present value of future claims expected to be paid under the guaranteed benefit at the inception of the contract. In subsequent valuations, both the present value of future benefits and the present value of attributed fees are revalued based on current market conditions and policyholder behavior assumptions. The difference between each of the two components represents the fair value of the embedded derivative. Thus, when unfavorable equity market movements cause declines in the contract holder’s account value relative to the guarantee benefit, the valuation of future expected claims would generally increase relative to the measurement performed at the inception of the contract, resulting in an increase in the fair value of the embedded derivative liability (and vice versa).

The Company’s GMIB book is reinsured through an unrelated party, and due to the net settlement provisions of the reinsurance agreement, this contract meets the definition of a derivative. Accordingly, the GMIB reinsurance agreement is recorded at fair value, with changes in fair value recorded in net gains (losses) on derivatives and investments. Due to the inability to economically reinsure or hedge new issues of the GMIB, the Company discontinued offering the benefit in 2009.

Fair values for GMWB, GMWB for Life, and GMAB embedded derivatives, as well as GMIB reinsurance recoverables, are calculated using internally developed models because active, observable markets do not exist for those guaranteed benefits.

The fair value calculation is based on the present value of future cash flows comprised of future expected benefit payments, less future attributed rider fees, over the lives of the contracts. Estimating these cash flows requires numerous estimates and subjective judgments related to capital market inputs, as well as actuarially determined assumptions related to expectations concerning policyholder behavior. Capital market inputs include expected market rates of return, market volatility, correlations of market index returns to funds, fund performance and discount rates. The more significant actuarial assumptions include benefit utilization by policyholders, lapse, mortality, and withdrawal rates. Best estimate assumptions plus risk margins are used as applicable.

At each valuation date, the fair value calculation reflects expected returns based on the greater of LIBOR swap rates and constant maturity treasury rates as of that date to determine the value of expected future cash flows produced in a stochastic process. Volatility assumptions are based on a weighting of available market data for implied market volatility for durations up to 10 years, grading to a historical volatility level by year 15, where such long-term historical volatility levels contain an explicit risk margin. Additionally, non-performance risk is incorporated into the calculation through the use of discount rates based on a blend of yields on similarly-rated peer debt and yields on Jackson Financial debt (adjusted to operating company levels). Risk margins are also incorporated into the model assumptions, particularly for policyholder behavior. Estimates of future policyholder behavior are subjective and are based primarily on the Company’s experience.

As markets change, mature and evolve and actual policyholder behavior emerges, management continually evaluates the appropriateness of its assumptions for this component of the fair value model.

The use of the models and assumptions described above requires a significant amount of judgment. Management believes the aggregation of each of these components results in an amount that the Company would be required to transfer for a liability, or receive for an asset, to or from a willing buyer or seller, if one existed, for those market participants to assume the risks associated with the guaranteed benefits and the related reinsurance. However, the ultimate settlement amount of the asset or liability, which is currently unknown, could likely be significantly different than this fair value.

Fixed Index Annuities

The fair value of the fixed index annuities embedded option, incorporating such factors as the volatility of returns, the level of interest rates and the time remaining until the option expires, is calculated using the closed form Black-Scholes Option Pricing model or Monte Carlo simulations, as appropriate for the type of option. Additionally, assumed withdrawal rates are used to estimate the expected volume of embedded options that will be realized by policyholders.

RILA

The fair value of the RILA embedded option, incorporating such factors as the volatility of returns, the level of interest rates and the time remaining until the option expires, is calculated using the closed form Black-Scholes Option Pricing model. Additionally, assumed withdrawal rates are used to estimate the expected volume of embedded options that will be realized by policyholders.

Fair Value Option

The Company has elected the fair value option for certain funds withheld assets, which are held as collateral for reinsurance, totaling $3,632 million and $3,622 million at December 31, 2021 and 2020, respectively, as discussed above.

Income and changes in unrealized gains and losses on other assets for which the Company has elected the fair value option are immaterial to the Company’s consolidated financial statements.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables summarize the Company’s assets and liabilities that are carried at fair value by hierarchy levels (in millions):

	December 31, 2021
	Total	Level 1	Level 2	Level 3
Assets
Debt securities
U.S. government securities	$4,311	$4,311	$—	$—
Other government securities	1,619	—	1,619	—
Public utilities	6,660	—	6,660	—
Corporate securities	29,254	—	29,254	—
Residential mortgage-backed	554	—	554	—
Commercial mortgage-backed	2,029	—	2,029	—
Other asset-backed securities	7,026	—	7,026	—
Equity securities	257	212	43	2
Limited partnerships (1)	18	—	17	1
Policy loans	3,467	—	—	3,467
Freestanding derivative instruments	1,417	—	1,417	—
Cash and cash equivalents	1,799	1,799	—	—
GMIB reinsurance recoverable	262	—	—	262
Separate account assets	248,949	—	248,949	—
Total	$307,622	$6,322	$297,568	$3,732

Liabilities
Embedded derivative liabilities (2)	$4,071	$—	$1,445	$2,626
Funds withheld payable under reinsurance treaties (3)	3,759	—	—	3,759
Freestanding derivative instruments	41	—	41	—
Total	$7,871	$—	$1,486	$6,385

(1) Excludes $2,234 million of limited partnership investments measured at NAV.

(2) Includes the embedded derivative liabilities of $2,626 million related to GMWB reserves included in reserves for future policy benefits and claims payable, $6 million of RILA and $1,439 million of fixed index annuities, both included in other contract holder funds on the consolidated balance sheets.

(3) Includes the Athene embedded derivative liability of $120 million and funds withheld payable under reinsurance treaties at fair value under the fair value option.

	December 31, 2020
	Total	Level 1	Level 2	Level 3
Assets
Debt securities
U.S. government securities	$5,120	$5,120	$—	$—
Other government securities	1,697	—	1,697	—
Public utilities	7,249	—	7,249	—
Corporate securities	35,088	—	35,088	—
Residential mortgage-backed	966	—	966	—
Commercial mortgage-backed	3,313	—	3,313	—
Other asset-backed securities	5,699	—	5,699	—
Equity securities	175	150	23	2
Limited partnerships (1)	1	—	—	1
Policy loans	3,454	—	—	3,454
Freestanding derivative instruments	2,220	—	2,220	—
Cash and cash equivalents	1,853	1,853	—	—
GMIB reinsurance recoverable	340	—	—	340
Separate account assets	219,063	—	219,063	—
Total	$286,238	$7,123	$275,318	$3,797

Liabilities
Embedded derivative liabilities (2)	$7,076	$—	$1,484	$5,592
Funds withheld payable under reinsurance treaties (3)	4,453	—	—	4,453
Freestanding derivative instruments	56	—	56	—
Total	$11,585	$—	$1,540	$10,045

(1) Excludes $1,582 million of limited partnership investments measured at NAV.

(2) Includes the embedded derivative liabilities of $5,592 million related to GMWB reserves included in reserves for future policy benefits and claims payable and $1,484 million of fixed index annuities included in other contract holder funds on the consolidated balance sheets.

(3) Includes the Athene embedded derivative liability of $827 million and funds withheld payable under reinsurance treaties at fair value under the fair value option.

Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs (Level 3)

Level 3 Assets and Liabilities by Price Source

The table below presents the balances of Level 3 assets and liabilities measured at fair value with their corresponding pricing sources (in millions):

	December 31, 2021
Assets	Total	Internal	External
Equity securities	$2	$1	$1
Limited partnerships	1	1	—
Policy loans	3,467	3,467	—
GMIB reinsurance recoverable	262	262	—
Total	$3,732	$3,731	$1

Liabilities
Embedded derivative liabilities (1)	$2,626	$2,626	$—
Funds withheld payable under reinsurance treaties (2)	3,759	3,759	—
Total	$6,385	$6,385	$—

(1) Includes the embedded derivative related to GMWB reserves.
(2) Includes the Athene embedded derivative liability of $120 million and funds withheld payable under reinsurance treaties at fair value under the fair value option.

	December 31, 2020
Assets	Total	Internal	External
Equity securities	$2	$1	$1
Limited partnerships	1	1	—
Policy loans	3,454	3,454	—
GMIB reinsurance recoverable	340	340	—
Total	$3,797	$3,796	$1

Liabilities
Embedded derivative liabilities (1)	$5,592	$5,592	$—
Funds withheld payable under reinsurance treaties (2)	4,453	4,453	—
Total	$10,045	$10,045	$—

(1) Includes the embedded derivative related to GMWB reserves.
(2) Includes the Athene embedded derivative liability of $827 million and funds withheld payable under reinsurance treaties at fair value under the fair value option.
External pricing sources for securities represent unadjusted prices from independent pricing services and independent indicative broker quotes where pricing inputs are not readily available.

Quantitative Information Regarding Internally-Priced Level 3 Assets and Liabilities

The table below presents quantitative information on significant internally-priced Level 3 assets and liabilities (in millions):

As of December 31, 2021
	Fair Value	Valuation Technique(s)	Significant Unobservable Input(s)	Assumption or Input Range	Impact of Increase in Input on Fair Value
Assets
GMIB reinsurance recoverable	$262	Discounted cash flow	Mortality(1)	0.01% - 23.42%	Decrease
			Lapse(2)	3.30% - 9.00%	Decrease
			Utilization(3)	0.00% - 20.00%	Increase
			Withdrawal(4)	3.75% - 4.50%	Increase
			Nonperformance risk(5)	0.11% - 1.50%	Decrease
			Long-term Equity Volatility(6)	18.50% - 22.06%	Increase

Liabilities
Embedded derivative liabilities	$2,626	Discounted cash flow	Mortality(1)	0.04% - 21.45%	Decrease
			Lapse(2)	0.20% - 30.90%	Decrease
			Utilization(3)	5.00% - 100.00%	Increase
			Withdrawal(4)	58.00% - 97.00%	Increase
			Nonperformance risk(5)	0.11% - 1.50%	Decrease
			Long-term Equity Volatility(6)	18.50% - 22.06%	Increase

(1)    Mortality rates vary by attained age, tax qualification status, GMWB benefit election, and duration. The range displayed reflects ages from the minimum issue age for the benefit through age 95, which corresponds to the typical maturity age. A mortality improvement assumption is also applied.
(2)     Base lapse rates vary by contract-level factors, such as product type, surrender charge schedule and optional benefits election. Lapse rates are further adjusted based on the degree to which a guaranteed benefit is in-the-money, with lower lapse applying when contracts are more in-the-money. Lapse rates are also adjusted to reflect lower lapse expectations when GMWB benefits are utilized.
(3)     The utilization rate represents the expected percentage of contracts that will utilize the benefit through annuitization (GMIB) or commencement of withdrawals (GMWB). Utilization may vary by benefit type, attained age, duration, tax qualification status, benefit provision, and degree to which the guaranteed benefit is in-the-money.
(4)     The withdrawal rate represents the utilization rate of the contract’s free partial withdrawal provision (GMIB) or the percentage of annual withdrawal assumed relative to the maximum allowable withdrawal amount (GMWB). Withdrawal rates on contracts with a GMIB vary based on the product type and duration. Withdrawal rates on contracts with a GMWB vary based on attained age, tax qualification status, GMWB type and GMWB benefit provisions.
(5)    Nonperformance risk spread varies by duration.
(6)    Long-term equity volatility represents the equity volatility beyond the period for which observable equity volatilities are available.

As of December 31, 2020
	Fair Value	Valuation Technique(s)	Significant Unobservable Input(s)	Assumption or Input Range	Impact of Increase in Input on Fair Value
Assets
GMIB reinsurance recoverable	$340	Discounted cash flow	Mortality(1)	0.01% - 23.52%	Decrease
			Lapse(2)	3.30% - 9.20%	Decrease
			Utilization(3)	0.00% - 20.00%	Increase
			Withdrawal(4)	3.75% - 4.50%	Increase
			Nonperformance risk(5)	0.33% - 1.57%	Decrease
			Long-term Equity Volatility(6)	18.50% - 22.47%	Increase

Liabilities
Embedded derivative liabilities	$5,592	Discounted cash flow	Mortality(1)	0.04% - 21.53%	Decrease
			Lapse(2)	0.20% - 30.30%	Decrease
			Utilization(3)	5.00% - 100.00%	Increase
			Withdrawal(4)	56.00% - 95.00%	Increase
			Nonperformance risk(5)	0.33% - 1.57%	Decrease
			Long-term Equity Volatility(6)	18.50% - 22.47%	Increase
(1)    Mortality rates vary by attained age, tax qualification status, GMWB benefit election, and duration. The range displayed reflects ages from the minimum issue age for the benefit through age 95, which corresponds to the typical maturity age. A mortality improvement assumption is also applied.
(2)     Base lapse rates vary by contract-level factors, such as product type, surrender charge schedule and optional benefits election. Lapse rates are further adjusted based on the degree to which a guaranteed benefit is in-the-money, with lower lapse applying when contracts are more in-the-money. Lapse rates are also adjusted to reflect lower lapse expectations when GMWB benefits are utilized.
(3)     The utilization rate represents the expected percentage of contracts that will utilize the benefit through annuitization (GMIB) or commencement of withdrawals (GMWB). Utilization may vary by benefit type, attained age, duration, tax qualification status, benefit provision, and degree to which the guaranteed benefit is in-the-money.
(4)     The withdrawal rate represents the utilization rate of the contract’s free partial withdrawal provision (GMIB) or the percentage of annual withdrawal assumed relative to the maximum allowable withdrawal amount (GMWB). Withdrawal rates on contracts with a GMIB vary based on the product type and duration. Withdrawal rates on contracts with a GMWB vary based on attained age, tax qualification status, GMWB type and GMWB benefit provisions.
(5)    Nonperformance risk spread varies by duration.
(6)    Long-term equity volatility represents the equity volatility beyond the period for which observable equity volatilities are available.

Sensitivity to Changes in Unobservable Inputs

The following is a general description of sensitivities of significant unobservable inputs and their impact on the fair value measurement for the assets and liabilities reflected in the tables above.

At both December 31, 2021 and 2020, securities of $2 million are fair valued using techniques incorporating unobservable inputs and are classified in Level 3 of the fair value hierarchy. For these assets, their unobservable inputs and ranges of possible inputs do not materially affect their fair valuations and have been excluded from the quantitative information in the tables above.

Policy loans that support funds withheld reinsurance agreements that are held at fair value under the fair value option on the Company’s consolidated balance sheet are excluded from the tables above. These policy loans do not have a stated maturity and the balances, plus accrued investment income, are repaid either by the policyholder or with proceeds from the policy. Due to the collateralized nature of policy loans and unpredictable timing of payments, the Company believes the carrying value of policy loans, which includes accrued investment income, approximates fair value and have been classified as Level 3 within the fair value hierarchy.

Funds withheld payable under reinsurance treaties, for funds withheld payable held at fair value under the fair value option and the Athene embedded derivative, are excluded from the tables above. The fair value of Funds withheld payable under reinsurance treaties, excluding the Athene embedded derivative, is determined based upon the fair value of the investments held by the Company related to the Company’s funds withheld payable under reinsurance treaties. The Athene embedded derivative utilizes a total return swap technique which incorporates the fair value of the invested assets supporting the reinsurance agreement as a component of the valuation. As a result, these valuations for the funds withheld payable under reinsurance treaties and the Athene embedded derivative require certain significant inputs which are generally not observable and, accordingly, the valuation is considered Level 3 in the fair value hierarchy.

The GMIB reinsurance recoverable fair value calculation is based on the present value of future cash flows comprised of future expected reinsurance benefit receipts, less future attributed premium payments to reinsurers, over the lives of the contracts. Estimating these cash flows requires actuarially determined assumptions related to expectations concerning policyholder behavior and long-term market volatility. The more significant policyholder behavior actuarial assumptions include benefit utilization, fund allocation, lapse, and mortality.

Embedded derivative liabilities classified in Level 3 represent the fair value of guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”) liabilities. These fair value calculations are based on the present value of future cash flows comprised of future expected benefit payments, less future attributed rider fees, over the lives of the contracts. Estimating these cash flows requires actuarially determined assumptions related to expectations concerning policyholder behavior and long-term market volatility. The more significant policyholder behavior actuarial assumptions include benefit utilization, fund allocation, lapse, and mortality.

The tables below provide rollforwards for 2021 and 2020 of the financial instruments for which significant unobservable inputs (Level 3) are used in the fair value measurement. Gains and losses in the tables below include changes in fair value due partly to observable and unobservable factors. The Company utilizes derivative instruments to manage the risk associated with certain assets and liabilities. However, the derivative instruments hedging the related risks may not be classified within the same fair value hierarchy level as the associated assets and liabilities. Therefore, the impact of the derivative instruments reported in Level 3 may vary significantly from the total income effect of the hedged instruments.

			Total Realized/Unrealized Gains (Losses) Included in
					Purchases,
		Fair Value			Sales,	Transfers	Fair Value
		as of		Other	Issuances	in and/or	as of
		January 1,	Net	Comprehensive	and	(out of)	December 31,
December 31, 2021		2021	Income	Income	Settlements	Level 3	2021
Assets
	Equity securities	2	—	—	—	—	2
	Limited partnerships	1	—	—	—	—	1
	GMIB reinsurance recoverable	340	(78)	—	—	—	262
	Policy loans	3,454	(2)	—	15	—	3,467

Liabilities
	Embedded derivative liabilities	$(5,592)	$2,966	$—	$—	$—	$(2,626)
	Funds withheld payable under reinsurance treaties	(4,453)	708	—	(14)	—	(3,759)

			Total Realized/Unrealized Gains (Losses) Included in
					Purchases,
		Fair Value			Sales,	Transfers	Fair Value
		as of		Other	Issuances	in and/or	as of
		January 1,	Net	Comprehensive	and	(out of)	December 31,
December 31, 2020		2020	Income	Income	Settlements	Level 3	2020
Assets
	Debt securities
	Other asset-backed securities	$—	$—	$(1)	$—	$1	$—
	Equity securities	12	(10)	—	—	—	2
	Limited partnerships	1	—	—	—	—	1
	GMIB reinsurance recoverable	302	38	—	—	—	340
	Policy loans	3,586	(2)	—	(130)	—	3,454

Liabilities
	Embedded derivative liabilities	$(2,790)	$(2,802)	$—	$—	$—	$(5,592)
	Funds withheld payable under reinsurance treaties	(3,760)	(674)	—	(19)	—	(4,453)

The components of the amounts included in purchases, sales, issuances and settlements for the years ended December 31, 2021 and 2020 shown above are as follows (in millions):

December 31, 2021	Purchases	Sales	Issuances	Settlements	Total
Assets
Policy loans	$—	$—	$261	$(246)	$15

Liabilities
Funds withheld payable under reinsurance treaties	$—	$—	$(468)	$454	$(14)

December 31, 2020	Purchases	Sales	Issuances	Settlements	Total
Assets
Policy loans	$—	$—	$271	$(401)	$(130)

Liabilities
Funds withheld payable under reinsurance treaties	$—	$—	$(760)	$741	$(19)

In 2021 and 2020, there were no transfers from Level 3 to NAV equivalent. In 2021 and 2020, there were no transfers from Level 3 to Level 2. In 2021 and 2020, there were nil million and $1 million transfers from Level 2 to Level 3, respectively.

The portion of gains (losses) included in net income or other comprehensive income ("OCI") attributable to the change in unrealized gains and losses on Level 3 financial instruments still held was as follows (in millions):

	Year Ended December 31,
	2021		2020
	Included in Net Income	Included in OCI	Included in Net Income	Included in OCI
Assets
Debt securities
Other asset-backed securities	$—	$—	$(1)	$—
Equity securities	—	—	(10)	—
GMIB reinsurance recoverable	(78)	—	38	—
Policy loans	(2)	—	—	—

Liabilities
Embedded derivative liabilities	$2,966	$—	$(2,802)	$—
Funds withheld payable under reinsurance treaties	708	—	826	—

Fair Value of Financial Instruments Carried at Other Than Fair Value

The following is a discussion of the methodologies used to determine fair values of the financial instruments measured on a nonrecurring basis reported in the following table.

Mortgage Loans

Fair values are generally determined by discounting expected future cash flows at current market interest rates, inclusive of a credit spread, for similar quality loans. For loans whose value is dependent upon the underlying property, fair value is determined to be the estimated value of the collateral. Certain characteristics considered significant in determining the spread or collateral value may be based on internally developed estimates. As a result, these investments have been classified as Level 3 within the fair value hierarchy.

Policy Loans

Policy loans are funds provided to policyholders in return for a claim on the policies values and function like demand deposits which are redeemable upon repayment, death or surrender, and there is only one market price at which the transaction could be settled – the then current carrying value. The funds provided are limited to the cash surrender value of the underlying policy. The nature of policy loans is to have a negligible default risk as the loans are fully collateralized by the value of the policy. Policy loans do not have a stated maturity and the balances and accrued interest are repaid either by the policyholder or with proceeds from the policy. Due to the collateralized nature of policy loans and unpredictable timing of payments, the Company believes the carrying value of policy loans approximates fair value. The non-reinsurance related component of policy loans have been classified as Level 3 within the fair value hierarchy.

FHLBI Capital Stock

FHLBI capital stock, which is included in other invested assets, can only be sold to FHLBI at a constant price of $100 per share. Due to the lack of valuation uncertainty, the investment has been classified as Level 1.

Other Contract Holder Funds

Fair values for immediate annuities without mortality features are derived by discounting the future estimated cash flows using current market interest rates for similar maturities. Fair values for deferred annuities, including the fixed option on variable annuities, fixed annuities, fixed index annuities and RILAs, are determined using projected future cash flows discounted at current market interest rates.

Fair values for guaranteed investment contracts are based on the present value of future cash flows discounted at current market interest rates.

Fair values for trust instruments supported by funding agreements are based on the present value of future cash flows discounted at current market interest rates.

Fair values of the FHLB funding agreements are based on the present value of future cash flows discounted at current market interest rates.

Funds Withheld Payable Under Reinsurance Treaties

The fair value of the funds withheld payable is equal to the fair value of the assets held as collateral, which primarily consists of bonds, mortgages, limited partnerships, and cash and cash equivalents. The fair value of the assets generally use industry standard valuation techniques as described above and the funds withheld payable components are valued consistent with the assets in the fair value hierarchy.

Debt

Fair values for the Company’s surplus notes and long-term debt are generally determined by prices obtained from independent broker dealers or discounted cash flow models. Such prices are derived from market observable inputs and are classified as Level 2. The Squire Surplus Note is set equal to the carrying value and is classified as Level 3.

Securities Lending Payable

The Company’s securities lending payable is set equal to the cash collateral received. Due to the short-term nature of the loans, carrying value is a reasonable estimate of fair value and is classified as Level 2.

FHLB Advances

Carrying value of the Company’s FHLB advances, which are included in other liabilities, is considered a reasonable estimate of fair value due to their short-term maturities and are classified as Level 2.

Repurchase Agreements

Carrying value of the Company’s repurchase agreements is considered a reasonable estimate of fair value due to their short-term maturities and are classified as Level 2.

Separate Account Liabilities

The values of separate account liabilities are set equal to the values of separate account assets, which are comprised of investments in mutual funds that transact regularly, but do not trade in active markets as they are not publicly available, and, are categorized as Level 2.

The table below presents the carrying amount and fair value by fair value hierarchy level of certain financial instruments that are not reported at fair value (in millions).

	December 31, 2021
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Assets
Mortgage loans	$11,482	$11,910	$—	$—	$11,910
Policy loans	1,007	1,007	—	—	1,007
FHLBI capital stock	125	125	125	—	—
Receivables from affiliates	197	197	—	—	197

Liabilities
Annuity reserves (1)	$36,084	$45,796	$—	$—	$45,796
Reserves for guaranteed investment contracts (2)	894	923	—	—	923
Trust instruments supported by funding agreements (2)	5,986	6,175	—	—	6,175
FHLB funding agreements (2)	1,950	1,938	—	—	1,938
Funds withheld payable under reinsurance treaties (3)	24,533	24,533	537	19,127	4,869
Debt	494	563	—	386	177
Securities lending payable	14	14	—	14	—
FHLB advances	—	—	—	—	—
Repurchase agreements	1,572	1,572	—	1,572	—
Separate Account Liabilities (4)	248,949	248,949	—	248,949	—

	December 31, 2020
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Assets
Mortgage loans	$10,728	$11,349	$—	$—	$11,349
Policy loans	1,069	1,069	—	—	1,069
FHLBI capital stock	125	125	125	—	—
Receivables from affiliates	229	229	—	—	229

Liabilities
Annuity reserves (1)	$38,318	$46,684	$—	$—	$46,684
Reserves for guaranteed investment contracts (2)	1,276	1,332	—	—	1,332
Trust instruments supported by funding agreements (2)	8,384	8,702	—	—	8,702
FHLB funding agreements (2)	1,478	1,421	—	—	1,421
Funds held under reinsurance treaties	27,519	27,519	432	23,972	3,115
Debt	533	623	—	412	211
Securities lending payable	13	13	—	13	—
FHLB advances	380	380	—	380	—
Repurchase agreements	1,100	1,100	—	1,100	—
Separate Account Liabilities (4)	219,063	219,063	—	219,063	—

(1) Annuity reserves represent only the components of other contract holder funds that are considered to be financial instruments.
(2) Included as a component of other contract holder funds on the consolidated balance sheets.
(3) Excludes $715 million of limited partnership investments measured at NAV at December 31, 2021.
(4) The values of separate account liabilities are set equal to the values of separate account assets.

7.        Deferred Acquisition Costs and Deferred Sales Inducements

Deferred Acquisition Costs

Under current accounting guidance, certain costs that are directly related to the successful acquisition of new or renewal insurance business are capitalized as deferred acquisition costs. These costs primarily pertain to commissions and certain costs associated with policy issuance and underwriting. All other acquisition costs are expensed as incurred.

Deferred acquisition costs are increased by interest thereon and amortized into income in proportion to anticipated premium revenues for traditional life policies and in proportion to estimated gross profits, including net gains (losses) on derivatives and investments, for annuities and interest-sensitive life products. Due to volatility of certain factors that affect gross profits, including net gains (losses) on derivatives and investments, amortization may be a benefit or a charge in any given period. In the event of negative amortization, the related deferred acquisition cost balance is capped at the initial amount capitalized, plus interest. Unamortized deferred acquisition costs are written off when a contract is internally replaced and substantially changed. Deferred acquisition costs are reviewed periodically to ensure that the unamortized portion does not exceed the expected recoverable amounts. The Company’s accounting policy includes reinsurance balances when evaluating recoverability of deferred acquisition costs. Any amount deemed unrecoverable is written off with a charge through deferred acquisition costs amortization. Other than the amounts related to the Athene Reinsurance Transaction in 2020 noted below, no such write-offs were required for 2021, 2020, and 2019.

As available-for-sale debt securities are carried at fair value, an adjustment is made to deferred acquisition costs equal to the change in amortization that would have occurred if such securities had been sold at their stated fair value and the proceeds reinvested at current yields. This adjustment, along with the change in net unrealized gains (losses) on available-for-sale debt securities, net of applicable tax, is credited or charged directly to equity as a component of other comprehensive income. At December 31, 2021 and 2020, deferred acquisition costs decreased by $60 million and $140 million, respectively, to reflect this adjustment.

For variable annuity business, the Company employs a mean reversion methodology that is applied with the objective of adjusting the amortization of deferred acquisition costs that would otherwise be highly volatile due to fluctuations in the level of future gross profits arising from changes in equity market levels. The mean reversion methodology achieves this objective by applying a dynamic adjustment to the assumption for short-term future investment returns. Under this methodology, the projected returns for the next five years are set such that, when combined with the actual returns for the current and preceding two years, the average rate of return over the eight-year period is 7.15% for 2021 and 2020, after external investment management fees. The mean reversion methodology does, however, include a cap and a floor of 15% and 0% per annum, respectively, on the projected return for each of the next five years. At December 31, 2021 and 2020, projected returns under mean reversion were within the range bound by the 15% cap and 0% floor. At both December 31, 2021 and 2020, projected returns after the next five years were set at 7.15%.

The Company evaluated the recoverability of previously established deferred acquisition cost assets in accordance with ASC 944-30-35-22. The Company determined it was appropriate to immediately write-off the remaining deferred acquisition costs on the business reinsured to Athene as no future profits will be recognized on this business at this aggregated level of recoverability testing. Accordingly, amortization of deferred acquisition costs for the year ended December 31, 2020 included a write-off of $626 million, related to the blocks of fixed and fixed index annuity business, as a result of the Athene transaction.

The balances of, and changes, in deferred acquisition costs were as follows (in millions):

	Years Ended December 31,
	2021	2020	2019
Balance, beginning of period	$13,897	$12,334	$11,067
Deferrals of acquisition costs	789	739	796
Amortization	(519)	534	1,003
Unrealized investment (gains) losses	79	290	(532)
Balance, end of period	14,246	13,897	12,334

Actuarial Assumption Changes (Unlocking)

Annually, or as circumstances warrant, the Company conducts a comprehensive review of the assumptions used for its estimates of future gross profits underlying the amortization of deferred acquisition costs and deferred sales inducements, as well as the valuation of the embedded derivatives and reserves for life insurance and annuity products with living benefit and death benefit guarantees. These assumptions include, but may not be limited to, policyholder behavior, mortality rates, expenses, projected hedging costs, investment returns and policy crediting rates. Based on this review, the cumulative balances of deferred acquisition costs, deferred sales inducements and life and annuity guaranteed benefit reserves are adjusted with a corresponding benefit or charge to net income.

Deferred Sales Inducements

Certain sales inducement costs that are directly related to the successful acquisition of new or renewal insurance business are capitalized as deferred sales inducement costs. Bonus interest on deferred fixed annuities and contract enhancements on fixed index annuities and variable annuities are capitalized as deferred sales inducements and included in other assets. Deferred sales inducements (“DSI”) are increased by interest thereon and amortized into income in proportion to estimated gross profits, including net gains (losses) on derivatives and investments. Deferred sales inducements are reviewed periodically to ensure that the unamortized portion does not exceed the expected recoverable amounts. Any amount deemed unrecoverable is written off with a charge through deferred sales inducements amortization. Other than the amounts related to the Athene Reinsurance Transaction in 2020 noted below, no such write-offs were required for 2021, 2020, and 2019.

The Company evaluated the recoverability of previously established deferred acquisition costs and deferred sales inducement assets in accordance with ASC 944-30-35-22. The Company determined it was appropriate to immediately write-off the remaining deferred acquisition costs and deferred sales inducement costs on the business reinsured to Athene as no future profits will be recognized on this business at this aggregated level of recoverability testing. Accordingly, amortization of deferred sales inducement costs for the year ended December 31, 2020 included a write-off of $138 million, related to the blocks of fixed and fixed index annuity business, as a result of the Athene transaction.

The balances of and changes in deferred sales inducements, which are reported in other assets, were as follows (in millions):

	Years Ended December 31,
	2021	2020	2019
Balance, beginning of year	$1	$54	$145
Deferrals of sales inducements	1	3	11
Amortization	(2)	(144)	(22)
Unrealized investment losses (gains)	1	88	(80)
Balance, end of year	1	1	54

8.         Reinsurance

The Company assumes and cedes reinsurance from and to other insurance companies in order to limit losses from large exposures. However, if the reinsurer is unable to meet its obligations, the originating issuer of the coverage retains the liability. The Company reinsures certain of its risks to other reinsurers under a coinsurance, modified coinsurance, or yearly renewable term basis. The Company regularly monitors the financial strength ratings of its reinsurers.

The Company has also acquired certain lines of business that are wholly ceded to non-affiliates. These include both direct and assumed accident and health business, direct and assumed life insurance business, and certain institutional annuities.

The Company’s GMIBs are reinsured with an unrelated party and due to the net settlement provisions of the reinsurance agreement, meet the definition of a derivative. Accordingly, the GMIB reinsurance agreement is recorded at fair value on the Company’s consolidated balance sheets, with changes in fair value recorded in net gains (losses) on derivatives and investments. GMIB reinsured benefits are subject to aggregate annual claim limits. Deductibles also apply on reinsurance of GMIB business issued since March 1, 2005. The Company discontinued offering the GMIB in 2009.

At December 31, 2021 and 2020, the Company had an ACL of $12 million and $13 million, respectively, on its reinsurance recoverables, which are reported net of ACL on the consolidated balance sheets. The ACL considers the credit quality of the reinsurer and is generally determined based on probability of default and loss given default assumptions, after considering any applicable collateral arrangements. Additions to or releases of the allowance were reported in death, other policyholder benefits, and changes in reserves, net of deferrals in the consolidated income statements.

Reinsurance and Funds Withheld Payable Under Reinsurance Treaties

Ceded reinsurance agreements are reported on a gross basis on the Company’s consolidated balance sheets as an asset for amounts recoverable from reinsurers or as a component of other assets or liabilities for amounts, such as premiums, owed to or due from reinsurers. Reinsurance assumed and ceded premiums and benefits paid or provided are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premium income and benefit expenses are reported net of reinsurance assumed and ceded.

Athene Reinsurance

On June 18, 2020, the Company announced that it had entered into a funds withheld coinsurance agreement with Athene effective June 1, 2020 to reinsure on 100% quota share basis, a block of Jackson’s in-force fixed and fixed index annuity product liabilities in exchange for a $1.2 billion ceding commission, which was subject to a post-closing adjustment.

The coinsurance with funds withheld agreement required the Company to establish a segregated account in which the investments supporting the ceded obligations are maintained. While the economic benefits of the investments flow to Athene, the Company retains physical possession and legal ownership of the investments supporting the reserves. Upon closing of the transaction, the Company placed investments into the segregated account with a statutory book value of $25.6 billion. The investments maintained in the segregated account are valued at statutory carrying value for purposes of determining periodic settlement amounts under the coinsurance agreement. The investments in the segregated account are subject to an investment management agreement between the Company and Apollo Insurance Solutions Group LP (“Apollo”), an Athene affiliate. Apollo management fees, which are calculated and paid monthly in arrears, are paid directly from the funds withheld agreement, administered by Athene. These payments were $104 million, $60 million, and nil during the years ended December 31, 2021, 2020 and 2019, associated with these services. Further, the investments in the segregated account are not available to settle any policyholder obligations other than those specifically covered by the coinsurance agreement and are not available to settle obligations to general creditors of the Company. The profit and loss with respect to obligations ceded to Athene are included in periodic net settlements pursuant to the coinsurance agreement. To further support its obligations under the coinsurance agreement, Athene procured $1.2 billion in letters of credit for the Company’s benefit and established a trust account for the Company’s benefit, which had a book value of approximately $313 million at December 31, 2021. In September 2020, the post-closing settlement resulted in ceded premium of $6 million and a decrease of $29 million in ceding commission.

As a result of this transaction, the Company evaluated the recoverability of previously established deferred acquisition costs, deferred sales inducement assets, and of cost of reinsurance assets in accordance with ASC 944-30-35-22. The Company’s accounting policy includes reinsurance balances when evaluating recoverability of DAC and DSI. Accordingly, the Company determined it was appropriate to immediately write-off the remaining DAC, DSI and the cost of reinsurance on the business reinsured to Athene as no future profits will be recognized on this business at this aggregated level of recoverability testing.

The following table summarizes the impact of the Athene transaction on the consolidated income statements (in millions):

December 31, 2020
Contractual ceding commission	$1,202
Cost of reinsurance write-off (1)	(2,520)
DAC and DSI write-off	(764)
Total pretax loss on Athene Reinsurance Transaction	$(2,082)
(1) Cost of reinsurance reflects the net impact of the fair value of assets of $30.1 billion and ceded reserves of $27.6 billion.

Pursuant to the Athene coinsurance agreement, the Company holds certain assets as collateral. At December 31, 2021 and 2020, assets held as collateral in the segregated custody account were $25.4 billion and $28.3 billion, respectively.

Swiss Re Reinsurance

The Company has three retrocession reinsurance agreements (“retro treaties”) with Swiss Reinsurance Company Ltd. (“SRZ”). Pursuant to these retro treaties, the Company ceded to SRZ on a 100% coinsurance basis, subject to pre-existing reinsurance with other parties, certain blocks of business.

As a result, the Company holds certain assets, primarily in the form of policy loans and debt securities, as collateral for the reinsurance recoverable. Investment income and net gains (losses) on derivatives and investments earned on assets held as collateral are paid by the Company to the reinsurer, pursuant to the terms of the agreements. Investment income and net gains (losses) on derivatives and investments are reported net of net gains (losses) on derivatives and investments on funds withheld payable under reinsurance treaties, with no net impact on the Company’s consolidated income statements.

The Company elected the fair value option for assets which are held as collateral for reinsurance, as well as the related established funds withheld payable as further described below. The value of the funds withheld payable is equal to the fair value of the assets held as collateral.

The income credited to reinsurers on the funds withheld payable for the reinsurance agreements is based on the income earned on those assets, which results in an embedded derivative (total return swap). However, for the funds withheld payable, the changes in fair value reported in net gains (losses) on derivatives and investments. Accordingly, the embedded derivative is not bifurcated or separately valued.

The following assets and liabilities were held in support of reserves associated with the Company’s funds withheld reinsurance agreements and were reported in the respective financial statement line items in the consolidated balance sheets (in millions):

	December 31,
	2021	2020
Assets
Debt securities, available-for-sale	$19,094	$24,474
Debt securities, at fair value under the fair value option	164	168
Equity securities	116	42
Mortgage loans	4,739	2,986
Policy loans	3,483	3,471
Freestanding derivative instruments, net	37	(13)
Other invested assets	715	125
Cash and cash equivalents	438	394
Accrued investment income	162	190
Other assets and liabilities, net	(56)	23
Total assets (1)	$28,892	$31,860

Liabilities
Funds held under reinsurance treaties (2)	$29,007	$31,972
Total liabilities	$29,007	$31,972
(1)     Certain assets are reported at amortized cost while the fair value of those assets is reported in the embedded derivative in the funds withheld liability.
(2)     Includes funds withheld embedded derivative of $120 million and $827 million at December 31, 2021 and 2020, respectively.

The sources of income related to funds withheld under reinsurance treaties reported in net investment income in the consolidated income statements were as follows (in millions):

	Years Ended December 31,
	2021	2020	2019
Debt securities	$762	$490	$8
Equity securities	5	2	—
Mortgage loans	179	51	—
Policy loans	314	315	321
Limited partnerships	35	—	—
Other investment income	—	—	1
Total investment income on funds withheld assets	1,295	858	330
Other investment expenses on funds withheld assets (1)	(107)	(66)	—
Total net investment income on funds withheld reinsurance treaties	$1,188	$792	$330

(1)     Includes management fees.

The gains and losses on funds withheld reinsurance treaties as a component of net gains (losses) on derivatives and investments in the consolidated income statements were as follows (in millions):

	Years Ended December 31,
	2021	2020	2019
Available-for-sale securities
Realized gains on sale	$536	$2,074	$—
Realized losses on sale	(52)	(12)	—
Credit loss expense	(1)	—	—
Gross impairments	—	(2)	—
Credit loss expense on mortgage loans	23	(47)	—
Other	(29)	4	—
Net gains (losses) on non-derivative investments	477	2,017	—
Net gains (losses) on derivative instruments	58	(228)	—
Net gains (losses) on funds withheld payable under reinsurance treaties (1)	(556)	(1,349)	(330)
Total net gains (losses) on derivatives and investments	$(21)	$440	$(330)

(1) Includes the Athene embedded derivative gain (loss) of $707 million and $(827) million for the years ended December 31, 2021 and 2020, respectively.

While the economic benefits of the funds withheld assets flow to the respective reinsurers, the Company retains physical possession and legal ownership of the investments supporting the reserves. Net investment income and net gains (losses) on derivatives and investments related to the funds withheld assets are included in periodic settlements under the reinsurance agreements which results in the flow of returns on the assets to the reinsurers. Net gains (losses) on the funds withheld assets are increased or decreased by changes in the embedded derivative liability related to the Athene Reinsurance Agreement and also include (i) changes in the related funds withheld payable and (ii) amortization of the basis difference between book value and fair value of the investments as of the effective date of the reinsurance agreements.

The effect of reinsurance on premiums and benefits was as follows (in millions):

	Years Ended December 31,
	2021	2020	2019
Premiums
Direct	$392	$309	$558
Assumed	42	47	456
Ceded	(327)	(226)	(477)
Total premium	$107	130	537

Benefits
Direct	$1,381	$1,481	$1,403
Assumed	876	749	794
Ceded	(861)	(663)	(662)
Change in reserves, net of reinsurance	(504)	(332)	$(105)
Total benefits	$892	$1,235	$1,430

Components of the Company’s reinsurance recoverable were as follows (in millions):

	December 31,
	2021	2020
Reserves:
Life	$5,845	$5,981
Accident and health	547	569
Guaranteed minimum income benefits	262	340
Other annuity benefits (1)	25,633	27,544
Claims liability and other	882	877
Total	$33,169	$35,311
(1)     Other annuity benefits primarily attributable to fixed and fixed index annuities reinsured with Athene.

9.        Reserves for Future Policy Benefits and Claims Payable and Other Contract Holder Funds

For traditional life insurance contracts, which include term and whole life, reserves for future policy benefits are determined using the net level premium method and assumptions as of the issue date or acquisition date as to mortality, interest, lapse and expenses, plus provisions for adverse deviations. These assumptions are not unlocked unless the reserve is determined to be deficient. Interest rate assumptions range from 2.5% to 6.0%. Lapse, mortality, and expense assumptions for recoverability are based primarily on Company experience. The Company’s liability for future policy benefits also includes net liabilities for guaranteed benefits related to certain nontraditional long-duration life and annuity contracts, which are further discussed in Note 10.

Group payout annuities consist of a closed block of defined benefit annuity plans. The liability for future benefits for these limited payment contracts is calculated using assumptions as of the acquisition date as to mortality and expense plus provisions for adverse deviation.

In conjunction with a prior acquisition, the Company recorded a fair value adjustment at acquisition related to certain annuity and interest sensitive liability blocks of business to reflect the cost of the interest guarantees within the in-force liabilities, based on the difference between the guaranteed interest rate and an assumed new money guaranteed interest rate at acquisition. This adjustment was recorded in reserves for future policy benefits and claims payable. This reserve is reassessed at the end of each period, taking into account changes in the in-force block. Any resulting change in the reserve is recorded as a change in policy reserve through the consolidated income statements.

The following table sets forth the Company’s reserves for future policy benefits and claims payable balances (in millions):

	December 31,
	2021	2020
Traditional life	$4,203	$4,540
Guaranteed benefits (1)	5,477	8,509
Claims payable	1,024	1,089
Accident and health	1,204	1,257
Group payout annuities	4,895	5,220
Other	814	857
Total	$17,617	$21,472
(1)     Primarily includes the embedded derivative liabilities related to the GMWB reserve.

The following table sets forth the Company’s liabilities for other contract holder funds balances (in millions):

	December 31,
	2021	2020
Interest-sensitive life	$11,570	$11,836
Variable annuity fixed option	10,030	10,609
RILA (1)	110	—
Fixed annuity	15,583	16,501
Fixed index annuity (2)	13,333	14,209
GICs, funding agreements and FHLB advances	8,830	11,138
Total	$59,456	$64,293
(1) Includes the embedded derivative liabilities related RILA of $6 million and nil at December 31, 2021 and 2020, respectively.
(2) Includes the embedded derivative liabilities related to fixed index annuity of $1,439 million and $1,484 million at December 31, 2021 and 2020, respectively.

For interest-sensitive life contracts, liabilities approximate the policyholder’s account value, plus the remaining balance of the fair value adjustment related to previously acquired business, which is further discussed below. The liability for fixed index annuities and registered index linked annuities is based on three components, 1) the imputed value of the underlying guaranteed host contract, 2) the fair value of the embedded option component of the contract, and 3) the liability for guaranteed benefits related to the optional lifetime income rider. For fixed annuities, variable annuity fixed option, and other investment contracts, as included in the above table, the liability is the account value, plus the unamortized balance of the fair value adjustment related to previously acquired business. For payout annuities, as included in the above table, reserves are determined under the methodology for limited-payment contracts (for those with significant life contingencies) or using a constant yield method and assumptions as of the issue date for mortality, interest rates, lapse and expenses plus provisions for adverse deviations. At December 31, 2021, the Company had interest sensitive life business with minimum guaranteed interest rates ranging from 2.5% to 6.0% with a 4.68% average guaranteed rate and fixed interest rate annuities with minimum guaranteed rates ranging from 1.0% to 5.5% and a 2.02% average guaranteed rate.

At December 31, 2021 and 2020, approximately 94% and 95%, respectively, of the Company’s annuity account values correspond to crediting rates that are at the minimum guaranteed interest rates.

The following tables show the distribution of the annuity account values within the presented ranges of minimum guaranteed interest rates (in millions):

	December 31,2021
Minimum Guaranteed Interest Rate	Account Value
	Fixed	Fixed Index	RILA	Variable	Total
1.0%	$155	$279	$1	$5,988	$6,423
>1.0% - 2.0%	54	1	—	214	269
>2.0% - 3.0%	876	183	—	3,254	4,313
>3.0% - 4.0%	594	—	—	—	594
>4.0% - 5.0%	276	—	—	—	276
>5.0% - 5.5%	72	—	—	—	72
Subtotal	2,027	463	1	9,456	11,947
Ceded reinsurance	12,086	12,870	—	—	24,956
Total	$14,113	$13,333	$1	$9,456	$36,903

	December 31, 2020
Minimum Guaranteed Interest Rate	Account Value
	Fixed	Fixed Index	RILA	Variable	Total
1.0%	$91	$164	$—	$6,502	$6,757
>1.0% - 2.0%	59	3	—	236	298
>2.0% - 3.0%	915	190	—	3,356	4,461
>3.0% - 4.0%	623	—	—	—	623
>4.0% - 5.0%	280	—	—	—	280
>5.0% - 5.5%	73	—	—	—	73
Subtotal	2,041	357	—	10,094	12,492
Ceded reinsurance	12,924	13,852	—	—	26,776
Total	$14,965	$14,209	$—	$10,094	$39,268

At both December 31, 2021 and 2020, approximately 80% of the Company’s interest sensitive life business account values correspond to crediting rates that are at the minimum guaranteed interest rates. The following table shows the distribution of the interest sensitive life business account values within the presented ranges of minimum guaranteed interest rates, excluding the business that is subject to the previously mentioned retro treaties (in millions):

	December 31,
Minimum Guaranteed Interest Rate	2021	2020
	Account Value - Interest Sensitive Life
>2.0% - 3.0%	$252	$270
>3.0% - 4.0%	2,742	2,819
>4.0% - 5.0%	2,387	2,488
>5.0% - 6.0%	1,967	2,045
Subtotal	7,348	7,622
Retro treaties	4,222	4,214
Total	$11,570	$11,836

The Company has established a $23 billion aggregate Global Medium Term Note program. Jackson National Life Global Funding was formed as a statutory business trust, solely for the purpose of issuing Medium Term Note instruments to institutional investors, the proceeds of which are deposited with the Company and secured by the issuance of funding agreements. The carrying values at December 31, 2021 and 2020 totaled $6.0 billion and $8.4 billion, respectively.

Those Medium Term Note instruments issued in a foreign currency have been hedged for changes in exchange rates using cross-currency swaps. The unrealized foreign currency gains and losses on those Medium Term Note instruments are included in the carrying value of the trust instruments supported by funding agreements.

Trust instrument liabilities are adjusted to reflect the effects of foreign currency translation gains and losses using exchange rates as of the reporting date. Foreign currency translation gains and losses are included in net gains (losses) on derivatives and investments.

Jackson and Squire Re are members of the FHLBI primarily for the purpose of participating in the bank’s mortgage-collateralized loan advance program with long-term funding facilities. Advances are in the form of long-term notes or funding agreements issued to FHLBI. At both December 31, 2021 and 2020, the Company held $125 million of FHLBI capital stock, supporting $2.0 billion and $1.9 billion in funding agreements and long-term borrowings at December 31, 2021 and 2020, respectively.

The Company’s institutional products business is comprised of the traditional guaranteed investment contracts, medium-term funding agreement-backed notes and funding agreements (including agreements issued in conjunction with the Company’s participation in the U.S. Federal Home Loan Bank ("FHLB") program) described above.

10.        Certain Nontraditional Long-Duration Contracts and Variable Annuity Guarantees

Variable Annuity Guarantees

Variable annuity contracts issued by the Company offer various guaranteed minimum death, withdrawal, income and accumulation benefits. Certain benefits, including non-life contingent components of GMWB and GMWB for Life, GMAB and the reinsurance recoverable on the Company’s GMIB, are recorded at fair value. Guaranteed benefits that are not subject to fair value accounting are accounted for as insurance benefits. Variable annuity embedded derivatives are carried at fair value on the Company’s balance sheet as a component of reserves for future policy benefits and claims payable. The Company discontinued offering the GMIB in 2009 and GMAB in 2011.

The non-life contingent component of GMWB and GMWB for Life contracts consists of those guaranteed withdrawal amounts paid to the contract holder in excess of the account value of the contract, up to the amount of the living benefit base. Withdrawal amounts paid to the contract holder in excess of the living benefit base are considered life contingent, and are accounted for as insurance benefits. GMABs and non-life contingent components of GMWB and GMWB for Life contracts are recorded at fair value with changes in fair value recorded in net gains (losses) on derivatives and investments. The fair value of the reserve is based on the expectations of future benefit payments and certain future fees associated with the benefits. At the inception of the contract, the Company attributes to the embedded derivative a portion of rider fees collected from the contract holder, which is then held static in future valuations. Those fees, generally referred to as the attributed fees, are set such that the present value of the attributed fees is equal to the present value of future claims expected to be paid under the guaranteed benefit at the inception of the contract. In subsequent valuations, both the present value of future benefits and the present value of attributed fees are revalued based on current market conditions and policyholder behavior assumptions. The difference between each of the two components represents the fair value of the embedded derivative. Thus, when unfavorable equity market movements cause declines in the contract holder’s account value relative to the guarantee benefit, the valuation of future expected claims would generally increase relative to the measurement performed at the inception of the contract, resulting in an increase in the fair value of the embedded derivative liability (and vice versa).

Fair values for GMWB, GMWB for Life, and GMAB embedded derivatives, as well as GMIB reinsurance recoverables, are calculated using internally developed models because active, observable markets do not exist for those guaranteed benefits.

The fair value calculation is based on the present value of future cash flows comprised of future expected benefit payments, less future attributed rider fees, over the lives of the contracts. Estimating these cash flows requires numerous estimates and subjective judgments related to capital market inputs, as well as actuarially determined assumptions related to expectations regarding policyholder behavior. Capital market inputs include expected market rates of return, market volatility, correlations of market index returns to funds, fund performance and discount rates. The more significant actuarial assumptions include benefit utilization by policyholders, lapse, mortality, and withdrawal rates. Estimates of future policyholder behavior are subjective and are based primarily on the Company's experience. Best estimate assumptions plus risk margins are used as applicable.

At each valuation date, the fair value calculation reflects expected returns based on the greater of LIBOR swap rates and constant maturity treasury rates as of that date to determine the value of expected future cash flows produced in a stochastic process. Volatility assumptions are based on available market data for implied market volatility for durations up to 10 years, grading to a historical volatility level by year 15, where such long-term historical volatility levels contain an explicit risk margin.

The fair value of a liability reflects the effect of nonperformance risk. Nonperformance risk includes, but may not be limited to, a reporting entity’s own credit risk. Additionally, non-performance risk is incorporated into the calculation through the use of discount rates based on a blend of yields on similarly-rated peer debt and yields on Jackson Financial debt (adjusted to operating company levels).

As markets change, mature and evolve and actual policyholder behavior emerges, management regularly evaluates the appropriateness of its assumptions for this component of the fair value model.

The use of the models and assumptions described above requires a significant amount of judgment. Management believes the aggregation of each of these components results in an amount that the Company would be required to transfer for a liability, or receive for an asset, to or from a willing buyer or seller, if one existed, for those market participants to assume the risks associated with the guaranteed benefits and the related reinsurance. However, the ultimate settlement amount of the asset or liability, which is currently unknown, could be significantly different than this fair value.

The Company issues variable contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder (“traditional variable annuities”). The Company also issues variable annuity and life contracts through separate accounts where the Company contractually guarantees to the contract holder (“variable contracts with guarantees”) either a) return of no less than total deposits made to the account adjusted for any partial withdrawals, b) total deposits made to the account adjusted for any partial withdrawals plus a minimum return, or c) the highest account value on a specified anniversary date adjusted for any withdrawals following the contract anniversary. These guarantees include benefits that are payable in the event of death (guaranteed minimum death benefits, or "GMDB"), at annuitization (GMIB), upon the depletion of funds (GMWB) or at the end of a specified period (GMAB).

The assets supporting the variable portion of both traditional variable annuities and variable contracts with guarantees are carried at fair value and reported as summary total separate account assets with an equivalent summary total reported for separate account liabilities. Liabilities for guaranteed benefits are general account obligations and are reported in reserves for future policy benefits and claims payable. Amounts assessed against the contract holders for mortality, administrative, and other services are reported in revenue as fee income. Changes in liabilities for minimum guarantees are reported within death, other policy benefits and change in policy reserves within the consolidated income statements with the exception of changes in embedded derivatives, which are included in net gains (losses) on derivatives and investments.

Fixed Index Annuities

The equity-linked option associated with fixed index annuities issued by the Company is accounted for at fair value as an embedded derivative on the Company’s consolidated balance sheets as a component of other contract holder funds, with changes in fair value recorded in net income. The fair value is determined using an option-budget method with capital market inputs of market index returns and discount rates as well as actuarial assumptions including lapse, mortality and withdrawal rates. Thus, favorable equity market movements cause increases in future contract holder benefits, resulting in an increase in the fair value of the embedded derivative liability (and vice versa). The Company also establishes a host contract reserve to support the underlying guaranteed account value growth. This host reserve is a component of other contract holder funds on the Company’s consolidated balance sheets. In addition, longevity riders may be issued on fixed index annuities. The benefits for these riders are accounted for as insurance benefits similarly to the life-contingent variable annuity guaranteed benefits described above, and are a component of reserves for future policy benefits and claims payable on the Company’s consolidated balance sheets.

RILA

The equity-linked option associated with registered index linked annuities issued by the Company is accounted for at fair value as an embedded derivative on the Company’s consolidated balance sheets as a component of other contract holder funds, with changes in fair value recorded in net income. The fair value is determined using an option-budget method with capital market inputs of market index returns and discount rates as well as actuarial assumptions including lapse, mortality and withdrawal rates. Thus, favorable equity market movements cause increases in future contract holder benefits, resulting in an increase in the fair value of the embedded derivative liability (and vice versa). The Company also establishes a host contract reserve to support the associated account value growth and policyholder benefits. This host reserve is a component of other contract holder funds on the Company’s consolidated balance sheets.

Separate Account Assets and Liabilities

The Company maintains separate account assets, which are reported at fair value. The related liabilities are reported at an amount equivalent to the separate account assets. At December 31, 2021 and 2020, the assets and liabilities associated with variable life and annuity contracts were $248.9 billion and $219.1 billion, respectively. Investment risks associated with market value changes are borne by the contract holders, except to the extent of minimum guarantees made by the Company. Separate account net investment income, net investment realized and unrealized gains and losses, and the related liability changes are offset within the same line item in the consolidated income statements. Amounts assessed against the contract holders for mortality, variable annuity benefit guarantees, administrative, and other services are reported in revenue as fee income.

Included in the assets and liabilities described above is a Company issued group variable annuity contract designed for use in connection with and issued to the Company’s Defined Contribution Retirement Plan. These deposits are allocated to the Jackson National Separate Account – II, which had balances of $390 million and $365 million at December 31, 2021 and 2020, respectively. The Company receives administrative fees for managing the funds. These fees are recorded as earned and included in fee income in the consolidated income statements.

At December 31, 2021 and 2020, the Company provided variable annuity contracts with guarantees, for which the net amount at risk is defined as the amount of guaranteed benefit in excess of current account value, as follows (dollars in millions):

	Minimum Return	Account Value	Net Amount at Risk	Weighted Average Attained Age	Average Period until Expected Annuitization

December 31, 2021
Return of net deposits plus a minimum return
GMDB	0-6%	$194,060	$2,124	68.7 years
GMWB - Premium only	0%	2,937	7
GMWB	0-5%*	245	8
Highest specified anniversary account value minus withdrawals post-anniversary
GMDB		14,806	93	69.8 years
GMWB - Highest anniversary only		3,919	33
GMWB		643	44
Combination net deposits plus minimum return, highest specified anniversary account value minus withdrawals post-anniversary
GMDB	0-6%	9,896	522	71.9 years
GMIB	0-6%	1,662	463		0.5 years
GMWB	0-8%*	181,457	4,295

				Weighted Average Attained Age	Average Period until Expected Annuitization
	Minimum Return	Account Value	Net Amount at Risk

December 31, 2020
Return of net deposits plus a minimum return
GMDB	0-6%	$170,510	$2,340	67.3 years
GMWB - Premium only	0%	2,858	12
GMWB	0-5%*	248	11
GMAB - Premium only	0%	39	—
Highest specified anniversary account value minus withdrawals post-anniversary
GMDB		13,512	86	68.3 years
GMWB - Highest anniversary only		3,459	41
GMWB		646	55
Combination net deposits plus minimum return, highest specified anniversary account value minus withdrawals post-anniversary
GMDB	0-6%	8,891	615	70.5 years
GMIB	0-6%	1,675	556		0.5 years
GMWB	0-8%*	159,857	5,656

* Ranges shown based on simple interest. The upper limits of 5% or 8% simple interest are approximately equal to 4.1% and 6.0%, respectively, on a compound interest basis over a typical 10-year bonus period. The combination GMWB category also includes benefits with a defined increase in the withdrawal percentage under pre-defined non-market conditions.

Amounts shown as GMWB above include a ‘not-for-life’ component up to the point at which the guaranteed withdrawal benefit is exhausted, after which benefits paid are considered to be ‘for-life’ benefits. The liability related to this ‘not-for-life’ portion is valued as an embedded derivative, while the ‘for-life’ benefits are valued as an insurance liability (see below). For this table, the net amount at risk of the ‘not-for-life’ component is the undiscounted excess of the guaranteed withdrawal benefit over the account value, and that of the ‘for-life’ component is the estimated value of additional life contingent benefits paid after the guaranteed withdrawal benefit is exhausted.

Account balances of contracts with guarantees were invested in variable separate accounts as follows (in millions):

	December 31,
	2021	2020
Fund type:
Equity	$154,368	$132,213
Bond	20,207	20,203
Balanced	43,185	39,626
Money market	1,564	1,862
Total	$219,324	$193,904

GMDB liabilities reflected in the general account were as follows (in millions):

	December 31,
	2021	2020
Balance as of beginning of period	$1,418	$1,283
Incurred guaranteed benefits	55	270
Paid guaranteed benefits	(103)	(135)
Balance as of end of period	$1,370	$1,418
The GMDB liability is determined by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the liability balance through the consolidated income statement, within death, other policy benefits and change in policy reserves, if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions and methodology were used to determine the GMDB liability at both December 31, 2021 and 2020 (except where otherwise noted):

•Use of a series of stochastic investment performance scenarios, based on historical average market volatility.
•Mean investment performance assumption of 7.15%, after investment management fees, but before external investment advisory fees and mortality and expense charges.
•Mortality equal to 38% to 100% of the IAM 2012 basic table improved using Scale G through 2019.
•Lapse rates varying by contract type, duration and degree the benefit is in-the-money and ranging from 0.3% to 27.9% (before application of dynamic adjustments).
•Discount rates: 7.15% on 2020 and later issues, 7.4% on 2013 through 2019 issues, 8.4% on 2012 and prior issues.

Most GMWB reserves are considered to be derivatives under current accounting guidance and are recognized at fair value, as previously defined, with the change in fair value reported in net income (as net gains (losses) on derivatives and investments). The fair value of these liabilities is determined using stochastic modeling and inputs as further described in Note 6. The fair valued GMWB had a reserve liability of $2,626 million and $5,592 million at December 31, 2021 and 2020, respectively, and was reported in reserves for future policy benefits and claims payable.

The Company has also issued certain GMWB products that guarantee payments over a lifetime. Reserves for the portion of these benefits after the point where the guaranteed withdrawal balance is exhausted are calculated using assumptions and methodology similar to the GMDB liability. At December 31, 2021 and 2020, these GMWB reserves totaled $196 million and $181 million, respectively, and were reported in reserves for future policy benefits and claims payable.

GMAB benefits were offered on some variable annuity products. However, the Company no longer offers these benefits and all have expired as of June 30, 2021. The GMAB had an asset value that was immaterial to the consolidated financial statements at December 31, 2020.

The direct GMIB liability is determined at each period end by estimating the expected value of the annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The assumptions used for calculating the direct GMIB liability are consistent with those used for calculating the GMDB liability. At December 31, 2021 and 2020, GMIB reserves before reinsurance totaled $78 million and $87 million, respectively.

Other Liabilities – Insurance and Annuitization Benefits

The Company has established additional reserves for life insurance business for universal life plans with secondary guarantees, interest-sensitive life plans that exhibit “profits followed by loss” patterns and account balance adjustments to tabular guaranteed cash values on one interest-sensitive life plan.

Liabilities for these benefits, as established according to the methodologies described below, are as follows:

	December 31, 2021			December 31, 2020
Benefit Type	Liability (in millions)	Net Amount at Risk (in millions)	Weighted Average Attained Age	Liability (in millions)	Net Amount at Risk (in millions)	Weighted Average Attained Age
Insurance benefits *	$943	$18,506	64.0 years	$940	$19,483	63.5 years
Account balance adjustments	141	N/A	N/A	134	N/A	N/A
*    Amounts for the universal life benefits are for the total of the plans containing any policies having projected non-zero excess benefits, and thus may include some policies with zero projected excess benefits.

The following assumptions and methodology were used to determine the universal life insurance benefit liability for the periods referenced in the table above:

•Use of a series of deterministic premium persistency scenarios.
•Other experience assumptions similar to those used in amortization of deferred acquisition costs.
•Discount rates equal to credited interest rates, approximately 3.0% to 5.5% at both December 31, 2021 and 2020, respectively.

The Company also has a small closed block of two-tier annuities, where different crediting rates are used for annuitization and surrender benefit calculations. A liability is established to cover future annuitization benefits in excess of surrender values and was immaterial to the consolidated financial statements at both December 31, 2021 and 2020, respectively. The Company also offers an optional lifetime income rider with certain of its fixed index annuities. The liability established for this rider before reinsurance was $37 million and $18 million at December 31, 2021 and 2020, respectively.

11.        Long-Term Debt

Liabilities for the Company’s debt are primarily carried at an amount equal to the unpaid principal balance. Original issuance discount or premium and any debt issue costs, if applicable, are recognized as a component of interest expense over the period the debt is expected to be outstanding.

The aggregate carrying value of long-term debt were as follows (in millions):

	December 31,
	2021	2020
Long-Term Debt
Surplus notes	$427	$461
FHLBI bank loans	67	72
Total long-term debt	$494	$533
At December 31, 2021, the above borrowings were all due after five years.

Surplus Notes

Under Michigan Insurance Law, for statutory reporting purposes, the surplus notes are not part of the legal liabilities of the Company and are considered surplus funds. Payments of interest or principal may only be made with the prior approval of the commissioner of insurance of the state of Michigan and only out of surplus earnings which the commissioner determines to be available for such payments under Michigan Insurance Law.

On March 15, 1997, the Company issued 8.2% surplus notes in the principal amount of $250 million due March 15, 2027. These surplus notes were issued pursuant to Rule 144A under the Securities Act of 1933, as amended, and are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims and may not be redeemed at the option of the Company or any holder prior to maturity. Interest is payable semi-annually on March 15th and September 15th of each year. Interest expense on the notes was $20 million, $21 million, and $20 million for the years ended December 31, 2021, 2020 and 2019, respectively.

In conjunction with a reserve financing transaction, Squire Re II issued the Squire Surplus Note to an affiliate. The Squire Surplus Note matures December 30, 2031 and bears interest at 4.4%, payable quarterly. Interest expense on the Squire Surplus Note was $8 million, $10 million, and $11 million for the years ended December 31, 2021, 2020 and 2019, respectively.

FHLB Loans

The Company received loans of $50 million from the FHLBI under its community investment program in both 2015 and 2014, which amortize on a straight-line basis over the loan term. The weighted average interest rate on these loans was 0.1% and 0.5% for the years ended December 31, 2021 and 2020, respectively.

The outstanding balance on these loans was $67 million and $72 million at December 31, 2021 and 2020, respectively. At December 31, 2021 and 2020, the loans were collateralized by mortgage-related securities and commercial mortgage loans with a carrying value of $95 million and $96 million, respectively.

12.         Federal Home Loan Bank Advances

The Company entered into a advance program with the FHLBI in which interest rates were either fixed or variable based on the FHLBI cost of funds or market rates. Advances of nil and $380 million were outstanding at December 31, 2021 and 2020, respectively, and were recorded in other liabilities.

13.         Income Taxes

U.S. Tax Law Changes

On March 27, 2020, H.R. 748, the Coronavirus Aid, Relief, and Economic Security Act, “the CARES ACT”, was signed into legislation. The CARES ACT includes tax provisions relevant to businesses that during 2020 impacted taxes related to 2018 and 2019. Some of the significant changes are reducing the interest expense disallowance for 2019 and 2020, allowing the five year carryback of net operating losses for 2018-2020, suspension of the 80% limitation of taxable income for net operating loss carryforwards for 2018-2020, and the acceleration of depreciation expense from 2018 and forward on qualified improvement property. In 2020, the Company recognized a tax benefit of $16 million as a result of the CARES ACT. In addition, the Taxpayer Certainty & Disaster Tax Relief Act was enacted on December 27, 2020. There was no impact to taxes from this legislation in 2021 or 2020.

Effective Tax Rate

The components of the provision for federal, state and local income taxes were as follows (in millions):

	Years Ended December 31,
	2021	2020 (1)	2019 (1)
Current tax expense (benefit)
Federal	$(78)	$(67)	$300
State and local	(3)	2	—
Total current tax expense (benefit)	(81)	(65)	300
Deferred tax expense (benefit)
Federal	675	(703)	(673)
State and local	22	(73)	—
Total deferred tax expense (benefit)	697	(776)	(673)
Total income taxes	$616	$(841)	$(373)

(1) Years ended December 31, 2020, and 2019 were reclassified to conform with the current year presentation of State and local taxes.

For the tax year ended December 31, 2021, current tax benefit includes $24 million benefit of net interest related to tax refunds and $3 million benefit for the reversal of the uncertain tax position.

The federal income tax provisions differ from the amounts determined by multiplying pretax income attributable to the Company by the statutory federal income tax rate of 21% were as follows (in millions):

	Years Ended December 31,
	2021	2020	2019
Income taxes at statutory rate	$811	$(503)	$(176)
State income taxes (1)	15	(56)	—
Dividends received deduction	(146)	(158)	(171)
Valuation allowance	—	—	—
U.S. federal tax reform impact (2)	—	(16)	—
Foreign and other tax credits (3)	(46)	(61)	(40)
Prior year deferred tax benefit	—	(53)	—
Other (4)	(18)	6	14
Income tax (benefit) expense	$616	$(841)	$(373)
Effective tax rate	15.9%	35.1%	44.5%

(1) For the year ended December 31, 2020, includes a benefit of $33 million relating to prior periods.
(2) For the year ended December 31, 2020, the benefit is the result of the CARES Act.
(3) For the years ended December 31, 2021, 2020 and 2019, this primarily represents the benefit from foreign tax credits generated by the fund investments of the variable life and annuity contracts
(4) Aggregation of insignificant reconciling items that are less than 5% of the computed income tax expense (benefit) in accordance with guidance.

For 2019, the rate reconciling items for foreign and other tax credits and other included a reclassification to conform with the current year presentation.

The Dividends received deduction (“DRD”) reduces the amount of divided income subject to tax. The DRD for the current period was estimated using information from 2020 and estimates of current year investments results. The actual current year DRD can vary based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.

Income Taxes Paid

Income taxes paid (refunded) were $(390) million, $(4) million, and $379 million in 2021, 2020 and 2019, respectively. The income taxes refunded in 2021 include $(314) million of taxes and $(24) million of net interest related to the IRS audit that closed during the year and $(51) million of refunds from the overpayment of 2020 taxes in the current year.

Deferred Taxes and Assessment of Valuation Allowance

The tax effects of significant temporary differences that gave rise to deferred tax assets and liabilities were as follows (in millions):

	December 31,
	2021	2020
Gross deferred tax asset
Difference between financial reporting and the tax basis of:
Policy reserves and other insurance items	$2,695	$3,257
Employee benefits	151	137
Derivative investments	1,129	1,121
Other investment items	—	330
Net operating loss carryforward	284	29
Other	11	53
Total gross deferred tax asset	4,270	4,927
Valuation allowance	—	—
Gross deferred tax asset, net of valuation allowance	$4,270	$4,927
Gross deferred tax liability
Difference between financial reporting and the tax basis of:
Deferred acquisition costs and sales inducements	$(2,870)	$(2,811)
Other investment items	(22)	—
Net unrealized investment gains	(451)	(1,021)
Other	(18)	(59)
Total gross deferred tax liability	(3,361)	(3,891)
Net deferred tax asset	$909	$1,036

Deferred income taxes arise from the recognition of temporary differences between the basis of assets and liabilities determined for financial reporting purposes and the basis determined for income tax purposes. Such temporary differences are principally related to the effects of recording certain invested assets at market value, the deferral of acquisition costs and sales inducements and the provisions for future policy benefits and expenses. Deferred tax assets and liabilities are measured using the tax rates expected to be in effect when such benefits are realized.

In 2016, the Company reached an agreement with the IRS regarding the taxation of hedging activities. This agreement requires the current taxation of all unrealized gains and losses on hedge-related investments, but then defers two-thirds of the amount ratably over the following two years. Accordingly, there is an acceleration of taxes incurred currently and a related offset to the taxes being deferred.

The Company is required to evaluate the recoverability of its deferred tax assets and establish a valuation allowance, if necessary, to reduce its deferred tax asset to an amount that is more likely than not to be realizable. Considerable judgment and the use of estimates are required when determining whether a valuation allowance is necessary and, if so, the amount of such valuation allowance. When evaluating the need for a valuation allowance, the Company considers many factors, including: the nature and character of the deferred tax assets and liabilities; taxable income in prior carryback years; future reversals of temporary differences; the length of time carryovers can be utilized; and any tax planning strategies the Company would employ to avoid a tax benefit from expiring unused.

The Company utilized a three year rolling calculation of actual income before taxes adjusted for permanent items to measure the cumulative losses in recent years. The total historical cumulative loss includes significant increases in the dividend received deduction (DRD) benefit for 2019 due to the funds in separate accounts converting regulated investment companies (RICs) to Partnerships. The conversion resulted in two years of DRD from RIC distributions being deducted in 2019. Significant increases in the DRD from fund conversions are not expected to continue as there are a limited number of RIC funds that could still be converted. In 2020, the Company entered into a funds withheld coinsurance agreement with Athene that resulted in a significant one-time loss related to the net consideration of the reinsurance transaction during the year. The Company considered increased DRD and Athene loss as well as a one-time loss for hedges related to managing to the risk limits under the previous VA reserving regime in 2019, in assessing the sources of taxable income available to realize the benefit of deferred tax assets.

The Company evaluated each component of the deferred tax asset and assessed the effects of limitations and/or interpretations on the value of such components to be fully recognized in the future. The Company also evaluated the likelihood of sufficient taxable income in the future to offset the available deferred tax assets based on evidence considered to be objective and verifiable. Based on the analysis at December 31, 2021 and 2020, the Company concluded that it is more likely than not, that the $909 million and $1,036 million, respectively, of net deferred tax assets will be realized through future projected taxable income.

Carryforwards

The following table sets forth the amount and expiration dates of federal and state operating, capital loss and tax credit carryforwards for tax periods indicated. Included in the table is a Section 382 loss carryforward attributable to a previous acquisition. Section 382 of the Internal Revenue Code imposes limitations on the utilization of net operating loss carryforwards. The Section 382 limitation is an annual limitation on the amount of pre-acquisition net operating losses that a corporation may use to offset post-acquisition income. Section 382 further limits certain unrealized built-in losses at the time of acquisition.

	December 31,
	2021	2020
Federal net operating and capital loss carryforwards (1)	$1,178	$—
Section 382 net operating loss from previous acquisition (2)	137	137
State net operating and capital loss carryforwards (3)	158	—
Alternative Minimum Credit (4)	6	6
Total	$1,479	$143

(1) Unlimited carryforward
(2) Begins to expire in 2026 with annual limitation of approximately $21 million.
(3) For the year ended December 31, 2021, includes $50 million with expiration of 0-20 years, and with $108 million unlimited carryforward.
(4) Subject to 383 limitations.

Accounting for Uncertainty in Income Taxes

The Company determines whether a tax position is more likely than not to be sustained upon examination by tax authorities. The portion of a tax position that is greater than the 50% likelihood of being realized is recorded on the financial statements and any unrecognized part of a position due to uncertainties are recorded as a liability and are charged to income tax in the period that determination is made. The Company has considered both permanent and temporary positions in determining the unrecognized tax benefit rollforward. At December 31, 2021, the Company held no reserves related to unrecognized tax benefits. For the year ended December 31, 2021, the Company decreased the reserve related to a change in the calculation of its tax basis reserves as a result of the lapse of the statute of limitations. For the year ended December 31, 2020, the Company decreased the reserve related to the exclusion of short-term capital gains from the separate account dividends received deduction calculation as a result of settlement through the IRS Fast Track Settlement process. The unrecognized benefit had been recorded in the net federal income tax receivable included in other assets on the consolidated balance sheets. The following table summarizes the changes in the Company’s unrecognized tax benefits (in millions):

	December 31,
	2021	2020
Unrecognized tax benefit, beginning of year	$2	$33
Additions for tax positions identified	—	—
Decrease for Change in Tax Reserves position	(2)	—
Decrease for DRD short-term position	—	(31)
Unrecognized tax benefit, end of year	$—	$2

The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as a component of income tax (benefit) expense. The Company did not recognize any interest and penalty expense in 2021, 2020 or 2019. For 2021 and 2020, the Company had accrued total interest expense of nil and $5 million, respectively. For 2021 and 2020, the Company did not accrue any amounts for penalties.

Based on information available as of December 31, 2021, the Company believes that, in the next 12 months, there are no positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease.

Tax Examinations And Litigation

The Company is no longer subject to U.S. federal tax examinations by tax authorities for years prior to 2018. Tax years from 2018 to 2021 remain open under the statute of limitations. The 2017 IRS exam of the Brooke Life consolidated return closed during 2021 with no material impact to the Company. Certain of the Company’s state premium tax returns are currently under examination by various jurisdictions for years ranging from 2012 to 2021. The Company does not anticipate any material changes from any of these audits.

Organization and Tax Sharing Agreements

The Company files income tax returns with the U.S. federal government and various state and local jurisdictions, as well as certain foreign jurisdictions.

Brooke Life files a consolidated life insurance company tax return with Jackson, JNY, and Squire Re II. Jackson National Life (Bermuda) LTD and VFL International Life Company SPC, LTD are taxed as controlled foreign corporations of Jackson. With the exception of several insignificant wholly-owned subsidiaries that are not included in the Brooke Life consolidated tax return, all other subsidiaries of Jackson are limited liability companies with all of their interests owned by Jackson. Accordingly, they are not considered separate entities for income tax purposes and, therefore, are taxed as part of the operations of Jackson. Income tax expense is calculated on a separate company basis.

Brooke Life, Jackson, JNY, and Squire RE II have entered into written tax sharing agreements. These tax sharing agreements are generally based on a separate return basis with benefits for credits and losses.

14.        Commitments and Contingencies

In the ordinary course of business, the Company and its subsidiaries are parties to legal actions and, at times, regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate their impact on the Company’s financial position. A reserve is established for contingent liabilities if it is probable that a loss has been incurred and the amount is reasonably estimable. It is possible that an adverse outcome in certain of the Company’s contingent liabilities, or the use of different assumptions in the determination of amounts recorded, could have a material effect upon the Company’s financial position. However, it is the opinion of management that the ultimate disposition of contingent liabilities is unlikely to have a material adverse effect on the Company’s financial position. Jackson has been named in civil litigation proceedings, which appear to be substantially similar to other class action litigation brought against many life insurers including allegations of misconduct in the sale of insurance products. The Company accrues for legal contingencies once the contingency is deemed to be probable and reasonably estimable.

At December 31, 2021, the Company had unfunded commitments related to its investments in limited partnerships and limited liability companies totaling $1,740 million. At December 31, 2021, unfunded commitments related to fixed-rate mortgage loans and other debt securities totaled $1,398 million.

15.        Leases

The Company leases office space and equipment under several operating leases that expire at various dates through 2051. The Company determines if a contract is a lease at inception or modification. Lease terms may include options to extend or terminate the lease and are included in the lease measurement when it is reasonably certain that the Company will exercise that option. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and corresponding lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are determined using the Company’s incremental borrowings rate based upon information available at lease commencement. Certain lease incentives such as free rent periods are recorded as a reduction of the ROU asset. Lease costs for operating leases are recognized on a straight-line basis over the life of the lease.

The Company has lease agreements with both lease and non-lease components. The Company elected the practical expedient to combine lease and non-lease components for certain real estate leases.

Variable lease expenses may include changes in index-linked lease payments and certain variable operating expenses associated with real estate leases. These payments are recognized in operating expenses in the period incurred.

At December 31, 2021 and 2020, the Company had operating lease net ROU assets of $14 million and $19 million and associated lease liabilities of $23 million and $30 million, respectively, classified within other assets and other liabilities, respectively. Net lease expense was $30 million, $22 million, and $32 million in 2021, 2020 and 2019, respectively, including expenses associated with software leases.

The following table summarizes the components of operating lease costs and other information related to operating leases recorded within operating costs and other expenses, net of deferrals, (in millions):

	Years Ended December 31,
	2021	2020	2019
Lease Cost:
Operating leases (1)	$7	$11	$13
Variable lease costs	2	2	2
Sublease income	(4)	(5)	(3)
Net Lease Cost	$5	$8	$12

Other Information:
Cash paid for amounts included in the measurement of operating lease liability	$7	$10	$12
Weighted average lease term	5 years	6 years	6 years
Weighted average discount rate	3.6%	3.6%	3.6%
(1)    Operating lease costs exclude software leases, as intangible assets are excluded from the scope of Accounting Standard Codification 842, Leases.

At December 31, 2021, the maturities of operating lease liabilities were as follows (in millions):

2022	$6
2023	6
2024	5
2025	3
2026	3
Thereafter	3
Total	$26
Less: interest	3
Present value of lease liabilities	$23

16.        Share-Based Compensation

Prudential Share Plans

Historically, certain employees participated in various share award plans relating to Prudential shares and/or American Depositary Receipts (“ADRs”) that were tradable on the New York Stock Exchange and are described below.

At certain times, the Company granted one-off type retention awards to certain key senior executives within Jackson. These awards were subject to the prior approval of the Jackson Remuneration Committee and were nil cost awards with a contingent right to receive Prudential ADRs. The awards were contingent upon continued employment of the recipient through the award vesting date. There were no performance measurements with these awards.

The Company reflected the above plan as an equity classified plan and, therefore, reported the net reserve related to the compensation expense and the value of the shares distributed under this plan within the consolidated statements of equity. At December 31, 2021 and 2020, the Company had nil and $8 million, respectively, reserved for future payments under this plan.

The Company either acquired shares/ADRs or reimbursed Prudential for the costs of any shares/ADRs that were distributed to participants in the above plan. The shares/ADRs acquired for all the share-award plans were held at cost in a trust account for future distributions. The Company reflected the costs of shares/ADRs held within the consolidated balance sheet as shares held in trust. At December 31, 2021 and 2020, the Company had nil and $4 million of shares/ADRs held at cost in the trust, respectively.

The Prudential Long Term Incentive Plan (the “Prudential PLTIP”) was a Prudential incentive plan in which the Company granted share awards to eligible employees in the form of a contingent right to receive Prudential ADRs, or a conditional allocation of Prudential ADRs, subject to the prior approval of Jackson Remuneration Committee. Historically, these share awards vested based on the achievement of planned International Financial Reporting Standards (“IFRS”) pretax operating income for the U.S. business, had vesting periods of three years and were at nil cost to the employee. Share awards vested between 0% (less than 90% of plan) and 100% (more than 110% of plan) of the grant amounts dependent on IFRS pretax operating income attained over the performance period. Award holders did not have any right to dividends or voting rights attached to the ADRs granted during the performance period. Upon vesting, a number of ADRs equivalent to the value of dividends that otherwise would have been received over the performance period were added to vested awards.

The Company reflected the above plan as a liability classified plan and, therefore, reported the accrued compensation expense and the value of the shares distributed within other liabilities. At December 31, 2021 and 2020, the Company had nil and $89 million accrued for future payments under this plan.

Outstanding non-vested Prudential ADRs granted as of December 31, 2020 were 4,728,473. In 2021, these plans were replaced through a re-issuance by Jackson Financial’s 2021 Omnibus Incentive Plan (the “Incentive Plan”) and the remaining outstanding awards were exchanged for awards under the new plan as further described below.

2021 Omnibus Incentive Plan

In April 2021, the Jackson Financial’s board of directors adopted, and Jackson Financial’s shareholders approved, the Incentive Plan. This Incentive Plan became effective following the completion of the Demerger and replaced the Prudential Share Plans. The outstanding unvested awards previously issued under the Prudential Share Plans were exchanged for equivalent awards of shares of Jackson Financial’s Class A common stock under the Incentive Plan, with a grant date of October 4, 2021. The performance conditions of the awards were modified to be based on U.S. GAAP based metrics, rather than IFRS. The incremental compensation cost resulting from the modifications will be recognized ratably over the remaining requisite service period of each award.

Jackson Financial’s 2021 Omnibus Incentive Plan allows for stock-based awards including stock options, stock appreciation rights, restricted share awards, performance share awards, and deferred share units. The Incentive Plan has a ten-year term, expiring in September 2031. Jackson Financial currently has Restricted Share Unit and Performance Unit equity-based compensation awards outstanding. Dividend equivalents are generally accrued on restricted stock units and performance share units outstanding as of the record date. These dividend equivalents are paid only on the restricted stock units and performance units that ultimately vest. Generally, the requisite service period is the vesting period. In the case of retirement (eligibility for which is based on the employee's age and years of service as provided in the relevant award agreement), awards vest in full, but are subject to the satisfaction of any applicable performance criteria and paid in line with the original vesting date.

The Company reflects the cash settled awards of the above plan as a liability classified plan and, therefore, reports the accrued compensation expense and the value of the cash settled awards within other liabilities. At December 31, 2021, the Company had $61 million accrued for future payments under this plan. Jackson Financial allocates a portion of the compensation expense associated with the share-settled awards to Jackson, which the Company settles with Jackson Financial monthly, on a one-month lag.

Restricted Share Units (RSUs)

Jackson Financial grants RSUs to certain employees. The majority of employee RSUs are expected to vest in three equal installments on the first through third anniversaries of the grant date over a 3-year service period, subject to forfeiture and transfer restrictions, and are payable in cash or shares of Jackson Financial Class A common stock at Jackson Financial’s discretion. The employee awards granted in 2021 will have a shortened, 30-month vesting period. In addition, 1 and 2-year awards were issued in connection with Jackson Financial's Demerger. Restricted share units have immediate dividend rights and voting rights upon issuance of underlying shares. In lieu of cash dividend payments, the dividends on unvested RSUs are awarded in additional units equal to the value of the dividends, and are subject to the same vesting and distribution conditions as the underlying RSU.

Outstanding non-vested liability classified RSUs granted to employees were as follows:

Year Ended December 31, 2021	Cash-Settled
	RSUs	Weighted-Average Grant Date Fair Value per Share
Non-vested at beginning of period	—	$—
Granted (1)	1,338,880	$26.57
Vested	—	$—
Forfeited	(5,177)	$26.41
Re-issuance due to modification	234,692	$26.41
Non-vested at end of period	1,568,395	$26.09

(1) Includes dividend equivalents granted in the current period on awards outstanding

Performance Share Units (PSUs)

Jackson Financial grants PSUs to certain employees. PSU vesting is contingent on meeting a specified service requirement and the level of achievement of performance conditions. The PSU awards entitle recipients to receive, upon vesting, a number of units that ranges from 0% to 200% of the number of PSUs awarded, depending on the level of achievement of the specified performance conditions. The awards are generally expected to vest after a period of three years, subject to forfeiture and transfer restrictions, and are payable in cash or shares of Jackson Financial Class A common stock at Jackson Financial’s discretion. However, the awards granted in 2021 will have a shortened, 30-month vesting period. Award recipients have immediate dividend rights and voting rights upon issuance of underlying shares. The dividends on unvested PSUs are awarded in additional units equal to the value of the dividends, and are subject to the same vesting and distribution conditions as the underlying PSUs. The modified PSU awards retained their vesting and performance conditions, modified to be based on U.S. GAAP based metrics, rather than IFRS.

Outstanding non-vested liability classified PSUs granted were as follows:

Year Ended December 31, 2021	Cash-Settled
	PSUs	Weighted-Average Grant Date Fair Value per Share
Non-vested at beginning of period	—	$—
Granted (1)	219,139	$27.44
Vested	—	$—
Forfeited	(3,087)	$26.41
Re-issuance due to modification	1,303,070	$26.41
Non-vested at end of period	1,519,122	$26.56
(1) Includes dividend equivalents granted in the current period on awards outstanding

Compensation Cost

The Company charges the fair value of the restricted share units and performance share units to expense over the requisite service period. The fair value of equity-classified RSUs and PSUs is based on the price of Jackson Financial’s Class A common stock on the grant date. The fair value of liability-classified RSUs and PSUs is based on the price of Jackson Financial’s Class A common stock as of the reporting date. For performance-based awards, Jackson Financial estimates the number of shares expected to vest at the end of the performance period based on the probable achievement of the performance objective. RSUs have graded vesting features and the Company recognizes expense for those awards on a straight-line basis over the requisite service period. Jackson Financial recognizes forfeitures as they occur when recognizing share-based compensation expense.

Total expense related to these share-based plans was as follows (in millions):

	For the Years Ended December 31,
	2021	2020	2019
Compensation expense recognized	$97	$44	$55
Income tax benefit recognized	$19	$9	$12

Unrecognized compensation cost for RSUs and PSUs under the Incentive Plan as of December 31, 2021 was $120 million with a weighted average recognition period of 1.44 years.

17.        Other Related Party Transactions

The Company's investment portfolio is managed by PPM America, Inc. ("PPM"), a registered investment adviser, and a wholly-owned subsidiary of Jackson Financial. The Company paid $58 million, $65 million, and $77 million for investment advisory services during the years ended December 31, 2021, 2020 and 2019.

The Company has entered into shared services administrative agreements with both National Planning Holdings ("NPH") and PPM. Under the shared services administrative agreements, the Company charged $6 million, $9 million, and $8 million of certain management and corporate services costs to these affiliates in 2021, 2020 and 2019, respectively.

The Company provides a $100 million revolving credit facility to Jackson Financial, an upstream holding company. The loan is unsecured and matures in December 2026, accrues interest at Secured Overnight Financing Rate plus 2% plus 0.12% spread adjustment, and has a commitment fee of 0.1% per annum. There was no outstanding balance at both December 31, 2021 and 2020, respectively. The highest outstanding loan balance during 2021 and 2020 was $30 million and nil, respectively.
The Company provides a $40 million revolving credit facility to PPM. The loan is unsecured, matures in September 2023, accrues interest at LIBOR plus 2% per annum and has a commitment fee of 0.1% per annum. At December 31, 2021 and 2020, the outstanding balance was $20 million and nil, respectively. The highest outstanding loan balance during 2021 and 2020 was $20 million and nil, respectively.

The Company provides a $20 million revolving credit facility to Jackson Holdings, LLC, an upstream holding company. The loan is unsecured, matures in June 2024, accrues interest at LIBOR plus 2% per annum and has a commitment fee of 0.25% per annum. The outstanding balance at both December 31, 2021 and 2020 was nil. The highest outstanding loan balance during both 2021 and 2020 was nil.

The Company, through its PGDS subsidiary, provides various information security and technology services to certain Prudential affiliated entities. The Company recognized $4 million, $5 million, and $3 million of revenue during the years ended December 31, 2021, 2020 and 2019, associated with these services. This revenue is included in other income in the accompanying consolidated income statements and is substantially equal to the costs incurred to provide the services, which are reported in operating costs and other expenses in the consolidated income statements.

Receivables from Affiliates
Effective December 30, 2016, the Company executed a reserve financing transaction, whereby, for statutory reporting, the risk on $319 million of statutory basis redundant term life reserves was transferred to a third-party reinsurer. In conjunction with the transaction, Squire Re II financed the excess reserves through a surplus note (the “Squire Surplus Note”) issued to an affiliate, Brier Capital LLC (“Brier”), in return for a note receivable from Brier (the “Financing Note”). Quarterly interest payments due under the Financing Note and the Squire Surplus Note are offset against each other and only the net amounts are due. The outstanding principal on the Financing Note and the Squire Surplus Note, each initially $344 million, are expected to increase or decrease in relation to changes in the excess reserves financed. The Financing Note, reported in Receivables from Affiliates, matures December 30, 2031 and bears interest at 4.0%. The outstanding balance of both the Financing Note and the Squire Surplus Note was $177 million and $211 million at December 31, 2021 and 2020, respectively.

18.    Statutory Accounting and Regulatory Matters

The Company is required to prepare statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the insurance department of the state of domicile. Statutory accounting practices primarily differ from GAAP by charging policy acquisition costs to expense as incurred and establishing future policy benefit liabilities using different actuarial assumptions, as well as valuing investments and certain assets and accounting for deferred income taxes on a different basis.

At December 31, 2021 and 2020, the Company’s statutory capital and surplus was $6.1 billion and $4.8 billion, respectively. Statutory net income (loss) of the Company was $136 million, $(1,933) million, and $(1,058) million, in 2021, 2020 and 2019, respectively.

Under Michigan Insurance Law, Jackson must provide notification to the Michigan commissioner of insurance prior to payment of any dividend. Ordinary dividends on capital stock may only be distributed out of earned surplus, excluding any unrealized capital gains and the effect of permitted practices (referred to as adjusted earned surplus). Ordinary dividends are also limited to the greater of 10% of statutory surplus as of the preceding year end, excluding any increase arising from the application of permitted practices, or the statutory net income, excluding any net realized investment gains, for the twelve month period ended on the preceding December 31. The commissioner may approve payment of dividends in excess of these amounts, which would be deemed an extraordinary dividend. The maximum amount that would qualify as an ordinary dividend, which would consequently be free from restriction and available for payment of dividends to Brooke Life in 2022, is estimated to be $608 million, subject to the availability of adjusted earned surplus as of the dividend date. At December 31, 2021, the Company had no adjusted earned surplus available for ordinary dividends. Ordinary dividends from the Company to its parent were nil, nil, and $525 million in 2021, 2020, and 2019, respectively.

On February 14, 2022, the Company received approval from the Michigan Department of Insurance and Financial Services for a $453 million extraordinary dividend and $147 million return of capital to the Company’s parent company, Brooke Life. The combined dividend and return of capital payment to Brooke of $600 million was completed in the first quarter of 2022. Brooke Life paid a $510 million ordinary dividend to its ultimate parent, Jackson Financial, subsequent to the receipt of the $600 million combined extraordinary dividend and return of capital from the Company in the first quarter of 2022.

The Company received approval from the Michigan Department of Insurance and Financial Services regarding the use of a permitted practice which allows early adoption of an exemption for ordinary life insurance certificates issued during 2021 and 2020 that would be subject to VM-20 of the NAIC Valuation Manual. The exemption for companies meeting the conditions of APF 2020-09 will be part of the 2022 Valuation Manual. The permitted practice does not result in differences in net income or capital and surplus between NAIC SAP and practices prescribed or permitted by the state of Michigan, as reserves are established utilizing the same methodology as prior years. However, the additional principle-based reserving requirements are eliminated.

In December 2020, Jackson NY received approval from NYSDFS regarding the use of a permitted practice to allow Jackson NY to exempt life insurance policies issued during 2020 and 2021 from a VM-20 principle-based reserving approach that would have impacted an immaterial number of policies.

Under Michigan Insurance Law, Value of Business Acquired ("VOBA") is reported as an admitted asset if certain criteria are met. Pursuant to Michigan Insurance Law, the Company reported $33 million and $82 million of statutory basis VOBA, at December 31, 2021 and 2020, respectively, which is fully admissible.

The NAIC has developed certain risk-based capital (“RBC”) requirements for life insurance companies. Under those requirements, compliance is determined by a ratio of a company’s total adjusted capital (“TAC”), calculated in a manner prescribed by the NAIC to its authorized control level RBC, calculated in a manner prescribed by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences is twice the authorized control level RBC (“Company action level RBC”). At December 31, 2021, the Company's TAC remained well in excess of the Company action level RBC.

In addition, on the basis of statutory financial statements that insurers file with the state insurance regulators, the NAIC annually calculates twelve financial ratios to assist state regulators in monitoring the financial condition of insurance companies. A usual range of results for each ratio is used as a benchmark and departure from the usual range on four or more of the ratios can lead to inquiries from individual state insurance departments. In 2021 and 2020, there were no significant exceptions with any ratios.

19.        Benefit Plans

The Company has a defined contribution retirement plan covering substantially all employees and certain affiliates. Effective January 1, 2020, employees are immediately eligible to participate in the Company’s matching contribution. To be eligible to participate in the Company’s profit sharing contribution, an employee must have attained the age of 21, completed at least 1,000 hours of service in a 12-month period and passed their 12-month employment anniversary. In addition, the employee must be employed on the applicable January 1 or July 1 entry date. The Company’s annual profit sharing contributions, as declared by Jackson’s board of directors, are based on a percentage of eligible compensation paid to participating employees during the year. In addition, the Company matches a participant’s elective contribution, up to 6 percent of eligible compensation, to the plan during the year. The Company’s expense related to this plan was $28 million, $30 million, and $28 million in 2021, 2020 and 2019, respectively.

The Company maintains non-qualified voluntary deferred compensation plans for certain employees and independent agents. At December 31, 2021 and 2020, the total aggregate liability for such plans was $564 million and $595 million, respectively, and was reported in other liabilities. The Company’s expense (income) related to these plans, including a match of elective deferrals for the agents’ deferred compensation plan and the change in value of participant elective deferrals, was $54 million, $56 million, and $70 million in 2021, 2020 and 2019, respectively.

20.        Operating Costs and Other Expenses

The following table is a summary of the Company’s operating costs and other expenses (in millions):

	Years Ended December 31,
	2021	2020	2019
Asset-based commission expenses	$1,126	$907	$861
Other commission expenses	1,042	1,020	1,074
John Hancock ceding commission and expense reimbursement write-off	—	—	(66)
Athene ceding commission (1)	—	(1,202)	—
General and administrative expenses	863	819	835
Deferral of acquisition costs	(789)	(737)	(797)
Total operating costs and other expenses	$2,242	$807	$1,907

(1) See Note 8 for further information

21.        Accumulated Other Comprehensive Income

Comprehensive income includes all changes in shareholder's equity (except those arising from transactions with owners/shareholders) and includes net income and net unrealized gains or losses on available-for-sale securities.

The following table represents changes in the balance of accumulated other comprehensive income ("AOCI"), net of income tax, related to unrealized investment gains (losses) (in millions):

	Years Ended December 31,
	2021	2020	2019
Balance, beginning of period (1)	$3,960	$2,539	$(72)

Change in unrealized appreciation (depreciation) of investments	(1,821)	2,589	3,879
Change in unrealized appreciation (depreciation) - other	88	133	(656)
Change in deferred tax asset	374	(601)	(677)
Other comprehensive income (loss) before reclassifications	(1,359)	2,121	2,546
Reclassifications from AOCI, net of tax	(711)	(700)	65
Other comprehensive income (loss)	(2,070)	1,421	2,611
Balance, end of period (1)	$1,890	$3,960	$2,539
(1)Includes $287 million and $1,213 million related to the investments held within the funds withheld account related to the Athene Reinsurance Transaction as of December 31, 2021 and December 31, 2020, respectively.

The following table represents amounts reclassified out of AOCI (in millions):

AOCI Components	Amounts Reclassified from AOCI			Affected Line Item in the Consolidated Income Statement

	Years Ended December 31,
	2021	2020	2019
Net unrealized investment gain (loss):
Net realized gain (loss) on investments	$(929)	$(1,142)	$114	Net gains (losses) on derivatives and investments
Other impaired securities	(10)	10	(1)	Net gains (losses) on derivatives and investments
Net unrealized gain (loss)	(939)	(1,132)	113
Amortization of deferred acquisition costs	31	246	(31)
Reclassifications, before income taxes	(908)	(886)	82
Income tax expense (benefit)	(197)	(186)	17
Reclassifications, net of income taxes	$(711)	$(700)	$65

22.        Subsequent Events

The Company has evaluated events through March 25, 2022, which is the date these consolidated financial statements were issued.

Schedule I
Jackson National Life Insurance Company and Subsidiaries
Summary of Investments—Other Than Investments in Related Parties
(In millions)

	As of December 31, 2021
			Amount at
			Which Shown
	Cost or		on Balance
Type of Investment	Amortized Cost	Fair Value	Sheet
Debt securities:
Bonds:
U.S. government securities	$4,515	$4,311	$4,311
Other government securities	1,489	1,619	1,619
Public utilities	6,016	6,660	6,660
Corporate securities	27,817	29,254	29,254
Residential mortgage-backed	514	554	554
Commercial mortgage-backed	1,960	2,029	2,029
Other asset-backed securities	6,985	7,026	7,026
Total debt securities	49,296	51,453	51,453
Equity securities	257	257	257
Mortgage loans	11,482	N/A	11,482
Policy loans	4,474	N/A	4,474
Derivative instruments	1,417	N/A	1,417
Other invested assets	1,972	N/A	2,620
Total investments	$68,898		$71,703

See the accompanying Report of Independent Registered Public Accounting Firm

Schedule III
Jackson National Life Insurance Company and Subsidiaries
Supplemental Insurance Information
(In millions)

		Reserves for
	Deferred	Future Policy
	Acquisition	Benefits and	Other Contract
	Costs	Claims Payable	Holder Funds
December 31, 2021
Retail Annuities	$14,125	$4,845	$37,639
Closed Life and Annuity Blocks	126	12,772	12,987
Institutional Products	—	—	8,830
Corporate and Other	(5)	—	—
Total	$14,246	$17,617	$59,456

December 31, 2020
Retail Annuities	$13,739	$7,956	$39,839
Closed Life and Annuity Blocks	134	13,516	13,316
Institutional Products	—	—	11,138
Corporate and Other	24	—	—
Total	$13,897	$21,472	$64,293

December 31, 2019
Retail Annuities	$12,233	$4,872	$37,925
Closed Life and Annuity Blocks	149	14,320	13,836
Institutional Products	—	—	12,287
Corporate and Other	(48)	—	—
Total	$12,334	$19,192	$64,048

(continued)

Schedule III
Jackson National Life Insurance Company and Subsidiaries
Supplemental Insurance Information
(In millions)

			Interest Credited	Deferred
			on Other	Acquisition and	Operating
		Net Investment	Contract Holder	Sales Inducements	Costs and
	Premium	Income	Funds	Amortization	Other Expenses
December 31, 2021
Retail Annuities	$—	$669	$261	$198	$2,038
Closed Life and Annuity Blocks	119	925	412	14	163
Institutional Products	—	260	188	—	5
Corporate and Other	—	44	—	34	36
Segment subtotal	119	1,898	861	246	2,242
Non-operating items (1)	(12)	1,188	—	274	—
Total	$107	$3,086	$861	$520	$2,242

December 31, 2020
Retail Annuities	$—	$922	$524	$61	$1,811
Closed Life and Annuity Blocks	143	757	428	17	169
Institutional Products	—	355	250	—	5
Corporate and Other	—	(45)	—	20	25
Segment subtotal	143	1,989	1,202	98	2,010
Non-operating items (1)	(13)	792	—	(488)	(1,203)
Total	$130	$2,781	$1,202	$(390)	$807

December 31, 2019
Retail Annuities	$—	$1,491	$897	$(62)	$1,757
Closed Life and Annuity Blocks	550	802	444	19	107
Institutional Products	—	450	291	—	4
Corporate and Other	—	(55)	—	1	39
Segment subtotal	550	2,688	1,632	(42)	1,907
Non-operating items (1)	(13)	330	—	(939)	—
Total	$537	$3,018	$1,632	$(981)	$1,907
(1) See Note 3. Segment Information for further details on the non-operating items.

See the accompanying Report of Independent Registered Public Accounting Firm

Schedule IV
Jackson National Life Insurance Company and Subsidiaries
Reinsurance
For the Years Ended December 31, 2021, 2020, and 2019
(In millions)

					% Amount
					Assumed to
	Gross Amount	Ceded	Assumed	Net Amount	Net
2021
Life insurance in-force	$105,704	$72,034	$16,358	$50,028	32.7%
Insurance premium
Life insurance	$354	$273	$38	$119	31.9%
Accident and health	38	42	4	—
Annuity guaranteed benefits	—	12	—	(12)
Total insurance premium	$392	$327	$42	$107	39.3%

2020
Life insurance in-force	$118,328	$81,858	$17,034	$53,504	31.8%
Insurance premium
Life insurance	$273	$172	$42	$143	29.6%
Accident and health	36	41	5	—
Annuity guaranteed benefits	—	13	—	(13)
Total insurance premium	$309	$226	$47	$130	36.2%

2019
Life insurance in-force	$142,233	$99,495	$18,206	$60,944	29.9%
Insurance premium
Life insurance	$518	$418	$44	$144	30.7%
Group payout annuity	—	—	406	406
Accident and health	40	46	6	—
Annuity guaranteed benefits	—	13	—	(13)
Total insurance premium	$558	$477	$456	$537	85.0%

See the accompanying Report of Independent Registered Public Accounting Firm

Schedule V
Jackson National Life Insurance Company and Subsidiaries
Valuation and Qualifying Accounts
For the Years Ended December 31, 2021 and 2020
(In millions)

	Balance at	Charged to
	Beginning	Costs and				Balance at
	of Period	Expenses		Deductions		End of Period
2021
Allowance for credit losses on debt securities	$14	$11		$(16)	(1)	$9
Allowances for credit losses on mortgage and other loans	179	—		(85)	(2)	94
Allowance for credit losses on reinsurance recoverable	13	—		(1)		12
	$206	$11		$(102)		$115

2020
Allowance for credit losses on debt securities	$—	$14		$—		$14
Allowances for credit losses on mortgage and other loans	9	170	(3)	—		179
Allowance for credit losses on reinsurance recoverable	—	13	(4)	—		13
	$9	$197		$—		$206

(1) Represents reductions for securities disposed.
(2) Represents release of allowance for write-offs.
(3) Includes cumulative effect adjustment related to the adoption of ASU 2016-13 of $62 million.
(4) Includes cumulative effect adjustment related to the adoption of ASU 2016-13 of $10 million.

See the accompanying Report of Independent Registered Public Accounting Firm

APPENDIX A: EXAMPLES OF INTERIM VALUE ADJUSTMENTS UPON WITHDRAWALS, PERFORMANCE LOCK TRANSFERS, AND AUTOMATIC REBALANCING
The Contract currently offers five interest Crediting Method/Protection Option combinations for crediting Index Adjustments to the Index Account Options: Cap with Buffer, Cap with Floor, Performance Trigger with Buffer, Performance Trigger with Floor, and Performance Boost with Buffer.
We calculate the Interim Value on each day of the Index Account Option Term. The Interim Value is the amount that is available to be withdrawn or for an Intra-Term Performance Lock from your Index Account Option on any given day. The Interim Value calculation depends, in part, on the Crediting Method and Protection Option you elect. In calculating the Interim Value, we use the Index Value on two dates, which helps us determine the Index Adjustment, positive or negative, to be credited to your Index Account Option Value each day: the Index Value on the first day of the Term and the Index Value on each day we calculate your Interim Value. To determine the Index Adjustment, we then determine the net change in Index Value and express it as a percentage. This result is called the Index Return. If the Index Return is positive or zero on the Cap and Performance Trigger Crediting Methods, or if the Index Return is positive, zero, or negative but within the elected Buffer on the Performance Boost Crediting Method, we apply the prorated Crediting Method rate (referred to in these examples as an "Accrued" Crediting Method). For the Cap Crediting Method, the positive Index Return is multiplied by the Index Participation Rate before the application of the prorated Cap Rate. If the Index Return is negative on the Cap and Performance Trigger Crediting Methods, or if the Index Return is negative in excess of the elected Buffer on the Performance Boost Crediting Method, we adjust the return to reflect the prorated Protection Option (referred to in these examples as an "Accrued" Protection Option rate). The Accrued Floor rate is not prorated and will be equal to the term-length Floor. The Adjusted Index Return is then multiplied by the Index Account Option Value at the beginning of the Term (adjusted to reflect any withdrawals during the Term) to determine the amount of Index Adjustment to credit. The Index Adjustment is then added to or subtracted from your Index Account Option Value at the beginning of the Term (adjusted to reflect any withdrawals during the Term) to get the current Index Account Option Value. It should be noted that the total Withdrawal Value at any point is equal to the Pre-Withdrawal Interim Value, Intra-Term Performance Lock Interim Value, or the Total Withdrawal Value in the tabular representation of examples 1-13.

An End-Term Performance Lock, an optional contract feature demonstrated in examples 14-15, allows for the automatic reallocation of positive Index Adjustments to the 1-year Fixed Account Option at Index Account Option Term Anniversaries.
Automatic rebalancing, an optional contract feature demonstrated in examples 16-19, allows for the automatic reallocation of Contract Options at Contract Anniversaries to set allocation percentages.
Example 1: This example demonstrates taking a single partial withdrawal halfway through the Term using a Cap Rate with Buffer.
•If your starting Premium is $100,000 and you are 100% allocated to a Cap with Buffer Index Account Option with an 8% Cap Rate, 100% IPR, and 10% Buffer, then halfway through your Term you would have accrued half of your Cap Rate (0.5 * 8% = 4%) and half of your Buffer (0.5 * 10% = 5.00%).
•If the Index is up 5% your Interim Value at that time would be credited with the minimum of the Accrued Cap Rate (4%) and Index Return multiplied by the Index Participation Rate (5% * 100% = 5%) ($100,000 * 4% + $100,000 = $104,000). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$104,000 = 4.81%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.81% * $100,000 = $95.192.31).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,192.31 * 4% + $95,192.31 = $99,000) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is up 10%. You will have accrued the full Cap Rate (8%) and Buffer (10%). Since the Index Return is positive, the Index Adjustment credited would be the minimum of the Cap Rate and Index growth multiplied by the Index Participation Rate ($95,192.31 + 8% * $95,192.31 = $102,807.69) to find the final total Withdrawal Value.

Tabular Representation of Example 1 (1-year Term)
Month [A]	0	6	12
Year to Date Index Change [B]	0.00%	5.00%	10.00%

Tabular Representation of Example 1 (1-year Term)
Index Participation Rate [C]	100.0%	100.0%	100.0%
Cap Rate [D]	8%	8%	8%
Accrued Cap Rate [E] = [D] x [A] / 12	0.00%	4.00%	8.00%
Buffer [F]	10.00%	10.00%	10.00%
Accrued Buffer [G] = [F] x [A] / 12	0.00%	5.00%	10.00%
Index Adjustment [H] = min([G] + [B], 0%) if [B] < 0% [H] = min([E], [B] x [C]) otherwise	0.00%	4.00%	8.00%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$95,192.31
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$104,000.00	$102,807.69
Withdrawals [K]	$0.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	4.81%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$95,192.31	$95,192.31
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$99,000.00	$102,807.69

Example 1
10%
8%
Cap Rate 8.0%
5%
4%
Cap Rate 4.0%
6
12
Time
Index Return
Index Adjustment

Example 2: This Example demonstrates taking multiple partial withdrawals throughout the Term using a Cap Rate with Buffer.
•If your starting Premium is $100,000 and you are 100% allocated to a Cap with Buffer Index Account Option with an 8% Cap Rate, 110% Index Participation Rate, and 10% Buffer, then one quarter through your Term you would have accrued a quarter of your Cap Rate (0.25 * 8%= 2%) and a quarter of your Buffer (0.25 * 10%= 2.5%).
•If the Index is up 1% your Interim Value at that time would be credited with the minimum of the Accrued Cap Rate (2%) and Index Return multiplied by the Index Participation Rate (1% * 110% = 1.1%) ($100,000 * 1.1% + $100,000 = $101,100). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000 at a quarter through the Term, your Index Account Option Value at the beginning of the Term will be reduced by the proportion of your withdrawal to the Interim Value ($5,000/$101,100 = 4.95%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.95% * $100,000 = $95,054.40).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,054.40 * 1.1% + $95,054.40 = $96,100) after the partial withdrawal.
•If you make a second partial withdrawal of $5,000 three quarters through your Term, you would have accrued three quarters of your Cap Rate (0.75 * 8% = 6%) and three quarters of your Buffer (0.75 * 10% = 7.5%).
•If the Index is down 4%, no Index Participation Rate is applied to the Index Return and at that time your Interim Value would have the Accrued Buffer applied to the loss and since the Accrued Buffer is larger than the loss in Index Value, no loss is applied to the Interim Value ($95,054.40 + 0% * $95,054.40 = $95,054.40). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$95,054.40 = 5.26%) in your Interim Value ($95,054.40 - 5.26% * $95,054.40 = $90,054.40).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($90,054.40* 0% + $90,054.40= $90,054.40) after the partial withdrawal.
•Carrying this example forward to the end of the Term assume the Index is down 12%. You will have accrued the full Cap Rate (8%) and Buffer (10%). The Index Participation Rate is not applied to the Index Return because the Index Return is negative. Since the Index is down by more than the Buffer, the Index Adjustment credited would be the loss added to the Buffer (-12% + 10% = -2%) ($90,054.40+ -2% * $90,054.40= $88,253.31) to find the final total Withdrawal Value.

Tabular Representation of Example 2 (1-year Term)
Month [A]	0	3	9	12
Year to Date Index Change [B]	0.00%	1.00%	-4.0%	-12.00%
Index Participation Rate [C]	110.0%	110.0%	110.0%	110.0%
Cap Rate [D]	8%	8%	8%	8%
Accrued Cap Rate [E] = [D] x [A] / 12	0.00%	2.00%	6.00%	8.00%
Buffer [F]	10.00%	10.00%	10.00%	10.00%
Accrued Buffer [G] = [F] x [A] / 12	0.00%	2.50%	7.50%	10.00%
Index Adjustment [H] = min([G] + [B], 0%) if [B] < 0% [H] = min([E], [B] x [C]) otherwise	0.00%	1.10%	0.00%	-2.00%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$95,054.40	$90,054.40
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$101,100.00	$95,054.40	$88,253.31
Withdrawals [K]	$0.00	$5,000.00	$5,000.00	$0.00

Tabular Representation of Example 2 (1-year Term)
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	4.95%	5.26%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$95,054.40	$90,054.40	$90,054.40
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$96,100.00	$90,054.40	$88,253.31

Example 2
Cap Rate 8%
Cap Rate 6%
1%
1.10%
Cap Rate 2%
0.00%
3
9
12
-2.50% Buffer
-2.00%
-4%
-7.50% Buffer
-10% Buffer
-12%
Time
Index Return
Index Adjustment

Example 3: This example demonstrates taking a single partial withdrawal halfway through the Term using a Cap Rate with Floor.
•If your starting Premium is $100,000 and you are 100% allocated to a Cap with Floor Index Account Option with an 8% Cap Rate, 110% Index Participation Rate, and 10% Floor, then halfway through your Term you would have accrued half of your Cap Rate (0.5 * 8% = 4%). The Accrued Floor rate is not prorated and is equal to the full term-length quantity (10%).
•If the Index is up 2% your Interim Value at that time would be credited with the minimum of the Accrued Cap Rate (4%) and Index Return multiplied by the Index Participation Rate (2% * 110% = 2.2%) ($100,000 * 2.2% + $100,000 = $102,200). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000 your Index Account Option Value at the beginning of the Term, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$102,200 = 4.89%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.89% * $100,000 = $95,107.63).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,107.63 * 2.2% + $95,107.63 = $97,200) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is up 5%. Your Floor is 10% and you will have accrued the full Cap Rate (8%). Since the Index is up, the Index Adjustment credited would be the minimum of the Cap Rate and the Index Return multiplied by the Index Participation Rate ($95,107.63+ (5% * 110%) * $95,107.63= $100,338.55) to find the final total Withdrawal Value.

Tabular Representation of Example 3 (1-year Term)
Month [A]	0	6	12
Year to Date Index Change [B]	0.00%	2.00%	5.00%
Index Participation Rate [C]	110.0%	110.0%	110.0%
Cap Rate [D]	8%	8%	8%
Accrued Cap Rate [E] = [D] x [A] / 12	0.00%	4.00%	8.00%
Floor [F]	10.00%	10.00%	10.00%
Accrued Floor [G] = [F]	10.00%	10.00%	10.00%
Index Adjustment [H] = max(-[G], [B]) if [B] < 0% [H] = min([E], [B] x [C]) otherwise	0.00%	2.20%	5.50%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$95,107.63
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$102,200.00	$100,338.55
Withdrawals [K]	$0.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	4.89%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$95,107.63	$95,107.63
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$97,200.00	$100,338.55

Example 3
Cap Rate 8.0%
5.50%
5%
Cap Rate 4.0%
2%
2.20%
6
12
Time
Index Return
Index Adjustment

Example 4: This Example demonstrates taking multiple partial withdrawals throughout the Term using a Cap Rate with Floor.
•If your starting Premium is $100,000 and you are 100% allocated to a Cap with Floor Index Account Option with an 8% Cap Rate, 100% Index Participation Rate, and 10% Floor, then one quarter through your Term you would have accrued a quarter of your Cap Rate (0.25 * 8% = 2.0%). The Accrued Floor rate is not prorated and is equal to the full term-length quantity (10%).
•If the Index is down 3%, no Index Participation Rate is applied to the Index Return and your Interim Value at that time would be credited with the loss as long as it is not less than the Accrued Floor (Maximum (-3%, -10%) = -3%). That loss is applied to the Interim Value ($100,000 * -3% + $100,000 = $97,000). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000 at a quarter through the Term, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$97,000 = 5.15%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 5.15% * $100,000 = $94,845.36).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($94,845.36* -3% + $94,845.36= $92,000) after the partial withdrawal.
•If you make a second partial withdrawal of $5,000 three quarters through your Term, you would have accrued three quarters of your Cap Rate (0.75 * 8% = 6.0%). The Accrued Floor rate is not prorated and is equal to the full term-length quantity (10%).
•If the Index is down 7%, no Index Participation Rate is applied to the Index Return and at that time your Interim Value would have the Accrued Floor applied to the loss and since the Accrued Floor is smaller than the loss (Maximum (-7%, -10%) = -7%) it would apply the full loss to your Index Account Option Value ($94,845.36+ -7% * $94,845.36= $88,206.19). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$88,206.19= 5.67%) in your Interim Value ($94,845.36- 5.67% * $94,845.36= $89,469.02).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($89,469.02* -7% + $89,469.02= $83,206.19) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is down 12%. Your Floor is 10% and you will have accrued the full Cap Rate (8%). Since the Index is down the Index Participation Rate does not apply to the Index Return and the Index Adjustment credited would be capped at the Floor (Maximum (-12%, -10%) = -10%). Since the loss is more negative than the Floor, the Floor would be used to determine Index Adjustment credited to the final total Withdrawal Value ($89,469.02 + -10% * $89,469.02= $80,522.12).

Tabular Representation of Example 4 (1-year Term)
Month [A]	0	3	9	12
Year to Date Index Change [B]	0.00%	-3.00%	-7.00%	-12.00%
Index Participation Rate [C]	100.0%	100.0%	100.0%	100.0%
Cap Rate [D]	8%	8%	8%	8%
Accrued Cap Rate [E] = [D] x [A] / 12	0.00%	2.00%	6.00%	8.00%
Floor [F]	10.00%	10.00%	10.00%	10.00%
Accrued Floor [G] = [F]	10.00%	10.00%	10.00%	10.00%
Index Adjustment [H] = max(-[G], [B]) if [B] < 0% [H] = min([E], [B] x [C]) otherwise	0.00%	-3.00%	-7.00%	-10.00%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$94,845.36	$89,469.02
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$97,000.00	$88,206.19	$80,522.12
Withdrawals [K]	$0.00	$5,000.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	5.15%	5.67%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$94,845.36	$89,469.02	$89,469.02
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$92,000.00	$83,206.19	$80,522.12

Example 4
Cap Rate 2%
Cap Rate 6%
Cap Rate 8%
3
-3%
-3%
9
-7%
-7%
12
-12%
-10%
-10% Floor
-10% Floor
-10% Floor
Time
Index Return
Index Adjustment

Example 5: This example demonstrates taking a single partial withdrawal halfway through the Term using a Performance Trigger with Buffer.
•If your starting Premium is $100,000 and you are 100% allocated to a Performance Trigger with Buffer Index Account Option with a 6% Performance Trigger Rate and 10% Buffer, then halfway through your Term you would have accrued half of your Performance Trigger Rate after the Interim Value Proration Factor is applied (0.5 * 6% = 3.00%) and half of your Buffer after the Interim Value Proration Factor is applied (0.5 * 10% = 5.00%).
•If the Index is up 5% your Interim Value at that time would be credited with the Accrued Performance Trigger Rate ($100,000 * 3.00% + $100,000 = $103,000). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$103,000 = 4.85%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.85% * $100,000 = $95,145.63).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,145.63* 3.00% + $95,145.63 = $98,000) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is up 4%. You will have accrued the full Performance Trigger Rate (6%) and Buffer (10%). Since the Index is up, the Index Adjustment credited would be the Performance Trigger Rate ($95,145.63+ 6% * $95,145.63 = $100,854.37) to find the final total Withdrawal Value.

Tabular Representation of Example 5 (1-year Term)
Month [A]	0	6	12
Year to Date Index Change [B]	0.00%	5.00%	4.00%
Index Participation Rate [C]	N/A	N/A	N/A
Performance Trigger Rate [D]	6%	6%	6%
Accrued Performance Trigger Rate [E] = [D] x [A] / 12	0.00%	3.00%	6.00%

Tabular Representation of Example 5 (1-year Term)
Buffer [F]	10.00%	10.00%	10.00%
Accrued Buffer [G] = [F] x [A] / 12	0.00%	5.00%	10.00%
Index Adjustment [H] = min([G] + [B], 0%) if [B] < 0% [H] = [E] otherwise	0.00%	3.00%	6.00%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$95,145.63
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$103,000.00	$100,854.37
Withdrawals [K]	$0.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	4.85%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$95,145.63	$95,145.63
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$98,000.00	$100,854.37

Example 5
Performance
Trigger Rate 6.0%
6%
5%
4%
Performance
Trigger Rate 3.0%
3%
6
12
Time
Index Return
Index Adjustment

Example 6: This Example demonstrates taking multiple partial withdrawals throughout the Term using a Performance Trigger with Buffer.
•If your starting Premium is $100,000 and you are 100% allocated to a Performance Trigger with Buffer Index Account Option with a 6% Performance Trigger Rate and 10% Buffer, then one quarter through your Term you would have accrued a quarter of your Performance Trigger Rate (0.25 * 6% = 1.50%) and a quarter of your Buffer (0.25 * 10% = 2.50%).
•If the Index is up 1%, your Interim Value at that time would be credited with the Accrued Performance Trigger Rate ($100,000 * 1.50% + $100,000 = $101,500). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal $5,000 at a quarter through the Term, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$101,500 = 4.93%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.93% * $100,000 = $95,073.89).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,073.89* 1.50% + $95,073.89= $96,500) after the partial withdrawal.
•If you make a second partial withdrawal of $5,000 three quarters through your Term, you would have accrued three quarters of your Performance Trigger Rate (0.75 * 6% = 4.50%) and three quarters of your Buffer (0.75 * 10% = 7.50%).
•If the Index is down 10% at that time, your Interim Value would have the Accrued Buffer applied to the loss and since the Index is down by more than the Accrued Buffer it would apply the net difference (7.50% + -10% = -2.50%) to your Interim Value ($95,073.89 + -2.50% * $95,073.89= $92,697.04). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$92,697.04= 5.39%) in your Interim Value ($95,073.89- 5.39% * $95,073.89= $89,945.69).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($89,945.69* -2.50% + $89,945.69= $87,697.04) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is down 9%. You will have accrued the full Performance Trigger Rate (6%) and Buffer (10%). Since the Index is down the Index Adjustment credited would be the loss added to the Buffer (Minimum (-9% + 10% = 1%, 0%)). Since the loss is smaller than the Buffer, the Index Account Option Value is fully protected ($89,945.69 + 0% * $89,945.69= $89,945.69) to find the final total Withdrawal Value.

Tabular Representation of Example 6 (1-year Term)
Month [A]	0	3	9	12
Year to Date Index Change [B]	0.00%	1.00%	-10.0%	-9.00%
Index Participation Rate [C]	N/A	N/A	N/A	N/A
Performance Trigger Rate [D]	6%	6%	6%	6%
Accrued Performance Trigger Rate [E] = [D] x [A] / 12	0.00%	1.50%	4.50%	6.00%
Buffer [F]	10.00%	10.00%	10.00%	10.00%
Accrued Buffer [G] = [F] x [A] / 12	0.00%	2.50%	7.50%	10.00%
Index Adjustment [H] = min([G] + [B], 0%) if [B] < 0% [H] = [E] otherwise	0.00%	1.50%	-2.50%	0.00%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$95,073.89	$89,945.69
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$101,500.00	$92,697.04	$89,945.69
Withdrawals [K]	$0.00	$5,000.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	4.93%	5.39%	0.00%

Tabular Representation of Example 6 (1-year Term)
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$95,073.89	$89,945.69	$89,945.69
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$96,500.00	$87,697.04	$89,945.69

Example 6
Performance Trigger Rate 1.5%
Performance Trigger Rate 4.5%
Performance Trigger Rate 6.0%
1%
1.50%
0.00%
3
9
12
-2.50% Buffer
-2.50%
-7.50% Buffer
-10%
-9%
-10% Buffer
Time
Index Return
Index Adjustment

Example 7: This example demonstrates taking a single partial withdrawal halfway through the Term using a Performance Trigger with Floor.
•If your starting Premium is $100,000 and you are 100% allocated to a Performance Trigger with Floor Index Account Option with a 6% Performance Trigger Rate and 10% Floor, then halfway through your Term you would have accrued half of your Performance Trigger Rate after the Interim Value Proration Factor is applied (0.5 * 6% = 3.00%). The Accrued Floor rate is not prorated and is equal to the full term-length quantity (10%).
•If the Index is up 2%, your Interim Value at that time would be credited with the Accrued Performance Trigger Rate ($100,000 * 3.00% + $100,000 = $103,000). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$103,000 = 4.85%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.85% * $100,000 = $95,145.63).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,145.63* 3.00% + $95,145.63= $98,000) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is down 5%. Your Floor is 10% and you will have accrued the full Performance Trigger Rate (6%). Since the Index Return is negative but doesn’t exceed the Floor, the loss credited would be equal to the Index Return ($95,145.63+ -5% * $95,145.63= $90,388.38) to find the final total Withdrawal Value.

Tabular Representation of Example 7 (1-year Term)
Month [A]	0	6	12

Tabular Representation of Example 7 (1-year Term)
Year to Date Index Change [B]	0.00%	2.00%	-5.00%
Index Participation Rate [C]	N/A	N/A	N/A
Performance Trigger Rate [D]	6%	6%	6%
Accrued Performance Trigger Rate [E] = [D] x [A] / 12	0.00%	3.00%	6.00%
Floor [F]	10.00%	10.00%	10.00%
Accrued Floor [G] = [F]	10.00%	10.00%	10.00%
Index Adjustment [H] = max(-[G], [B]) if [B] < 0% [H] = [E] otherwise	0.00%	3.00%	-5.00%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$95,145.63
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$103,000.00	$90,388.35
Withdrawals [K]	$0.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	4.85%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$95,145.63	$95,145.63
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$98,000.00	$90,388.35

Example 7
Performance Trigger Rate 3.0%
Performance Trigger Rate 6.0%
2%
3%
6
12
-5%
-5%
-10% Floor
-10% Floor
Time
Index Return
Index Adjustment

Example 8: This Example demonstrates taking multiple partial withdrawals throughout the Term using a Performance Trigger with Floor.
•If your starting Premium is $100,000 and you are 100% allocated to a Performance Trigger with Floor Index Account Option with a 6% Performance Trigger Rate and 10% Floor, then one quarter through your Term you would have accrued a quarter of your Performance Trigger Rate (0.25 * 6% = 1.5%). The Accrued Floor rate is not prorated and is equal to the full term-length quantity (10%).
•If the Index is up 3% your Interim Value at that time would be credited with the Accrued Performance Trigger Rate ($100,000 * 1.50% + $100,000 = $101,500). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000 at a quarter through the Term, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$101,500 = 4.93%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.93% * $100,000 = $95,073.89).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,073.89 * 1.50% + $95,073.89= $96,500) after the partial withdrawal.
•If you make a second partial withdrawal of $5,000 three quarters through your Term, you would have accrued three quarters of your Performance Trigger Rate (0.75 * 6% = 4.5%). The Accrued Floor rate is not prorated and is equal to the full term-length quantity (10%).
•If the Index is down 1% at that time, your Interim Value would have the Accrued Floor applied to the loss and since the Index is down less than the Accrued Floor, it would apply the full loss to your Index Account Option Value ($95,073.89 + -1% * $95,073.89= $94,123.15). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($5,000/$94,123.15 = 5.31%) ($94,123.15 - 5.31% * $94,123.15= $90,023.39).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($90,023.39 * -1% + $90,023.39= $89,123.15) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is down 15%. Your Floor is 10% and you will have accrued the full Performance Trigger Rate (6%). Since the Index is down more than the Floor, the Index Adjustment credited would be capped at the Floor (Maximum (-15%, -10%) = -10%) to find the final total Withdrawal Value ($90,023.39+ -10% * $90,023.39= $81,021.05).

Tabular Representation of Example 8 (1-year Term)
Month [A]	0	3	9	12
Year to Date Index Change [B]	0.00%	3.00%	-1.00%	-15.00%
Index Participation Rate [C]	N/A	N/A	N/A	N/A
Performance Trigger Rate [D]	6%	6%	6%	6%
Accrued Performance Trigger Rate [E] = [D] x [A] / 12	0.00%	1.50%	4.50%	6.00%
Floor [F]	10.00%	10.00%	10.00%	10.00%
Accrued Floor [G] = [F]	10.00%	10.00%	10.00%	10.00%
Index Adjustment [H] = max(-[G], [B]) if [B] < 0% [H] = [E] otherwise	0.00%	1.50%	-1.00%	-10.00%
Pre-Withdrawal Index Account Option Value [I]	$100,000.00	$100,000.00	$95,073.89	$90,023.39
Pre-Withdrawal Interim Value [J] = (1+[H]) x [I]	$100,000.00	$101,500.00	$94,123.15	$81,021.05
Withdrawals [K]	$0.00	$5,000.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [L] = [K] / [J]	0.00%	4.93%	5.31%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$95,073.89	$90,023.39	$90,023.39
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$96,500.00	$89,123.15	$81,021.05

Example 8
3%
1.50%
Performance Trigger Rate 1.5%
3
-10% Floor
Performance Trigger Rate 4.5%
9
-1%
-1%
-10% Floor
Performance Trigger Rate 6.0%
12
-10%
-10% Floor
-15%
Time
Index Return
Index Adjustment

Example 9: This example demonstrates taking a single partial withdrawal halfway through the Term using a Performance Boost with Buffer.
•If your starting Premium is $100,000 and you are 100% allocated to a Performance Boost with Buffer Index Account Option with a 6% Performance Boost Cap Rate, 10% Performance Boost Rate, and 10% Buffer, then halfway through your Term you would have accrued half of your Performance Boost Cap Rate (0.5 * 6% = 3%), half of your Performance Boost Rate (0.5 * 10% = 5.00%), and half of your Buffer (0.5 * 10% = 5.00%).
•If the Index is up 5% your Interim Value at that time would be credited with the minimum of the Accrued Performance Boost Cap Rate (3%) and the sum of the Index Return and the Accrued Performance Boost Rate (5% + 5% = 10%) ($100,000 * 3% + $100,000 = $103,000). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$103,000 = 4.85%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.85% * $100,000 = $95,145.63).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,145.63 * 3% + $95,145.63 = $98,000) after the partial withdrawal.
•Carrying this example forward to the end of the Term, assume the Index is down 1%. You will have accrued the full Performance Boost Cap Rate (6%), Performance Boost Rate (10%), and Buffer (10%). The Index Adjustment credited would be the minimum of the Performance Boost Cap Rate (6%) and the sum of the Index return and the Performance Boost Rate (-1% + 10% = 9%) ($95,145.63 + 6% * $95,145.63 = $100,854.37) to find the final total Withdrawal Value.

Tabular Representation of Example 9 (1-year Term)
Month [A]	0	6	12
Year to Date Index Change [B]	0.00%	5.00%	-1.00%
Index Participation Rate [C]	N/A	N/A	N/A
Performance Boost Cap Rate [D]	6%	6%	6%

Tabular Representation of Example 9 (1-year Term)
Accrued Performance Boost Cap Rate [E] = [D] x [A] / 12	0.00%	3.00%	6.00%
Performance Boost Rate [F]	10.00%	10.00%	10.00%
Accrued Performance Boost Rate [G] = [F] x [A] / 12	0.00%	5.00%	10.00%
Buffer [H]	10.00%	10.00%	10.00%
Accrued Buffer [I] = [H] x [A] / 12	0.00%	5.00%	10.00%
Index Adjustment [J] = min([G] + [B], [E]) if [B] >= -[I] [J] = [B] + [I] otherwise	0.00%	3.00%	6.00%
Pre-Withdrawal Index Account Option Value [K]	$100,000.00	$100,000.00	$95,145.63
Pre-Withdrawal Interim Value [L] = (1+[J]) x [K]	$100,000.00	$103,000.00	$100,854.37
Withdrawals [M]	$0.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [N] = [M] / [L]	0.00%	4.85%	0.00%
Index Account Option Value [O] = [K] x (1-[N])	$100,000.00	$95,145.63	$95,145.63
Total Withdrawal Value [P] = [O] x (1+[J])	$100,000.00	$98,000.00	$100,854.37

Example 9
5%
3%
Performance Boost
Cap Rate 3.0%
6.00%
Performance Boost
Cap Rate 6.0%
6
12
-1%
-5.00% Buffer
-10% Buffer
Time
Index Return
Index Adjustment

Example 10: This Example demonstrates taking multiple partial withdrawals throughout the Term using a Performance Boost with Buffer.
•If your starting Premium is $100,000 and you are 100% allocated to a Performance Boost with Buffer Index Account Option with a 6% Performance Boost Cap Rate, 10% Performance Boost Rate, and 10% Buffer, then one quarter through your Term you would have accrued a quarter of your Performance Boost Cap Rate (0.25 * 6%= 1.50%), a quarter of your Performance Boost Rate (0.25 * 10%= 2.5%), and a quarter of your Buffer (0.25 * 10%= 2.5%).
•If the Index is up 1% your Interim Value at that time would be credited with the minimum of the Accrued Performance Boost Cap Rate (1.50%) and the sum of the Index Return and the Accrued Performance Boost Rate (1% + 2.50% = 3.50%) ($100,000 * 1.50% + $100,000 = $101,500). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•If you take a partial withdrawal of $5,000 at a quarter through the Term, your Index Account Option Value at the beginning of the Term will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$101,500 = 4.93%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.93% * $100,000 = $95,073.89).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($95,073.89 * 1.5% + $95,073.89= $96,500) after the partial withdrawal.
•If you make a second partial withdrawal of $5,000 three quarters through your Term, you would have accrued three quarters of your Performance Boost Cap Rate (0.75 * 8% = 6%), three quarters of your Performance Boost Rate (0.75 * 10= 7.5%), and three quarters of your Buffer (0.75 * 10% = 7.5%).
•If the Index is down 4% at that time your Interim Value at that time would be credited with the minimum of the Accrued Performance Boost Cap Rate (4.50%) and the sum of the Index Return and the Accrued Performance Boost Rate (-4% + 7.50% = 3.50%) ($95,073.89 + 3.50% * $95,073.89 = $98,401.48). This would be the amount available for a full withdrawal from the Indexed Account at that time.
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$98,401.48= 5.08%) in your Interim Value ($95,073.89 - 5.08% * $95,073.89 = $90,242.97).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value ($90,242.97* 3.50% + $90,242.97 = $93,401.48) after the partial withdrawal.
•Carrying this example forward to the end of the Term assume the Index is down 12%. You will have accrued the full Performance Boost Cap Rate (6%), Performance Boost Rate (10%), and Buffer (10%). The Index Adjustment credited would be the sum of the Index return and the Buffer (-12% + 10% = -2%) ($90,242.97 + -2% * $90,242.97 = $88,438.11) to find the final total Withdrawal Value.

Tabular Representation of Example 10 (1-year Term)
Month [A]	0	3	9	12
Year to Date Index Change [B]	0.00%	1.00%	-4.00%	-12.00%
Index Participation Rate [C]	N/A	N/A	N/A	N/A
Performance Boost Cap Rate [D]	6%	6%	6%	6%
Accrued Performance Boost Cap Rate [E] = [D] x [A] / 12	0.00%	1.50%	4.50%	6.00%
Performance Boost Rate [F]	10.00%	10.00%	10.00%	10.00%
Accrued Performance Boost Rate [G] = [F] x [A] / 12	0.00%	2.50%	7.50%	10.00%
Buffer [H]	10.00%	10.00%	10.00%	10.00%
Accrued Buffer [I] = [H] x [A] / 12	0.00%	2.50%	7.50%	10.00%
Index Adjustment [J] = min([G] + [B], [E]) if [B] >= -[I] [J] = [B] + [I] otherwise	0.00%	1.50%	3.50%	-2.00%

Tabular Representation of Example 10 (1-year Term)
Pre-Withdrawal Index Account Option Value [K]	$100,000.00	$100,000.00	$95,073.89	$90,242.97
Pre-Withdrawal Interim Value [L] = (1+[J]) x [K]	$100,000.00	$101,500.00	$98,401.48	$88,438.11
Withdrawals [M]	$0.00	$5,000.00	$5,000.00	$0.00
Interim Value reduced by withdrawal (%) [N] = [M] / [L]	0.00%	4.93%	5.08%	0.00%
Index Account Option Value [O] = [K] x (1-[N])	$100,000.00	$95,073.89	$90,242.97	$90,242.97
Total Withdrawal Value [P] = [O] x (1+[J])	$100,000.00	$96,500.00	$93,401.48	$88,438.11

Example 10
Performance Boost
Cap Rate 6.0%
Performance Boost
Cap Rate 4.5%
3.50%
1%
1.50%
Performance Boost
Cap Rate 1.5%
3
9
12
-2.00%
-2.50% Buffer
-4%
-7.50% Buffer
-10% Buffer
-12%
Time
Index Return
Index Adjustment

Example 11: This example demonstrates an Intra-Term Performance Lock transfer halfway through the Term using a Cap Rate with Buffer.
•This example utilizes the same return parameters as Example 1. If your starting Premium is $100,000 and you are 100% allocated to a Cap with Buffer Index Account Option with an 8% Cap Rate, 100% IPR, and 10% Buffer, then halfway through your Term you would have accrued half of your Cap Rate (0.5 * 8% = 4%) and half of your Buffer (0.5 * 10% = 5.00%).
•If the Index is up 5% your Interim Value at that time would be credited with the minimum of the Accrued Cap Rate (4%) and Index Return multiplied by the Index Participation Rate (5% * 100% = 5%) ($100,000 * 4% + $100,000 = $104,000).
•If you perform an Intra-Term Performance Lock, all of your Index Account Option Value associated with the Index Account Option will be transferred into the Short Duration Fixed Account where it will be credited a fixed interest rate until the next Contract Anniversary. Thus, all $104,000 of the Interim Value would be subject to the Intra-Term Performance Lock and the Index Account Option Value will be reduced by 100% ($104,000/$104,000 = 100%).

•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 100% * $100,000 = $0).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value associated with the Index Account ($0 * 4% + $0 = $0) after the Intra-Term Performance Lock.
•Carrying this example forward to the end of the Term, assume the Index is up 10%. You will have accrued the full Cap Rate (8%) and Buffer (10%). Since the Index Return is positive, the Index Adjustment credited would be the minimum of the Cap Rate and Index growth ($0 + 8% * $0 = $0) to find the final total Withdrawal Value associated with the Index Account.

Tabular Representation of Example 11 (1-year Term)
Month [A]	0	6	12
Year to Date Index Change [B]	0.00%	5.00%	10.00%
Index Participation Rate [C]	100.0%	100.0%	100.0%
Cap Rate [D]	8%	8%	8%
Accrued Cap Rate [E] = [D] x [A] / 12	0.00%	4.00%	8.00%
Buffer [F]	10.00%	10.00%	10.00%
Accrued Buffer [G] = [F] x [A] / 12	0.00%	5.00%	10.00%
Index Adjustment [H] = min([G] + [B], 0%) if [B] < 0% [H] = min([E], [B] x [C]) otherwise	0.00%	4.00%	8.00%
Pre Intra-Term Performance Lock Index Account Option Value [I]	$100,000.00	$100,000.00	$0.00
Pre Intra-Term Performance Lock Interim Value [J] = (1+[H]) x [I]	$100,000.00	$104,000.00	$0.00
Intra-Term Performance Lock [K]	$0.00	$104,000.00	$0.00
Interim Value reduced by Intra-Term Performance Lock (%) [L] = [K] / [J]	0.00%	100.00%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$0.00	$0.00
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$0.00	$0.00

Example 12: This example demonstrates an Intra-Term Performance Lock transfer halfway through the Term using a Cap Rate with Floor.
•This example utilizes the same return parameters as Example 3. If your starting Premium is $100,000 and you are 100% allocated to a Cap with Floor Index Account Option with an 8% Cap Rate, 110% Index Participation Rate, and 10% Floor, then halfway through your Term you would have accrued half of your Cap Rate (0.5 * 8% = 4%). The Accrued Floor rate is not prorated and is equal to the full term-length quantity (10%).

•If the Index is up 2% your Interim Value at that time would be credited with the minimum of the Accrued Cap Rate (4%) and Index Return multiplied by the Index Participation Rate (2% * 110% = 2.2%) ($100,000 * 2.2% + $100,000 = $102,200).
•If you perform an Intra-Term Performance Lock, all of your Index Account Option Value associated with the Index Account Option will be transferred into the Short Duration Fixed Account where it will be credited a fixed interest rate until the next Contract Anniversary. Thus, all $102,200 of the Interim Value would be subject to the Intra-Term Performance Lock and the Index Account Option Value will be reduced by 100% ($102,200/$102,200 = 100%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 100% * $100,000 = $0).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value associated with the Index Account ($0 * 2.2% + $0 = $0) after the Intra-Term Performance Lock.
•Carrying this example forward to the end of the Term, assume the Index is up 5%. Your Floor is 10% and you will have accrued the full Cap Rate (8%). Since the Index is up, the Index Adjustment credited would be the minimum of the Cap Rate and Index Return ($0 + 5% * $0= $0) to find the final total Withdrawal Value associated with the Index Account.

Tabular Representation of Example 12 (1-year Term)
Month [A]	0	6	12
Year to Date Index Change [B]	0.00%	2.00%	5.00%
Index Participation Rate [C]	110.0%	110.0%	110.0%
Cap Rate [D]	8%	8%	8%
Accrued Cap Rate [E] = [D] x [A] / 12	0.00%	4.00%	8.00%
Floor [F]	10.00%	10.00%	10.00%
Accrued Floor [G] = [F]	10.00%	10.00%	10.00%
Index Adjustment [H] = max(-[G], [B]) if [B] < 0% [H] = min([E], [B] x [C]) otherwise	0.00%	2.20%	5.50%
Pre Intra-Term Performance Lock Index Account Option Value [I]	$100,000.00	$100,000.00	$0.00
Pre Intra-Term Performance Lock Interim Value [J] = (1+[H]) x [I]	$100,000.00	$102,200.00	$0.00
Intra-Term Performance Lock [K]	$0.00	$102,200.00	$0.00
Interim Value reduced by Intra-Term Performance Lock (%) [L] = [K] / [J]	0.00%	100.00%	0.00%
Index Account Option Value [M] = [I] x (1-[L])	$100,000.00	$0.00	$0.00
Total Withdrawal Value [N] = [M] x (1+[H])	$100,000.00	$0.00	$0.00

Example 13: This example demonstrates an Intra-Term Performance Lock transfer halfway through the Term using a Performance Boost with Buffer.
•This example utilizes the same return parameters as Example 9. If your starting Premium is $100,000 and you are 100% allocated to a Performance Boost with Buffer Index Account Option with a 6% Performance Boost Cap Rate, 10% Performance Boost Rate, and 10% Buffer, then halfway through your Term you would have accrued half of your Performance Boost Cap Rate (0.5 * 6% = 3%), half of your Performance Boost Rate (0.5 * 10% = 5.00%) and half of your Buffer (0.5 * 10% = 5.00%).
•If the Index is up 5% your Interim Value at that time would be credited with the minimum of the Accrued Performance Boost Cap Rate (3%) and the sum of the Index Return and the Accrued Performance Boost Rate (5% + 5% = 10%) ($100,000 * 3% + $100,000 = $103,000).
•If you perform an Intra-Term Performance Lock, all of your Index Account Option Value associated with the Index Account Option will be transferred into the Short Duration Fixed Account where it will be credited a fixed interest rate until the next Contract Anniversary. Thus, all $103,000 of the Interim Value would be subject to the Intra-Term Performance Lock and the Index Account Option Value will be reduced by 100% ($102,200/$102,200 = 100%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 100% * $100,000 = $0).
•You would then have an Index Adjustment credited to obtain the current total Withdrawal Value associated with the Index Account ($0 * 3% + $0 = $0) after the Intra-Term Performance Lock.
•Carrying this example forward to the end of the Term, assume the Index is down 1%. You will have accrued the full Performance Boost Cap Rate (6%), Performance Boost Rate (10%), and Buffer (10%). The Index Adjustment credited would be the minimum of the Performance Boost Cap Rate (6%) and the sum of the Index return and the Performance Boost Rate (-1% + 10% = 9%) ($0 + 6% * $0 = $0) to find the final total Withdrawal Value associated with the Index Account.

Tabular Representation of Example 13 (1-year Term)
Month [A]	0	6	12
Year to Date Index Change [B]	0.00%	5.00%	-1.00%
Index Participation Rate [C]	N/A	N/A	N/A
Performance Boost Cap Rate [D]	6%	6%	6%
Accrued Performance Boost Cap Rate [E] = [D] x [A] / 12	0.00%	3.00%	6.00%
Performance Boost Rate [F]	10.00%	10.00%	10.00%
Accrued Performance Boost Rate [G] = [F] x [A] / 12	0.00%	5.00%	10.00%
Buffer [H]	10.00%	10.00%	10.00%
Accrued Buffer [I] = [H] x [A] / 12	0.00%	5.00%	10.00%
Index Adjustment [J] = min([G] + [B], [E]) if [B] >= -[I] [J] = [B] + [I] otherwise	0.00%	3.00%	6.00%
Pre Intra-Term Performance Lock Index Account Option Value [K]	$100,000.00	$100,000.00	$0.00

Tabular Representation of Example 13 (1-year Term)
Pre Intra-Term Performance Lock Interim Value [L] = (1+[J]) x [K]	$100,000.00	$103,000.00	$0.00
Intra-Term Performance Lock [M]	$0.00	$103,000.00	$0.00
Interim Value reduced by Intra-Term Performance Lock (%) [N] = [M] / [L]	0.00%	100.00%	0.00%
Index Account Option Value [O] = [K] x (1-[N])	$100,000.00	$0.00	$0.00
Total Withdrawal Value [P] = [O] x (1+[J])	$100,000.00	$0.00	$0.00

Example 14: This example demonstrates an End-Term Performance Lock when a positive Index Adjustment occurs at the end of the Term.
•If your starting Premium is $100,000, you are 100% allocated to an Index Account Option, and have elected the End-Term Performance Lock, any increase in Index Account Option Value at the end of the Term from a positive Index Adjustment will be transferred to the 1-year Fixed Account Option automatically at the end of the Term. This option is available for all available crediting methods and downside protection combinations.
•Assume the Index Adjustment is equal to 4% at the end of the Term. The credited Index Adjustment ($100,000 * 4% = $4,000) would be automatically transferred to the 1-year Fixed Account at the end of the Term under the End-Term Performance Lock.
Example 15: This example demonstrates an End-Term Performance Lock when a negative Index Adjustment occurs at the end of the Term.
•If your starting Premium is $100,000, you are 100% allocated to an Index Account Option, and have elected the End-Term Performance Lock, any increase in Index Account Option Value at the end of the Term from a positive Index Adjustment will be transferred to the 1-year Fixed Account Option automatically at the end of the Term. This option is available for all available crediting methods and downside protection combinations.
•Assume the Index Adjustment is equal to -4% at the end of the Term. Since the Index Adjustment is negative, the End-Term Performance Lock would not be executed and no Index Account Option Value will be automatically transferred to the 1-year Fixed Account Option.
Example 16: This example demonstrates the automatic rebalancing option at the 1st Contract Anniversary when Contract Options with one-year terms are elected on the Contract.
•For this example, assume you have an initial Premium of $100,000. Your initial allocations are 25% to the 1-year Fixed Account Option with a 1.00% credited rate, 25% to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate, 25% to the 1-year S&P 500 Performance Trigger with Buffer Crediting Method with a Performance Trigger Rate of 6.00%, and 25% to the 1-year Performance Boost with Buffer Crediting Method with a Performance Boost Cap Rate of 7.00% and Performance Boost Rate of 10%. The Buffer for each Index Account Option is 10%. Each Contract Option would be allocated with $25,000 ($100,000 * 25% = $25,000).
•You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
•If the S&P 500 Index is up 10% at the 1st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
◦For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($25,000 * 1% + $25,000 = $25,250).

◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%) ($25,000 * 8% + $25,000 = $27,000).
◦For the 1-year S&P 500 Performance Trigger with Buffer Crediting Method, the Index Account Option Value would be credited with the Performance Trigger Rate (6%) ($25,000 * 6% + $25,000 = $26,500).
◦For the 1-year S&P 500 Performance Boost with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Performance Boost Cap Rate (7%) and the sum of the Index Return and Performance Boost Rate (10% + 10% = 20%) ($25,000 * 7% + $25,000 = $26,750).
•At the 1st Contract Anniversary, all four elected Contract Options are at the end of their term and are eligible to be automatically rebalanced. The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($25,250 + $27,000 + $26,500 + $26,750 = $105,500).
•Given all four elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted.
•At the 1st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:
◦For the 1-year Fixed Account Option, the amount allocated at the 1st Contract Anniversary would be $26,375.00 ($105,500 * 25% = $26,375.00).
◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $26,375.00 ($105,500 * 25% = $26,375.00).
◦For the 1-year S&P 500 Performance Trigger with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $26,375.00 ($105,500 * 25% = $26,375.00).
◦For the 1-year S&P 500 Performance Boost with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $26,375.00 ($105,500 * 25% = $26,375.00).

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	1-Year S&P 500 Performance Trigger with Buffer	1-Year S&P 500 Performance Boost Cap with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	25%	25%	25%	25%
Allocation ($) [C] = [A] × [B]	$25,000.00	$25,000.00	$25,000.00	$25,000.00
Interest Rate / Index Adjustment [D]	1.00%	8.00%	6.00%	7.00%
Contract Value at 1st Contract Anniversary [E] = [C] × (1+[D])	$25,250.00	$27,000.00	$26,500.00	$26,750.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	Yes	Yes
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$105,500.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	0.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	25.00%	25.00%	25.00%	25.00%

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	1-Year S&P 500 Performance Trigger with Buffer	1-Year S&P 500 Performance Boost Cap with Buffer
Allocation at 1st Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$26,375.00	$26,375.00	$26,375.00	$26,375.00
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	$1,125.00	-$625.00	-$125.00	-$375.00

Example 17: This example demonstrates the automatic rebalancing option at the 1st Contract Anniversary when Contract Options with one-year, three-year, and six-year terms are elected on the Contract.
•For this example, assume you have an initial Premium of $100,000. Your initial allocations are 25% to the 1-year Fixed Account Option with a 1.00% credited rate, 25% to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate, 25% to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate, and 25% to the 6-year Performance Boost with Buffer Crediting Method with a Performance Boost Cap Rate of 42.00% and a Performance Boost Rate of 10%. The Buffer for each Index Account Option is 10%. Each Contract Option would be allocated with $25,000 ($100,000 * 25% = $25,000).
•You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
•If the S&P 500 Index is up 10% at the 1st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
◦For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($25,000 * 1% + $25,000 = $25,250).
◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%) ($25,000 * 8% + $25,000 = $27,000).
◦For the 3-year S&P 500 Cap with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Accrued Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%) ($25,000 * 8% + $25,000 = $27,000).
◦For the 6-year S&P 500 Performance Boost with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Accrued Performance Boost Cap Rate (7%) and the sum of the Index Return and Accrued Performance Boost Rate (10% + 1.67% = 11.67%) ($25,000 * 7% + $25,000 = $26,750).
•At the 1st Contract Anniversary, only the Contract Options with the one-year terms are at the end of their term and are eligible to be automatically rebalanced. The Contract Options with the three- and six-year terms are not expired, so they are ineligible for automatic rebalancing on this Contract Anniversary.
◦The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($25,250 + $27,000 = $52,250).
◦The total allocation percentage ineligible for automatic rebalancing is the sum of the instructed allocation percentages corresponding to Contract Options that are ineligible for rebalancing on this Contract Anniversary, in this case the 3-year term and 6-year term crediting methods (25% + 25% = 50%).
•The allocation percentages for automatic rebalancing at the 1st Contract Anniversary for the eligible Contract Options are adjusted to not include the allocation percentages of Contract Options ineligible for automatic rebalancing. The adjusted allocation percentages of the eligible Contract Options are calculated as the specified allocation percentage of the eligible Contract Option divided by one minus the total allocation percentage ineligible for automatic rebalancing (1 - 50% = 50%):
◦For the 1-year Fixed Account Option, the adjusted allocation percentage is 50% (25% / (50%) = 50%).
◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the adjusted allocation percentage is 50% (25% / (50%) = 50%).
•At the 1st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the adjusted allocation percentage for the eligible Contract Option multiplied by the total Contract Value eligible for rebalancing:

◦For the 1-year Fixed Account Option, the amount allocated at the 1st Contract Anniversary would be $26,125.00 ($52,250 * 50% = $26,125.00).
◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $26,125.00 ($52,250 * 50% = $26,125.00).
◦For the 3-year S&P 500 Cap with Buffer Crediting Method, no amount would allocate since the Contract Option is ineligible for automatic rebalancing on this Contract Anniversary.
◦For the 6-year S&P 500 Performance Boost with Buffer Crediting Method, no amount would allocate since the Contract Option is ineligible for automatic rebalancing on this Contract Anniversary.

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	3-Year S&P 500 Cap with Buffer	6-Year S&P 500 Performance Boost Cap with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	25%	25%	25%	25%
Allocation ($) [C] = [A] × [B]	$25,000.00	$25,000.00	$25,000.00	$25,000.00
Interest Rate / Index Adjustment [D]	1.00%	8.00%	8.00%	7.00%
Contract Value at 1st Contract Anniversary [E] = [C] × (1+[D])	$25,250.00	$27,000.00	$27,000.00	$26,750.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	No	No
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$52,250.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	50.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	50.00%	50.00%	N/A	N/A
Allocation at 1st Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$26,125.00	$26,125.00	N/A	N/A
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	$875.00	-$875.00	$0.00	$0.00

Example 18: This example demonstrates the automatic rebalancing option at the 3rd Contract Anniversary when Contract Options with one-year, three-year, and six-year terms are elected on the Contract.
•This example is a continuation of Example 17 in which the automatic rebalancing option is elected. You have the following allocation instructions on the Contract: 25% allocated to the 1-year Fixed Account Option with a 1.00% credited rate, 25% allocated to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate, 25% allocated to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate, and 25% allocated to the 6-year Performance Boost with Buffer Crediting Method with a Performance Boost Cap Rate of 42.00% and Performance Boost Rate of 10%. The Buffer for

each Index Account Option is 10%. The 1-year Fixed Account Option and 1-year S&P 500 Cap with Buffer Crediting Method had $27,200 allocated to them each at the 2nd Contract Anniversary. The 3-year S&P 500 Cap with Buffer and 6-year Performance Boost with Buffer had $25,000 allocated to them at the issue of the Contract, consistent with Example 17.
•If the S&P 500 Index is up 24% since the issue of the Contract and is up 4% during the 3rd Contract Year, the following adjustments to the Contract Value would be made for each Contract Option:
◦For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($27,200 * 1% + $27,200 = $27,472).
◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Cap Rate (8%) and the Index Return during the 3rd Contract Year multiplied by the Index Participation Rate (4% * 100% = 4%) ($27,200 * 4% + $27,200 = $28,288).
◦For the 3-year S&P 500 Cap with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Cap Rate (24%) and the Index Return since the issue of the Contract multiplied by the Index Participation Rate (24% * 100% = 24%) ($25,000 * 24% + $25,000 = $31,000).
◦For the 6-year S&P 500 Performance Boost with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Accrued Performance Boost Cap Rate (21%) and the sum of the Index Return since the issue of the Contract and Accrued Performance Boost Rate (24% + 5% = 29.00%) ($25,000 * 21% + $25,000 = $30,250).
•At the 3rd Contract Anniversary, only the Contract Options with the one-year Terms and three-year Term are at the end of their term and are eligible to be automatically rebalanced. The Contract Option with the six-year term is not expired, so it is ineligible for automatic rebalancing on this Contract Anniversary.
◦The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($27,472 + $28,288 + $31,000 = $86,760).
◦The total allocation percentage ineligible for automatic rebalancing is the sum of the instructed allocation percentages corresponding to Contract Options that are ineligible for rebalancing on this Contract Anniversary, in this case the 6-year term crediting method (25%).
•The allocation percentages for automatic rebalancing at the 3rd Contract Anniversary for the eligible Contract Options are adjusted to not include the allocation percentages of Contract Options ineligible for automatic rebalancing. The adjusted allocation percentages of the eligible Contract Options are calculated as the specified allocation percentage of eligible Contract Options divided by one minus the total allocation percentage ineligible for automatic rebalancing (1 - 25% = 75%):
◦For the 1-year Fixed Account Option, the adjusted allocation percentage is 33.33% (25% / (75%) = 33.33%).
◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the adjusted allocation percentage is 33.33% (25% / (75%) = 33.33%).
◦For the 3-year S&P 500 Cap with Buffer Crediting Method, the adjusted allocation percentage is 33.33% (25% / (75%) = 33.33%).
•At the 3rd Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the adjusted allocation percentage for the eligible Contract Option multiplied by the total Contract Value eligible for rebalancing:
◦For the 1-year Fixed Account Option, the amount allocated at the 3rd Contract Anniversary would be $28,920.00 ($86,760 * 33.33% = $28,920.00).
◦For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 3rd Contract Anniversary would be $28,920.00 ($86,760 * 33.33% = $28,920.00).
◦For the 3-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 3rd Contract Anniversary would be $28,920.00 ($86,760 * 33.33% = $28,920.00).
◦For the 6-year S&P 500 Performance Boost with Buffer Crediting Method, no amount would allocate since the Contract Option is ineligible for automatic rebalancing on this Contract Anniversary.

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	3-Year S&P 500 Cap with Buffer	6-Year S&P 500 Performance Boost Cap with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	25%	25%	25%	25%
Allocation ($) [C]	$27,200.00	$27,200.00	$25,000.00	$25,000.00
Interest Rate / Index Adjustment [D]	1.00%	4.00%	24.00%	21.00%

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	3-Year S&P 500 Cap with Buffer	6-Year S&P 500 Performance Boost Cap with Buffer
Contract Value at 3rd Contract Anniversary [E] = [C] × (1+[D])	$27,472.00	$28,288.00	$31,000.00	$30,250.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	Yes	No
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$86,760.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	25.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	33.33%	33.33%	33.33%	N/A
Allocation at 3rd Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$28,920.00	$28,920.00	$28,920.00	N/A
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	$1,448.00	$632.00	-$2,080.00	$0.00

Example 19: This example demonstrates the automatic rebalancing option at the 1st Contract Anniversary when an Intra-Term Performance Lock occurs on a three-year term Contract Option on the 1st Contract Anniversary.
•For this example, assume you have an initial Premium of $100,000. Your initial allocations are 50% to the 1-year Fixed Account Option with a 1.00% credited rate and 50% to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate. The Buffer for the Index Account Option is 10%. Each Contract Option would be allocated with $50,000 ($100,000 * 50% = $50,000).
•You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
•If the S&P 500 Index is up 6% at the 1st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
◦For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($50,000 * 1% + $50,000 = $50,500).
◦For the 3-year S&P 500 Cap with Buffer Crediting Method, the Index Account Option Value would be credited with the minimum of the Accrued Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (6% * 100% = 6%) ($50,000 * 6% + $50,000 = $53,000).
•At the 1st Contract Anniversary, an Intra-Term Performance Lock is executed on the 3-year S&P 500 Cap with Buffer Crediting Method, transferring $53,000 to the Short Duration Fixed Account Option. After the Intra-Term Performance Lock, the Index Account Option Value of the 3-year S&P 500 Cap with Buffer Crediting Method is $0.
•At the 1st Contract Anniversary, both Contract Options are eligible for automatic rebalancing. The 1-year Fixed Account Option is eligible as its term has expired. The 3-year S&P 500 Cap with Buffer Crediting Method is eligible since it now has $0 of Contract Value allocated to it due to the Intra-Term Performance Lock.
◦The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($50,500 + $53,000 = $103,500).
◦Given both elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted to calculate the automatically rebalanced allocations.

•At the 1st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:
◦For the 1-year Fixed Account Option, the amount allocated at the 1st Contract Anniversary would be $51,750.00 ($103,500 * 50% = $51,750.00).
◦For the 3-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $51,750.00 ($103,500 * 50% = $51,750.00).

Contract Option	1-Year Fixed Account Option	3-Year S&P 500 Cap with Buffer	Short Duration Fixed Account Option
Initial Premium [A]	$100,000.00
Allocation (%) [B]	50%	50%	0%
Allocation ($) [C] = [A] × [B]	$50,000.00	$50,000.00	$0.00
Interest Rate / Index Adjustment [D]	1.00%	6.00%	N/A
Contract Value Before Intra-Term Performance Lock [E] = [C] × (1+[D])	$50,500.00	$53,000.00	$0.00
Contract After Intra-Term Performance Lock at 1st Contract Anniversary [F]	$50,500.00	$0.00	$53,000.00
Contract Option Eligible for Rebalancing [G] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	Yes
Total Contract Value Eligible for Rebalancing [H] = Sum of row [E] if row [G] = “Yes”	$103,500.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [I] = Sum of row [B] if row [G] = “No”	0.00%
Adjusted Allocation Percentage [J] = [B] / (1-[I]) if [G] = “Yes”, “N/A” otherwise	50.00%	50.00%	0.00%
Allocation at 1st Contract Anniversary [K] = [H] × [J] if [G] = “Yes”, "N/A" Otherwise	$51,750.00	$51,750.00	$0.00
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [L] = [K] - [F] if [G] = "Yes", 0 Otherwise	$1,250.00	$51,750.00	-$53,000.00

APPENDIX B: STATE VARIATIONS
[TO BE UPDATED BY AMENDMENT]

Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. The state in which your Contract is issued also governs whether or not certain options are available or will vary under your Contract.

STATE	VARIATION OR AVAILABILITY
Arizona	Specific periods and notification requirements for Deferral of Payments, as well as what Income Options are offered at the Income Date.
California	State-specific requirement that seniors have the option to invest in the Fixed Account during the Free Look period if Return of Premium Free Look is elected on the application.

If the Return of Premium Free Look is elected by a senior applicant, the initial Index Account Option Term is shortened by 35 days.
Connecticut	No restrictions on Fixed Account allocations.
Florida	No Market Value Adjustments assessed upon annuitization, even if annuitized in the first Contract Year. No restrictions on Fixed Account allocations or transfers.
Illinois	Contract issued as a unisex contract with associated unisex values and language. No Market Value Adjustments assessed on any transactions.
Indiana	Description of Contract revised to Individual Single Premium Deferred Registered Variable Index-Linked Annuity. This is a change in name only and does not alter an of the Contract mechanics.
Louisiana	Pre-selected Death Benefit option is not available per state regulation. Beneficiary is always able to choose the death benefit option.
Maryland	Beneficiary's Entitlement to Death Benefit Before Income Date section of Contract revised to indicate beneficiary's death prior to or simultaneous to the Owner's death makes them ineligible to receive the death benefit.

The Separate Account provision of the Contract was revised to add the following statement: "[t]he investments held in the Separate Account and liabilities chargeable against it are clearly identifiable and distinguishable from the other investments and liabilities of the Company."
Massachusetts	Contract issued as a unisex contract with associated unisex values and language.
Montana	Added settlement of death proceeds language to the Contract which includes state-specific treatment.
New Jersey	At the request of the Department of Insurance, revised the brief description of the contracts to "Individual Single Premium Deferred Registered Variable Index-Linked Annuity." This is a change in name only. The mechanics of the contract are unaffected by this change.

The Fixed Account Minimum Value Percentage is 90%.

Renewal Notice will include the current interest rate for the Fixed Account and Index Adjustment Factors for the Index Account.

The Separate Account provision of the Contract was revised to add the following statement: "[t]he investments held in the Separate Account and liabilities chargeable against it are clearly identifiable and distinguishable from the other investments and liabilities of the Company."
North Dakota	Added settlement of death proceeds language to the Contract which includes state-specific treatment.
Ohio	State-specific fraud disclosure language replaced standard fraud disclosure in the Contract.
Oklahoma	Added state-specific language to the Contract regarding misstatements of age or sex.
Rhode Island	Fraud exception removed from Entire Contract and Incontestability provisions of the Contract.

Discretionary language removed from the Index Account, Fixed Account, and Transfer provisions of the Contract.
Texas	Requires 31 day advance notice of Fixed Account unavailability or restrictions.
Utah	No Market Value Adjustments assessed on any transactions.
Virginia	Proof of Age, Sex or Survival provision in the Contract revised to remove references to "sex."
Washington	No Market Value Adjustments assessed on any transactions.
Wyoming	Added settlement of death proceeds language to the Contract which includes state-specific treatment.
B-1

B-2

APPENDIX C: INDEX DISCLOSURES

The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Jackson. Standard & Poor's®, S&P® and S&P 500® are registered trademarks of S&P Global, Inc. or its affiliates ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Jackson. It is not possible to invest directly in an index. Jackson's product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Jackson's products or any member of the public regarding the advisability of investing in securities generally or in Jackson's product(s) particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an idication or guarantee of future results. S&P Dow Jones Indices' only relationship to Jackson with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Jackson or the Jackson's products. S&P Dow Jones Indices have no obligation to take the needs of Jackson or the owners of Jackson's product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Jackson's product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track Index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset. Inclusion of a security within an Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY JACKSON, OWNERS OF THE JACKSON'S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOT DOES S&P DOW JONES INDIES HAVE ANY CONTROL OVER, THE JACKSON PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND JACKSON, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THIS ANNUITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JACKSON. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANNUITIES GENERALLY OR IN THIS ANNUITY PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS ANNUITY OR THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES

AT, OR QUANTITIES OF THIS ANNUITY TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS ANNUITY IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS ANNUITY.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE ANNUITY, OWNERS OF THE ANNUITY, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Bloomberg®" and Bloomberg U.S. Intermediate Corporate Bond Index are service marks of Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited ("BISL"), the administrator of the index (collectively, "Bloomberg"), and have been licensed for use for certain purposes by Jackson National Life Insurance Company ("Jackson").

The Jackson Products are not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the Jackson Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Jackson Product(s) particularly. The only relationship of Bloomberg to Jackson is the licensing of certain trademarks, trade names and service marks and of the Bloomberg U.S. Intermediate Corporate Bond Index, which is determined, composed and calculated by BISL without regard to Jackson or the Jackson Product(s). Bloomberg has no obligation to take the needs of Jackson or the owners of the Jackson Product(s) into consideration in determining, composing or calculating the Bloomberg U.S. Intermediate Corporate Bond Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Jackson Product(s) to be issued. Bloomberg shall not have any obligation or liability, including, without limitation, to Jackson's customers, in connection with the administration, marketing or trading of the Jackson Product(s).

BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG U.S. INTERMEDIATE CORPORATE BOND INDEX OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JACKSON, OWNERS OF THE JACKSON PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG U.S. INTERMEDIATE CORPORATE BOND INDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG U.S. INTERMEDIATE CORPORATE BOND INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE JACKSON PRODUCT OR BLOOMBERG U.S. INTERMEDIATE CORPORATE BOND INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The Jackson Product has been developed solely by Jackson National Life Insurance Company. The Jackson Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the "LSE Group"). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® Index (the "Index") vest in the relevant LSE Group company which owns the Index. "Russell®" and "Russell 2000®" are a trade mark(s) of the relevant LSE Group company and are used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Jackson Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Jackson Product or the suitability of the Index for the purpose to which it is being put by Jackson National Life Insurance Company.

Dealer Prospectus Delivery Obligations. All dealers that effect transactions in these securities are required to deliver a prospectus.
D-1

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

[TO BE UPDATED BY AMENDMENT]
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:

SEC Registration Fees:        $
Printing and engraving:        $
Accounting fees and expenses:    $
Legal fees and expenses:        $

Total estimated expenses:        $

Item 14. Indemnification of Directors and Officers

Provision is made in the Company's Amended By-Laws for indemnification by the Company of any person who was or is a party or is threatened to be made a party to a civil, criminal, administrative or investigative action by reason of the fact that such person is or was a director, officer or employee of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, to the extent and under the circumstances permitted by the General Corporation Law of the State of Michigan.

In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

[TO BE UPDATED BY AMENDMENT]
(a) Exhibits

Exhibit Description
No.

1.1    Specimen of Selling Agreement (V2565 06/14), incorporated herein by reference to Jackson National Separate Account - I’s Post-Effective Amendment No. 13, filed on September 11, 2014 (File Nos. 333-183048 and 811-08664).

1.2    Amended and Restated General Distributor Agreement dated June 1, 2006, incorporated herein by reference to Jackson National Separate Account - I's Registration Statement filed on August 10, 2006 (File Nos. 333-136472 and 811-08664).

3.1    Articles of Incorporation of Registrant, incorporated herein by reference to the Jackson National Separate Account - I's Post-Effective Amendment No. 3 filed on April 30, 1996 (File Nos. 033-82080 and 811-08664).

3.2(a)    By-laws of Registrant, incorporated herein by reference to the Jackson National Separate Account - I's Post-Effective Amendment No. 3 filed on April 30, 1996 (File Nos. 033-82080 and 811-08664).

3.2(b)    Amended By-laws of Jackson National Life Insurance Company, incorporated herein by reference to the Registration Statement, filed on December 31, 2012 (File Nos. 333-185768 and 811-04405).

4.1*        Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA295).

4.2*        Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA297).

4.3        Form of Unisex Contract Endorsement (7779), incorporated herein by reference to the Pre-Effective Amendment No. 1 to the Form S-1 Registration Statement, filed on May 3, 2021 (File No. 333-249750).

4.4*        Form of Cap with Buffer Crediting Method Endorsement (7790-CB).

4.5*        Form of Cap with Floor Crediting Method Endorsement (7790-CF).

4.6*    Form of Performance Trigger with Buffer Crediting Method Endorsement (7790-PTB).

4.7*    Form of Performance Trigger with Floor Crediting Method Endorsement (7790-PTF).

4.8*    Form of Performance Boost with Buffer Crediting Method Endorsement (7790-PB).

4.9*    Form of Supplemental Contract Data Pages (7790-S).

4.10*    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Application (R290).

5.1    Opinion re legality, to be filed by amendment.

10.1†    Offer Letter Agreement, by and between Axel André and Jackson National Life Insurance Company, dated as of December 12, 2019, incorporated herein by reference to Jackson Financial Inc.'s Form 10, filed on March 22, 2021 (File No. 001-40274).

10.2†    Offer Letter Agreement, by and between Chad Myers and Jackson National Life Insurance Company, dated as of January 8, 2020, incorporated herein by reference to Jackson Financial Inc.'s Form 10, filed on March 22, 2021 (File No. 001-40274).

10.3†    Executive Contract of Employment, by and between Michael Falcon, Jackson National Life Insurance Company and Prudential PLC, dated as of October 11, 2018, incorporated herein by reference to Jackson Financial Inc.'s Form 10, filed on March 22, 2021 (File No. 001-40274).

10.4†    Offer Letter Agreement, by and between Michael Falcon and Prudential PLC, dated as of October 11, 2018, incorporated herein by reference to Jackson Financial Inc.'s Form 10, filed on March 22, 2021 (File No. 001-40274).

10.5†    Letter Agreement, by and between Michael Falcon and Prudential PLC, dated as of April 5, 2020, incorporated herein by reference to Jackson Financial Inc.'s Form 10, filed on March 22, 2021 (File No. 001-40274).

10.6†    Separation Agreement, by and between Axel André and Jackson National Life Insurance Company, dated as of March 26, 2021, incorporated herein by reference to Jackson Financial Inc.'s Amendment No. 1 to Form 10, filed on April 16, 2021 (File No. 001-40274).

10.7†    Separation Agreement, by and between Michael Falcon and Jackson National Life Insurance Company, dated as of April 5, 2021, incorporated herein by reference to Jackson Financial Inc.'s Amendment No. 1 to Form 10, filed on April 16, 2021 (File No. 001-40274).

10.8†    Separation Agreement, by and between Drew Bowden and Jackson National Life Insurance Company, dated as of April 5, 2021, incorporated herein by reference to exhibit 10.8 to Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, dated April 22, 2022.

10.9†    Separation Agreement, by and between Kenneth L. Stewart and Jackson National Life Insurance Company, dated as of April 1, 2021, incorporated herein by reference to exhibit 10.9 to Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, dated April 22, 2022.

10.10†     Form of Notice and the 2021 Performance Unit Award Agreement between Jackson Financial Inc. and Devkumar D. Ganguly, P. Chad Myers, Laura L. Prieskorn, Scott E. Romine, and Marcia L. Wadsten with a grant date of October 4, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.11†     Form of Notice and the 2021 Restricted Share Unit Award Agreement between Jackson Financial Inc. and Devkumar D. Ganguly, P. Chad Myers, Laura L. Prieskorn, Scott E. Romine, and Marcia L. Wadsten with a grant date of October 4, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.12†     Form of Notice and the 2021 Celebration Award Restricted Share Unit Award Agreement between Jackson Financial Inc. and Devkumar D. Ganguly, P. Chad Myers, Laura L. Prieskorn, Scott E. Romine, and Marcia L. Wadsten with a grant date of October 4, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.13†     Form of Notice and the 2021 Founder’s Award Restricted Share Unit Award Agreement between Jackson Financial Inc. and Laura L. Prieskorn and Marcia L. Wadsten, with a grant date of October 4, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.14†     Form of Equity Award Exchange Notice and the PRUDENTIAL PLC Restricted Stock Plan 2015 U.S. Award Certificate (Project Scott) (converted to restricted share units) between Jackson Financial Inc. and Devkumar D. Ganguly, P. Chad Myers, Laura L Prieskorn, and Marcia L. Wadsten, with a grant date of October 4, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.15†     Form of Equity Award Exchange Notice and the 2019 PRUDENTIAL PLC LONG TERM INCENTIVE PLAN AWARD CERTIFICATE (converted to performance share units) between Jackson Financial Inc. and Devkumar D. Ganguly, P. Chad Myers, Laura L. Prieskorn, and Scott E. Romine with a grant date of October 4, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.16†     Form of Equity Award Exchange Notice and the 2020 PRUDENTIAL PLC LONG TERM INCENTIVE PLAN AWARD CERTIFICATE (converted to performance share units) between Jackson Financial Inc. and Devkumar D. Ganguly, P. Chad Myers, Laura L. Prieskorn, and Scott E. Romine with a grant date of October 4, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.17†     Equity Award Exchange Notice and the 2019 PRUDENTIAL PLC LONG TERM INCENTIVE PLAN AWARD CERTIFICATE (converted to performance share units) between Jackson Financial Inc. and Marcia L. Wadsten, dated November 16, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.18†     Equity Award Exchange Notice and the 2020 PRUDENTIAL PLC LONG TERM INCENTIVE PLAN AWARD CERTIFICATE (converted to performance share units) between Jackson Financial Inc. and Marcia L. Wadsten, dated November 16, 2021, incorporated herein by reference to Jackson Financial Inc.’s 10-K Annual Report for the year ending December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.19†     Offer Letter Agreement to Laura L. Prieskorn, dated February 10, 2021, incorporated herein by reference to exhibit 10.19 to Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, dated April 22, 2022.

10.20†     Offer Letter, by and between Scott E. Romine and Jackson Financial Inc., dated as of December 13, 2021, incorporated herein by reference to exhibit 10.20 to Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, dated April 22, 2022.

10.21†     Offer Letter Agreement to Marcia L. Wadsten, dated February 10, 2021, incorporated herein by reference to exhibit 10.21 to Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, dated April 22, 2022.

21.1    Subsidiaries of the Registrant, incorporated herein by reference to exhibit 21.1 to Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, dated April 22, 2022.

23.1    Consent of Independent Registered Public Accounting Firm, to be filed by amendment.

24.1    Power of Attorney, incorporated herein by reference to the Pre-Effective Amendment No. 3 to the Form S-1 Registration Statement, filed on September 28, 2021 (File No. 333-249750).

107*    Calculation of Filing Fee Tables.

*Filed herewith.
†Identifies each management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules

Schedule I.    Summary of Investments — Other than Investments in Related Parties, included in Part I.

Schedule III.    Supplemental Insurance Information, included in Part I.

Schedule IV.    Reinsurance, included in Part I.

Schedule V.    Valuation and Qualifying Accounts, included in Part I.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

As required by the Securities Act of 1933, the Registrant certifies that it meets the requirements for filing on Form S-1 and has caused this Initial Registration Statement to be signed on its behalf, in the City of Lansing, and State of Michigan on this 1st day of November, 2022.

JACKSON NATIONAL LIFE INSURANCE COMPANY
(Registrant)

By: /s/ Scott J. Golde
Scott J. Golde
Senior Vice President,
Deputy General Counsel

As required by the Securities Act of 1933, this Initial Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

*/s/ Laura L. Prieskorn	November 1, 2022
Laura L. Prieskorn, Chief Executive Officer, President and Director

*/s/ Marcia Wadsten	November 1, 2022
Marcia Wadsten, Executive Vice President, Chief Financial Officer, and Director

*/s/ Bradley O. Harris	November 1, 2022
Bradley O. Harris, Executive Vice President, Chief Risk Officer and Director

*/s/ Don W. Cummings	November 1, 2022
Don W. Cummings, Senior Vice President and Chief Accounting Officer

* By: /s/ Scott J. Golde
Scott J. Golde as Attorney-in-Fact,
pursuant to Power of Attorney filed herewith.

INDEX TO EXHIBITS

Exhibit No.    Description

4.1*        Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA295).

4.2*        Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA297).

4.4*        Form of Cap with Buffer Crediting Method Endorsement (7790-CB).

4.5*        Form of Cap with Floor Crediting Method Endorsement (7790-CF).

4.6*    Form of Performance Trigger with Buffer Crediting Method Endorsement (7790-PTB).

4.7*    Form of Performance Trigger with Floor Crediting Method Endorsement (7790-PTF).

4.8*    Form of Performance Boost with Buffer Crediting Method Endorsement (7790-PB).

4.9*    Form of Supplemental Contract Data Pages (7790-S).

4.10*    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Application (R290).

107*    Calculation of Filing Fee Tables.